Exhibit 4.2

STOCK PURCHASE AGREEMENT

Dated as of August 19, 2006

Between

ASHLAND INC.

and

OLDCASTLE MATERIALS, INC.

i

SECTION 10.11.	Waiver of Jury Trial	64
SECTION 10.12.	Specific Performance	64

Exhibit A	Form of Transition Services Agreement
Exhibit B	Form of APAC Indemnity Letter
Exhibit C	Form of Assignment and Acceptance

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of August 19, 2006, between ASHLAND INC., a Kentucky corporation (“Seller”), and OLDCASTLE MATERIALS, INC., a Delaware corporation (“Purchaser”) (this “Agreement”).

Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all the issued and outstanding shares of no par value common stock (the “Shares”) of Ashland Paving And Construction, Inc. (“APAC”). APAC and its Subsidiaries are collectively referred to herein as the “Transferred Companies”.

Certain capitalized terms used in this Agreement are defined in Section 10.05(c). Section 10.05(c) also identifies other Sections of this Agreement in which capitalized terms used in this Agreement are defined.

Accordingly, the parties hereby agree as follows:

ARTICLE I

Purchase and Sale of the Shares; Closing

SECTION 1.01. Purchase and Sale of the Shares. On the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of $1,300,000,000 (the “Purchase Price”), payable as set forth below in Section 1.03 and subject to adjustment as provided in Section 1.04. The purchase and sale of the Shares is referred to in this Agreement as the “Acquisition”.

SECTION 1.02. Closing Date. The closing of the Acquisition (the “Closing”) shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m. on the second (2nd) business day following the satisfaction (or, to the extent permitted, the waiver by the party entitled to the benefits thereof) of the conditions set forth in Article VII, provided that (i) if such second (2nd) business day is not a Monday then the Closing shall take place on the next following Monday and (ii) if such next following Monday is not August 28, 2006 or October 2, 2006, then the Closing shall take place on the tenth (10th) business day following satisfaction (or, to the extent permitted, the waiver by the party entitled to the benefits thereof) of all the conditions set forth in Article VII, provided further that if such tenth (10th) business day is not a Monday, the Closing shall take place on the next following Monday. Notwithstanding the foregoing, (a) the Closing shall not in any event take place prior to August 28, 2006 and (b) the Closing may take place at such other place, time and date as shall be agreed between Seller and Purchaser. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03. Transactions to Be Effected at the Closing. At the Closing:

(a) Seller shall deliver to Purchaser (i) certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer tax stamps, if any, affixed, and (ii) such other documents as Purchaser or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

(b) Purchaser shall deliver to Seller (i) payment, by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two (2) business days prior to the Closing Date), in immediately available funds in an amount equal to (A) the Purchase Price, plus or minus (B) an estimate, prepared by Seller and delivered to Purchaser on the date hereof, of any increase or decrease to the Purchase Price under Section 1.04 (the Purchase Price plus or minus such estimate of any increase or decrease under Section 1.04 hereinafter called the “Closing Date Amount”), plus (C) the aggregate amount of the Termination Payments paid or payable to Terminated Employees under Section 6.01(a), and (ii) such other documents as Seller or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

SECTION 1.04. Purchase Price Adjustment. (a) Within ninety (90) days after the Closing Date, Seller shall prepare and deliver to Purchaser a statement (the “Statement”), setting forth the Balance Sheet Amount as of the open of business on the Closing Date (the “Closing Balance Sheet Amount”) and substantially in the form as set forth on Schedule 1.04 of the Seller Disclosure Schedule.

(b) (i) The term “Balance Sheet Amount” means Specified Assets minus Specified Liabilities. The term “Specified Assets” means Accounts Receivable, net; Construction in Progress; Inventories; Other Current Assets; Investment in Equity Affiliates and Other Noncurrent Assets, in each case, of the Transferred Companies, all calculated in accordance with the Specified Requirements, and all as adjusted pursuant to Section 1.04(b)(ii). The term “Specified Liabilities” means Trade and Other Payables; Billings in Excess of Costs and Estimated Earnings; Other Long-term Liabilities, in each case, of the Transferred Companies, all calculated in accordance with the Specified Requirements, and all as adjusted pursuant to Section 1.04(b)(ii).

(ii) Notwithstanding the foregoing, the following items (each, an “Excluded Item”) shall not be taken into account in determining the Balance Sheet Amount: (A) cash and cash equivalents (other than petty cash included in Other Noncurrent Assets), (B) receivables and payables between any Transferred Company, on the one hand, and the Seller or any of its affiliates (other than a Transferred Company), on the other hand (other than Permitted Intercompany Receivables and Payables); (C) the book value of energy derivative instruments; (D) prepaid insurance premiums (other than prepaid surety bond premiums paid to Seller or Seller’s captive insurer for individual construction jobs); (E) employment, compensation and employee benefits-related liabilities retained by Seller and its affiliates with respect to the current portion of pension liability, the Tanner Supplemental Executive

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Retirement Plan and incentive compensation obligations payable by Seller pursuant to Section 6.04(c)(ii); and (F) liability for any remaining purchase price payment under the Wedowee quarry acquisition, all calculated in accordance with the Specified Requirements. For the avoidance of doubt, the Balance Sheet Amount shall not include any amounts related to income Taxes or deferred income Taxes or any amounts related to any long-term disability liabilities, pension liabilities or retiree welfare liabilities, in each case to the extent retained by Seller pursuant to Section 6.04(c)(i).

(iii) If, in connection with the preparation or review of the Statement, Seller or Purchaser, as applicable, shall identify a Processing Error on the accounting books and records of the Transferred Companies as of the open of business on the Closing Date, then both the Balance Sheet Amount as of the open of business on the Closing Date and, if and to the extent the same Processing Error was also reflected in the Target Amount, the Target Amount shall be adjusted to correct such Processing Error. The term “Processing Error” means a processing or mathematical error in the recording of any amount included in the Closing Balance Sheet Amount. For the avoidance of doubt, a Processing Error shall not include any differing views between Seller and Purchaser with respect to judgments, estimations, assumptions or the application of GAAP.

(iv) Except as and to the extent expressly provided in Section 1.04(b)(iii), (A) the Closing Balance Sheet Amount is to be calculated by applying United States generally accepted accounting principles (“GAAP”), or exclusions thereto or deviations therefrom, in the same way, using the same methods, principles, conventions, policies and procedures as the amounts comprising the Target Amount were calculated (the parties acknowledge that the Target Amount is the Balance Sheet Amount as of September 30, 2005, calculated based on the Specified Assets, Specified Liabilities and Excluded Items reflected in the Balance Sheet); (B) for purposes of calculating the Closing Balance Sheet Amount, no changes made in any reserve or other account existing as of the Balance Sheet Date shall be taken into account except for changes as a result of any fact, circumstance or event occurring after the Balance Sheet Date and, in such event, only in a manner consistent with past practices, provided that the parties agree that reserves for incurred but not reported claims (IBNR) shall be calculated using the same methods, principles, conventions, policies and procedures that were applied by Seller in its fiscal year-end closing on September 30, 2005, including actuarial review by Marsh & McLennan Companies Inc; (C) the parties agree that the adjustment contemplated by this Section 1.04 is intended to show the change in those items comprising the Balance Sheet Amount from the Balance Sheet Date to the Closing Date, and such change can only be measured if the calculation is done in the same way, using the same methods, principles, conventions, policies and procedures, for both dates; and (D) following the Closing, to the extent Purchaser takes any actions with respect to the accounting books and records of the Transferred Companies on which the Statement is to be based that are not

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consistent with the Transferred Companies’ past practices, such changes shall not be taken into account in calculating the Closing Balance Sheet Amount. In furtherance of the foregoing, except for any Processing Errors, any items on or omissions from the Balance Sheet that are based upon errors or that are not in accordance with GAAP shall be retained for purposes of calculating the Closing Balance Sheet Amount. The requirements of this Section 1.04(b)(iv) are referred to herein as the “Specified Requirements”.

(c) (i) The Statement shall become final and binding upon the parties on the sixtieth (60th) day following delivery thereof, unless Purchaser gives written notice of its disagreement with the Statement (a “Notice of Disagreement”) to Seller prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on mathematical errors on the Statement or based on the Closing Balance Sheet Amount not being calculated in accordance with this Section 1.04 (including the Specified Requirements). Notwithstanding the foregoing, Purchaser shall not deliver to Seller a Notice of Disagreement, and no adjustment to the Purchase Price contemplated by this Section 1.04 shall be effected, unless such Notice of Disagreement shall specify an adjustment to the Closing Balance Sheet Amount in excess of $3,000,000 and otherwise satisfies the requirements of this Section 1.04.

(ii) If a Notice of Disagreement is received by Seller in a timely manner, then the Statement (as revised in accordance with this sentence) shall become final and binding upon Seller and Purchaser on the earlier of (A) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement and (B) the date any disputed matters specified in the Notice of Disagreement are finally resolved in writing by the Accounting Firm. During the thirty (30)-day period following the delivery of a Notice of Disagreement, Seller and Purchaser shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Disagreement. At the end of such thirty (30)-day period, Seller and Purchaser shall submit to an independent accounting firm (the “Accounting Firm”) for arbitration any and all matters that remain in dispute and were properly included in the Notice of Disagreement. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether there were mathematical errors on the Statement or whether the Closing Balance Sheet Amount was not calculated in accordance with the provisions of this Section 1.04 (including the Specified Requirements), and the Accounting Firm is not to make any other determination, including any determination as to whether GAAP was followed for the Balance Sheet or the Statement (in each case, except to the extent required to establish that the Specified Requirements were not applied uniformly and consistently for the Balance Sheet and the Statement) or whether the Target Amount is correct. Without limiting the generality of the foregoing, the Accounting Firm is not authorized or permitted to make any determination as to the accuracy of Section 3.04 or any other representation or warranty in this Agreement or as to compliance by Seller with any of its covenants in this Agreement (other than in this Section 1.04). Any determinations by the Accounting Firm, and any work

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or analyses performed by the Accounting Firm, in connection with its arbitration of any dispute under this Section 1.04 shall not be admissible in evidence in any suit, action or proceeding between the parties other than to the extent necessary to enforce payment obligations under Section 1.04(e). The Accounting Firm shall be PricewaterhouseCoopers LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The Accounting Firm shall be instructed to render its determination of all matters submitted to it within sixty (60) days following submission. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any arbitration (including the fees and expenses of the Accounting Firm and reasonable attorney fees and expenses of the parties) pursuant to this Section 1.04(c) shall be borne by Purchaser and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm, which proportionate allocations shall also be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matters submitted. The fees and disbursements of Seller’s independent auditors incurred in connection with their review of the Statement and review of any Notice of Disagreement shall be borne by Seller, and the fees and disbursements of Purchaser’s independent auditors incurred in connection with their review of the Statement shall be borne by Purchaser.

(d) Purchaser shall assist, and shall cause the Transferred Companies to assist, Seller in the preparation of the Statement. Purchaser acknowledges that Seller’s independent auditors may participate in the preparation of the Statement. During the period of time from and after the Closing Date through the date on which the Statement becomes final and binding on the parties (the “Finalization Period”), Purchaser shall afford, and shall cause the Transferred Companies to afford, to Seller and any of its independent auditors, counsel or financial advisers retained by Seller in connection with the preparation of the Statement and any adjustment to the Purchase Price contemplated by this Section 1.04 and to the Accounting Firm, reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Transferred Companies relevant to the preparation of the Statement and the adjustment contemplated by this Section 1.04, and, if Purchaser shall deliver a Notice of Disagreement to Seller, to the working papers of Purchaser and Purchaser’s auditors, if any, prepared in connection with the Notice of Disagreement. If, during the Finalization Period, Purchaser takes any action with respect to the data contained in the accounting books and records of the Transferred Companies as of the open of business on the Closing Date on which the Statement is to be based that is not consistent with the Transferred Companies’ past practices, Purchaser shall promptly advise Seller of such action and shall preserve the data as of the open of business on the Closing Date without any change resulting from such action. Following Purchaser’s receipt of the Statement through the date on which the Statement becomes final and binding on the parties, Seller shall afford, and shall cause its affiliates to afford, to Purchaser and any accountants, counsel or financial advisers retained by Purchaser in connection with any adjustment to the Purchase Price contemplated by this Section 1.04 and to the Accounting Firm reasonable access during normal business hours to all the properties, books, contracts, personnel and records of Seller relevant to the adjustment contemplated by this Section 1.04, including to

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the extent reasonably required to establish the methods, principles, conventions, policies and procedures, including GAAP and exceptions thereto and deviations therefrom, that were applied in the preparation of the Balance Sheet, the Target Amount and the Statement.

(e) The Purchase Price shall be increased by the amount by which the Closing Balance Sheet Amount exceeds $193,963,000 (the “Target Amount”), plus or minus, as applicable, the aggregate amount of adjustments, if any, to the Target Amount pursuant to Section 1.04(b)(iii) (the Target Amount, as so adjusted, the “Adjusted Target Amount”), and the Purchase Price shall be decreased by the amount by which the Closing Balance Sheet Amount is less than the Adjusted Target Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the “Adjusted Purchase Price”). If the Closing Date Amount is less than the Adjusted Purchase Price, Purchaser shall, and if the Closing Date Amount is more than the Adjusted Purchase Price, Seller shall, within 10 business days after the Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon at a rate equal to the rate of interest announced publicly by Citibank, N.A., as its prime rate on the last business day preceding the Closing Date, calculated on the basis of the actual number of days elapsed, divided by 365, from the Closing Date to the date of payment.

ARTICLE II

Representations and Warranties

Relating to Seller and the Shares

Except as set forth in the Schedule of the Seller Disclosure Schedule attached hereto (the “Seller Disclosure Schedule”) referenced in the corresponding representation or warranty or as set forth in the last sentence of Section 10.05(b), Seller hereby represents and warrants to Purchaser as follows:

SECTION 2.01. Organization, Standing and Power. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Seller has made available to Purchaser true and complete copies of its certificate of incorporation and by-laws, in each case as amended through the date of this Agreement.

SECTION 2.02. Authority; Execution and Delivery; Enforceability. Seller has full corporate power and authority to execute this Agreement, the Transition Services Agreement and the other agreements and instruments to be executed and delivered in connection with this Agreement (together with the Transition Services Agreement, collectively, the “Ancillary Agreements”) to which it is, or is specified to be, a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Seller has duly executed and delivered this Agreement and, at or prior to the Closing, will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which

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it is, or is specified to be, a party will at and after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 2.03. No Conflicts; Consents. Except as set forth on Schedule 2.03 of the Seller Disclosure Schedule, the execution and delivery by Seller of this Agreement do not, the execution and delivery by Seller of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, result in the creation of any Lien upon any of the properties or assets of Seller or require the consent of any person other than a Governmental Entity under any provision of (i) the certificate of incorporation or by-laws of Seller, each as amended to the date hereof, (ii) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a “Contract”) to which Seller is a party or by which any of its properties or assets is bound or (iii) any judgment, injunction, writ, order, binding arbitration determination or decree (“Judgment”) or statute, law, ordinance, rule or regulation (“Applicable Law”) applicable to Seller or its properties or assets, other than, in the case of clause (ii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements and otherwise consummate the transactions contemplated hereby and thereby. No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency, governmental arbitral body or commission or other governmental authority or instrumentality, domestic or foreign, (a “Governmental Entity”) is required to be obtained or made by or with respect to Seller in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (A) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (B) compliance with and such filings and notifications as may be required under applicable state property transfer laws or other Environmental Laws, (C) those that may be required solely by reason of Purchaser’s (as opposed to any other third party’s) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (D) such Consents, registrations, declarations and filings the absence of which, or the failure to make or obtain which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements and otherwise consummate the transactions contemplated hereby and thereby.

SECTION 2.04. The Shares. (a) Seller has good and valid title to the Shares, free and clear of all Liens. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Purchaser at the Closing of certificates representing the Shares, duly endorsed by Seller for transfer to Purchaser, and upon Seller’s receipt of the Closing Date Amount, good and valid title to the Shares will pass to Purchaser, free and clear of any Liens, other than those arising from acts of Purchaser or its affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other Contract, including

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any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

(b) The authorized capital stock of APAC consists of 1,000 authorized shares of Common Stock, no par value, of which 10 shares, constituting the Shares, are issued and outstanding. Except for the Shares, there are no shares of capital stock or other equity securities of APAC issued, reserved for issuance or outstanding.

(c) The Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right (a “Share Right”) under any provision of the Delaware General Corporation Law, the certificate of incorporation or bylaws of APAC or any Contract to which APAC is a party or otherwise bound.

(d) There are not any bonds, debentures, notes or other indebtedness of APAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Shares may vote (“Voting Company Debt”). Except as set forth on Schedule 2.04 of the Seller Disclosure Schedule, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which APAC or Seller is a party or by which it is bound (i) obligating APAC or Seller to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, APAC or any Voting Company Debt, (ii) obligating APAC or Seller to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Shares. As of the date of this Agreement, there are not any outstanding contractual obligations of APAC to repurchase, redeem or otherwise acquire any Shares.

ARTICLE III

Representations and Warranties

Relating to the Transferred Companies

Except as set forth in the Schedule of the Seller Disclosure Schedule referenced in the corresponding representation or warranty or as set forth in the last sentence of Section 10.05(b), Seller hereby represents and warrants to Purchaser as follows:

SECTION 3.01. Organization and Standing; Books and Records.

(a) Each of the Transferred Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, which jurisdiction is set forth in Schedule 3.01 of the Seller Disclosure Schedule. Each of the Transferred Companies is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership,

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leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Seller has delivered to Purchaser true and complete copies of the certificate of incorporation and by-laws, each as amended to the date hereof, of each of the Transferred Companies. The stock certificate and transfer books and the minute books of each of the Transferred Companies (which have been made available for inspection by Purchaser prior to the date hereof) are true and complete in all material respects as of the date hereof.

SECTION 3.02. Capital Stock of the Subsidiaries. (a) Schedule 3.02 of the Seller Disclosure Schedule sets forth for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record and beneficial owners of its outstanding capital stock. Except as set forth in Schedule 3.02 of the Seller Disclosure Schedule, there are no shares of capital stock or other equity securities of any Subsidiary issued, reserved for issuance or outstanding. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to or issued in violation of any Share Right under any provision of any Applicable Law, certificate of incorporation or by-laws (or other equivalent organizational document) of the Subsidiaries or any Contract to which any Subsidiary is a party or otherwise bound, except for such violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are not any bonds, debentures, notes or other indebtedness of the Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the outstanding shares of any Subsidiary may vote (“Subsidiary Voting Company Debt”). Except as set forth in Schedule 3.02 of the Seller Disclosure Schedule, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which any Transferred Company is a party or by which any of them is bound (i) obligating any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, or pledge or otherwise encumber any share of capital stock or other ownership interest in, any Transferred Company or any Subsidiary Voting Company Debt, (ii) obligating any Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of any shares of capital stock of any Subsidiary. As of the date of this Agreement, there are not any outstanding contractual obligations of any Transferred Company to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary.

(b) Except for its interests in the Subsidiaries and except for the ownership interests set forth in Schedule 3.02 of the Seller Disclosure Schedule, none of the Transferred Companies, as of the date of this Agreement, owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest.

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SECTION 3.03. No Conflicts; Consents. Except as set forth on Schedule 3.03 of the Seller Disclosure Schedule, the execution and delivery by Seller of this Agreement does not, the execution and delivery by Seller of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof will not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, result in the creation of any Lien upon any of the properties or assets of the Transferred Companies or require the consent of any person other than a Governmental Entity under any provision of (i) the certificate of incorporation or by-laws of any of the Transferred Companies, (ii) any Contract to which any of the Transferred Companies, Seller or its subsidiaries is a party or by which any of the respective properties or assets of any of the Transferred Companies is bound or, in the case of Seller or any of its subsidiaries, that affect the operations of any of the Transferred Companies or (iii) any Judgment or Applicable Law applicable to any of the Transferred Companies or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to any of the Transferred Companies in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (A) compliance with and filings under the HSR Act, (B) compliance with and such filings and notifications as may be required under applicable state property transfer laws or other Environmental Laws, (C) those that may be required solely by reason of Purchaser’s (as opposed to any other third party’s) participation in the Acquisition and the other transactions contemplated hereby and by the Ancillary Agreements and (D) such Consents, registrations, declarations and filings the absence of which, or the failure to make or obtain which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.04. Financial Statements. (a) Schedule 3.04(a) of the Seller Disclosure Schedule sets forth (i) the audited consolidated balance sheet of APAC and its Subsidiaries (including Limpus Quarries, Inc. “Limpus”) as of September 30, 2004 and September 30, 2005 (the “Balance Sheet Date”, and the balance sheet dated as of such date, the “Balance Sheet”) and the audited statements of consolidated income, statements of consolidated cash flows and statements of consolidated shareholders’ equity (deficit) of APAC and its Subsidiaries (including Limpus) for the periods as of and ended September 30, 2003, September 30, 2004 and September 30, 2005, in each case together with all notes and schedules thereto and the independent auditors’ report of Ernst & Young LLP thereon and (ii) the unaudited balance sheet, statements of consolidated income, statements of consolidated cash flows and statements of consolidated shareholders’ equity (deficit) of APAC and its Subsidiaries (including Limpus) on a consolidated basis for the nine-month period as of and ended June 30, 2006, together with all notes and schedules thereto (the financial statements referred to in clauses (i) and (ii), the “Financial Statements”). The Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on that basis fairly present (subject, in the case of the unaudited statements, to normal, recurring year-end audit adjustments) the consolidated financial condition, results of operations and cash flows

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of APAC and its Subsidiaries (including Limpus) as of the respective dates thereof and for the respective periods indicated.

(b) No Transferred Company has any indebtedness or liability (whether accrued, fixed or contingent) of a nature required by GAAP to be reflected on a consolidated balance sheet or in the notes thereto, that has had or could reasonably be expected to have, individually or in the aggregate with other liabilities or indebtedness that are not Disclosed Liabilities, a Company Material Adverse Effect, except (i) as disclosed, reflected or reserved against in the Financial Statements, (ii) for liabilities incurred in the ordinary course of business of the Transferred Companies subsequent to June 30, 2006, (iii) indebtedness or liabilities that are set forth on Schedule 3.04(b) of the Seller Disclosure Schedule and (iv) for Taxes (the indebtedness and liabilities set forth in clauses (i) through (iv), the “Disclosed Liabilities”). This representation shall not be deemed breached as a result of a change in Applicable Law or GAAP after the Closing Date.

SECTION 3.05. Assets Other than Real Property Interests. (a) A Transferred Company has good and valid title or a valid leasehold interest or license to all the material assets reflected on the Balance Sheet or thereafter acquired, other than those set forth in Schedule 3.05 of the Seller Disclosure Schedule or otherwise disposed of since the Balance Sheet Date in the ordinary course of business, in each case free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, “Liens”), except (i) such Liens as are set forth in Schedule 3.05 of the Seller Disclosure Schedule, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (iii) Liens that secure obligations that are reflected as liabilities on the Balance Sheet or Liens the existence of which is referred to in the notes to the Balance Sheet and (iv) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the business of the Transferred Companies as presently conducted (the Liens described above, together with the Liens referred to in clauses (ii) through (vi) of Section 3.06, are referred to collectively as “Permitted Liens”).

(b) This Section 3.05 does not relate to real property or interests in real property, such items being the subject of Section 3.06, or to Intellectual Property, such items being the subject of Section 3.07.

SECTION 3.06. Real Property. (a) Schedule 3.06(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of all real property and interests in real property owned in fee by any Transferred Company (individually, an “Owned Property”). Schedule 3.06(a) of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of all real property and interests in real property leased by any Transferred Company on terms that provide for a future liability in excess of $250,000 annually (individually, a “Leased Property”). A Transferred Company has good and insurable fee title to all Owned Property and good and valid title to the leasehold estates in all Leased Property (an

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Owned Property or Leased Property being sometimes referred to herein, individually, as an “APAC Property”), in each case free and clear of all Liens, except (i) Liens described in clause (ii), (iii) or (iv) of Section 3.05(a), (ii) such Liens as are set forth in Schedule 3.06(a) of the Seller Disclosure Schedule, (iii) leases, subleases and similar agreements set forth in Schedule 3.06(a) of the Seller Disclosure Schedule, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey of any APAC Property, provided that such survey has been made available to Purchaser prior to the Closing, and (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which a Transferred Company has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions. None of the items set forth in clause (vi) above, individually or in the aggregate, materially impairs or would reasonably be expected materially to impair, the continued use and operation of APAC Property to which they relate in the conduct of the business of the Transferred Companies as presently conducted on such respective APAC Properties.

(b) Schedule 3.06(b) of the Seller Disclosure Schedule sets forth (i) each real property or interest in real property owned in fee by a Transferred Company that was sold, transferred or otherwise disposed of for consideration greater than $1,000,000 during the period from the Balance Sheet Date to the date of this Agreement and (ii) each real property or interest in real property that was leased by a Transferred Company on terms that provided for liability in excess of $250,000 annually as of the Balance Sheet Date and which expired and was not renewed or was otherwise terminated during the period from the Balance Sheet Date to the date of this Agreement, in each case, other than any such disposition or termination in the ordinary course of business.

SECTION 3.07. Intellectual Property. (a) Schedule 3.07 of the Seller Disclosure Schedule sets forth a true and complete list of all material Intellectual Property owned, used, filed by or licensed to any Transferred Company, other than unregistered designs and copyrights that, individually and in the aggregate, are not material to the conduct of the business of the Transferred Companies as presently conducted. The Intellectual Property set forth on Schedule 3.07 of the Seller Disclosure Schedule is referred to in this Agreement as the “APAC Intellectual Property”. Except as set forth in Schedule 3.07 of the Seller Disclosure Schedule, and except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) to the knowledge of Seller, all APAC Intellectual Property has been duly registered in, filed in or issued by the appropriate Governmental Entity where such registration, filing or issuance is necessary or appropriate for the conduct of the business of the Transferred Companies as presently conducted and (ii) during the two (2) years prior to the date of this Agreement, none of Seller or any Transferred Company has received any written communication from any person asserting any ownership interest in any APAC Intellectual Property. Except as specified in Schedule 3.07 of the Seller Disclosure Schedule, one or more of the Transferred Companies owns all right, title and interest in and to the APAC Intellectual Property listed in Schedule 3.07 of the Seller Disclosure Schedule, free and clear of any Lien other than Permitted Liens.

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(b) None of Seller or any Transferred Company has granted any license of any kind relating to any Technology or APAC Intellectual Property or the marketing or distribution thereof, except nonexclusive licenses granted in the ordinary course of business. None of Seller or any Transferred Company is bound by or a party to any option, license or similar Contract relating to the Intellectual Property of any other person for the use of such Intellectual Property in the conduct of the business of the Transferred Companies that is material to the conduct of the business of the Transferred Companies as presently conducted, except as set forth in Schedule 3.07 of the Seller Disclosure Schedule and except for so called “shrink-wrap” license agreements relating to computer software licensed to any Transferred Company in the ordinary course of business. To the knowledge of Seller, the conduct of the business of the Transferred Companies as presently conducted does not violate, conflict with or infringe the Intellectual Property of any other person, except for such violations, conflicts or infringements that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.07 of the Seller Disclosure Schedule, to the knowledge of Seller, no claims are pending as of the date of this Agreement against any Transferred Company by any person with respect to the ownership, validity, enforceability, effectiveness or use in the business of the Transferred Companies of any Intellectual Property, except for such claims that would not reasonably be expected to have a Company Material Adverse Effect.

(c) In this Agreement:

“Intellectual Property” means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, service mark, trade name, business name, brand name, copyright, copyright registration, design, design registration, or any right to any of the foregoing.

“Technology” means all trade secrets, confidential information, inventions, know-how, formulae, processes, procedures, research records, records of inventions, test information, market surveys and marketing know-how of the Transferred Companies.

SECTION 3.08. Contracts. (a) Except as set forth in Schedule 3.08 of the Seller Disclosure Schedule, as of the date of this Agreement, no Transferred Company is a party to or bound by any:

(i) written employment or consulting agreement or contract (including with any Ashland/APAC Employee not employed by any Transferred Company, whether or not a Transferred Company is a party to such contract or is bound by it) that provides for annual cash compensation in excess of $100,000;

(ii) collective bargaining agreement or other contract with any labor organization, union or association;

(iii) covenant not to compete or engage in any line of business or similar agreement that materially limits the conduct of the business of the Transferred Companies as presently conducted;

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(iv) Contract with respect to any disposition or acquisition of capital stock, business or assets of any person that contains any right of first refusal or any similar rights or involves consideration in excess of $500,000;

(v) lease, sublease or similar Contract with any person (other than a Transferred Company) under which a Transferred Company is a lessor or sublessor of, or makes available for use to any person (other than a Transferred Company), (A) any APAC Property or (B) any portion of any premises otherwise occupied by the Transferred Companies, in any such case which provides for a future liability or receivable, as the case may be, in excess of $250,000 annually;

(vi) lease, sublease or similar Contract with any person (other than a Transferred Company) under which (A) a Transferred Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (B) a Transferred Company is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by a Transferred Company, in any such case which provides for a future liability or receivable, as the case may be, in excess of $250,000 annually;

(vii) Contract under which a Transferred Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person (other than a Transferred Company) or any other note, bond, debenture or other evidence of indebtedness of a Transferred Company (other than in favor of the relevant Transferred Company), in each case other than (A) indebtedness owed to Seller or any subsidiary of Seller (other than a Transferred Company) to be discharged on or prior to the Closing, (B) trade payables arising in the ordinary course of business, (C) surety bonds on which a Transferred Company is principal provided to a third party in the ordinary course of business and (D) and obligations to assure payment to subcontractors and material suppliers undertaken in the ordinary course of business, in any such case which, individually, is in excess of $1,000,000;

(viii) Contract (including any so-called take-or-pay or keepwell agreements, but excluding any GIA provided to a third party in the ordinary course of business with respect to which a Transferred Company is a principal and which GIA is listed on Schedule 5.13(b)-1 of the Seller Disclosure Schedule) under which (A) any person, other than a Transferred Company, has directly or indirectly guaranteed indebtedness, liabilities or obligations of a Transferred Company or (B) a Transferred Company has, directly or indirectly, guaranteed indebtedness, liabilities or obligations of any person, other than a Transferred Company (in each case other than endorsements for the purpose of collection in the ordinary course of business, surety bonds on which a Transferred Company is principal provided to a third

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party in the ordinary course of business, and obligations to assure payment to subcontractors and material suppliers undertaken in the ordinary course of business), in any such case which, individually, is in excess of $500,000;

(ix) Contract under which a Transferred Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than a Transferred Company and other than extensions of trade credit in the ordinary course of business), in any such case which, individually, is in excess of $500,000;

(x) Contract for the provision of goods and services by any Transferred Company or from third parties to any Transferred Company (other than Contracts for the provision of goods and services by or to any subcontractor or supplier with respect to a construction project whereby a Transferred Company is the principal contractor for such project) in each case involving consideration in excess of $3,000,000 or containing a right of first refusal or similar right;

(xi) Contract for the purchase or sale of any asset of a Transferred Company or for the purchase of any asset from any third party by a Transferred Company (other than purchases and sales in the ordinary course of business) or the grant of any rights to purchase or sell any such asset or requiring the consent of any party to the transfer thereof, other than any such Contract entered into in the ordinary course of business and not in violation of this Agreement;

(xii) hedging instrument, currency exchange, interest rate exchange, commodity exchange or similar Contract;

(xiii) Contract for any joint venture, partnership or similar arrangement; or

(xiv) other Contract that creates an obligation on the part of any Transferred Company in excess of $3,000,000 that cannot be cancelled without penalty or further payment and without more than 90 days notice (other than Contracts of the type covered in clauses (i) to (xiii) of this Section 3.08 and other than Contracts excluded from clauses (i) to (xiii) of this Section 3.08 based on a dollar or other materiality threshold, an ordinary course of business exception, a cancellation or termination provision or other exclusion, including other than Contracts for the provision of goods and services by or to any subcontractor or supplier with respect to a construction project whereby a Transferred Company is the principal contractor for such project).

(b) Except as set forth in Schedule 3.08 of the Seller Disclosure Schedule, all Contracts listed or required to be listed in Schedule 3.08 of the Seller Disclosure Schedule (the “APAC Contracts”) are valid, binding and in full force and effect and are enforceable by the applicable Transferred Company in accordance with their terms, except for such failures to be

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valid, binding, in full force and effect or enforceable that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.08 of the Seller Disclosure Schedule, the applicable Transferred Company has performed all material obligations required to be performed by it to date under APAC Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Seller, no other party to any APAC Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, except for such noncompliance, breaches and defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) For the purposes of this Section 3.08, a Transferred Company shall be deemed a party to each of the Contracts listed on Schedule 5.16(a)-1 of the Seller Disclosure Schedule.

SECTION 3.09. Permits. The Transferred Companies possess or have applied for all licenses, permits, certifications, consents, authorizations and approvals from any Governmental Entity (“Permits”) to own or hold under lease and operate their respective assets and to conduct the business of the Transferred Companies as currently conducted, other than such Permits the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except a set forth in Schedule 3.09 of the Seller Disclosure Schedule, Seller does not have knowledge of any fact, error or omission relevant to any Permit that would permit the revocation or withdrawal, the threatened revocation or withdrawal or result in the failure to obtain the renewal or re-issuance thereof, other than where such revocation, withdrawal or failure to obtain renewal or re-issuance has not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.09 does not relate to Environmental Permits or matters relating to asbestos, which are the subject of Section 3.15.

SECTION 3.10. Taxes. (a) For purposes of this Agreement:

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Post-Closing Tax Period” shall mean any taxable period that begins after the Closing Date and the portion of any Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” shall mean any taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on and including the Closing Date.

“Straddle Period” shall mean any taxable period that includes (but does not end on) the Closing Date.

“Tax” or “Taxes” shall mean all Federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

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“Taxing Authority” shall mean any domestic, foreign, Federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

“Tax Return” or “Tax Returns” shall mean all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

(b) Except as set forth in Schedule 3.10 of the Seller Disclosure Schedule, (i) each Transferred Company, and any affiliated group, within the meaning of Section 1504 of the Code, of which any Transferred Company is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all material Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws, (ii) all material Taxes with respect to taxable periods covered by such Tax Returns, and all other material Taxes for which any Transferred Company is or might otherwise be liable, have been timely paid in full or will be timely paid in full or is being contested in a timely fashion in appropriate proceedings, and (iii) no material Liens for Taxes with respect to any of the assets or properties of any Transferred Company exist other than Liens for Taxes that are not yet due and payable or that may thereafter be paid without penalty.

(c) Except as set forth on Schedule 3.10 of the Seller Disclosure Schedule, no material Tax Return of any Transferred Company or any affiliated group of which any Transferred Company is now a member is under audit or examination by any Taxing Authority.

(d) Except as set forth in Schedule 3.10 of the Seller Disclosure Schedule, each material deficiency resulting from any completed audit or examination relating to Taxes by any Taxing Authority has been timely paid or is being contested in a timely fashion in appropriate proceedings.

(e) Except as set forth in Schedule 3.10 of the Seller Disclosure Schedule, no Transferred Company is party to or bound by any income Tax allocation, indemnity, sharing or similar agreement.

(f) Except as set forth in Schedule 3.10 of the Seller Disclosure Schedule, there are no outstanding agreements or waivers extending, or having the effect of extending, the statutory period of limitation for the assessment and collection of any Taxes applicable to any material Tax returns required to be filed with respect to any Transferred Company.

(g) Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

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(h) No Transferred Company is or has been a party to a “reportable transaction” to which disclosure is required pursuant to Treasury Regulation Section 1.6011-4 (excluding Section 1.6011-4(b)(6))or to a transaction that is substantially similar to a “listed transaction” as such term is defined in Treasury Regulation Section 1.6011-4(b)(2).

(i) No Transferred Company is a party to any agreement, contract, arrangement or plan that (i) has resulted or would reasonably be expected to result separately or in the aggregate, in connection with this Agreement or any change of control of a Transferred Company, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code, (ii) could obligate any Transferred Company to make any payments that will not be fully deductible under Section 162(m) of the Code or (iii) would reasonably be expected to give rise to an excise Tax under Section 409A of the Code.

(j) There are no material deferred intercompany transactions between any Transferred Company and any other member of its consolidated group and there is no excess loss account (within the meaning of Treasury Regulation Section 1.1502-19 with respect to the stock of a Transferred Company) which will, or may, result in the recognition of income in a Post-Closing Tax Period upon the consummation of the transactions contemplated by this Agreement.

SECTION 3.11. Proceedings. Except as set forth in Schedule 3.11 of the Seller Disclosure Schedule, as of the date of this Agreement, there is no pending or, to the knowledge of Seller, threatened Proceeding against Seller or any Transferred Company that has had or would reasonably be expected to result in a liability for damages in excess of $1,000,000 or involves a claim for material equitable relief. Except as set forth in Schedule 3.11 of the Seller Disclosure Schedule, as of the date of this Agreement, no Transferred Company is a party or subject to or in default under any Judgment, other than for such Judgments that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 3.11 of the Seller Disclosure Schedule, as of the date of this Agreement, there is not any suit, action or proceeding (a “Proceeding”) or claim by any Transferred Company pending, or which any Transferred Company intends to initiate, against any other person, other than claims of $500,000 or less. As of the date of the Agreement, there is no pending or, to the knowledge of Seller, threatened Proceeding or investigation by any Governmental Entity, to restrain or prevent the consummation of the transactions contemplated by this Agreement. This Section 3.11 does not relate to environmental matters or matters relating to asbestos, which are the subject of Section 3.15.

SECTION 3.12. Benefit Plans. (a) Each “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (“Pension Plan”), each “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Seller, any Transferred Company or any other person or entity that, together with Seller, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with Seller, a “Commonly Controlled Entity”) for the benefit of any current or former employee of any Transferred Company (each, an “APAC Employee”) or any current Ashland/APAC Employee, other than any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or any

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plans, arrangements or policies mandated by Applicable Law, is herein referred to as a “Seller Benefit Plan”. Schedule 3.12(a) of the Seller Disclosure Schedule contains a list, as of the date of this Agreement, of each material Seller Benefit Plan. Seller has delivered or made available to Purchaser true, complete and correct copies of (A) each material Seller Benefit Plan, (B) the most recent annual report on Form 5500 (including all schedules and attachments thereto) filed with the Internal Revenue Service with respect to the APAC, Inc. Hourly Savings Plan (the “Assumed Benefit Plan”), (C) the most recent summary plan description (or similar document) for each material Seller Benefit Plan for which a summary plan description is required by Applicable Law, (D) each trust agreement relating to the Assumed Benefit Plan and (E) the most recent determination letter issued by the Internal Revenue Service for the Assumed Benefit Plan.

(b) The Seller Benefit Plans have been administered substantially in accordance with their terms and in substantial compliance with the applicable provisions of ERISA, the Code, all other Applicable Laws and the terms of all applicable collective bargaining agreements, except where the failure to be so administered would not reasonably be expected to have a Company Material Adverse Effect. There are no investigations by any Governmental Entity, termination proceedings or other claims (except routine claims for benefits payable under the Seller Benefit Plans) or Proceedings against or involving the Seller Benefit Plans or asserting any rights to or claims for benefits under the Seller Benefit Plans that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

(c) The Assumed Benefit Plan is not subject to Title IV of ERISA or Section 412 of the Code. Except as set forth in Schedule 3.12(c) of the Seller Disclosure Schedule, on or following the consummation of the transactions contemplated by this Agreement, no Transferred Company would reasonably be expected to incur any liability under Title IV of ERISA as a result of being treated as a single employer with Seller for purposes of Section 414(b), (c), (m) or (o) of the Code.

(d) Except with respect to the individuals set forth on Schedule 3.12(d) of the Seller Disclosure Schedule (the “Primary Company Executives”), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of the Transferred Companies who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Seller Benefit Plan or otherwise would not be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code.)

SECTION 3.13. Absence of Changes or Events. (a) Except as set forth in Schedule 3.13(a) of the Seller Disclosure Schedule, since the Balance Sheet Date, there has not been a material adverse effect (i) on the assets, business, financial condition or results of operations of the Transferred Companies, taken as a whole, (ii) on the ability of Seller to perform its obligations under this Agreement and the Ancillary Agreements or (iii) on the ability of Seller to consummate the Acquisition and the other transactions contemplated hereby; provided that, for all purposes of this Agreement, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, such a material adverse effect (other than, in the case of clauses (A) and (B) below, any such change or disruption having a materially disproportionate

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effect on the business of the Transferred Companies, individually or in the aggregate, relative to other participants in the industry in which the Transferred Companies operate): (A) any change or disruption relating to United States or foreign economies in general, (B) any change or disruption in each of the Transferred Companies’ industries in general and not specifically relating to any of the Transferred Companies, (C) any change or disruption to any of the Transferred Companies’ businesses as a result of the execution of this Agreement and the consummation of the transactions contemplate hereby or the announcement of or other publicity regarding the possible sale of the Transferred Companies’ businesses, and (D) any change or disruption to any of the Transferred Companies’ businesses as a result of the ongoing litigation between the Sierra Club and the U.S. Army Corps of Engineers regarding the issuance of permits for the mining of construction aggregates in the Lake Belt area of Miami-Dade County, Florida.

(b) Except as set forth in Schedule 3.13(b) of the Seller Disclosure Schedule, since the Balance Sheet Date, the business of the Transferred Companies has been conducted in the ordinary course and in substantially the same manner as previously conducted. Except as set forth in Schedule 3.13 of the Seller Disclosure Schedule, no Transferred Company has:

(i) from June 30, 2006 to the date of this Agreement, increased or established any material reserve for liabilities (other than Specified Liabilities) on its books, other than in the course of ordinary business;

(ii) from June 30, 2006 to the date of this Agreement, made, authorized or committed to any capital expenditure for additions to plant and equipment accounts of any Transferred Company in excess of $1,000,000 each, except as may have been necessary for ordinary repair, maintenance and replacement; or

(iii) from the Balance Sheet Date to the date of this Agreement, declared, set aside or paid any dividend or other distribution to its stockholders, whether or not upon or in respect of its capital stock, or redeemed or purchased any shares of its capital stock, or agreed to take any such action, other than dividends and distributions of cash made by a Transferred Company to another Transferred Company or to Seller in the ordinary course of business.

SECTION 3.14. Compliance with Applicable Laws. Except as set forth in Schedule 3.14 of the Seller Disclosure Schedule, the Transferred Companies (i) to the knowledge of Seller, have been in compliance with Federal or state antitrust or anti-competition laws and regulations during the two year period prior to the date hereof, and (ii) are in compliance with all Applicable Laws, in each case except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. This Section 3.14 does not relate to matters with respect to Taxes, which are the subject of Section 3.10; employee benefits, which are the subject of Section 3.12; environmental matters or matters relating to asbestos, which are the subject of Section 3.15; or employee and labor matters, which are the subject of Section 3.16.

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SECTION 3.15. Compliance with Applicable Environmental Laws. Except as set forth in Schedule 3.15 of the Seller Disclosure Schedule and except for matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Transferred Companies are in compliance with all applicable Environmental Laws, including any requirements under the National Emissions Standards for Hazardous Air Pollutants applicable to asbestos and asbestos-containing materials contained in any building, structure or equipment at any facility currently owned or operated by any of the Transferred Companies, (ii) the Transferred Companies hold, and are in compliance with, all Permits required under applicable Environmental Laws (“Environmental Permits”) for the Transferred Companies to conduct their respective businesses as currently conducted, (iii) no Transferred Company has any outstanding obligation under any binding agreement (other than any lease, sublease, license, indenture, credit agreement or contract for the provision of goods or services) or is subject to any Judgment, in each case, primarily or exclusively relating to an actual or alleged violation of any applicable Environmental Law or the investigation or cleanup of Hazardous Materials, (iv) there are no claims pending or, to the knowledge of the Seller, threatened against any Transferred Company relating to matters arising under or pursuant to applicable Environmental Laws or to human exposure to Hazardous Materials (except that this clause (iv) does not relate to any claims alleging exposure to asbestos or asbestos-containing materials which arise under, or are covered or barred by, workers’ compensation and workers’ compensation, disability or other insurance providing medical care and/or compensation to injured workers); (v) no Hazardous Materials (except that, for the purposes of this clause (v), “Hazardous Materials” shall not include asbestos or asbestos-containing materials) have been Released by any of the Transferred Companies or their respective predecessors in interest at, on, about or under (A) any property now or formerly owned, operated or leased by any of the Transferred Companies or their respective predecessors in interest, or (B) to the knowledge of Seller, any property to which any of the Transferred Companies or their respective predecessors in interest sent waste for disposal; (vi) there are no underground storage tanks at any property currently owned or operated by any of the Transferred Companies which any of the Transferred Companies is required to upgrade, retrofit or remove under applicable Environmental Laws; (vii) none of the Transferred Companies nor any of their respective predecessors in interest has ever manufactured, produced, sold, conveyed or otherwise put into the stream of commerce any product, merchandise, manufactured good, part, component or other item comprised of or containing asbestos; and (viii) Seller has delivered or made available to Purchaser all of the material environmental studies and reports (including, without limitation, Phase I and Phase II investigation reports) prepared during the last five (5) years and listed on Schedule 3.15 and, to the knowledge of Seller, there are no other material studies or reports relating to the condition of any property currently owned, leased or operated by any of the Transferred Companies which are not listed on such Schedule 3.15. Except as specifically provided in Sections 2.03 or 3.03, the representations and warranties in this Section 3.15 shall be the exclusive representations and warranties with respect to environmental matters and/or matters relating to asbestos.

The term “Environmental Laws” means all Applicable Laws relating to pollution or protection of the environment, preservation or reclamation of land or natural resources, or the generation, use, management, storage, treatment, recycling, distribution, transportation, disposal, remediation or Release of Hazardous Materials.

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The term “Hazardous Materials” means (i) any radioactive materials or wastes, petroleum (including crude oil or any fraction thereof) or petroleum by-products, urea formaldehyde foam insulation, polychlorinated biphenyls, and asbestos or asbestos-containing materials and (ii) any other wastes, materials, chemicals or substances regulated pursuant to any Environmental Laws.

The term “Release” has the meaning ascribed to that term in 42 U.S.C. 9601(22).

SECTION 3.16. Employee and Labor Matters. Except as set forth in Schedule 3.16 of the Seller Disclosure Schedule, (i) there is no unfair labor practice, charge or complaint or other proceeding pending or, to the knowledge of Seller, threatened against any Transferred Company before the National Labor Relations Board or any similar sovereign state or local agency and (ii) there is no labor strike, slowdown, work stoppage or lockout pending, or, to the knowledge of Seller, threatened, against or affecting any Transferred Company, nor has there been any such activity within the 12 months prior to the date of this Agreement, except, in the case of clauses (i) and (ii), for any such action, conduct, practice or proceeding that has not had and would not reasonably be expected to have a Company Material Adverse Effect. Seller and the Transferred Companies are in compliance with all laws respecting employment of labor, except to the extent that any noncompliance would not reasonably be expected to have a Company Material Adverse Effect

SECTION 3.17. Transactions with Affiliates. (a) Except as set forth in Schedule 3.17(a) of the Seller Disclosure Schedule and except for any Permitted Intercompany Receivables and Payables, none of the Contracts between any Transferred Company, on the one hand, and Seller, any of its affiliates (other than any Transferred Company), any officer or director thereof or of any Transferred Company or any relative of any of the foregoing individuals (any such person, a “Related Party”), on the other hand, will continue in effect subsequent to the Closing and no Transferred Company shall have any liability with respect to any such Contracts.

(b) Except for (i) assets or rights used in connection with services provided to the Transferred Companies by Seller and its subsidiaries (other than any Transferred Company), including environmental, health and safety, purchasing and logistics, legal, planning and analysis, tax, real estate, risk and insurance, government relations, information technology, payroll, human resources and benefit plan administration, accounting, treasury, cash management, credit and accounts receivable, communications, security, office and building services, internal audit, air transportation, derivatives management and other corporate services; and (ii) the Contracts and other assets or rights set forth on Schedule 3.17(b), Seller and its subsidiaries (other than the Transferred Companies) do not own or hold any assets or rights that are necessary for the Transferred Companies to carry on their respective businesses as currently conducted.

SECTION 3.18. Finance Leases. No Transferred Company is a party to any finance lease other than (i) office or other real estate leases, (ii) mineral leases or (iii) any job-specific equipment or plant lease (A) with a remaining lease or rental commitment of less than one (1) year or (B) where the total period of usage commitment (past and remaining) is less than fifty percent (50%) of the overall useful life of such equipment based on the standard depreciable lives used by the Transferred Companies in accordance with their accounting policies in effect on the date of this Agreement.

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ARTICLE IV

Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

SECTION 4.01. Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and the Ancillary Agreements or on the ability of Purchaser to consummate the Acquisition and the other transactions contemplated hereby (a “Purchaser Material Adverse Effect”). Purchaser has made available to Seller true and complete copies of the certificate of incorporation and by-laws of Purchaser, in each case as amended through the date of this Agreement.

SECTION 4.02. Authority; Execution and Delivery; Enforceability. Purchaser has full power and authority to execute this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party, to perform its obligations hereunder and thereunder and to consummate the Acquisition and the other transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Ancillary Agreements to which it is, or is specified to be, a party, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. Purchaser has duly executed and delivered this Agreement and, at or prior to the Closing, will have duly executed and delivered each Ancillary Agreement to which it is, or is specified to be, a party, and this Agreement constitutes, and each Ancillary Agreement to which it is, or is specified to be, a party will after the Closing constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 4.03. No Conflicts; Consents. The execution and delivery by Purchaser of this Agreement do not, the execution and delivery by Purchaser of each Ancillary Agreement to which it is, or is specified to be, a party will not, and the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Purchaser with the terms hereof and thereof will not conflict with, result in any violation of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its subsidiaries or require the consent of any person other than a Governmental Entity under any provision of (i) the certificate of incorporation or by-laws of Purchaser or any of its subsidiaries, (ii) any Contract to which Purchaser or any of its subsidiaries is a party or by which any of their respective

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properties or assets is bound or (iii) any Judgment or Applicable Law applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. No Consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Purchaser or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the Acquisition or the other transactions contemplated hereby and thereby, other than (A) compliance with and filings under the HSR Act, (B) compliance with and filings under Section 13(a) of the Securities Exchange Act of 1934, (C) compliance with and such filings and notifications as may be required under applicable state property transfer laws or other Environmental Laws, (D) those that may be required solely by reason of the participation of Seller and APAC (as opposed to any other third party) in the Acquisition and other transactions contemplated hereby and by the Ancillary Agreements and (E) such Consents, registrations, declarations and filings the absence of which, or the failure to make or obtain which, individually or in the aggregate, would not reasonably be expected to have Purchaser Material Adverse Effect.

SECTION 4.04. Litigation. As of the date of this Agreement, there are no (i) outstanding Judgments against or affecting Purchaser or any of its subsidiaries, (ii) Proceedings pending or, to the knowledge of Purchaser, threatened against or affecting Purchaser or any of its subsidiaries or (iii) investigations by any Governmental Entity that are, to the knowledge of Purchaser, pending or threatened against or affecting Purchaser or any of its subsidiaries that, in any case, individually or in the aggregate, have had or would reasonably be expected to have a Purchaser Material Adverse Effect.

SECTION 4.05. Securities Act. The Shares purchased by Purchaser pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Purchaser shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended.

SECTION 4.06. Availability of Funds. Purchaser has cash on hand or has existing borrowing facilities that are sufficient to enable it to consummate the Acquisition.

ARTICLE V

Covenants

SECTION 5.01. Covenants Relating to Conduct of Business. (a) Except for matters set forth in Schedule 5.01 or otherwise expressly permitted or required by the terms of this Agreement (including actions contemplated to be taken in connection with Sections 5.14 and 5.15), from the date of this Agreement to the Closing, Seller shall cause the businesses of the Transferred Companies to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted (including, without limitation, with respect to the payment of claims described in Section 6.04(c)(i)(D)) and, to the extent consistent therewith, use commercially reasonable efforts to keep intact their respective businesses, keep available the

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services of their current employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others with whom they deal such that their respective businesses shall be unimpaired at the Closing. Seller shall not, and shall not permit any Transferred Company to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the purchase and sale of the Shares set forth in Article VII not being satisfied. In addition (and without limiting the generality of the foregoing), except as set forth in Schedule 5.01 of the Seller Disclosure Schedule or otherwise expressly permitted or required by the terms of this Agreement (including actions contemplated to be taken in connection with Sections 5.14 and 5.15), Seller shall not permit any Transferred Company to do any of the following without the prior written consent of Purchaser:

(i) amend its certificate of incorporation or by-laws;

(ii) declare, set aside or pay any dividend or make any other distribution to its stockholders, whether or not upon or in respect of any shares of its capital stock; provided, however, that (A) Purchaser acknowledges that Seller will withdraw any cash balances of the Transferred Companies, (B) dividends and distributions may continue to be made by the Subsidiaries to APAC or to other Subsidiaries and (C) dividends and distributions of cash may continue to be made by APAC to Seller in the ordinary course of business or as provided in clause (A) above;

(iii) reclassify, redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock, or otherwise change its capital structure;

(iv) (A) enter into, adopt, amend in any material respect or terminate any Seller Benefit Plan in respect of any APAC Employees, (B) increase in any manner the compensation or benefits of, or pay or otherwise grant any benefit not required by any Seller Benefit Plan or any existing agreement to, any APAC Employee or (C) enter into any contract to do any of the foregoing, in the case of clauses (A), (B) and (C), except (1) to the extent required by Applicable Law, (2) as may be required under any agreement in effect on the date hereof, (3) as effected in the ordinary course of business, (4) as would relate to a substantial number of other similarly situated employees of Seller or its affiliates or (5) for any actions described in each of clauses (A), (B) and (C) for which Seller or its affiliates (other than the Transferred Companies) shall be solely obligated;

(v) incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business and consistent with past practice; provided, however, that in no event shall any Transferred Company incur or assume any long-term indebtedness for borrowed money, except in connection with (A) intercompany transactions among the Transferred Companies and (B) intercompany transactions among any

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Transferred Company, on the one hand, and Seller and any of its subsidiaries (other than the Transferred Companies), on the other hand, in each case in the ordinary course of business and in the case of transactions described in clause (B) above that will either be discharged in full as set forth in Section 5.14 or constitute Permitted Intercompany Receivables and Payables;

(vi) permit, allow or suffer any of its assets to become subjected to any Lien of any nature whatsoever that would have been required to be set forth in Schedule 3.06 or 3.07 of the Seller Disclosure Schedule if existing on the date of this Agreement;

(vii) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value other than in the ordinary course of business consistent with past practice;

(viii) pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its affiliates, except for (A) transactions among the Transferred Companies, (B) dividends and distributions permitted under clause (ii) above and (C) intercompany transactions in the ordinary course of business;

(ix) extend credit in excess of $500,000 to any customer who was not a customer before the date of this Agreement or depart in any material respect from the normal and customary trade, discount and credit policies of the Company;

(x) make any material change in any method of accounting or accounting practice or policy other than those required by GAAP;

(xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets (other than inventory) that are material to the Transferred Companies, taken as a whole;

(xii) commit to make any capital expenditure that, individually, is in excess of $500,000;

(xiii) settle any Proceeding that would be required to be disclosed on Schedule 3.11 or Schedule 3.15 of the Seller Disclosure Schedule;

(xiv) sell, lease, license or otherwise dispose of any of its assets, except in the ordinary course of business and consistent with past practice;

(xv) enter into any lease of real property other than in the ordinary course of business and consistent with past practice; or

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(xvi) authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions.

(b) From the date of this Agreement to the Closing, Seller shall promptly advise Purchaser in writing of the occurrence of any matter or event that results in a breach of any representation, warranty or covenant that would reasonably be expected to result in a failure of a condition set forth in Article VII.

SECTION 5.02. Access to Information. From the date of this Agreement to the Closing, Seller shall, and shall cause the Transferred Companies to, afford to Purchaser and its accountants, counsel and other representatives reasonable access, upon reasonable notice during normal business hours to the personnel, properties, books, contracts, commitments, Tax Returns and records of the Transferred Companies, and shall furnish promptly to Purchaser copies of such documents and any other information concerning any Transferred Company as Purchaser may reasonably request; provided, however, that such access does not unreasonably disrupt the normal operations of the Transferred Companies. Except to the extent provided by the express written consent of Seller, such access excludes any right or permission to disturb surface or subsurface conditions at any APAC Property or to perform any environmental assessment, investigation, sampling or testing of the soil, subsurface strata, groundwater or surface water at, on or under any APAC Property (including, for example, the preparation of any Phase II environmental assessments).

SECTION 5.03. Confidentiality. (a) Purchaser acknowledges that the information being provided to it in connection with the Acquisition and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Purchaser and Seller dated March 22, 2006 (the “Confidentiality Agreement”), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate as to confidentiality with respect to information relating solely to the Transferred Companies; provided, however, that Purchaser acknowledges that any and all other terms and conditions of the Confidentiality Agreement (including relating to the confidentiality of information relating to Seller and its affiliates (other than the Transferred Companies) and any standstill provision) shall survive the Closing Date in accordance with the terms of the Confidentiality Agreement.

(b) Seller shall keep confidential, and cause its affiliates and instruct its and their officers, directors, employees and advisors to keep confidential, all information relating to the Transferred Companies, except as required by Applicable Law or administrative process and except for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.03(b). The covenant set forth in this Section 5.03(b) shall terminate three (3) years after the Closing Date.

SECTION 5.04. Reasonable Best Efforts. (a) On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing.

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(b) Each of Seller and Purchaser has filed with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form required for the transactions contemplated hereby and shall as promptly as practicable file any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form shall be in substantial compliance with the requirements of the HSR Act. Each of Seller and Purchaser shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. Seller and Purchaser shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request and shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act. Any such supplemental information shall be in substantial compliance with the requirements of the HSR Act.

SECTION 5.05. Expenses; Transfer Taxes. (a) Whether or not the Closing takes place, and except as specifically set forth in this Agreement or in any Ancillary Agreement to the contrary, or as otherwise agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense, including all costs and expenses incurred in connection with any filings or obtaining Consents in connection with the transactions contemplated by this Agreement.

(b) All transfer, documentary, sales, use, stamp, registration and applicable real estate transfer and stock transfer Taxes incurred in connection with the Agreement shall be paid by Purchaser. Each party shall use reasonable efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

SECTION 5.06. Brokers or Finders. Each of Purchaser and Seller represent, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except, as to Seller, Credit Suisse Securities (USA) LLC, whose fees and expenses will be paid by Seller.

SECTION 5.07. Tax Matters. (a) Return Filings. Seller shall timely prepare and file all Tax Returns with the appropriate Taxing Authorities relating to the Transferred Companies for taxable periods ending on or prior to the Closing Date, subject to Section 9.01, and shall pay all Taxes due with respect to such Tax Returns. To the extent permitted by law, all such Tax Returns shall be prepared in a manner consistent with past practice of Seller and the Transferred Companies. Purchaser shall timely prepare and file, or cause to be prepared and filed, with the appropriate Tax Authorities all Tax Returns for Straddle Periods and for taxable periods beginning after the Closing Date required to be filed by the Transferred Companies and, subject to Section 9.01, shall cause the Transferred Companies to pay all Taxes due with respect to such Tax Returns. Seller will furnish to Purchaser all information and records reasonably requested by Purchaser for use in preparation of any Straddle Period Tax Returns. Purchaser shall present each Straddle Period Tax Return to Seller for review at least forty (40) days before

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the date on which such Straddle Period Tax Return is required to be filed. In the event that Seller reasonably objects to such Straddle Period Tax Return or to the allocation of the amount of Taxes for which Seller is responsible under Section 9.01, then Seller shall raise its reasonable objection in writing together with the basis for such objection no later than fifteen (15) days after the delivery of such Straddle Period Tax Return. To the extent that Seller has so objected, Seller and Purchaser shall attempt in good faith to resolve the dispute and, if they are unable to do so, the disputed items shall be resolved within a reasonable time, taking into account the deadline for filing such Straddle Period Tax Return, by a mutually acceptable certified public accounting firm. Upon resolution of such disputed items, Purchaser shall file the relevant Straddle Period Tax Return on that basis. The costs, fees, and expenses of such certified public accounting firms shall be borne equally by Seller and Purchaser. In the event that the parties are unable to resolve a dispute with respect to a Straddle Period Tax Return prior to the due date of such Straddle Period Tax Return, Purchaser shall in all events be permitted to file such Straddle Period Tax Return as required by law.

(b) Cooperation. Seller and Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Seller and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Transferred Companies to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Purchaser shall, and shall cause each Transferred Company to, (i) properly retain and maintain such records until the applicable statute of limitations expires (giving effect to any extension thereof), and (ii) allow Seller and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller’s expense.

(c) Refunds and Credits. Any refund or credit of Taxes described in Section 9.01(a)(i) or (ii) shall belong to and shall promptly be paid to Seller. Any refund or credit of Taxes of any Transferred Company for any taxable period beginning after the Closing Date shall belong to and shall promptly be paid to Purchaser. Any refund or credit of Taxes of any Transferred Company for any Straddle Period shall be equitably apportioned between Seller and Purchaser based on the principles described in 9.01(c). Purchaser shall, if Seller so requests and at Seller’s expense, cause any Transferred Company to file for and obtain any refunds or credits to which Seller is entitled under this Section 5.07(c). Purchaser shall permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, shall authorize by appropriate powers of attorney such persons as Seller shall designate to represent any Transferred Company with respect to such refund claim, provided that such claim is solely related to a Pre-Closing Period. Purchaser shall control the prosecution of any refund claim relating to a Straddle Period. Each party shall, or shall cause its affiliates to, forward to any other party entitled under this Section 5.07(c) to any refund or credit of Taxes any such refund within ten (10) days after such refund is received or reimburse such other party for any such credit within ten (10) days after the credit is allowed or applied against other Tax liability.

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(d) Tax Sharing Agreements. Seller shall cause to be terminated on or before the Closing Date the provisions of any Tax sharing agreement between (i) Seller or any of its affiliates (other than the Transferred Companies) and (ii) any Transferred Company. After the Closing Date, no party shall have any rights or obligations under any such Tax sharing agreement.

(e) Closing Date. On the Closing Date, Purchaser shall cause each Transferred Company to conduct its business in the ordinary course in substantially the same manner as presently conducted and shall not permit any Transferred Company to effect any extraordinary transactions (other than any such transactions expressly required by Applicable Law or by this Agreement) that could result in Tax liability or reduce any Tax attribute of any Transferred Company or any Subsidiary in excess of Tax liability associated with the conduct of its business in the ordinary course.

(f) Percentage of Completion Method. From the date of this Agreement to the Closing, Seller shall use the percentage of completion method (as described in Section 460(b) of the Code) in determining the taxable income of the Transferred Companies with respect to long-term contracts (as defined in Treasury Regulation § 1.460-1(b)(1), a “Long-Term Contract”) in a manner consistent with past practice. From and after the Closing, Purchaser and the Transferred Companies shall not revise or adjust any amount used to calculate the taxable income of the Transferred Companies with respect to any Long-Term Contract to the extent that such revision or adjustment results in any increase in the taxable income or Tax liability of any Transferred Company or of Seller and any of its affiliates for any Pre-Closing Tax Period, unless required to do so by any Applicable Law.

(g) Estimates of Reserves. From and after the Closing, Purchaser and the Transferred Companies shall not revise or adjust any estimate of reserves for the purpose of computing any deduction for depletion (as described in Section 611 (a) of the Code) to the extent that such revision or adjustment results in an increase in the taxable income or Tax liability of any Transferred Company or of Seller and any of its affiliates for any Pre-Closing Tax Period, unless required to do so by any Applicable Law.

SECTION 5.08. Post-Closing Cooperation. (a) Seller and Purchaser shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 180 days after the Closing to ensure the orderly transition of the Transferred Companies from Seller to Purchaser and to minimize any disruption to the Transferred Companies and the other respective businesses of Seller and Purchaser that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Seller and Purchaser shall furnish or cause to be furnished to each other and their respective employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Transferred Companies (to the extent within the control of such party) as is reasonably necessary for financial reporting and accounting matters.

(b) Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.08. Neither party shall be required by this Section 5.08 to take any action that would unreasonably interfere with

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the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Purchaser, those of the Transferred Companies) or violate any Applicable Law.

(c) From and after the Closing, except as prohibited by any Applicable Laws relating to the safeguarding of data privacy, Purchaser shall, or shall cause its affiliates to, promptly in response to any request by Seller, provide Seller with all data and records requested by Seller relating to the employment of the Transferred Employees by Purchaser and its affiliates following the Closing in order to assist Seller and its affiliates in administering any Seller Benefit Plans (other than the Assumed Benefit Plan) that cover any Transferred Employees following the Closing.

SECTION 5.09. Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that each of Seller and Purchaser may make internal announcements to their respective employees after reasonable prior notice to and consultation with the other.

SECTION 5.10. Agreement Not To Compete; No Hire or Solicitation of Transferred Employees. (a) Seller understands that Purchaser shall be entitled to protect and preserve the going concern value of the business of the Transferred Companies to the extent permitted by law and that Purchaser would not have entered into this Agreement absent the provisions of this Section 5.10 and, therefore, for a period of three (3) years from the Closing (the “Restricted Period”), Seller shall not, and shall cause each of its affiliates (each of Seller and its affiliates, a “Restricted Entity”) not to, directly or indirectly, engage in activities or businesses or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing, or control of, any person that engages or conducts any businesses or activities (i) related to asphalt and concrete construction work or (ii) related to road and highway paving and repair, excavation and grading, or the production of asphaltic and ready-mix concrete, crushed stone or other aggregate, all as currently conducted by the Transferred Companies (“Competitive Activities”), provided that Competitive Activities shall not include the manufacturing, marketing, distribution or sale of chemical products (including composites, specialty polymers adhesives and other chemical products and road construction materials that include any such chemical products), other than, in all cases, aggregates, asphaltic and ready-mix concrete as currently produced and sold by any Transferred Company.

(b) Section 5.10(a) shall be deemed not breached as a result of the ownership by the Restricted Entities, in the aggregate, of:

(i) no more than 5% of any class of equity security of a person that is engaged, directly or indirectly, in Competitive Activities, the securities of which are publicly traded on an internationally recognized securities exchange; or

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(ii) less than 10% in value of any instrument of indebtedness, of a person engaged, directly or indirectly, in Competitive Activities, provided that such instrument is not convertible into more than 5% of any class of equity security of a person engaged, directly or indirectly, in Competitive Activities, the securities of which are publicly traded on an internationally recognized securities exchange;

provided that in each case of clauses (i) and (ii), Restricted Entities, collectively, do not control the management or affairs of such person or do not have a right to designate a majority or such higher amount constituting a controlling number of the members of the board of directors (or similar governing body) of such person.

(c) For a period of twelve (12) months following the Closing, Seller shall not, and shall cause each of its affiliates not to, directly or indirectly hire any Transferred Employee, or solicit or induce such individuals to leave the employ of Purchaser or any of the Transferred Companies; provided, however, that the foregoing shall not apply to (i) any general solicitation of employment not targeted at Purchaser or the Transferred Companies or any such individual and any subsequent hiring of any such individual pursuant to such general solicitation, and (ii) any officer, director, or other individual if such officer, director or individual is discharged from employment with Purchaser, a Transferred Company or any of their respective affiliates at or after the Closing.

(d) If, at any time of enforcement of any of the provisions of this Section 5.10, a court of competent jurisdiction holds that the restrictions stated in this Section 5.10 are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area of this Section 5.10 shall be limited to those that are reasonable under the circumstances.

SECTION 5.11. Resignations. On the Closing Date, Seller shall cause to be delivered to Purchaser duly signed resignations, effective immediately after the Closing, of all directors of each Transferred Company as Purchaser shall designate prior to the Closing.

SECTION 5.12. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including, in the case of Seller, executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

SECTION 5.13. Replacement of Credit Support. (a) Purchaser (i) shall use its commercially reasonable efforts to arrange, as soon as practicable after the Closing, at its sole cost and expense, for replacement arrangements for all guarantees, indemnities, letters of credit or similar assurances or credit support provided by Seller or any of its affiliates for the benefit of any Transferred Company, including replacement guarantees and letters of credit, in each case in existence as of the Closing Date and set forth on Schedule 5.13(a) of the Seller Disclosure Schedule and such other guarantees, indemnities, letters of credit or similar assurances or credit

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support provided by Seller or any of its affiliates for the benefit of any Transferred Company of which Seller informs Purchaser after the Closing or of which Purchaser is or becomes aware, in each case to the extent that Seller or any of its affiliates other than any Transferred Company continues to have any obligations thereunder (“Guarantees”), and (ii) shall use its commercially reasonable efforts to obtain, as soon as practicable after the Closing, releases indicating that Seller and its affiliates have no liability with respect to such Guarantees, in each case reasonably satisfactory to Seller.

(b) Purchaser shall use its commercially reasonable efforts, and shall cause the Transferred Companies to use their respective commercially reasonable efforts, to, as soon as practicable after the Closing, (i) replace (whether or not through novation, assumption, provision of a substitute instrument or otherwise) each general indemnity agreement, surety bond or similar instrument (each, a “GIA”) provided by Seller to any surety company on behalf of the Transferred Companies and set forth on Schedule 5.13(b)-1 of the Seller Disclosure Schedule, to the extent such GIA is in effect on or after the Closing Date, with a GIA from Purchaser or a Transferred Company to such surety companies and obtain the release of Seller from the GIA to which it is a party set forth on Schedule 5.13(b)-2 to the extent such GIA is in effect on or after the Closing Date, (ii) replace all Owner & Contractors Protective or Railroad Protective Insurance Policies issued on behalf of Seller for the benefit of the Transferred Companies and set forth on Schedule 5.13(b)-3 of the Seller Disclosure Schedule (“OCP Policies”) to the extent such OCP Policies are in effect on or after the Closing Date and (iii) replace all certificates of insurance provided by Seller on behalf of any Transferred Company (“Certificates”).

(c) To the extent that any Guarantee, GIA, OCP Policy or Certificate that Purchaser is required to replace pursuant to Section 5.13(a) or (b) is not replaced or Seller and its affiliates are not released from liability with respect thereto within 90 days after the Closing Date, Purchaser shall and hereby does indemnify Seller for any and all payments required to be made by Seller or any of its affiliates on or after the Closing Date under such Guarantee, GIA, OCP Policy or policy set forth on such Certificate; provided, however, that Purchaser shall continue to use its commercially reasonable efforts after such 90-day period to replace such arrangements and obtain such releases as set forth in Section 5.13(a) and (b), in each case to the extent commercially reasonable after such 90 day-period.

(d) Seller shall provide reasonable cooperation to Purchaser in connection with transactions contemplated pursuant to Sections 5.13(a) and (b); provided, however, that Seller shall not be obligated to expend money, commence, defend or participate in any litigation, incur any obligation in favor of, or offer or grant any accommodation (financial or otherwise) to, any third party, and all costs and expenses related to seeking and obtaining such replacement Guarantees, GIAs, OCP Policies, Certificates and releases shall be for Purchaser’s account.

SECTION 5.14. Intercompany Advances, Debt and Receivables; Existing Financing. (a) On or prior to the Closing Date, all advances, indebtedness and receivables between any Transferred Company, on the one hand, and Seller and any of its affiliates (other than another Transferred Company), on the other (except for Permitted Intercompany Receivables and Payables), shall be satisfied and discharged in full or settled without payment of cash.

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(b) On or prior to the Closing Date, (i) all guarantees or similar assurances, credit support or obligations of any Transferred Company provided in respect of any indebtedness of Seller and any of its affiliates (other than any Transferred Company) shall be terminated and released and the Transferred Companies shall have no further liability with respect thereto, (ii) the participation of the Transferred Companies in any and all group financing arrangements and facilities, including any commodity hedging arrangements, of Seller and any affiliates (other than any Transferred Company) shall be terminated and (iii) all other agreements and arrangements (other than the Transition Services Agreement and the Permitted Intercompany Receivables and Payables) between any Transferred Company, on the one hand, and Seller and its affiliates (other than any Transferred Company), on the other hand, shall be terminated.

SECTION 5.15. Transition Services. After the Closing Date, and for the period of time specified in the Transition Services Agreement between Seller and Purchaser, substantially in the form as set forth in Exhibit A to this Agreement (the “Transition Services Agreement”), Seller shall provide the Transferred Companies with the services set forth in the Transition Services Agreement (the “Transition Services”). The Transition Services will be provided by Seller to the Transferred Companies at the fees and on the other terms and conditions set forth in the Transition Services Agreement.

SECTION 5.16. Certain Contracts. (a) Immediately prior to the Closing, Seller and its affiliates (other than the Transferred Companies) shall (i) transfer and assign to APAC the Contracts set forth on Schedule 5.16(a)-1 of the Seller Disclosure Schedule (the “Assigned Agreements”) and (ii) use commercially reasonable efforts cause APAC to enter into agreements (the “Replacement Agreements”) with providers party to the agreements set forth on Schedule 5.16(a)-2 of the Seller Disclosure Schedule (“Split Agreements”) on substantially similar terms and conditions as the Split Agreements.

(b) Purchaser acknowledges that certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to the Contracts listed on the Schedules hereto and that such consents and waivers have not been obtained. Prior to the Closing, Seller and Purchaser shall cooperate to obtain all consents and waivers that may be required in connection with such Contracts including in connection with the assignment of the Assigned Agreements to APAC or entering into Replacement Agreements; provided, however, that such efforts shall not include any requirement of Seller or any of its affiliates to expend money, commence, defend or participate in any litigation, incur any obligation in favor of, or offer or grant any accommodation (financial or otherwise) to, any third party, and all costs and expenses related to seeking and obtaining such consents and waivers or entering into such Replacement Agreements shall be for Purchaser’s account. Without limiting the provisions set forth in the second sentence of this Section 5.16(b), (i) Purchaser agrees that Seller shall not have any liability whatsoever to Purchaser arising out of or relating to the failure to obtain any such consents or waivers, or because of the failure to enter into a Replacement Agreement or because of the termination of any Contract, Assigned Agreement or Split Agreement as a result of such failure and (ii) Purchaser further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (A) the failure to obtain any such consent or waiver or enter into such Replacement Agreement, (B) any such termination or (C) any lawsuit, action, Proceeding or investigation commenced or threatened by or on behalf of any

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person arising out of or relating to the failure to obtain any such consent, enter into such Replacement Agreement or any such termination.

(c) Without limiting the provisions set forth in the second sentence of Section 5.16(b), if any such consent or waiver is not obtained, or a Replacement Agreement is not entered into, prior to the Closing, Seller, on the one hand, and Purchaser, on the other hand, each shall cooperate (at their own expense) in any lawful and commercially reasonable arrangement reasonably proposed by Purchaser under which Purchaser shall receive (without infringing upon the legal rights of such third party or outside party or violating any Applicable Law) the economic claims, rights and benefits (net of the amount of any related Tax costs imposed on Seller and its affiliates) under the asset, claim or right with respect to which the consent has not been obtained or Replacement Agreement has not been entered into in accordance with this Agreement, provided that Purchaser shall assume any related economic burden (including the amount of any related Tax costs imposed on Seller and its affiliates) with respect to the asset, claim or right with respect to which both of the following conditions apply: (i) the consent has not been obtained or Replacement Agreement has not been entered into (including any related liability) and (ii) such economic benefits have been received by Purchaser.

SECTION 5.17. Books and Records. (a) After the Closing, Purchaser shall use commercially reasonable efforts to preserve and keep all books and records relating to the Transferred Companies with respect to any period prior to the Closing (“Purchaser Pre-Closing Books and Records”) for such periods as may be required by Applicable Law. If, after the Closing, Purchaser decides to destroy or to cease to maintain any Purchaser Pre-Closing Books and Records, Purchaser shall provide Seller with prior notice and an opportunity to review such Purchaser Pre-Closing Books and Records and shall have them transferred to Seller’s possession upon Seller’s request, and, if at such time Seller shall then be subject to any third party or other claim, including an indemnity claim under Article IX, Purchaser shall preserve all related Purchaser Pre-Closing Books and Records and provide access thereto for such reasonable period of time as Seller may request and deliver copies of the same to Seller. Purchaser’s obligations under this Section 5.17(a) shall survive any sale or other transfer of any of the assets or stock of any Transferred Company (as a whole or in part) to any other person, and any other transaction that involves the transfer of such books or records to another person.

(b) After the Closing, Seller shall use commercially reasonable efforts to preserve and keep all books and records relating to the Transferred Companies with respect to any period prior to the Closing (“Seller Pre-Closing Books and Records”) for such periods as may be required by Applicable Law. If, after the Closing, Seller decides to destroy or to cease to maintain any Seller Pre-Closing Books and Records, Seller shall provide Purchaser with prior notice and an opportunity to review such Seller Pre-Closing Books and Records and shall have them transferred to Purchaser’s possession upon Purchaser’s request, and, if at such time Purchaser shall then be subject to any third party or other claim, including an indemnity claim under Article IX, Seller shall preserve all related Seller Pre-Closing Books and Records and provide access thereto for such reasonable period of time as Purchaser may request and deliver copies of the same to Purchaser.

SECTION 5.18. No Use of the Ashland Name. Prior to the Closing, Seller shall change the names of the Transferred Companies set forth on Schedule 5.18 of the Seller

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Disclosure Schedule to discontinue any references to the Ashland Name and replace such references with “APAC”. Purchaser shall promptly, and in any event within one hundred eighty days (180) days after the Closing, (a) revise product literature, signage, letterheads, labeling and any other material to delete, strike over, sticker over or otherwise cover all references to the Ashland Name and (b) refrain from making any type of reference to the operation of the Transferred Companies as linked to the Ashland Name. After such one hundred eighty (180) day period, Purchaser shall in no event use the Ashland Name in any manner or for any purpose whatsoever. “Ashland Name” means (i) “Ashland” and any variations thereof and (ii) any logos or trademarks of Seller or its affiliates not specifically included in Schedule 3.07 of the Seller Disclosure Schedule and of which Purchaser is or becomes aware. Notwithstanding the foregoing, Purchaser shall not be required to amend, modify or restate any Contract in order to remove the Ashland Name from such Contract.

SECTION 5.19. Insurance. (a) From and after the Closing, the Transferred Companies shall have all rights of a named insured with respect to any and all insurance policies applicable to the Transferred Companies and their respective assets and properties (the “Applicable Insurance Policies”) with respect to an occurrence, accident, incident or claim that occurred prior to the Closing Date; provided, however, that with respect to an occurrence, accident, incident or claim that occurred prior to the Closing Date involving the Transferred Companies, the Transferred Companies (i) shall not be entitled to make any claims or collect any proceeds under the following policies or self-insurance programs (such policies and programs collectively, the “Excluded Policies”): (A) any policies issued by Seller’s insurance subsidiaries (except to the extent such policies that were or are reinsured to third party reinsurers and payment is actually made by such third party reinsurers), (B) any self insurance programs of Seller or its affiliates (except for excess reinsurance coverage) or (C) any other insurance policies or programs (including “fronting” or matching deductible insurance policies) whereby and to the extent that payments made pursuant to such policies or programs are indemnified by Seller or its affiliates (including Seller’s insurance subsidiaries) and (ii) agree to indemnify Seller with respect to any third party claims against the insurer under the Excluded Policies for which and to the extent Seller or its affiliates have indemnified such insurer.

(b) Purchaser shall reimburse Seller for any claim payments and the related third party loss handling charges and other related administrative expenses payable to third parties; taxes, surcharges and assessments; and letter of credit fees allocable to the Transferred Companies with respect to claims against the insurer by the Transferred Companies after the Closing arising from an occurrence, accident, incident or claim that occurred prior to the Closing Date, in each case to the extent the payment with respect thereof is made by Seller on or after the Closing Date. Such reimbursement shall be made within fifteen (15) business days after receipt of an invoice from Seller setting forth reasonable details of the requested reimbursement.

(c) Seller agrees to cooperate with Purchaser and the Transferred Companies in making claims under the Applicable Insurance Policies with respect to an occurrence, accident, incident or claim that occurred prior to the Closing Date, and shall remit promptly any recoveries with respect thereto, to the extent received by Seller or any of its affiliates, to Purchaser.

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(d) From and after the Closing, Seller shall provide to Purchaser and its agents, upon request by Purchaser, reasonable access to copies of the Applicable Insurance Policies and other documents and information with respect to any claims made or that may potentially be made by or on behalf of the Transferred Companies or by third parties pursuant to any Applicable Insurance Policies (including any claims referred to in Section 5.19(a) above). Purchaser, at its own expense, shall be entitled to make copies of such policies, documents and information, provided that Purchaser shall not provide such documents to any third party without the prior written consent of Seller.

(e) Notwithstanding the foregoing, nothing in this Section 5.19 shall obligate Seller or any of its affiliates to maintain any insurance policy or self insurance programs for an occurrence, accident or incident that occurred on or subsequent to the Closing Date.

ARTICLE VI

Employee Matters

SECTION 6.01. Non-Transferred Employees. (a) Prior to the date of this Agreement, Purchaser and Seller have agreed in writing to a list of current APAC Employees and current Ashland/APAC Employees , in each case who Purchaser does not wish to be employed by the Transferred Companies as of the Closing (such listed APAC Employees and Ashland/APAC Employees, collectively, the “Non-Transferred Employees”). Prior to the Closing, each Non-Transferred Employee shall be either (i) terminated by the Transferred Companies or by Seller, as the case may be (each, a “Terminated Employee”) or (ii) in the case of an APAC Employee who is a Non-Transferred Employee and who is not terminated prior to the Closing, transferred to employment with Seller, or in the case of an Ashland/APAC Employee who is a Non-Transferred Employee and who is not terminated prior to the Closing, retained by Seller (each, a “Retained Employee”). Purchaser shall reimburse Seller for all cash retention payments or cash severance payments (including all payroll taxes related to such payments) made under, or in accordance with, the terms of the APAC Divestiture Stay Bonus Letters, the APAC Divestiture Severance Program and the APAC Divestiture Severance Program for Executive Level Employees (such programs, together, the “APAC Divestiture Programs”, and such cash payments, collectively, the “Termination Payments”) to (i) each Terminated Employee and (ii) to each Retained Employee whose employment is terminated on or prior to the six-month anniversary of the Closing.

(b) At least two (2) business days prior to the Closing Date, Seller shall provide Purchaser with a schedule listing each Non-Transferred Employee who is a Terminated Employee and the amount of the Termination Payments paid or payable to each such Terminated Employee, and Purchaser shall reimburse Seller for all such amounts at the Closing by wire transfer to a bank account designated in writing by Seller (such designation to be made at least two (2) business days prior to the Closing) in immediately available funds. From time to time thereafter, Seller shall provide Purchaser with a schedule listing each Retained Employee whose employment has been terminated since the Closing or, if applicable, the date of the preceding such schedule, and the amount of the Termination Payments paid or payable to each such Retained Employee, and Purchaser shall reimburse Seller for all such amounts not later than five

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(5) business days following the delivery of such schedule by wire transfer to the bank account designated by Seller in such schedule in immediately available funds.

SECTION 6.02. Transferred Employees. (a) Prior to the Closing, Seller shall transfer the employment of each Ashland/APAC Employee who is not a Non-Transferred Employee to APAC. From and after the Closing, Purchaser shall retain the employment of each APAC Employee (including any Ashland/APAC Employee transferred to APAC pursuant to the first sentence of this Section 6.02) employed by the Transferred Companies immediately prior to the Closing (each, a “Transferred Employee”) which continuing employment shall be at a wage rate or salary that is no less favorable than such employee receives immediately prior to the Closing and within fifty (50) miles of each such employee’s work location as in effect immediately prior to the Closing and with benefits as provided in Section 6.03. The terms and conditions of each Transferred Employee’s employment with the Purchaser shall be subject to (i) any existing agreements between any Transferred Company or Seller, on the one hand, and such Transferred Employee, on the other hand, including any APAC Divestiture Stay Bonus Letter to which such Transferred Employee is a party; (ii) any collective bargaining agreements that a Transferred Company is a party to or otherwise bound by covering such Transferred Employee immediately prior to the Closing; and (iii) any Applicable Law. For the avoidance of doubt, APAC Employees (including any Ashland/APAC Employees transferred to APAC pursuant to the first sentence of this Section 6.02) employed immediately prior to the Closing shall include those APAC Employees (including any Ashland/APAC Employee transferred to APAC pursuant to the first sentence of this Section 6.02) who are actually at work on the Closing Date or who are not actively at work on the Closing Date due to vacation, holiday, illness, jury duty, bereavement leave or other leave of absence, including short-term disability leave, military leave and family and medical leave under Applicable Law, and shall not include any Non-Transferred Employee or any APAC Employee or Ashland/APAC Employee who is not actively at work on the Closing Date and whose short term disability period has ended and as a result has become eligible to receive long-term disability benefits prior to the Closing Date. Nothing in this Section 6.02(a) shall restrict Purchaser, the Transferred Companies or their affiliates from terminating the employment of any Transferred Employee with Purchaser at any time after the Closing.

(b) From and after the Closing, Purchaser shall, or shall cause its affiliates to, comply with the terms of all collective bargaining agreements (including all obligations to contribute to pension plans) that cover one or more Transferred Employees (each, a “CBA”) as in effect on the Closing Date and to comply with Applicable Law. Notwithstanding anything to the contrary in this Section 6.02(b), Purchaser further agrees that the provisions of this Article VI shall be subject to any applicable provisions of a CBA in respect of Transferred Employees, to the extent such provisions are inconsistent with or otherwise in conflict with the provisions of any such CBA.

(c) The parties hereto intend that each Transferred Employee shall have continuous and uninterrupted employment immediately prior to and immediately after the Closing, and that, except as otherwise specifically provided for in APAC Divestiture Programs or the APAC Mirror Divestiture Programs, for purposes of any severance or termination benefit plan, program, policy, agreement or arrangement of Seller or any Transferred Company, any change in employer contemplated by this Agreement shall not constitute a severance of employment of any Transferred Employee.

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SECTION 6.03. Benefits. (a) Purchaser shall provide each Transferred Employee with the employee benefits, employment policies and employment programs that are no less favorable than the Purchaser provides its employees who are similarly situated to such Transferred Employee.

(b) (i) Effective as of the Closing, the Transferred Employees shall cease all participation in all Seller Benefit Plans other than the Assumed Benefit Plan (other than as a former employee of Seller and its affiliates to the extent, if any, required by the terms of such Seller Benefit Plan).

(ii) From and after the Closing, Purchaser shall, or shall cause its affiliates to, assume and honor the Assumed Benefit Plan as in effect as of the Closing, regardless of whether the obligations, liabilities and commitments pursuant to the Assumed Benefit Plan arise prior to, on or after the Closing. Purchaser agrees to reasonably cooperate with Seller to transfer the assets and liabilities of the Assumed Benefit Plan to a trust maintained by the Purchaser or its affiliates that is exempt from tax under Section 501(a) of the Code and to effect such transfer in compliance with all Applicable Laws, including, without limitation the applicable provisions of the Sarbanes-Oxley Act of 2002.

(c) With respect to each “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA, maintained by Purchaser or its affiliates for the benefit of the Transferred Employees (a “Purchaser Welfare Plan”), Purchaser shall, and shall cause its third party insurance providers and/or third party administrators and claims administrators to, (A) waive all limitations as to insurability, proof of good health, preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to the each Transferred Employees and his or her dependents under the Purchaser Welfare Plans and (B) provide each Transferred Employee and his or her eligible dependents with credit under Purchaser Welfare Plans for any co-payments, co-insurance and deductibles paid under corresponding Seller Benefit Plans prior to the Closing Date for purposes of satisfying any applicable deductible or out-of-pocket requirements under any Purchaser Welfare Plans in which the APAC Employees and their dependents participate.

(d) Purchaser shall, and shall cause its affiliates to, credit service accrued by each Transferred Employees with, or otherwise recognized for benefit plan purposes by, the Transferred Companies, Seller and its subsidiaries and affiliates as of the Closing Date (“Pre-Closing Date Service”) for all purposes (including for purposes of eligibility to participate, early retirement eligibility and early retirement subsidies, vesting and benefit accrual) under any employee benefit plans and arrangements and employment-related entitlements provided, maintained or contributed to by Purchaser and/or its affiliates, for such Transferred Employee’s Pre-Closing Date Service to the same extent recognized by the Transferred Companies, Seller and its affiliates immediately prior to the Closing, provided, however, that if Purchaser or any of its affiliates offers a defined benefit pension plan to any Transferred Employee, the accrued benefit thereunder for each such Transferred Employee shall be reduced by the benefit such Transferred Employee is entitled to under any defined benefit pension plan of Seller or its affiliates in which such Transferred Employee participated, calculated as of the day immediately

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prior to the Closing Date in the same manner and using the same actuarial assumptions used to determine the lump-sum mandatory cash-out amount under the terms of such plan.

(e) For purposes of determining the number of vacation days to which each Transferred Employee shall be entitled, Purchaser shall assume and honor all vacation days (regular, supplemental or banked) earned but not yet taken by such Transferred Employee as of the Closing Date. To the extent that a Transferred Employee is entitled under any Applicable Law or any policy of Seller or any of its affiliates to be paid for any vacation days (regular, supplemental or banked) earned but not yet taken by such Transferred Employee as of the Closing Date, Purchaser shall assume the liability for such vacation days.

(f) Purchaser shall continue to maintain in full force and effect for such period as is required to give effect to the terms thereof, the APAC Divestiture Mirror Severance Program and the APAC Divestiture Mirror Severance Program for Executive Level Employees (collectively, the “APAC Mirror Divestiture Programs”) on the same terms as in effect as of the date of this Agreement. Purchaser shall be solely responsible and liable for making all payments to be made and benefits to be provided under, or in accordance with, the terms of the APAC Mirror Divestiture Programs. Purchaser shall assume all Seller’s obligations under the APAC Divestiture Stay Bonus Letters. Purchaser shall discharge all obligations under the APAC Mirror Divestiture Programs and the APAC Divestiture Stay Bonus Letters. Except as specifically set forth in Section 6.01 or this Section 6.03(c), Seller shall be solely responsible for any severance benefits incurred with respect to any Ashland/APAC Employee prior to the Closing for reasons unrelated to the transaction contemplated by this Agreement.

SECTION 6.04. Employee-Related Liabilities. (a) (i) Except as otherwise expressly provided in Section 6.04(c), Purchaser and its affiliates shall be liable for all employment and employee benefits-related matters, liabilities, obligations, commitments, claims and losses incurred or arising prior to, on or after the Closing Date, for each Transferred Employee.

(ii) Except as otherwise expressly provided in Sections 6.03(e) and 6.04(b), Seller shall be liable for all employment and employee benefits-related matters, liabilities, obligations, commitments, claims and losses incurred or arising prior to, on or after the Closing Date, for each Non-Transferred Employee.

(b) Purchaser and its affiliates shall be solely liable for all liabilities, obligations, commitments, claims and losses incurred or arising with respect to salary and wages (including payroll taxes) for the payroll period in which the Closing occurs in respect of each Transferred Employee who was an Ashland/APAC Employee.

(c) (i) Seller shall retain all liabilities (A) for benefits continuation in accordance with Section 4980B of the Code with respect to each APAC Employee and Ashland/APAC Employee (and any dependents and beneficiaries of such APAC Employees and Ashland/APAC Employees) whose “qualifying event” occurs prior to the Closing; (B) for long term disability liabilities with respect to each APAC Employee and Ashland/APAC Employee who is not actively at work on the Closing Date and whose short term disability period has ended

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and who has become eligible for long-term disability benefits prior to the Closing Date; (C) under all qualified and nonqualified retirement plans of Seller other than the Assumed Benefit Plan; (D) under the Seller Benefit Plans that are welfare benefit plans (within the meaning of Section 3(1) of ERISA) (I) with respect to claims that have been paid on or prior to the Closing with respect to any Transferred Employees who are APAC Employees (and their eligible dependents and beneficiaries) other than Ashland/APAC Employees, and (II) with respect to claims that are incurred and reported (i.e., “date-stamped”) prior to the Closing with respect to any Ashland/APAC Employees who are Transferred Employees (and their eligible dependents and beneficiaries); (E) for all payments due under the terms of the Seller’s flexible spending account plans, programs and arrangements with respect to claims that are incurred on or prior to December 31, 2006; and (F) for retiree medical, dental or group life insurance benefits with respect to retired former APAC Employees and retired former Ashland/APAC Employees (and, in each case, their eligible dependents and beneficiaries) and current APAC Employees and Ashland/APAC Employees (and, in each case, their eligible dependents and beneficiaries) who would be eligible to retire as of the Closing Date, provided, however, that for purposes of determining the amount of such benefits, age and service shall be credited only through the Closing Date.

(ii) With respect to any annual or long-term incentive plan or arrangement of Seller in which a Transferred Employee participates that relates to any period commencing prior to and ending after the Closing Date, at the times prescribed by such applicable plan or arrangement as in effect as of the Closing Date, Seller shall make payments to such Transferred Employee in accordance with the terms of such applicable plan or arrangement as in effect as of the Closing Date, on a pro-rata basis with such modifications as are required, in Seller’s sole discretion, to take into account the impact of the transactions contemplated by this Agreement on the performance measures (quantitative and qualitative) set forth in such applicable plan or arrangement.

SECTION 6.05. Compliance with Local Law. Purchaser and Seller agree to comply with all Applicable Laws, rules and collective agreements pertaining to the subject matter of this Article VI and applicable to Purchaser and Seller, respectively.

ARTICLE VII

Conditions Precedent

SECTION 7.01. Conditions to Each Party’s Obligation. The obligation of Purchaser to purchase and pay for the Shares and the obligation of Seller to sell the Shares to Purchaser is subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

(a) Governmental Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act to the consummation of the Acquisition, shall have expired or been terminated.

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(b) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

SECTION 7.02. Conditions to Obligation of Purchaser. The obligation of Purchaser to purchase and pay for the Shares is subject to the satisfaction (or waiver by Purchaser) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Seller in this Agreement that are qualified as to “materiality” (including by reference to a specified dollar amount) or “Company Material Adverse Effect” shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to materiality (including by reference to a specified dollar amount) or “Company Material Adverse Effect” shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date); provided, however, that notwithstanding the foregoing, the representations and warranties set forth in Section 3.15(vii) shall be true and correct as of the Closing Date in all respects. Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

(b) Performance of Obligations of Seller. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

(c) Absence of Proceedings. No Governmental Entity shall have brought or threatened to bring any Proceeding (i) challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or the Ancillary Agreements or seeking to obtain from Purchaser or any of its subsidiaries in connection with the Acquisition any damages that are material in relation to Purchaser, APAC and their respective subsidiaries, taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by Purchaser or any of its subsidiaries of any portion of the business or assets of Purchaser, APAC or any of their respective subsidiaries that is material in relation to Purchaser, APAC and their respective subsidiaries, taken as a whole, or to compel Purchaser, APAC or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of Purchaser, APAC or any of their respective subsidiaries that is material in relation to Purchaser, APAC and their respective subsidiaries, taken as a whole, in each case as a result of the Acquisition or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Shares, including the right to vote the Shares on all matters properly presented to the stockholders of APAC or (iv) seeking to prohibit Purchaser or any of its subsidiaries from effectively controlling in any material respect the business or operations of any Transferred Company.

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(d) Tax Certificate. Seller shall deliver to Purchaser a certification of non-foreign status executed by Seller and satisfying the requirements of § 1.1445-2(b)(2)(i) of the United States Treasury Regulations promulgated under the Code.

(e) Transition Services Agreement. Seller shall have executed and delivered to Purchaser the Transition Services Agreement.

(f) Assignment and Assumption Agreement. Purchaser shall have received an Assignment and Assumption Agreement substantially in the form of Exhibit E hereto executed and delivered by Seller and APAC.

SECTION 7.03. Conditions to Obligation of Seller. The obligation of Seller to sell is subject to the satisfaction (or waiver by Seller) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Purchaser, CRH and Oldcastle made in this Agreement and the Guaranty Agreements that are qualified as to “materiality” (including by reference to a dollar amount) or “Purchaser Material Adverse Effect” shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties qualified as to “materiality” (including by reference to a specified dollar amount) or “Purchaser Material Adverse Effect” shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Seller shall have received a certificate signed by an authorized officer of each of Purchaser, CRH and Oldcastle to such effect.

(b) Performance of Obligations of Purchaser, CRH and Oldcastle. Each of Purchaser, CRH and Oldcastle shall have performed or complied in all material respects with all of its obligations and covenants required by this Agreement and the Guaranty Agreements to be performed or complied with by Purchaser, CRH, or Oldcastle, as applicable, by the time of the Closing, and Seller shall have received a certificate signed by an authorized officer of each of Purchaser, CRH and Oldcastle to such effect.

(c) Absence of Proceedings. No Governmental Entity shall have brought or threatened to bring any Proceeding challenging or seeking to restrain or prohibit the Acquisition or any other transaction contemplated by this Agreement or the Ancillary Agreements or seeking to obtain from Seller or any of its subsidiaries in connection with the Acquisition any damages that are material in relation to Seller and its subsidiaries taken as whole.

(d) Transition Services Agreement. Purchaser shall have executed and delivered to Seller the Transition Services Agreement.

(e) APAC Indemnity Letter. APAC shall have executed and delivered to Seller the APAC Indemnity Letter.

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(f) Guaranty Agreements. Each of the Guaranty Agreements shall be in full force and effect and shall not have been modified, amended, terminated or withdrawn.

SECTION 7.04. Effect of Certain Waivers of Closing Conditions. If (a) prior to the Closing any party (the “Informing Party”) informs another party (the “Waiving Party”)in writing of any breach by the Informing Party of any representation or warranty contained in this Agreement and acknowledges in writing that the effect of such breach is a failure of any condition to the Waiving Party’s obligations set forth in this Article VII and (b) the Waiving Party proceeds with the Closing, the Waiving Party shall be deemed to have waived such breach and the Waiving Party and its successors, assigns and affiliates shall not be entitled to be indemnified pursuant to Article IX, to sue for damages or to assert any other right or remedy for any losses arising from any matters relating to such condition or breach, notwithstanding anything to the contrary contained herein or in any certificate delivered pursuant hereto.

ARTICLE VIII

Termination, Amendment and Waiver

SECTION 8.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Acquisition and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by mutual written consent of Seller and Purchaser;

(ii) by Seller if any of the conditions set forth in Sections 7.01 or 7.03 shall have become incapable of fulfillment, and shall not have been waived by Seller;

(iii) by Purchaser if any of the conditions set forth in Sections 7.01 or 7.02 shall have become incapable of fulfillment, and shall not have been waived by Purchaser; or

(iv) by Seller or Purchaser, if the Closing does not occur on or prior to October 2, 2006;

provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b) In the event of termination by Seller or Purchaser pursuant to this Section 8.01, written notice thereof shall forthwith be given to the other and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

(i) Purchaser shall return all documents and other material received from Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

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(ii) all confidential information received by Purchaser with respect to the business of Seller or the Transferred Companies shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms, notwithstanding the termination of this Agreement.

SECTION 8.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 8.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 5.03 relating to the obligation of Purchaser to keep confidential certain information and data obtained by it, (ii) Section 5.05 relating to certain expenses, (iii) Section 5.06 relating to finder’s fees and broker’s fees, (iv) Section 5.09 relating to publicity, (v) Section 8.01 and this Section 8.02; and (vi) Sections 10.03 through 10.11. Nothing in this Section 8.02 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

SECTION 8.03. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Purchaser, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

ARTICLE IX

Indemnification

SECTION 9.01. Tax Indemnification. (a) From and after the Closing, Seller shall be liable for, and shall indemnify Purchaser, its affiliates (including the Transferred Companies) and each of their respective officers, directors, employees, stockholders, agents and representatives (the “Purchaser Indemnitees”) against and hold them harmless from (i) all liability for income Taxes of any Transferred Company for Pre-Closing Tax Periods; (ii) all liability for non-income Taxes of any Transferred Company for Pre-Closing Tax Periods in excess of the amount of such non-income Taxes included in the Closing Balance Sheet Amount; (iii) all liability for Taxes of any member (other than any Transferred Company) of an affiliated, consolidated, combined or unitary group of which any Transferred Company is or was a member on or prior to the Closing Date pursuant to Treasury Regulation § 1.1502-6 or any comparable provision of state, local, or foreign law or regulation; and (iv) all liability for reasonable legal fees and expenses attributable to any item in clause (i), (ii) or (iii) above. Notwithstanding the foregoing, Seller shall not indemnify and hold harmless any Purchaser Indemnitee from any liability for Taxes (i) attributable to any action taken after the Closing by Purchaser, any of its affiliates (including any Transferred Company), or any transferee of Purchaser or any of its affiliates (other than any such action expressly required by Applicable Law or by this Agreement) or any breach by Purchaser or any such person of its obligations under this Agreement (a “Purchaser Tax Act”), including any changes in accounting methods or elections (including revision or adjustment by Purchaser or any Transferred Company to any calculation concerning any Long-Term Contract, unless required by Applicable Law) or (ii) imposed on

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Purchaser or any of the Transferred Companies with respect to recapture in a Post-Closing Tax Period of percentage depletion pursuant to Section 1254 of the Code or otherwise.

(b) From and after the Closing, Purchaser shall indemnify Seller and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the “Seller Indemnitees”) and hold them harmless from (i) all liability for Taxes of the Transferred Companies for any Post-Closing Tax Period, (ii) all liability for Taxes attributable to a Purchaser Tax Act or to a failure to comply by Purchaser with its obligations under this Agreement, (iii) all liability for Taxes (A) arising as a result of any revision or adjustment by Purchaser or the Transferred Companies with respect to any calculation concerning any Long-Term Contract, unless required by Applicable Law or (B) imposed on Purchaser or any of the Transferred Companies with respect to the recapture of percentage depletion pursuant to Section 1254 of the Code or otherwise, and (iv) all liability for reasonable legal fees and expenses attributable to any item in clause (i), (ii) or (iii) above.

(c) The amount of any Taxes of any Transferred Company (other than Property Taxes) allocable to the portion of the Straddle Period ending on the Closing shall be determined based on an interim closing of the Company’s books as of the Closing (based on the actual operations of the Company during the portion of the Straddle Period ending on the Closing Date and the portion of such period beginning after the Closing Date), consistent with its past practice for reporting items, except that exemptions, allowances or deductions that are calculated on a time basis, such as deductions for depreciation, shall be apportioned on a time basis. The amount of real, personal and intangible property Taxes (“Property Taxes”) of a Transferred Company for a Straddle Period allocable to the portion of the Straddle Period ending on the Closing shall be equal to the amount of the Property Taxes imposed in respect of real, personal and intangible property owned by such Transferred Company prior to the Closing for the entire Straddle Period, multiplied by a fraction, the numerator of which is the number of days during the portion of the Straddle Period beginning on the first date in such Straddle Period on which such real, personal or intangible property was owned by the Company and ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period. All Property Taxes of a Transferred Company for the Straddle Period not allocated to the portion of the Straddle Period ending on the Closing Date pursuant to the preceding sentence shall be allocated to the portion of the Straddle Period beginning after the Closing Date.

(d) Any indemnity payment to be made under this Section 9.01 shall be paid within thirty (30) days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five (5) business days prior to the date on which the relevant Taxes are required to be paid by the indemnified party to the relevant Taxing Authority (including as estimated Tax payments). To the extent that indemnity is sought with respect to a particular Tax for a Pre-Closing Tax Period, any payment, including any estimated payment, with respect to such Tax made by or on behalf of any Transferred Company on or prior to the Closing Date shall each be credited to any indemnity obligation in respect of such Tax for the Pre-Closing Tax Period.

SECTION 9.02. Other Indemnification by Seller. (a) From and after the Closing, Seller shall be liable for, and shall indemnify each Purchaser Indemnitee against and hold it harmless from, any loss, liability, claim, obligation, damage or expense including

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reasonable legal fees and expenses (collectively, “Losses”), suffered or incurred by such Purchaser Indemnitee (other than any Loss relating to Taxes (except in the case of the covenants set forth in Section 5.07), for which indemnification provisions are exclusively set forth in Section 9.01) to the extent arising from any of the following:

(i) any breach as of the Closing Date of any representation or warranty of Seller contained in this Agreement (other than Section 3.10), in any Ancillary Agreement or in any certificate delivered pursuant hereto;

(ii) (A) any breach of any covenant of Seller contained in this Agreement (x) prior to the Closing (other than for breaches of covenants described in Section 9.02(a)(ii)(B)) or (y) after the Closing;

(B) any knowing and wilful material breach of Section 5.01 made with an intent to obtain the benefit of the limitations on indemnity set forth in Section 9.02(b);

(iii) any fees, expenses or other payments incurred or owed by Seller to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement;

(iv) any Third Party Claim to the extent, and only to the extent, such claim alleges (A) exposure to asbestos arising from the actual or alleged manufacture, production, sale, distribution, conveyance, or placement in the stream of commerce by any of the Transferred Companies or their respective predecessors in interest prior to the Closing Date of any product, merchandise, manufactured good, part, component, or any other item actually or allegedly comprised of or containing asbestos, or (B) exposure to asbestos prior to the Closing Date arising from the repair, maintenance, installation, or use by any current or former employee, contractor or subcontractor of any of the Transferred Companies or their respective predecessors in interest of any building material or fixture (excluding, for the avoidance of doubt, any pipes, machinery, equipment, vehicles, spare parts and other personal property) allegedly comprised of or containing asbestos and appurtenant to any facility or real property then owned or leased by the Transferred Companies or their respective predecessors in interest (except to the extent any such claims arise under, or are barred or covered by, workers’ compensation and workers’ compensation, disability or other insurance providing medical care and/or compensation to injured workers);

(v) the failure of Seller or any other person to pay, perform or otherwise promptly discharge any liabilities and obligations required to be satisfied by Seller pursuant to Sections 6.03(f) and 6.04; and

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(vi) any liability or obligation under any Assigned Contract to the extent arising out of events or circumstances that occurred prior to the Closing and that relate to the business of Seller and its affiliates (other than the business of the Transferred Companies).

For the purposes of Section 9.02(a)(i), the representations and warranties set forth in any of Articles II and III shall be deemed made as of the Closing Date.

(b) Seller shall not be required to indemnify any Purchaser Indemnitee, and shall not have any liability:

(i) under clauses (i), (ii)(A)(x) and (iv) of Section 9.02(a), unless the aggregate of all Losses for which Seller would, but for this clause (i), be liable thereunder exceeds on a cumulative basis an amount equal to one and a half percent (1.5)% of the Purchase Price, and then only to the extent of any such excess; provided, however, that this clause (i) shall not apply to any claim for indemnification arising out of a breach of any of Sections 2.01, 2.02 and 2.04 (collectively, the “Specified Representations”);

(ii) under clauses (i), (ii)(A)(x) and (iv) of Section 9.02(a), for any individual claim or any series of claims for Losses arising from the same or similar facts, conduct, events, circumstances, occurrences or causes where the Loss relating thereto is less than $100,000 and such claims shall not be aggregated for purposes of clause (i) of this Section 9.02(b); provided, however, that this clause (ii) shall not apply to any claim for indemnification arising out of a breach of any Specified Representations; provided, further, that all claims pursuant to Section 9.02(a)(iv)(A) shall be deemed to have arisen from the same facts and events;

(iii) under clauses (i) and (ii)(A)(x) of Section 9.02(a), for any breach if Section 7.04 is applicable to such breach;

(iv) under clauses (i) and (ii)(A)(x) of Section 9.02(a), in the aggregate, in excess of twenty-five percent (25%) of the Purchase Price; provided, however, that this clause (iv) shall not apply to any claim for indemnification arising out of a breach of any Specified Representations;

(v) under clause (i) of Section 9.02(a) with respect to Specified Representations, in the aggregate, in excess of the Purchase Price;

(vi) under clause (iv) of Section 9.02(a) in the aggregate, in excess of fifty percent (50%) of the Purchase Price;

(vii) under clauses (i), (ii)(A)(x) and (iv) of Section 9.02(a) in the aggregate in excess of the Purchase Price, provided that the

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limitations on liability set forth in clauses (iv), (v) and (vi) of this Section 9.02(b) shall continue to apply.

(c) Notwithstanding anything herein to the contrary, any indemnification claims relating to asbestos or asbestos-containing materials shall be made exclusively under Section 9.02(a)(iv) or Section 9.02(a)(i) to the extent such Section relates to any breaches of representations and warranties set forth in Section 3.15 (except to the extent Purchaser would be entitled to be indemnified in respect thereof pursuant to Section 9.02(a)(iv)).

(d) Except as otherwise specifically provided in this Agreement or in any Ancillary Agreement, Purchaser acknowledges that its sole and exclusive remedy after the Closing with respect to any and all claims (other than claims of, or causes of action arising from, fraud or claims for equitable relief related to any covenant of Seller contained in this Agreement requiring performance after the Closing or in any covenant or agreement in the Assignment and Acceptance) relating to this Agreement, any other document or certificate delivered in connection herewith, the Ancillary Agreements, the Acquisition and the other transactions contemplated hereby and thereby, the Transferred Companies and their assets and liabilities shall be pursuant to Section 1.04 and the indemnification provisions set forth in this Article IX and, in the case of the Transition Services Agreement, pursuant to Section 4 of the Transition Services Agreement. In furtherance of the foregoing, Purchaser hereby waives, from and after the Closing, to the fullest extent permitted under Applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud or claims for equitable relief related to any covenant of Seller contained in this Agreement requiring performance after the Closing or in any covenant or agreement in the Assignment and Acceptance) it may have against Seller arising under or based upon this Agreement, any other document or certificate delivered in connection herewith, the Ancillary Agreements, any Applicable Law (including, inter alia, any rights of contribution or recovery under The Comprehensive Environmental Response, Compensation, and Liability Act or other Environmental Law), common law or otherwise, in each case relating to the transactions contemplated by this Agreement and the Ancillary Agreements (except pursuant to Section 1.04 and the indemnification provisions set forth in this Article IX and, in the case of the Transition Services Agreement, pursuant to Section 4 of the Transition Services Agreement).

SECTION 9.03. Other Indemnification by Purchaser and APAC.

(a) Indemnification by Purchaser. From and after the Closing, Purchaser shall indemnify each Seller Indemnitee against and hold it harmless from any Loss suffered or incurred by such Seller Indemnitee (other than relating to Taxes (except in the case of covenants set forth in Section 5.07), for which indemnification provisions are exclusively set forth in Section 9.01) to the extent arising from any of the following:

(i) any breach as of the Closing Date of any representation or warranty of Purchaser, Oldcastle or CRH contained in this Agreement, in any Ancillary Agreement or in any certificate delivered pursuant hereto;

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(ii) any breach of any covenant of Purchaser contained in this Agreement;

(iii) any Guarantee or obligation to assure performance given or made by Seller or any affiliate of Seller with respect to any obligation of any Transferred Company;

(iv) any discontinuance, suspension or modification on or after the Closing Date of the Assumed Benefit Plan;

(v) any claim that the purchase and sale of the Shares or the transactions contemplated thereby give rise to any severance obligations;

(vi) (A) any GIA posted by such Seller Indemnitee for the benefit of any Transferred Company, or (B) under any Owner & Contractors Protective or Railroad Protective Insurance Policies outstanding on the Closing Date and issued on behalf of any Seller Indemnitee for the benefit of any Transferred Company;

(vii) (i) the failure of Purchaser or any other person to pay, perform or otherwise promptly discharge any liabilities and obligations required to be satisfied by Purchaser pursuant to Article VI or (ii) any claim arising as a result of any actions or omissions by Purchaser or its affiliates and each of their officers, directors, managers, employees, agents and representatives with respect to the termination, including the selection process with respect to the termination, of any APAC Employee or Ashland/APAC Employee; and

(viii) the failure of APAC to perform under the APAC Indemnity Letter; provided, however, that Purchaser shall not be required to indemnify any Seller Indemnitee, and shall not have any liability under this Section 9.03(a)(viii) in the aggregate in excess of sixty-two and one-half percent (62.5%) of the Purchase Price.

For the purposes of Section 9.03(a)(i), the representations and warranties set forth in any of Article IV shall be deemed made as of the Closing Date.

(b) Indemnification by APAC. At or upon the Closing, Purchaser shall cause APAC to deliver to Seller an agreement substantially in the form of Exhibit B hereto (the “APAC Indemnity Letter”) pursuant to which APAC shall agree to indemnify each Seller Indemnitee against and hold it harmless from any Loss suffered or incurred by such Seller Indemnitee to the extent arising from all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before on or after the Closing Date, of any Transferred Company, including any such obligations or liabilities contained in APAC Contracts to which any Transferred Company is a party or any agreement, lease, license, permit, plan or commitment that, because it fails to meet the relevant threshold amount or term, is not included within the

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definition of APAC Contracts (in each case other than to the extent indemnification by Seller is provided under this Article IX).

SECTION 9.04. Calculation of Losses. The amount of any Loss for which indemnification is provided under this Article IX shall be net of any amounts actually recovered by the indemnified party under insurance policies with respect to such Loss and shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit actually realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870 AD or successor form) with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income purposes. Amounts payable pursuant to this Article IX shall be payable without duplication of any other amount payable pursuant to any of this Agreement, the APAC Indemnity Letter and the Guaranty Agreements (including any amount included as a Specified Liability or reflected in the reported value of any Specified Asset in calculating the Closing Balance Sheet Amount).

SECTION 9.05. Termination of Indemnification. The obligations to indemnify and hold harmless any party (i) pursuant to Section 9.02(a)(i) or 9.03(a)(i) shall terminate when the applicable representation or warranty terminates pursuant to Section 9.07, (ii) pursuant to Section 9.02(a)(ii) or 9.03(a)(ii) shall terminate when the applicable covenant terminates pursuant to Section 9.07, (iii) pursuant to Section 9.02(a)(iv) or 9.03(a)(viii) shall terminate on the fifteenth (15th) anniversary of the Closing Date, (iv) pursuant to the other clauses of Sections 9.02 and 9.03 shall not terminate and (v) pursuant to Section 9.01 shall terminate upon the expiration of the statute of limitations applicable to the matters covered therein (giving effect to any extension thereof); provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim), pursuant to Section 9.06, to the party to be providing the indemnification. Notwithstanding anything to the contrary in this Agreement, (i) the prior written consent of Purchaser shall not be required in connection with the assignment or transfer of Seller’s rights and obligations under this Agreement, including Seller’s rights to indemnification pursuant to this Article IX by Purchaser and APAC, pursuant to any merger or consolidation of Seller into, or a sale of all or substantially all of the assets of Seller to, another person; provided that, in the event of any sale of all or substantially all of the assets of Seller to another person, (A) such person shall assume all obligations of Seller under this Agreement, including all obligations of Seller to indemnify Purchaser pursuant to this Article IX, and (B) Seller shall remain subject to the restrictions set forth in Section 5.10 in accordance with the terms thereof, and (ii) the prior written consent of Seller shall not be required in connection with the assignment or transfer of Purchaser’s rights and obligations under this Agreement, including Purchaser’s rights to indemnification pursuant to this Article IX by Seller, pursuant to any merger or consolidation of Purchaser into, or a sale of all or

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substantially all of the assets of Purchaser to, another person; provided that, in the event of any sale of all or substantially all of the assets of Purchaser to another person, such person shall assume all obligations of Purchaser under this Agreement, including all obligations of Purchaser to indemnify Seller pursuant to this Article IX.

SECTION 9.06. Procedures. (a) Third Party Claims. In order for any indemnified party to be entitled to any indemnification provided for under Section 9.02 or 9.03 in respect of, arising out of or involving a claim made by any person against the indemnified party (a “Third Party Claim”), such indemnified party must notify the indemnifying party in writing (and in reasonable detail) of the Third Party Claim within fifteen (15) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that, subject to Sections 9.05 and 9.07, failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within five (5) business days’ time after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

(b) Assumption. (i) If a Third Party Claim (other than a Criminal Claim) is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party, provided that such counsel is not reasonably objected to by the indemnified party. If a Third Party Claim with respect to a criminal matter (a “Criminal Claim”) is made against an indemnified party, the indemnified party shall have the right to retain the defense of such Criminal Claim if it notifies the indemnifying party of such indemnified party’s intent to retain such defense in the notice delivered with respect to such Criminal Claim pursuant to the first sentence of Section 9.06(a). If the indemnified party retains such defense, the indemnifying party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnified party), at its own expense, separate from the counsel employed by the indemnified party, it being understood that, subject to Section 9.06(b)(ii), the indemnified party shall control such defense. If the indemnified party does not so notify the indemnifying party of its intent to retain the defense of such Criminal Claim, the indemnifying party shall be entitled to participate in the defense thereof and assume the defense thereof with counsel selected by the indemnifying party, provided that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party assume the defense of a Third Party Claim in accordance with the terms of this Section 9.06(b), the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnified party assumes the defense of any Criminal Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the

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indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party’s request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however, that nothing in this Agreement shall obligate the indemnified party or its affiliates to contravene any Applicable Laws or binding agreements entered into prior to the date hereof. If the application of a prior agreement materially prejudices the indemnifying party in its defense or resolution of a Third Party Claim, the indemnifying party shall be released from its indemnity obligation to the extent of such prejudice.

(ii) Criminal Claims. If the indemnified party assumes the defense of a Criminal Claim, (A) the indemnified party shall promptly inform the indemnifying party of any offer of settlement, compromise or discharge received from or which it proposes to make to other parties to the matter (including any Governmental Entity) and (B) the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim or accept or make any offer with respect thereto without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld or delayed). If the indemnifying party assumes the defense of a Criminal Claim, the indemnifying party shall inform the indemnified party of any offer of settlement, compromise or discharges received from or which it proposes to make to the other parties to such matter (including any Governmental Entity) and the indemnified party shall agree to any settlement, compromise or discharge of a Criminal Claim that the indemnifying party may recommend that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Criminal Claim, releases the indemnified party completely and unconditionally in connection with such Criminal Claim and does not impose any equitable relief or other obligation on the indemnified party.

(iii) Other Claims. Whether or not the indemnifying party assumes the defense of a Third Party Claim (other than a Criminal Claim), the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld or delayed). If the indemnifying party assumes the defense of a Third Party Claim (other than a Criminal Claim), the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely and unconditionally in connection with such Third Party Claim and does not impose any equitable relief or other obligation on the indemnified

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party. If the indemnifying party assumes the defense of a Third Party Claim, the indemnifying shall promptly inform the indemnified party of any offer of settlement, compromise or discharge received from or which it proposes to make to other parties to the matter.

(iv) For the purposes of Section 9.06(b), whenever a determination is made on whether a withholding or a delay of a consent is reasonable, consideration shall be given not only to any amounts of Losses involved but also to any effect on the business of the indemnified party and its affiliates (including any loss profits and indirect and consequential damages).

(c) Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 9.02 or 9.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. Subject to Sections 9.05 and 9.07, the failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 9.02 or 9.03, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.

(d) Procedures Relating to Indemnification of Tax Claims. (i) If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to any party pursuant to Section 9.01, the indemnified party shall promptly notify the indemnifying party in writing of such claim (a “Tax Claim”). If notice of a Tax Claim is not given to the indemnifying party within a sufficient period of time to allow the indemnifying party to effectively contest such Tax Claim, or in reasonable detail to apprise the indemnifying party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the indemnifying party shall not be liable to the indemnified party to the extent that the indemnifying party’s position is prejudiced as a result thereof.

(ii) With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of APAC or any Transferred Company for a Straddle Period) for which a party may be required to indemnify another party pursuant to Section 9.01 of this Agreement, the indemnifying party may participate in and, upon notice to indemnified party, assume the defense of any such Tax Claim. If the indemnifying party assumes such defense, (i) the indemnifying party shall have the sole discretion as to the conduct of such defense, including selection of counsel and choice of forum, and the indemnifying party may, in its sole discretion, (A) pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto and (B) either pay the Tax claimed and sue for a refund where Applicable Law permits such refund suits or contest the Tax Claim in any permissible manner and (ii) the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Without limiting the foregoing, the indemnifying party shall not settle any Tax Claim without the prior written consent of the

54

indemnified party (such consent not to be unreasonably delayed or withheld); provided, however, that if the indemnified party withholds such consent and, upon the final resolution of the matter, the amount for which the indemnifying party is liable under this Agreement exceeds the amount for which the indemnifying party would have been liable had the indemnified party not withheld such consent, then the indemnified party shall be liable for and shall indemnify the indemnifying party and hold them harmless from the amount of any such excess. Purchaser shall control all proceedings taken in connection with any Tax Claim relating solely to Taxes of a Transferred Company for a Straddle Period; provided that Purchaser shall not settle any Straddle Period Tax Claim without the prior written consent of Seller (such consent not to be unreasonably delayed or withheld).

(iii) Purchaser and its affiliates (including the Transferred Companies) shall cooperate with Seller in contesting any Tax Claim, which cooperation shall include the retention and (upon Seller’s request) the provision to Seller of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

(e) Mitigation. Purchaser, on the one hand, and Seller, on the other hand, shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder, including by using reasonable efforts to mitigate or resolve any such claim or liability. In the event that Purchaser, on the one hand, or Seller, on the other hand, shall fail to use reasonable efforts to mitigate or resolve any claim or liability, then, notwithstanding anything else to the contrary contained herein, the other party shall not be required to indemnify any person for any loss, liability, claim, obligation, damage or expense that could reasonably be expected to have been avoided if Purchaser or Seller, as the case may be, had made such efforts. Without limiting the foregoing, the indemnified party shall use commercially reasonable efforts to make a claim under insurance policies of such indemnified party applicable to any Loss to be indemnified hereby by the indemnifying party; provided, however, no provision of this Section 9.06(e) shall be deemed to require the indemnified party to expend money, commence, defend or participate in any litigation, incur any obligation in favor of, or grant any accommodation to any third party in connection therewith.

SECTION 9.07. Survival of Representations. The representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith (other than in the Ancillary Agreements) shall survive the Closing solely for purposes of this Article IX as follows: (i) the representations and warranties (other than in Section 3.10) shall terminate on the 18 month anniversary of the Closing Date; provided that the representations and warranties contained in Section 2.04, 3.14 (solely to the extent related to compliance with Federal or state antitrust or anti-competition laws and regulations) and the other Specified Representations shall terminate on the three (3) year anniversary of the Closing Date and the representations in Section 3.10 shall not survive the Closing; (ii) the covenants requiring

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performance prior to the Closing shall terminate on the eighteen (18) month anniversary of the Closing Date; and (iii) all other provisions of this Agreement shall survive indefinitely.

SECTION 9.08. Limitations on Liability. Notwithstanding any provision herein, none of Seller or Purchaser shall in any event be liable to each other or their affiliates, officers, directors, employees, agents or representatives on account of any indemnity obligation set forth in Sections 9.01, 9.02 or 9.03 for any indirect, consequential, special, incidental or punitive damages (including lost profits, loss of use, damage to goodwill or loss of business) except with respect to such damages payable by any indemnified party to any third party.

SECTION 9.09. No Additional Representations. Purchaser acknowledges that it and its representatives have been permitted full and complete access to the books and records, facilities, equipment, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Transferred Companies that it and its representatives have desired or requested to see or review, and that it and its representatives have had a full opportunity to meet with the officers and employees of the Transferred Companies to discuss the business of the Transferred Companies. Purchaser acknowledges that (i) none of Seller, APAC or any other person has made any representation or warranty, expressed or implied, as to the Transferred Companies or the accuracy or completeness of any information regarding the Transferred Companies furnished or made available to Purchaser and its representatives, except as expressly set forth in this Agreement, the Ancillary Agreements or the Schedules, (ii) Purchaser has not relied on any representation or warranty from Seller, or any other person in determining to enter into this Agreement, except as expressly set forth in this Agreement, the Ancillary Agreements and the Schedules, and (iii) none of Seller or any other person shall have or be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or Purchaser’s use of, any such information, including the confidential memorandum dated March 14, 2006, and any information, documents or material made available to Purchaser in any “data rooms”, management presentations or in any other form in expectation of the transactions contemplated hereby. Purchaser acknowledges that, should the Closing occur, Purchaser shall acquire the assets of the Transferred Companies without any representation or warranty as to merchantability or fitness for any particular purpose, in an “as is” condition and on a “where is” basis, except as otherwise expressly set forth in this Agreement, the Ancillary Agreements and the Schedules.

SECTION 9.10. LIMITATIONS OF REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, NO REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT OF SELLER CONTAINED IN THIS AGREEMENT SHALL BE BREACHED OR DEEMED BREACHED AS A RESULT OF, AND SELLER SHALL NOT HAVE ANY LIABILITY FOR, ANY IMPACT ON THE BUSINESS OF THE TRANSFERRED COMPANIES AS A RESULT OF THE ONGOING LITIGATION BETWEEN THE SIERRA CLUB AND THE U.S. ARMY CORPS OF ENGINEERS REGARDING THE ISSUANCE OF PERMITS FOR THE MINING OF CONSTRUCTION AGGREGATES IN THE LAKE BELT AREA OF MIAMI-DADE COUNTY, FLORIDA.

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ARTICLE X

General Provisions

SECTION 10.01. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 10.01 shall be void.

SECTION 10.02. No Third Party Beneficiaries. Except as provided in Article IX, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

SECTION 10.03. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

SECTION 10.04. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when received, to the addresses as follows, or such other address as shall be furnished in writing by any party to the others:

(a) if to Purchaser,

Oldcastle, Inc.

375 Northridge Road, Suite 350

Atlanta, GA 30350

Telecopy: (770) 673-2400

Attention: Chief Financial Officer

with a copy to (that shall not constitute notice):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Telecopy: (212) 351-4035

Attention: Steven R. Shoemate, Esq.; and

(b) if to Seller,

Ashland Inc.

50 E. River Center Boulevard

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Covington, KY 41012

Telecopy: (859) 815-5053

Attention: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Telecopy: (212) 474-3700

Attention: Susan Webster, Esq.

SECTION 10.05. Interpretation; Exhibits; Seller Disclosure Schedule; Certain Definitions. (a) For all purposes hereof:

(i) The headings contained in this Agreement, in any Exhibit, the Seller Disclosure Schedule or any other Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii) All references to articles, sections, paragraphs and schedules contained herein shall be construed to refer, respectively, to articles, sections, paragraphs and schedules hereof unless otherwise expressly indicated.

(iii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(iv) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(v) The term “knowledge” or “known” or “know” as used in this Agreement, shall mean, with respect to any person, those facts or circumstances actually known by such person as of the date of this Agreement.

(vi) This Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the extent to which any such party or its counsel participated in the drafting of any provision hereof or by virtue of the extent to which any such provision is inconsistent with any prior draft hereof.

(b) All Exhibits and the Seller Disclosure Schedule annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Seller Disclosure Schedule or any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a

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reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any matter set forth in any provision, subprovision, section or subsection of the Seller Disclosure Schedule shall be deemed set forth for all purposes of the Seller Disclosure Schedule to the extent relevant and reasonably apparent.

(c) The terms set forth below as used in this Agreement shall have the following meanings:

“affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

“APAC Divestiture Stay Bonus Letters” means the individual retention agreements between certain APAC Employees and Ashland/APAC Employees entered into pursuant to the APAC Divestiture Stay Bonus Program, all as disclosed to the Seller in writing prior to the date of this Agreement.

“Ashland/APAC Employee” means an employee of Seller who perform services primarily in connection with the business of the Transferred Companies.

“business day” means any day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in New York, New York, United States of America.

“Company Material Adverse Effect” means a material adverse effect on the assets, business, financial condition or results or operations of the Transferred Companies, taken as a whole, in excess of $3,000,000; provided that, for all purposes of this Agreement, any change or disruption to any of the Transferred Companies’ businesses as a result of the ongoing litigation between the Sierra Club and the U.S. Army Corps of Engineers regarding the issuance of permits for the mining of construction aggregates in the Lake Belt area of Miami-Dade County, Florida shall not be deemed to constitute, and shall not be taken into account in determining whether there has been or will be, a Company Material Adverse Effect.

“CRH” means CRH plc, a corporation organized under the laws of the Republic of Ireland.

“Guaranty Agreements” means, collectively, (a) the Guaranty Agreement, dated the date hereof, from Oldcastle for the benefit of Seller, and (b) the Guaranty Agreement, dated the date hereof, from CRH plc for the benefit of Seller.

“including” means including, without limitation.

“Oldcastle” means Oldcastle Inc, a Delaware corporation.

“Permitted Intercompany Receivables and Payables” means trade accounts payable and receivable for commercial transactions on arms’ length basis in the ordinary

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course of business between any Transferred Company, in the one hand, and the Seller or any of its affiliates (other than the Transferred Companies), on the other hand.

“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“subsidiary” of any person means (i) another person of which such first person owns (either directly or indirectly by another subsidiary of such first person) an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of the Board of Directors (or other governing body) (or such other number as is necessary to control the Board of Directors or such other body) of such other person or (ii) another person in which such first person possesses 50% or more of the equity interest.

“Subsidiary” means each subsidiary of APAC.

The terms set forth below as used in this Agreement shall have the meanings assigned to such terms in the Sections set forth below:

Terms	Section
Accounting Firm	1.04(c)(ii)
Acquisition	1.01
Adjusted Purchase Price	1.04(e)
Adjusted Target Amount	1.04(e)
affiliate	10.05(c)
Agreement	Preamble
Ancillary Agreements	2.02
APAC	Preamble
APAC Contracts	3.08(b)
APAC Divestiture Programs	6.01(a)
APAC Divestiture Stay Letters	10.05(c)
APAC Employee	3.12(a)
APAC Indemnity Letter	9.03(b)
APAC Intellectual Property	3.07(a)
APAC Mirror Divestiture Programs	6.03(c)
APAC Property	3.06(a)
Applicable Insurance Policies	5.19(a)
Applicable Law	2.03
Ashland/APAC Employee	10.05(c)
Ashland Name	5.18
Assigned Agreement	5.16
Assumed Benefit Plan	3.12(a)
Balance Sheet	3.04(a)
Balance Sheet Amount	1.04(b)
Balance Sheet Date	3.04(a)
business day	10.05(c)

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CBA	6.02(b)
Certificates	5.13(b)
Closing	1.02
Closing Balance Sheet Amount	1.04(a)
Closing Date	1.02
Closing Date Amount	1.03(b)
Code	3.10(a)
Commonly Controlled Entity	3.12(a)
Company Material Adverse Effect	10.05(c)
Competitive Activities	5.10(a)
Confidentiality Agreement	5.03(a)
Consent	2.03
Contract	2.03
CRH plc	10.05(c)
Criminal Claims	9.06(b)
Disclosed Liabilities	3.04(b)
DOJ	5.04(b)
Environmental Laws	3.15
Environmental Permits	3.15
ERISA	3.12(a)
Excluded Item	1.04(b)(ii)
Excluded Policies	5.19(a)
Financial Statements	3.04(a)
Finalization Period	1.04(d)
FTC	5.04(b)
GAAP	1.04(b)(iv)
GIA	5.13(b)
Governmental Entity	2.03
Guarantees	5.13(a)
Guaranty Agreements	10.05(c)
Hazardous Materials	3.15
HSR Act	2.03
including	10.05(c)
Informing Party	7.04
Intellectual Property	3.07(c)
Judgment	2.03
Leased Property	3.06(a)
Liens	3.05(a)
Long-Term Contract	5.07(f)
Limpus	3.04(a)
Losses	9.02(a)
Non-Transferred Employees	6.01(a)
Notice of Disagreement	1.04(c)
OCP Policies	5.13(b)
Oldcastle	10.05(c)
Owned Property	3.06(a)

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Pension Plan	3.12(a)
Permits	3.09
Permitted Intercompany Receivables and Payables	1.04(b)(ii)
Permitted Liens	3.05(a)
person	10.05(c)
Post-Closing Tax Period	3.10(a)
Pre-Closing Date Service	6.03(d)
Pre-Closing Tax Period	3.10(a)
Primary Company Executives	3.12(d)
Proceeding	3.11
Processing Error	1.04(b)(iii)
Property Taxes	9.01(c)
Purchase Price	1.01
Purchaser	Preamble
Purchaser Indemnitees	9.01(a)
Purchaser Material Adverse Effect	4.01
Purchaser Pre-Closing Books and Records	5.17(a)
Purchaser Tax Act	9.01(a)
Purchaser Welfare Plan	6.03(b)
Related Party	3.17(a)
Release	3.15
Replacement Agreement	5.16
Restricted Entity	5.10(a)
Restricted Period	5.10(a)
Retained Employee	6.01(a)
Seller	Preamble
Seller Benefit Plan	3.12(a)
Seller Disclosure Schedule	Article II
Seller Indemnitees	9.01(b)
Seller Pre-Closing Books and Records	5.17(b)
Share Right	2.04(c)
Shares	Preamble
Specified Assets	1.04(b)
Specified Liabilities	1.04(b)
Specified Representations	9.02(b)(i)
Specified Requirements	1.04(b)(iv)
Split Agreements	5.16(a)
Statement	1.04(a)
Straddle Period	3.10(a)
subsidiary	10.05(c)
Subsidiary	10.05(c)
Subsidiary Voting Company Debt	3.02(a)
Target Amount	1.04(e)
Tax or Taxes	3.10(a)
Tax Claim	9.06(d)(i)

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Tax Return or Tax Returns	3.10(a)
Taxing Authority	3.10(a)
Technology	3.07(c)
Terminated Employee	6.01(a)
Termination Payments	6.01(a)
Third Party Claim	9.06(a)
Transferred Companies	Preamble
Transferred Employee(s)	6.02(a)
Transition Services	5.15
Transition Services Agreement	5.15
Voting Company Debt	2.04(d)
Waiving Party	7.04

SECTION 10.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 10.07. Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement, along with the Schedules and Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements or the Confidentiality Agreement.

SECTION 10.08. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

SECTION 10.09. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted

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to jurisdiction in this Section 10.09. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 10.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

SECTION 10.11. Waiver of Jury Trial. Each party hereby waives to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

SECTION 10.12. Specific Performance. The Seller acknowledges that the Transferred Companies and their business are unique and that Purchaser will have no adequate remedy at law and may suffer irreparable damage if the Seller breaches any covenant contained herein requiring performance at or after the Closing. Accordingly, the Seller agrees that Purchaser shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the Seller shall fail or threaten to fail to perform any of its obligations under any covenant contained in this Agreement that requires performance at or after the Closing.

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IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Agreement as of the date first written above.

ASHLAND INC.,

by	/s/ James J. O’Brien
Name:	James J. O’Brien
Title:	Chairman of the Board and Chief Executive Officer

OLDCASTLE MATERIALS, INC.,

by	/s/ Thomas W. Hill
Name:	Thomas W. Hill
Title:	Chief Executive

Signature page to Stock Purchase Agreement

List of Schedules

Schedule 1.04 – Form of Statement

Schedule 2.03 – No Conflicts; Consents (Seller)

Schedule 2.04 – The Shares

Schedule 3.01 – Organization and Standing

Schedule 3.02 – Capital Stock of the Subsidiaries

Schedule 3.03 – No Conflicts; Consents (APAC)

Schedule 3.04(a) – Financial Statements

Schedule 3.04(b) – Indebtedness or Liabilities

Schedule 3.05 – Assets Other than Real Property Interests

Schedule 3.06(a) – Real Property

Schedule 3.06(b) – Owned and Leased Property Sold, Transferred, or Otherwise Disposed Of

Schedule 3.07 – Intellectual Property

Schedule 3.08 – Contracts

Schedule 3.09 – Permits

Schedule 3.10 – Taxes

Schedule 3.11 – Proceedings

Schedule 3.12(a) – Benefit Plans

Schedule 3.12(c) –Assumed Benefit Plans - ERISA Liability

Schedule 3.12(d) – Primary Company Executives

Schedule 3.13(a) – Absence of Changes or Events (No Material Adverse Effect)

Schedule 3.13(b) – Absence of Changes or Events (Conduct in the Ordinary Course)

Schedule 3.14 – Compliance with Applicable Laws

Schedule 3.15 – Compliance with Applicable Environmental Laws

Schedule 3.16 – Employee and Labor Matters

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Schedule 3.17(a) – Transactions with Affiliates

Schedule 3.17(b) – Contracts Held by Seller

Schedule 5.01 – Covenants Relating to Conduct of Business

Schedule 5.13(a) – Guarantees

Schedule 5.13(b) – GIAs; Owner & Contractors Protective or Railroad Protective Insurance Policies

Schedule 5.16 – Certain Contracts

Schedule 5.18 – No Use of the Ashland Name

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EXHIBIT A

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is entered into as of August 28, 2006, by and among Ashland Inc., a Kentucky corporation (“Provider”), and Oldcastle Materials, Inc., a Delaware corporation (“Recipient”) (each a “Party” and together, the “Parties”).

WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of August 19, 2006, between Provider and Recipient (the “Purchase Agreement”) (terms contained and not defined herein but defined in the Purchase Agreement shall have the meanings defined in the Purchase Agreement), Recipient has agreed to purchase the Shares of Ashland Paving And Construction, Inc. (“APAC”, and, together with its Subsidiaries, the “Transferred Companies”);

WHEREAS, Recipient is interested in purchasing the Services (as defined below) from Provider during the Services Periods (as defined below); and

NOW, THEREFORE, the Parties, intending to become legally bound, agree as follows:

1. SERVICES

1.1.	Types of Services Provided; Services Periods. Provider hereby agrees to perform each of the services described in Schedules 1 and 2 (the “IT Services”) and Schedules 3, 4 and 5 (the “Payroll and Benefit Management Services”) hereto (each a “Service,” collectively, the “Services,” and each group of Services identified in the column headed “Service Sub-Category” on Schedules 1 and 3, a “Service Sub-Category”) for the Transferred Companies for a period commencing on the Closing Date and ending on and including the date set forth opposite each such Service Sub-Category on Schedules 1 and 3 hereto, as applicable, in the column headed “Expected Discontinuation Date” (with respect to any Service Sub-Category, (i) such date the “Expected Discontinuation Date”; (ii) such period, the “Initial Services Period”), and (iii) such period, subject to earlier termination or extension pursuant to Section 5.2, Section 5.3 or Section 6, as the case may be, the “Services Period”). Notwithstanding anything to the contrary herein, Provider shall not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any person other than the Transferred Companies.

1.2.	Standard of Delivery.

1.2.1.	In providing the Services, Provider shall use commercially reasonable efforts to provide such Services consistent with its past practice and at substantially the same level and quality as performed by Provider and its affiliates for the Transferred Companies during the twelve (12) months immediately preceding the Closing Date; provided, however, that neither Provider nor any of its affiliates shall be obligated to perform or to cause to be performed any Service in a volume or quantity which exceeds, in any material respect, the historical volume or quantity of such Service performed by Provider and its affiliates for the Transferred Companies at comparable times and periods during the twelve (12) months immediately preceding the Closing Date; provided, further, that neither Provider nor any of its affiliates shall be required to incur any capital expenses or other additional expenses in providing any Services to the Transferred Companies, other than expenses related to routine maintenance of systems necessary for the provision of comparable services to Provider for its own businesses. The Parties acknowledge the transitional nature of the Services and that Provider may make changes from time to time in the manner of performing the Services if (i) Provider is making similar changes in performing similar services for its own affiliates and (ii) Provider furnishes to Recipient substantially the same notice (in content and timing) as Provider shall furnish to its own affiliates with respect to such changes; provided, however, that such changes shall not materially reduce the level and quality of the Services provided to Recipient.

1.2.2.	Compliance with Applicable Law. In all events, Provider shall perform the Services in compliance with Applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, Provider shall not be obligated to take any action or fail to take any action that in the reasonable opinion of Provider, upon the advice of its counsel, would cause Provider to violate, or otherwise fail to comply with, any Applicable Law whether or not Recipient shall have directed, instructed, requested or otherwise purported to require Provider or any of its officers, directors, employees or agents to take any action or fail to take any such action. Recipient shall cooperate with Provider in such manner as Provider may reasonably request to assist with the compliance of Applicable Law.

1.2.3.	No Additional Representations or Warranties. Except as expressly provided in this Section 1.2, Provider makes no representation or warranty, expressed or implied, with respect to the Services. Without limiting the generality of the foregoing, Provider shall not express an opinion or provide Recipient with any representations or other form of assurance with respect to Provider’s internal control systems or its auditors’ compliance with laws, regulations or other matters, including in connection with any SAS No. 70 review by Recipient’s auditors or Recipient’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), and Provider shall not perform an evaluation of internal control over financial reporting upon which Recipient shall base its assertions in connection with Section 404. PROVIDER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICES PROVIDED UNDER THIS AGREEMENT. WITHOUT LIMITING THE PROVISIONS OF SECTIONS 1.2.1 AND 1.2.2, PROVIDER DOES NOT GUARANTEE THAT ANY WORK PRODUCT WILL BE ERROR FREE.

1.3.	Administration.

1.3.1.	Representatives. Each Party shall designate (i) a representative responsible for coordinating the performance of all of the Services and the transition process in general (each, a “ Transition Representative”), and (ii) representatives to

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implement and administer the Services provided with respect to each Service Sub-Category (each, a “Service Sub-Category Representative” and, together with the Transition Representatives, the “ Representatives”). Each Party may change any of its Representatives by giving written notice to the other Party. Provider’s Transition Representative shall provide Recipient and its Representatives with contacts in the applicable Provider departments for purposes of implementing and performing the Services. Provider and any director, officer, employee, agent or Representative of Provider may rely in good faith on any document of any kind prima facie properly executed and submitted by Recipient respecting any matters arising hereunder. To the extent Provider fails to provide any Services when and as required pursuant to this Agreement as a result of a failure by a Recipient or any of its Representatives to provide timely information or instructions reasonably necessary for Provider to perform the Services and requested by Provider, Provider shall not be deemed to be in breach or default of this Agreement.

1.3.2.	Consultation / Meetings. During the Term and upon reasonable request of a Party, during normal business hours and in such a manner as shall not unduly interfere with or disrupt the operation and conduct of the other Party’s other businesses, such other Party shall permit the requesting Party to consult on a reasonable periodic basis with the Representatives and other applicable employees of the other Party with respect to the operation of the Transferred Companies and the transition process (the “Transition”). The Parties agree to cooperate as reasonably required to assist Provider in performing the Services during the Term and to assist each other with the transition process during the Term and upon expiration thereof; provided, however, that the Party requesting cooperation shall pay all reasonable out-of-pocket expenses incurred by the Party furnishing cooperation. The Parties shall hold monthly meetings to discuss the provision of the Services, including operational details, transitional matters, dispute resolution and any other issues related to this Agreement. Such meetings may take place telephonically or at mutually agreed locations and may include a reasonable number of representatives from each Party.

1.4.	Access / Transition / Records.

1.4.1.	During the Term, Provider shall provide reasonable access to the files and all servicing records related to the Transferred Companies that are in Provider’s possession or under Provider’s control, including those which are reasonably necessary to enable Recipient to respond to employee, customer and supplier inquiries or otherwise manage the Transferred Companies and those that are necessary to enable Recipient to transition the Services and operations of the Transferred Companies. Recipient shall be entitled to make copies of and extract from such records at its own expense.

1.4.2.	During the Term, Provider shall provide Recipient with assistance necessary to permit an orderly transition of the books and records (including electronic files and data) of the Transferred Companies that are in Provider’s possession to Recipient

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or to a successor service provider designated by Recipient (including permitting reasonable access to Provider’s system and premises).

1.4.3.	At the end of the Term, Provider shall deliver to Recipient all of the Transferred Companies’ files created during the Term that are in Provider’s possession or under Provider’s control, with an inventory listing of records delivered.

1.4.4.	Recipient is entitled to files, servicing records and other books and records related to the Transferred Companies in Provider’s possession or under Provider’s control, pursuant to Sections 1.4.1, 1.4.2 and 1.4.3, to the extent that such records (i) are necessary to enable Recipient to transition the Services and operations of the Transferred Companies, (ii) exist in a form that sets forth information related solely to the Transferred Companies ( provided that, to the extent that this is not the case, Provider shall provide Recipient with copies of the data or excerpts thereof to the extent such data relates to the Transferred Companies; provided, further, with respect to any third party invoice for which it is not practicable to provide a copy or an excerpt, Provider shall provide a summary of the necessary information containing a level of detail consistent with current practice) and (iii) are not subject to any confidentiality agreements between Provider and a third party; provided, further, that (A) Recipient shall be entitled to obtain all employment-related files and records with respect to the Transferred Employees to the extent permitted by Applicable Law, except to the extent that such files and records are for the administration and maintenance of employee benefit liabilities retained by Provider under the Purchase Agreement, and (B) the restrictions set forth in clauses (i)-(iii) of this Section 1.4.4 shall not be applicable to any file, book and records that are owned by any Transferred Company.

1.4.5.	Recipient shall grant to Provider, during the applicable Services Period, subject to Recipient’s reasonable security requirements, reasonable access to Recipient’s premises for purposes necessary for the delivery of any Services hereunder or the performance of any obligations required by this Agreement.

1.4.6.	Upon notice of termination of any Service, Provider shall reasonably cooperate with Recipient to facilitate the assumption and performance of such Service by Recipient or another servicer.

1.4.7.	Recipient shall pay all reasonable out-of-pocket expenses incurred by Provider in connection with the transition activities set forth in Sections 1.4.1, 1.4.2, 1.4.3, 1.4.5 and 1.4.6 above.

1.4.8.	After the completion of the transition of the Transferred Companies from JD Edwards to Viewpoint, Recipient and Provider shall use commercially reasonable efforts to determine jointly which files of the Transferred Companies containing historical data from JD Edwards and other information systems used by APAC are to be archived. Provider shall provide Recipient, no later than ninety (90) days after the Closing Date, a list of information that is to be archived. Recipient shall provide Provider a copy of the mutually agreed-upon archived data in an SQL

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database at no cost to Provider; provided, however, that if Provider’s data archival requirements are incremental to those of APAC, Provider shall reimburse Recipient for any out-of-pocket expenses (excluding expenses related to internal labor) that are reasonably attributable to such incremental archival requirements.

1.4.9.	Notwithstanding any provision to the contrary in this Agreement, Provider shall provide Recipient Entities with any additional security and network services not already included in the existing security cost allocations set forth on Schedule 1 hereto to enable the Transferred Companies to use the applications and services hosted by Provider on the network of Transferred Companies during the Term; provided that Recipient shall pay all reasonable out-of-pocket expenses of Provider in connection therewith.

1.4.10.	Miscellaneous Services. In addition to the Services described in Section 1.1, (i) for a period commencing on the Closing Date and ending thirty days after the Closing Date, Provider shall provide to the Transferred Companies invoice printing services, (ii) for a period commencing on Closing Date and ending on (and including) September 30, 2006, Provider shall continue to provide assistance to the political action committees formed in the states of Alabama, Arkansas, Florida, Georgia, Kansas, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia in which employees of the Transferred Companies are members to enable those political action committees to file all reports required by Applicable Law and (iii) for a period commencing on Closing Date and ending on (and including) September 20, 2006, Provider shall provide treasury and cash management-related services, including cash positioning, concentration, collections, disbursements and other services reasonably required to operate the treasury function of the Transferred Companies. Recipient shall reimburse Provider for all out-of-pocket, internal labor, supplies and training expenses incurred by Provider in connection with provision of such services, which expenses are not otherwise included in any other amount payable by Recipient pursuant to this Agreement (including Treasury Variable Costs).

1.4.11.	Dispute Resolution. Each Party shall nominate a member of that Party’s senior management as that Party’s executive representative under this Agreement for resolving disputes hereunder. Any dispute between the Parties relating to this Agreement which cannot be resolved with reasonable promptness shall be referred to each executive representative in an effort to obtain prompt resolution. Neither Party shall commence any action against the other Party until the expiration of sixty (60) days from the date of referral to such executive representatives; provided, however, that this provision shall not preclude a Party from instituting an action seeking injunctive relief.

1.5.	Disbursement of Funds.

1.5.1.	In no event shall Provider be required, directly or indirectly, to advance funds to or on behalf of Recipient. To the extent any Service requires Provider to disburse funds on behalf of Recipient, upon reasonable notice by Provider, Recipient shall provide such funds to Provider, by electronic funds transfer to any account designated by Provider in writing, no later than the business day immediately preceding the day such disbursement is to be made.

1.5.2.	In furtherance of the foregoing, in advance of any distribution of funds pursuant to the Payroll and Benefit Management Services, including the administration of

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any employee benefits claims (i) Provider shall provide Recipient with payroll and payroll tax reports, as applicable, and (ii) Recipient shall deposit in a bank account designated by Provider funds in an amount equal to the amount of such distribution. Recipient shall provide Provider with all information required to appropriately distribute such funds, including any necessary bank account numbers of employees, payment amounts and information required to remit funds to applicable tax authorities and benefits providers.

1.5.3.	The Parties acknowledge and agree that the obligations of Provider to disburse any funds on behalf of Recipient is contingent on the satisfaction by Recipient of its obligations relating to such funds under this Section 1.5.

1.6.	Benefit Plans. At the conclusion of the Services Period with regard to the employee benefit plans and the benefits administration thereof identified in Schedule 3, Recipient shall take all necessary actions to remove Provider as the identified plan administrator and shall promptly notify all participants and eligible employees of such removal and identify the new plan administrator. Additionally, Recipient shall indemnify and hold Provider, its employees, officers and directors harmless from any and all liabilities, including any attorney fees, asserted against Provider as a plan administrator for acts occurring after the conclusion of said Services Period.

2. CONTRACT PRICE AND PAYMENT SCHEDULE

2.1.	Contract Price.

2.1.1.	Initial Services Period Price. Recipient shall pay, with respect to each Service provided hereunder, the following amounts: (i) with respect to any Service Sub-Category of any Payroll and Benefit Management Service Sub-Category, any one-time charges set forth in the column headed “Initial Set Up Charge” in Schedule 3 hereto (the aggregate of all such one-time charges, the “Initial Fee”), (ii) with respect to any Service Sub-Category the amount set forth opposite such Service Sub-Category in the column headed “Monthly Base Fee” in Schedule 1 or Schedule 3 hereto, as the case may be (such amount, the “Monthly Base Fee”), if any, (iii) with respect to any Service Sub-Category of IT Services, the total variable costs associated with the provision of such Service Sub-Category, if any, calculated based on the factors set forth opposite such Service in the column headed “Monthly Variable Costs” in Schedule 1 hereto (such total variable costs, together with Treasury Variable Costs, the “Monthly Variable Cost”), (iv) with respect to the Treasury Services Service Sub-Category, the total variable costs associated with the provision of such Services, if any, calculated based on the factors set forth opposite the Treasury Service Service Sub-Category in Schedule 3 (the “Treasury Variable Costs”) and (v) any out-of-pocket expenses incurred by Provider in connection with the provision of each Service actually provided hereunder, which out-of-pocket expenses are not otherwise included in any of clauses (i), (ii) and (iii) above (the “Additional Out-of-Pocket Expenses”).

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2.1.2.	Fees after Termination. In the event that Provider relies on any third party provider in provision of any Services hereunder, Provider shall give prompt notice to such third party provider of any proposed termination of such Services and shall use its commercially reasonable efforts to cause such third party provider to terminate such Services on the scheduled termination date. In the event such third party service provider does not terminate such service on such date and Provider incurred any out-of-pocket expenses after the date of termination of the related Service, Recipient shall reimburse Provider for such reasonable out-of-pocket expenses to the extent they constitute Monthly Variable Costs.

2.1.3.	Extended Services Period Price. Recipient shall pay, with respect to each Payroll and Benefit Management Service for which an Extended Services Period is entered into pursuant to Section 6 of this Agreement, an amount equal to the amounts set forth in Section 2.1.1(ii), plus one hundred thirty percent (130%) of the Monthly Base Fee, if any, for such Service for the Extended Services Period.

2.1.4.	Monthly Base Fee for Payroll Tax Services. The Monthly Base Fee for Payroll Tax Services is (i) included in the Monthly Base Fee for Payroll Services, as set forth on Schedule 3 hereto, for the period from the date hereof through December 31, 2006, and is (ii) $5,000 per month for the period from January 1, 2007 to March 31, 2007.

2.2.	Calculation and Payment Schedule.

2.2.1.	Payment of Initial Fee. Recipient shall pay the Initial Fees of $50,000, as set forth in Schedule 3 hereto, on the Closing Date.

2.2.2.	Payment of Monthly Base Fees. Each month during the Term, Recipient shall pay the Monthly Base Fee for each Service provided during such month on or prior to the last business day of such month.

2.2.3.	Payment of Monthly Variable Costs and Out-of-Pocket Expenses. On a monthly basis, Provider shall deliver to Recipient a separate invoice for each Service with respect to which Provider incurred a Monthly Variable Cost and/or Additional Out-of-Pocket Expenses, setting forth the amounts of such costs. Each invoice shall be accompanied by a reasonably detailed description of the Monthly Variable Cost and/or Additional Out-of-Pocket Expenses associated with the provision of such Service during such month and, with respect to invoices for IT Services, each invoice shall be in a form consistent with the past practices of Provider with respect to such Services, as previously provided to APAC. Recipient shall pay all amounts due pursuant to each invoice within ten (10) business days of the date of such invoice.

2.2.4.	Wire Transfer. All payments made pursuant to this Section 2.2 shall be made in United States’ dollars by wire transfer to an account at a financial institution designated in writing by Provider.

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2.2.5.	Late Payment Fee. Any (i) portion of the Initial Fee not paid as of the Closing Date, (ii) Monthly Base Fees not paid by the last business day of the month and (iii) any Monthly Variable Costs or Additional Out-of-Pocket Expenses not paid within ten (10) business days after the receipt by Recipient of any invoice (any such day on which a payment amount is due, the “ Due Date”) shall bear interest at a rate equal to the rate of interest announced publicly by Citibank, N.A., as its prime rate on such Due Date, calculated on the basis of the actual number of days elapsed, divided by 365, from the Due Date until the date payment is received in full by Provider.

2.2.6.	Taxes. Recipient shall pay any and all applicable taxes and assessments, including, without limitation, any U.S., foreign, state, local, sales, use, property, gross receipts, provincial, transaction, value-added, goods and services, excise or similar taxes or other taxes of whatever nature, including any penalties or interest thereon (“ Taxes”), incurred in connection with Provider’s performance of the Services, if any, excluding income or franchise taxes that are based on or measured by the income of, or any branch profits or similar tax imposed on, Provider or any of its subsidiaries; provided, however, that, subject to the limitations set forth in Section 4.1, Recipient shall pay any excise tax or assessment imposed in connection with Provider’s violation of ERISA or the Code with respect to any benefit plan (“ ERISA Taxes”). With respect to Tax matters, the procedures set forth in Sections 9.01 and 9.06 of the Purchase Agreement are incorporated herein by reference and shall apply to this Agreement in the same manner such provisions apply to the Purchase Agreement.

2.2.7.	Audit. Upon the reasonable request and with prior written notice, during normal business hours and in such a manner as shall not unduly interfere with or interrupt the operation and conduct of Provider’s other businesses, Provider shall provide representatives of Recipient (including its internal and external auditors) with reasonable access to (i) the books, records, files and papers, whether in hard copy or computer format, used or held for use in the provision of the Services, and (ii) applicable employees of Provider who provide or manage provision of the Services, to permit an audit of any Monthly Variable Costs and/or out-of-pocket expenses required to be paid or reimbursed to Recipient pursuant to this Agreement. Notwithstanding anything in the foregoing to the contrary, the provisions of this Section 2.2.7 shall be subject to and limited by the provisions of any agreement Provider has with any third party vendor that provides some or all of the Services or otherwise assists in such Services that are subject to the audit.

3. FORCE MAJEURE

Neither Party shall have liability for any interruption of Services, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or from compliance with any law, decree, requirement or order of any Governmental Entity, or as the result of strikes, lock-outs or other labor difficulties; riot, insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God; acts of war or terrorism; or inability to obtain necessary labor, materials or utilities as a result thereof.

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In such event, a Party’s obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Each Party shall promptly notify the other upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, the delayed Party shall use all commercially reasonable efforts to resume its performance with all reasonable speed.

4. LIABILITY; INDEMNIFICATION

4.1.	Liability. Notwithstanding anything to the contrary in this Agreement, except in the case of any ERISA Taxes to the extent that such ERISA Taxes are attributable to Provider’s gross negligence or willful misconduct, claims for equitable relief and fraud, the maximum liability of Provider and its affiliates to, and the sole remedy of, Recipient and any of its affiliates (including the Transferred Companies) for breach of this Agreement or for any losses under this Agreement or otherwise arising with respect to the matters addressed herein (including any ERISA Taxes to the extent that such ERISA Taxes are not attributable to Provider’s gross negligence or willful misconduct), regardless of the form of action that imposes liability, whether in contract, negligence, intentional conduct, tort or otherwise, shall be a termination of the provision of the Service to which such breach or loss relates in accordance with Section 5.3 hereof and payment of an amount not to exceed the lesser of (i) the Initial Fee and the Monthly Base Fees payable during the applicable Service Period for the particular Service, (ii) the cost to Recipient or any of its affiliates (including the Transferred Companies) of performing the Service itself during the remainder of the applicable Services Period or (iii) the cost to Recipient or any of its affiliates (including the Transferred Companies) of obtaining the Service from a third party during the remainder of the applicable Services Period.

4.2.	Indemnity and Third Party Claims.

4.2.1.	Except with respect to any ERISA Taxes to the extent that such ERISA Taxes are attributable to Provider’s gross negligence or willful misconduct, Recipient shall indemnify, defend and hold harmless Provider, each affiliate of Provider and each of their respective officers, directors, employees, stockholders, agents and representatives, and each of the successors and assigns of any of the foregoing, from and against any and all losses, claims, damages, liabilities, Taxes, expenses (including reasonable legal fees and expenses) (“ Losses”) or other obligations that are incurred by Provider and its affiliates in connection with or arising from a breach of this Agreement by, or gross negligence or willful misconduct on the part of, Recipient or its affiliates (including the Transferred Companies).

4.2.2.	Provider shall indemnify, defend and hold harmless Recipient and its respective officers, directors, employees, stockholders, agents and representatives and assigns from and against any and all Losses or other obligations that are incurred by Recipient or its affiliates (including the Transferred Companies) in connection with or arising from a breach of this Agreement by, or gross negligence or willful misconduct on the part of, Provider or its affiliates.

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4.2.3.	With respect to any claim brought pursuant to this Section 4, the procedures set forth in Sections 9.04, 9.06 and 9.08 of the Purchase Agreement are incorporated herein by reference as if fully set forth herein; provided, however, that (i) references to Article IX in Section 9.04 shall be deemed to refer to Section 4 of this Agreement, (ii) the words “(including any amount included as a Specified Liability or reflected in the reported value of any Specified Asset in calculating the Closing Balance Sheet Amount)” in Section 9.04 shall be deemed deleted, (iii) references to “Section 9.02 or 9.03” in Section 9.06(a) shall be deemed to refer to Section 4 of this Agreement, (iv) the words “subject to Sections 9.05 and 9.07” in Section 9.06(a) shall be deemed deleted, (v) the words “under Section 9.02 or 9.03” in Section 9.06(c) shall be deemed to refer to Section 4 of this Agreement, (vi) the words “Subject to Section 9.05 and 9.07, the failure” in Section 9.06(c) shall be deemed amended and restated to read “The failure”, (vii) references to “Section 9.01” in Section 9.06(d)(i) shall be deemed to refer to Section 4 of this Agreement and (viii) references to “Sections 9.01, 9.02 or 9.03” in Section 9.08 shall be deemed to refer to Section 4 of the Agreement.

5. TERM; CANCELLATION FOR DEFAULT AND TERMINATION FOR CONVENIENCE

5.1.	Term. The term of this Agreement (the “Term”) shall commence on the date hereof and end on the last day of the longest Services Period.

5.2.	Termination for Convenience. Recipient may terminate this Agreement as to any Service under this Agreement by delivering to Provider a written notice of termination no later than sixty (60) days prior to the effective date of such termination, which notice shall specify the Service to be terminated and the effective date of such termination.

5.3.	Termination of Entire Agreement. Either Party shall have the right to terminate this Agreement effective upon delivery of notice to the other Party if the other Party materially defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the non-defaulting Party’s reasonable satisfaction within sixty (60) days following written notice of such default. In the case of a breach of Recipient’s payment obligations under Section 2 of this Agreement, Provider shall have the right to terminate this Agreement ten (10) business days after written notice of such breach is delivered to Recipient.

5.4.	Procedures on Termination. Following any termination of this Agreement, in whole or in part, each Party shall cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s business. Termination shall not affect any right to payment for Services provided prior to termination and rights to payments with respect to terminated services as set forth in Section 2.1.1. From and after the termination of any or all Services, Recipient shall have to further payment obligations with respect to such terminated services except as provided in this Section 5.4 and in Sections 2.1.1 and 2.1.2.

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5.5.	Effect of Termination. The early termination of this Agreement shall not affect the rights of either Party against the other for any prior breach of any covenant or agreement contained herein, including, without limitation, the obligation of Recipient to pay Provider any and all amounts payable hereunder for Services theretofore provided.

6. EXTENSION OF SERVICES PERIOD

Recipient may extend the period for which any Service is provided (any such period of extension with respect to a Service, the “Extended Services Period”) by giving written notice of such extension to Provider no later than sixty (60) days prior to the expiration of the Initial Services Period. Provider shall not be obligated to provide Services for any periods of time longer than the following: (i) with respect to any Payroll and Benefit Management Services, the Initial Services Period shall end on December 31, 2006, and such Services can be extended through March 31, 2007, provided that the Parties understand that (A) the last paychecks actually paid will be on the dates such paychecks are paid in the last month such Services are provided; (B) Provider cannot perform only Payroll or only Benefit Management Services during any period and (C) with respect to Form W-2 preparation, mailing and filing and Tax reporting, filing and remittance Services (collectively, the “Payroll Tax Services”) that will be provided by Provider to Recipient beyond December 31, 2006, in order to comply with tax reporting and filing requirements, the Initial Services Period shall end on March 31, 2007, and no extension beyond that date shall be requested by Recipient with respect to such Payroll Tax Services and (ii) with respect to any IT Services, the Initial Services Period shall end on July 31, 2007, and such Services can be extended through December 31, 2007.

7. PROPRIETARY INFORMATION

7.1.	Definition. The term “Proprietary Information” means all confidential or proprietary information, including but not limited to code or intellectual property information, which relates to and is disclosed by one Party (the “Originating Party”) to the other (the “Receiving Party”) in connection with this Agreement, it being acknowledged that, except for Proprietary Information that is protected from disclosure by the attorney-client privilege or work product doctrine, such Proprietary Information does not include the Tax structure or Tax treatment of the transactions contemplated by this Agreement), except as required by Applicable Law.

7.2.	Disclosure and Use. The Receiving Party shall preserve Proprietary Information received from the Originating Party in confidence and shall refrain from disclosing Proprietary Information to any third party without written authorization from the Originating Party. Except for software in source code form, these obligations will terminate three (3) years after the earlier of (i) the date on which this Agreement is terminated under either Section 5.2 or 5.3 hereof and (ii) the last day of the Term. During the Term, the Receiving Party shall use Proprietary Information received from the Originating Party solely in connection with the performance of this Agreement or the Transition. The disclosure and use obligations set forth above shall be considered satisfied by the Receiving Party through the exercise of the degree of care, but in no event less than reasonable care, used to restrict disclosure and use of its own information of like kind and importance.

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7.3.	Protection of Systems and Data.

7.3.1.	Without Recipient’s written permission, Provider agrees to use its commercially reasonable efforts not to access or manipulate Recipient data or systems during the Term except as required to perform Provider’s obligations under this Agreement or as agreed in writing between the Parties.

7.3.2.	Without Provider’s written permission, Recipient agrees to use its commercially reasonable efforts not to access or manipulate Provider’s data or system during the Term except as reasonably necessary in connection with the transition of the operations and data of the Transferred Companies from systems of Provider and its affiliates and except as otherwise permitted in this Agreement, which access is hereby permitted subject to the terms of this Agreement.

7.4.	Injunctive Relief. Both Parties acknowledge that breach of this Section 7 may cause damage of an irreparable and continuing nature to the Originating Party for which monetary damages may not provide adequate relief. Therefore, in addition to any monetary damages, the Originating Party is also entitled to seek an injunction, including if applicable, a temporary restraining order, to prohibit continued breach of this Agreement.

7.5.	Exceptions. This Agreement shall not restrict disclosure or use of Proprietary Information that is:

7.5.1.	known to the Receiving Party without restriction when received or thereafter is developed independently by the Receiving Party without reference to Proprietary Information of the Originating Party; or

7.5.2.	obtained without restriction from a source other than the Originating Party through no breach of confidence by the Receiving Party; or

7.5.3.	in the public domain when received, or thereafter enters the public domain through no fault of the Receiving Party; or

7.5.4.	disclosed by the Originating Party to a third party without restriction; or

7.5.5.	required by Applicable Law or regulation, provided the Receiving Party notifies the Originating Party of the requirement promptly, and cooperates with the Originating Party (at the request and expense of the Originating Party) in contesting the requirement.

7.6.	No Other Rights Granted. Proprietary Information shall remain the property of the Originating Party. Except for the rights expressly granted under this Agreement, neither this Agreement nor disclosure of Proprietary Information hereunder shall be construed as granting any right or license under any trade secrets, copyrights, inventions, or patents now or hereafter owned or controlled by either Party. Nor does this Agreement grant any right or license, or impose any restriction on use of disclosure

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with respect to information, other than Proprietary Information, disclosed or received by either Party in connection with this Agreement.

7.7.	Wind-up Activities. Upon completion or termination of the Services and unless instructed in writing to do otherwise by the Originating Party, the Receiving Party shall use commercially reasonable efforts to cease use of and return or destroy all of the Proprietary Information, if any, received from the Originating Party. The Originating Party may request, within sixty (60) days after termination of this Agreement, and the Receiving Party shall provide, written certification of the return or destruction. In the event that information not related to the sale or operation of the Transferred Companies is discovered by Recipient, Recipient shall contact Provider for instructions as to the disposition of that information and protect that information at the level of “Proprietary” in accordance with this Section 7.

8. MISCELLANEOUS

8.1.	Further Assurances. Each Party shall, from time to time after the Closing Date, at the request of any other Party and without further consideration, execute and deliver such other documents and instruments and take such other actions, as such other Party may reasonably request to effect the transactions contemplated by this Agreement.

8.2.	Agency. Provider and Recipient each agree and confirm that (a) they do not intend to create any form of partnership or joint venture with the other Party with respect to any of the Services, (b) they will not hold themselves out to the public as a partner with the other Party hereto or any other person with respect to any of the Services, (c) they do not have, or intend to form, a joint profit motive with the other Party or any other person with respect to any of the Services, (d) they are not authorized to act as, or to hold themselves out as, the agent of or to otherwise bind the other Party with respect to any of the Services, (e) unless otherwise required by the Internal Revenue Service or like governmental authority with jurisdiction over income tax matters, they will not file any partnership or other joint income tax return reflecting the other Party as a partner or joint venturer with respect to items of income, loss, deduction, or credit attributable to the Services, and (f) they will report all items of income, loss, deduction and credit attributable to the Services on their own tax returns in a manner consistent with the terms of this Agreement.

8.3.	Incorporation by Reference. The following provisions of the Purchase Agreement are incorporated herein by reference and shall apply to this Agreement in the same manner such provisions apply to the Purchase Agreement: Sections 8.01 (Amendments and Waivers), 10.03 (Attorney Fees), 10.04 (Notices), 10.07 (Entire Agreement), 10.5(a) (Interpretation), 10.08 (Severability), 10.06 (Counterparts), 10.09 (Jurisdiction), 10.10 (Governing Law), 10.11 (Waiver of Jury Trial) and 10.12 (Specific Performance).

8.4.	Competing Provisions. The Parties acknowledge and agree that certain provisions of this Agreement may be inconsistent with the provisions of the Purchase Agreement. To the extent that any provision hereof is inconsistent with the provisions of the Purchase

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Agreement, the provisions of the Purchase Agreement shall govern the subject of such inconsistencies in all respects.

8.5.	Survival: Sections 2 (with respect to Initial Fees and Monthly Base Fees accrued prior to termination of the applicable Services), 7 (with respect to Proprietary Information) and 8 (with respect to Miscellaneous provisions) hereof shall survive the termination of this Agreement.

8.6.	Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by either Party without the express written consent of the other, except that Provider may delegate its obligations for the provision of Services that historically have been performed by affiliates or third party service providers to such affiliates and third party providers consistent with past practice; provided that any such delegation shall not reduce or otherwise limit the liability of Provider under this Agreement.

8.7.	No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein expressed or implied shall be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

8.8.	Announcements. All media releases, public announcements and public disclosures by Provider, Recipient or their respective affiliates relating to this Agreement or the subject matter of this Agreement, excluding announcements solely intended for internal distribution or to meet legal or regulatory requirements, shall be approved by Provider and Recipient prior to release; provided, however, that Provider hereby consents to all uses of its name by Recipient which refer in accurate terms to the Services that Provider shall provide hereunder. Provider shall not use the names of Recipient and its affiliates (including the Transferred Companies) without prior written consent, except as may reasonably be necessary for the performance of its duties under this Agreement.

8.9.	No Solicitation. Without Provider’s prior written consent, Recipient shall not directly or indirectly solicit for employment or hire any person is employed by Provider on the date hereof in an executive or management level position. This obligation shall terminate one (1) year after the earlier of (i) the date on which this Agreement is terminated under either Section 5.2 or 5.3 hereof and (ii) the last day of the Term.

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14

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Ashland Inc.		Oldcastle Materials, Inc.

By:	/s/ Lamar M. Chambers	By:	/s/ Michael O’Driscoll
Name:	Lamar M. Chambers	Name:	Michael O’Driscoll
Title:	Vice President and Controller	Title:	Assistant Secretary

SCHEDULE 1

IT SERVICES PRICING

Service Sub-Category	Monthly Variable Cost			Expected Discontinuation Date	Monthly Base Fee
Voice Network	Voice network monthly variable costs based largely on number and duration of calls and use of toll free numbers, with some costs based on historical allocations. Local phone services (home office and business lines) billed directly through Profitline. Mobile phone services (including Blackberry and Wireless Cards) based upon historical charges for various plans and number and duration of calls.			August 1, 2007	$26,537

Data Network	Variable costs based on number of network lines, capacity and type of line.			August 1, 2007	$118,361

	Description of Lines	Number of Lines	Cost per Line*
	768 KB/sec	2	$850
	1.5MB/sec	2	$1,200
	512 KB	20	$790
	384 KB	7	$625
	256 KB	67	$575
	Broadband VPN	1	$100

	* includes circuit and associated router and switch maintenance

OS/390	N/A			August 1, 2007	$22,917

Intel	N/A			August 1, 2007	$16,400

Distributed Computing	N/A			August 1, 2007	$33,333

Total Service Delivery and Service Desk	Variable costs based on # of PCs (currently 2,588 total PCs: 2,207 PCs have variable costs of $40/PC/month and the remaining 381 PCs do not have associated variable costs because they are plant PCs). Billing by third party service provider to Provider occurs each quarter and is based on the # of PCs in use at the time of the once-a-quarter count, regardless of whether the use of any such PC continues subsequent to the count and the termination of such TSE.			August 1, 2007	$75,831

AS400	N/A			August 1, 2007	$33,333

UNIX	N/A			August 1, 2007	$17,000

Security	N/A			August 1, 2007	$40,250

Telephone Local Service	Variable costs paid by Ashland via Profitline and direct billed to APAC at cost.			August 1, 2007	$0

Mobile Phones	Variable costs paid by Ashland via Profitline and direct billed to APAC at cost.			August 1, 2007	$0

FiberLink Remote Access	Variable costs paid by Ashland via Profitline and direct billed to APAC at cost.			August 1, 2007	$0

Total					$368,723

SCHEDULE 2

IT SERVICES DETAILED SERVICE DESCRIPTION

Services Sub-Category	Activity Description	Key Service Products
Voice Network	Engineering, implementation, optimization, administration, call routing, call accounting administration and support, procurement, problem reporting, incident and problem management, problem resolution, 24X7 operational monitoring, and support (includes IMAC activity) of the voice communication network, hardware, software and services. Also includes hardware maintenance, software maintenance and licensing, and support for adjunct voice related applications.

PBX, Voice Mail, VoIP, and Video Conferencing System Configuration services, maintenance and support

•      Capacity planning, business need assessment, network planning, system design and implementation

•      Change, incident, problem and asset management

•      Security administration (includes third party access) and Sarbanes-Oxley Compliance

•      24X7 operational monitoring and support (problem monitoring, reporting and resolution)

•      System upgrades / optimization

•      Supplier management / selection

PBX, Voice Mail, Video Conferencing System and Contact Center Install/ Move / Add / Change activity

•      Coordinate all IMAC activity with suppliers and interface with the business and site contacts

•      Manage equipment inventory

•      Manage remote administration of IMAC activity

Manage, support and maintain Contact Center and Call Logging applications

•      Call logging installation, administration, support and quality monitoring

•      Report administration

•      Scripting of call and email / fax interaction for call routing and call treatments

•      Provide call flow designs

•      Agent, supervisor and application administration Manage voice services installation, support, upgrades and all other IMAC activity

•      Local phone service (home office and business lines),

•      Long distance, audio conferencing

•      Supplier, expense and contract management of mobile phone service (includes BlackBerry and Wireless Cards)

•      Small telephone and voice mail systems

•      Toll free numbers and routing

•      Circuit optimization

Provide Tier 3 support to Global Operations for problem resolution Invoice and supplier management, and procurement of all voice services, hardware, software and maintenance purchases

Services Sub-Category	Activity Description	Key Service Products
Data Network	Engineering, implementation, optimization, problem reporting, incident and problem management, problem resolution, 24X7 operational monitoring, and support (includes IMAC activity) of the data communication network, hardware, software and services. Also includes hardware maintenance, software maintenance and licensing.

Wide Area Network (WAN), Local Area Network (LAN), Remote / Mobile access and Wireless Network configuration, engineering, maintenance and support

•      Capacity planning, business need assessment, network planning, system design and implementation

•      Disaster recovery planning and testing

•      Internet connectivity

•      Domain name services (DNS) and IP address management (DHCP)

•      Quality of Service (QOS) supported of the WAN

•      Network security and firewall administration (includes third party access)

•      Change, incident, problem and asset management

•      Network upgrades / optimization

•      24X7 operational monitoring and support

•      Problem monitoring, reporting and resolution

•      Sarbanes-Oxley compliance

Wide Area Network (WAN), Local Area Network (LAN), and Wireless Network Install/ Move / Add / Change activity

•      Coordinate all IMAC activity with suppliers

•      Interface with the business and site contacts

•      Manage equipment inventory

•      Manage remote administration of IMAC activity

Provide Tier 3 support to Global Operations for problem resolution Invoice management, supplier selection and management, and procurement of all data related services, hardware, software and maintenance purchases

OS/390	Engineering & support, back-up & recovery, disaster recovery planning and testing, capacity management, performance tuning, 24X7 operational monitoring, problem reporting, incident and problem management, problem resolution, printing, storage and microfiche.	• HR Services • Payroll • APAC MCS (1535) • Integrated Accounting System (1510) • QMF • DB2 • File Aid for DB2 • Data Collection (1581) • Conversion Test (1588) • Project Pass

Services Sub-Category	Activity Description	Key Service Products
Intel

Usage and file/print activities, engineering and support,

data back-up & recovery, disaster recovery planning and testing, capacity management, performance tuning, 24X7 operational monitoring and support, software maintenance licensing and support, the Citrix environment.

• Citrix • Meta Frame Farm • HCSS Heavy Bid Software • Primavera Expedition • MCS

Distributed Computing	Engineering & support, back-up & recovery, disaster recovery planning and testing, capacity management, performance tuning, 24X7 operational monitoring, problem reporting, incident and problem management, problem resolution, printing, storage of applications that are distributed across multiple platforms (includes Lotus Notes).	• Large scale computer based printing • Application to application messaging • Business to business messaging • Lotus Notes • Web Methods

Security	Provide efficient, effective, and simplistic authentication and authorization processes and establish procedures to protect against inappropriate data access. Develop and maintain policy and standards to ensure data integrity, coordinate with auditing the review evaluation and compliance requirements necessary to provide appropriate security processes and procedures. Provide appropriate systems and business management tools to ensure reliable service levels. Maximize service level performance while stabilizing overhead requirements and achieving minimized costs. Providing control objectives (integrity, accountability, availability, etc.) using security services (authentication, authorization, etc) comprised of controls and technology (Logon id’s, encryption, password management, audit assessments, etc.) to security information at all levels of the organization.

•      2,182 APAC computer users of which 1,518 reside on an AS/400 that we help administratively manage

•      Manage 652 ID’s on an APAC development machine

•      Notes setup and ongoing security access to Lotus Notes databases and group distribution change requests

•      Manage fire-call ID requests and approvals

•      Administer their AS/400 platform access

•      Troubleshoot AS/400 issues and request status issues

•      Administer formal process for allowing one person to view another persons Lotus Notes

•      Review daily/weekly reports for cell phone and blackberry access

•      AS/400 user reviews

•      NetIQ reviews seeking proactive problem identification

•      HRDS updates (terminations, retirements, leave of absence, military leave, etc.)

•      Coordinate 1,518 JDE updates on ID information

•      Manage audit reports and assist with non-Ashland ID management

•      Manage all shares and permissions, group account in terms of moves, adds, changes and deletes, as well and troubleshoot security issues to 72 APAC servers

Services Sub-Category	Activity Description	Key Service Products
Service Delivery /PC Services	Support of the PC environment. Application wrapping, application registration, tools development, asset and configuration management, Tier 3 support, service delivery management, quality assurance testing, break / fix and IMAC activities. Delivery, procurement and support of all PC related hardware and software products and services to the business.

Service Delivery

•      PC IMACD, hardware and software installation, and hardware break/fix

•      Printer repair

•      LAN/WAN IMACD; Tier-2 troubleshooting; and repair

•      Voice desktop and switch IMACD; Tier-2 troubleshooting; and repair

•      Video IMACD; Tier-2 troubleshooting; and repair

Service Management

•      Coordination with business on application registration and deployment events

•      Incident escalation for business impacting PC issues

PC Engineering

•      PC operating system engineering and image creation

•      Engineering and maintenance of standard set of PC applications

•      Maintain software distribution systems

Quality Assurance

•      Testing and acceptance of PC software to ensure compatibility with Ashland standard PC software

•      Develop installation and support instructions registered PC applications

Tier-3

•      Printer support, such as: driver testing, acceptance, and installation; print server setup; print server configuration break/fix

•      Tier-3 client configuration, application and hardware support

•      PC hardware add-ons (i.e. PCI cards) and peripheral testing and implementation.

•      Client OS security software patching

Asset and Configuration Management

•      Software license compliance tracking and optimization

•      PC and peripheral asset tracking

AS/400	Engineering & support, back-up & recovery, disaster recovery planning and testing, capacity management, performance tuning, 24X7 operational monitoring, problem reporting, incident and problem management, problem resolution, printing, storage.	• ERP System (JD Edwards) • Financial order entry, manufacturing and purchasing • Tape Management (LXI) • Turnover • Taa Tools • Blockade (password synchronization) • EMC Copy Point	• EMC Time Finder • Mplus • STK / RMLS • Communicator • ESSBAS • Websphere • IXOS

Services Sub-Category	Activity Description	Key Service Products
Service Desk	Incident resolution of PC related service calls, performs password resets and the immediate software install process, Tier 1 and Tier 2 application support

Service Desk (Tier-1)

•      7x24x365 single point of contact for all IT related issues

•      Enters all reported IT related issues in Incident Management tool

•      Resolves incidents with scriptable and semi-scriptable resolutions

•      Provide installation of software

•      Communication with IM team for all Severity 1 and Severity 2 reported issues

•      Escalate tickets that are not scriptable, or require additional resources to resolve

•      Solicit customer satisfaction using an automated survey

•      Provide detailed reporting on daily, weekly, and monthly basis

Application Support (Tier-2)

•      Escalation point for the Service Desk

•      Resolves incidents with non-scriptable resolutions

•      Test configuration changes in various applications

•      Perform documented procedural activities within application back-end systems

•      System administration in various applications

•      Enters/completes security requests in various applications

•      Solicit customer satisfaction using an automated survey

•      Document work instructions and process flows

•      Root cause analysis for problem identification and resolution

J2EE / Unix	Engineering & support, back-up & recovery, disaster recovery planning and testing, capacity management, performance tuning, 24X7 operational monitoring, problem reporting, incident and problem management, problem resolution, printing, storage.

•      Infrastructure for J2EE and other Unix applications

•      Business to Business and Application to Application environment

•      Weblogic

•      Webmethods

•      Inet Drivers

•      Oracle DBS

•      Microsoft SQL Server (DBMS)

•      Apache

•      AIX operating system

•      Tivoli

•      EMC Storage

•      Windows operating system

•      Cognos Report Net

•      OneSight

SCHEDULE 3

PAYROLL AND BENEFIT MANAGEMENT SERVICES PRICING

Service Sub-Category	Description	Monthly Base Fee	Initial Set Up Charge	One-time Variable Cost	Expected Discontinuation Date	Comments

Payroll

-  Bi-weekly pay processing for salaried population

-  Weekly pay processing for hourly population

-  W4 Maintenance and entry

-  Garnishment interpretation, setup and Maintenance

-  Tax withholding administration

-  Government reporting

-  Disbursement control and remittance

-  Special check processing

-  Check printing, handling and distribution

-  FMLA process

-  Deduction Maintenance

-  Direct deposit management

-  Payroll journal entry processing

-  Unemployment Tax management support

-  Absence tracking (salaried only)

-  Other services (see Schedule 2 – Detailed Payroll)

-  Provide all payroll data to Recipient or its delegate on 12/15/06

		$125,000	$30,000		January 1, 2007	- Payroll Transition services include 4.75 FTE months for system set-up on front-end and data/file transfer work on back-end - Does not include cost of JDE contractor, which will be direct billed

Payroll Tax Services	- Tax reporting, filing and remittance - W2 preparation, mailing and filing	See Note in “Comments”	N/A		March 31, 2007	The Monthly Base Fee for Payroll Tax Services is included in the Monthly Base Fee for Payroll Services for the period through 12/31/06, and is $5,000 for the period from 1/1/07 to 3/31/07.

Records Management	- All data entry for salaried - Partial data entry for hourly - Records Maintenance - System Maintenance	$56,000	N/A		January 1, 2007

Service Sub-Category	Description	Monthly Base Fee	Initial Set Up Charge	One-time Variable Cost	Expected Discontinuation Date	Comments
Call center	- Maintenance of the call center for benefits and HR policy related questions - Harassment hotline, dedicated line for Spanish speaking APAC employees - Enrollment related questions - Employment verification - Personnel data inquiries	$22,300	N/A		January 1, 2007	For changes in benefits, calls will be escalated to Cambridge associates; if volume of calls will increase due to the transition, Ashland will notify Oldcastle and provide basis for headcount increase. Cambridge will conduct early November enrollment for January 2007 time period

Treasury Services	- Check stock - Automated Clearing House (“ACH”) credits/debits fees - Stop payment fees - Wire transfer fees - Positive pay exceptions fees - File transmission fees - Treasury personnel

“Treasury Variable Costs” shall be calculated according to the following:

-  Check stock and ACH fees based upon the number of employees paid during the period

-  Fees related to stopped payments, wire transfers, positive pay exceptions and file transmission will be charged to Oldcastle as they occur

-  Personnel at a rate of $25 / hour / employee

					January 1, 2007

Service Sub- Category	Description	Monthly Base Fee	Initial Set Up Charge	One-time Variable Cost	Expected Discontinuation Date	Comments
Benefits Administration

The following services for all Buyer Plans listed on Schedule 5, directly or through service providers retained by Provider and listed on Schedule 5:

-  Handle all benefit determinations, claims and appeals

-  Interpret and implement the terms of the Buyer Plans

-  Authorize and direct all disbursements of benefits and other sums

-  Handle all payroll deductions and corresponding contributions

-  Track plan costs and make reports available to Buyer in the same manner Seller does for its own plans, except with respect to Buyer Plan # 19 on Schedule 5

-  Support Recipient’s employees and management with respect to vendor and other service issues in the same manner as such support is provided with respect to Seller’s employees and management

-  Assist in communicating with Business Employees and Seller Business Employees

-  Handle all administrative support for passive/elective open enrollment at the time of Closing and during August open enrollment and process any enrollment changes

-  Handle all necessary regulatory compliance (including but not limited to COBRA, HIPAA and FMLA)

-  Manage external vendors

-  Provide support and information on plan design and administrative features that are to be in effect after the Service Period and aid in the transition of any applicable carriers at the end of the Service Period, except as relates to vendor negotiated fees

-  Provide all information to Recipient after the Service Period ends as reasonably requested by Recipient to assist Recipient with completion of any applicable forms to be filed with gov’t agencies relating to the Buyer Plans due after the Service Period

-  Provide all LTD claims records to Recipient on 12/15/06 and 12/31/06, so Recipient can take over claims management on 1/1/07

		$69,000	$20,000		January 1, 2007

•      During the Term, Provider shall be the administrator of the Buyer Plans (within the meaning of Section 3(16) of ERISA);

•      Recipient shall become the administrator of the Buyer Plans effective on the end of the Term if it chooses to continue any such plans;

•      If Recipient chooses to become the administrator of a Buyer Plan, Provider shall transfer all records relating to the administration of any Buyer Plan, as reasonably requested by Recipient, subject to any reasonable limitations and Recipient’s reimbursement of reasonable costs incurred by Provider in connection therewith. With respect to the transfer of any such records, Provider will not provide or accept any direct electronic feeds to new third party providers, and will not provide or accept any direct electronic feeds to current third party providers after the expiration of the Term.

Benefits Administration (Other)	- Print, assemble, mail benefits brochures for August enrollment			$1.50 / employee, total estimate $13,500		OMG will create benefits-related communications regarding August enrollment

Service Sub- Category	Description	Monthly Base Fee	Initial Set Up Charge	One-time Variable Cost	Expected Discontinuation Date	Comments
Medical Services Administration

Short Term Disability administration includes:

-  Intake of completed medical forms

-  Medical review and approval of each form

-  Email notification to APAC/purchasing company contact(s) of each case

-  Follow up of each case until closed. 800# will still be available to managers and patients who need to call

-  Medical record management of STD cases only

-  Tracking of all cases by region, division, etc as requested with confidential medical information blinded

Other Medical Services administration includes:

-  Medical records maintenance

-  Administration of new hire, DOT and OSHA exams

-  Assistance with the development and launch of a new medical exam management system

		$30,000	N/A		January 1, 2007

-  Medical does not have access to information with respect to eligibility for FMLA, short term disability, vacation, etc. This information shall be tracked by Recipient.

-  Decisions in cases that are questionable regarding Workers Compensation or short term disability shall be made by Recipient.

Reporting	- HRIS system maintenance - HR data reporting - SOX compliance for HR data	$9,700	N/A		January 1, 2007

Total		$312,000	$50,000

SCHEDULE 4

DETAILED PAYROLL SERVICES

APAC Salaried Payroll Services	APAC Hourly Payroll Services

W4 maintenance & entry	W4 maintenance & entry

Garnishment interpretation, setup and maintenance	Garnishment interpretation, setup and maintenance

Process payroll	Process payroll

Tax reporting, filing, remittance	Tax reporting, filing, remittance

Tax withholding administration	Tax withholding administration

Government reporting	Government reporting

Disbursement control & remittance	Disbursement control & remittance

Special check processing	Special check processing

Check printing, handling, distribution	Check printing, handling, distribution

Payroll journal entry processing	Payroll journal entry processing

Banking and positive pay processing	Banking and positive pay processing

Direct deposit management	Direct deposit management

ACH processing and control	ACH processing and control

FMLA process	FMLA process

W2 preparation, mailing, filing	W2 preparation, mailing, filing

Ad-hoc reporting	Ad-hoc reporting

Unemployment tax management support	Unemployment tax management support

Special projects	Special projects

Timesheet entry

Deduction maintenance

Special earnings processing (executive compensation support)

Absence tracking

Policy interpretation & enforcement

Payroll employee data record maintenance

Account reconciliation

SCHEDULE 5

BUYER PLANS and SERVICE PROVIDERS

1)	Medical Plan for Salaried Employees - Anthem Blue Cross/Blue Shield shall be the third party administrator, and Medco shall provide prescription drug services

2)	Hourly Medical Plan - Anthem Blue Cross/Blue Shield shall be the third party administrator, and Medco shall provide prescription drug services

3)	Dental Plan for Salaried Employees - Basic option shall be administered by MetLife and enhanced option shall be administered by Delta Dental

4)	Hourly Dental Plan - Basic option shall be administered by MetLife and enhanced option shall be administered by Delta Dental

5)	Vision Cost Assistance Plan - Benefits shall be provided through an insurance policy underwritten by Combined Life Insurance Company of America and administered by EyeMed Vision Care

6)	Group Life Insurance Plan - Prudential shall be the insurer

7)	Group Variable Universal Life Insurance Plan - Metropolitan Life (formerly Paragon) shall be the insurer

8)	Group Life Insurance Plan for Hourly Employees - Prudential shall be the insurer

9)	The accidental death and dismemberment portion of the Group Life Insurance Plan and the Group Life Insurance Plan for Hourly Employees - Mutual of Omaha shall be the insurer

10)	Voluntary Personal and Family Accidental Death and Dismemberment Plan - Mutual of Omaha shall be the insurer

11)	Long Term Disability Plan - Prudential shall be the third party administrator

12)	Occupational and Accidental Death and Disability Plan - Mutual of Omaha shall be the insurer

13)	Travel Accident Insurance Plan - Life Insurance Co. of North America shall be the insurer

14)	Employee Assistance Plan - Ashland will provide the current third party provider with data on eligible employees

15)	Legal Plan - Hyatt Legal Plans shall be the provider

16)	Adoption Assistance Program - Provider shall administer

17)	Long Term Care Insurance Program - CNA shall be the insurer

18)	Educational Reimbursement Program - Recipient shall approve and Provider shall administer

19)	Sick Pay Policy and Short Term Disability Program - Provider shall provide Short Term Disability medical review and case and medical record management, as currently provided by Provider to the Transferred Companies

20)	APAC Divestiture Severance Program pre-Closing - Provider shall execute severance and retention program for day-one eliminations

21)	APAC Mirror Divestiture Severance Program post-Closing - Provider shall help administer by providing necessary information

22)	The following other employee benefits:

a)	Ashland Inc. Employees Credit Union

b)	Ayco Group Financial Services

c)	529 Savings Plan offered by Fidelity

d)	Group Auto & Homeowner’s insurance - MetLife shall be the insurer.

23)	In addition, (i) as provided under the Stock Purchase Agreement, Recipient shall assume sponsorship of the APAC, Inc. Hourly Savings Plan (which such plan shall be treated as a Buyer Plan for purposes hereof and with respect to which Fidelity Management Trust Company shall be the trustee and Fidelity Investments shall provide third party administration services and mutual fund investment options), and (ii) Provider shall continue to sponsor the Flexible Spending Accounts Plan (and WageWorks shall be the third party administrator), which Plan shall continue to cover Recipient’s employees and their eligible dependents until the end of the Service Period.

24)	Medical Department Services - Provider shall administer

EXHIBIT B

APAC INDEMNITY LETTER

August 28, 2006

Ashland Inc.

50 E. River Center Boulevard

Covington, KY 41012

Reference is made to Section 9.03(b) of that certain Stock Purchase Agreement dated as of August 19, 2006 (the “Purchase Agreement”) by and between Ashland Inc., a Kentucky corporation (“Seller”), and Oldcastle Materials, Inc., a Delaware corporation (“Purchaser”). Unless otherwise defined herein, capitalized terms used in this letter agreement without definition shall have the meanings given such terms in the Purchase Agreement.

From and after the Closing, Ashland Paving And Construction, Inc. (“APAC”) shall indemnify and hold harmless each of Seller and its affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the “Seller Indemnitees”) against and from any Loss suffered or incurred by such Seller Indemnitee to the extent arising from all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before on or after the Closing Date, of any Transferred Company, including any such obligations or liabilities contained in APAC Contracts to which any Transferred Company is a party or any agreement, lease, license, permit, plan or commitment that, because it fails to meet the relevant threshold amount or term, is not included within the definition of APAC Contracts (in each case other than to the extent indemnification by Seller is provided under Article IX of the Purchase Agreement).

Sections 9.04, 9.06 and 9.08 of the Purchase Agreement are hereby incorporated herein by reference as if fully set forth herein; provided, however, that (i) references to “Article IX” in Section 9.04 of the Purchase Agreement shall be deemed to refer to this letter agreement, (ii) the last sentence of Section 9.04 shall be deemed amended and restated to read as follows: “Amounts payable pursuant to this letter agreement shall be payable without duplication of any other amount payable pursuant to the Purchase Agreement”, (iii) references to “Section 9.02 or 9.03” in Section 9.06(a) of the Purchase Agreement shall be deemed to refer to this letter agreement, (iv) the words “subject to Sections 9.05 and 9.07” in Section 9.06(a) of the Purchase Agreement shall be deemed deleted, (v) the words “under Section 9.02 or 9.03” in Section 9.06(c) of the Purchase Agreement shall be deemed to refer to this letter agreement, (vi) the words “Subject to Section 9.05 and 9.07, the failure” in Section 9.06(c) of the Purchase Agreement shall be deemed amended and restated to read “The failure”, (vii) references to “Section 9.01” in Section 9.06(d)(i) of the Purchase Agreement shall be deemed to refer to this letter agreement and (viii) references to “Sections 9.01, 9.02 or 9.03” in Section 9.08 shall be deemed to refer to this letter agreement.

This letter agreement and the rights and obligations hereunder shall not be assignable or transferable by any party (including by operation of law in connection with a merger or consolidation of such party) without the prior written consent of the other party thereto. Any attempted assignment in violation of the foregoing sentence shall be void. Notwithstanding anything to the contrary in this letter agreement, (i) the prior written consent of APAC shall not be required in connection with the assignment or transfer of Seller’s rights and obligations under this letter agreement pursuant to any merger or consolidation of Seller into, or a sale of all or substantially all of the assets of Seller to, another person; provided that, in the event of any sale of all or substantially all of the assets of Seller to another person, such person shall assume all obligations of Seller under this letter agreement, and (ii) the prior written consent of Seller shall not be required in connection with the assignment or transfer of APAC’s rights and obligations under this letter agreement pursuant to any merger or consolidation of APAC into, or a sale of all or substantially all of the assets of APAC to, another person; provided that, in the event of any sale of all or substantially all of the assets of APAC to another person, such person shall assume all obligations of APAC under this letter agreement.

Remainder of page intentionally left blank

The parties have duly executed this letter agreement as of the date first written above.

Very truly yours,
ASHLAND PAVING AND CONSTRUCTION, INC. a Delaware corporation

By:	/s/ R. Kirk Randolph
Name:	R. Kirk Randolph
Title:	President

Agreed and Accepted:

ASHLAND INC.

a Kentucky corporation

By:	/s/ Lamar M. Chambers
Name:	Lamar M. Chambers
Title:	Vice President and Controller

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is between Ashland Inc., a Kentucky corporation (“Ashland”) and Ashland Paving And Construction, Inc. and its Subsidiaries (collectively, “APAC”). Reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of August 19, 2006, between Ashland and Oldcastle Materials, Inc., a Delaware corporation (“Oldcastle”), for the sale of APAC. Unless otherwise defined herein, capitalized terms used in this Agreement without definition shall have the meanings given to such terms in the Purchase Agreement.

Ashland desires to assign to APAC, and APAC desires to assume from Ashland, the contracts (the “Assigned Contracts”) set forth on Schedule 1 (attached hereto). Therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

SECTION 1. Assignment. Ashland hereby assigns, conveys, transfers and delivers all of Ashland’s right, title and interest in, to and under the Assigned Contracts.

SECTION 2. Assumption. APAC hereby accepts such assignment, conveyance, transfer and delivery of all of Ashland’s right, title and interest in and to the Assigned Contracts and, subject to Oldcastle’s rights under Section 9.02(a)(vi) of the Purchase Agreement, assumes and agrees to pay, honor, perform and discharge all obligations and liabilities of Ashland under such Assigned Contracts.

SECTION 3. Certain Waivers. APAC hereby waives, relinquishes and releases Ashland and its affiliates and each of their respective officers, directors, managers, employees, stockholders, agents and representatives (the “Related Parties”) from any and all Losses that any party to any Assigned Contract might have asserted or alleged against Ashland or any Related Party at any time by reason of, or arising out of, any matters relating to such Assigned Contract except to the extent set forth in, and subject to Oldcastle’s rights under, Section 9.02(a)(vi) of the Purchase Agreement. Notwithstanding anything to the contrary in this Agreement, (i) the prior written consent of Oldcastle shall not be required in connection with the assignment or transfer of Ashland’s rights and obligations under this Agreement pursuant to any merger or consolidation of Ashland into, or a sale of all or substantially all of the assets of Ashland to, another person; provided that, in the event of any sale of all or substantially all of the assets of Ashland to another person, such person shall assume all obligations of Ashland under this Agreement, and (ii) the prior written consent of Ashland shall not be required in connection with the assignment or transfer of Oldcastle’s rights and obligations under this Agreement pursuant to any merger or consolidation of Oldcastle into, or a sale of all or substantially all of the assets of Oldcastle to, another person; provided that, in the event of any sale of all or substantially all of the assets of Oldcastle to another person, such person shall assume all obligations of Oldcastle under this Agreement.

SECTION 4. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

SECTION 6. Severability. Whenever possible, each provision or portion of any provision of this Guarantee shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Guarantee (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

Remainder of page intentionally left blank

Effective the 28th day of August 2006.

Ashland Inc.		Ashland Paving And Construction, Inc.

By:	/s/ Lamar M. Chambers	By:	/s/ R. Kirk Randolph
Name:	Lamar M. Chambers	Name:	R. Kirk Randolph
Title:	Vice President and Controller	Title:	President

SCHEDULE 1

ASSIGNED CONTRACTS

1)	Corporate Procurement Agreement between Ashland, Inc. and Bucyrus Blades, Inc., dated October 6, 2003, amended effective August 1, 2005

2)	Corporate Procurement Agreement between Ashland, Inc. and Donaldson Company, Inc., dated August 1, 2003, amended September 27, 2005

3)	Master Purchase Agreement between Ashland, Inc. and Goodyear Tire & Rubber Company, dated December 19, 2002 and amended by Addendum effective January 1, 2005

4)	Master Rental Agreement between Ashland, Inc. and Hertz, dated January 21, 2003, amended November 2004

5)	Corporate Procurement Agreement between Ashland, Inc. and Ingersoll-Rand Company, effective October 30, 2003

6)	Corporate Procurement Agreement between Ashland, Inc. and Interstate Battery, dated March 21, 2005

7)	Master Purchase Agreement between Ashland Inc. and Kawasaki Construction Machinery Corporation of America, effective March 1, 2003, and Amendment dated September 5, 2004

8)	Corporate Procurement Agreement between Ashland, Inc. and Komatsu America Corp., effective May 1, 2004

9)	Corporate Procurement Agreement between Ashland, Inc. and Menardi-Mikropul, LLC (Baghouses), effective July 1, 2005

10)	Corporate Procurement Agreement between Ashland, Inc. and Roadtec, Inc., effective January 8, 2004

11)	Corporate Procurement Agreement between Ashland, Inc. and Sakai America, Inc., effective October 30, 2003

12)	Supply Agreement between Ashland, Inc. and Truman Arnold Companies, effective March 1, 2006

SELLER DISCLOSURE SCHEDULE TO

STOCK PURCHASE AGREEMENT

between

ASHLAND INC.

and

OLDCASTLE MATERIALS, INC.

Dated as of August 19, 2006

INTRODUCTION

REFERENCE IS MADE TO THE STOCK PURCHASE AGREEMENT DATED AS OF AUGUST 19, 2006 (THE “STOCK PURCHASE AGREEMENT”), BETWEEN ASHLAND INC., A KENTUCKY CORPORATION (“SELLER”) AND OLDCASTLE MATERIALS, INC., A DELAWARE CORPORATION (“PURCHASER”). CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE STOCK PURCHASE AGREEMENT.

This Seller Disclosure Schedule is qualified in its entirety by reference to specific provisions of the Stock Purchase Agreement, and is not intended to constitute, and shall not be construed as constituting, representations or warranties of Seller or its affiliates except as and to the extent provided in the Stock Purchase Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the business, assets, properties, financial condition, results of operations or prospects of the Transferred Companies, taken as a whole.

Matters reflected in this Seller Disclosure Schedule are not necessarily limited to matters required by the Stock Purchase Agreement to be reflected in this Seller Disclosure Schedule. To the extent any such additional matters are included, they are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

This Seller Disclosure Schedule and the information and disclosures contained in this Seller Disclosure Schedule are intended only to qualify and limit the representations, warranties and covenants of Seller contained in the Stock Purchase Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties or covenants.

Any matter set forth in any provision, subprovision, section or subsection of this Seller Disclosure Schedule shall be deemed set forth for all purposes of this Seller Disclosure Schedule to the extent relevant and reasonably apparent.

Headings and subheadings have been inserted herein for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the Sections as set forth in the Stock Purchase Agreement.

The information contained herein is in all events subject to the Confidentiality Agreement.

Schedule 1.04:

Form of Statement

Dollars in Thousands	Target Balance Sheet Amount (Sept. 30, 2005)		Closing Balance Sheet Amount (Closing Date)		Stock Purchase Agreement Reference
Specified Assets:
Accounts receivable, net	$358,060				1.04	(b)(i)
Construction in progress	145,117				1.04	(b)(i)
Inventories	87,260				1.04	(b)(i)
Other current assets	18,788				1.04	(b)(i)
Investment in equity affiliates	10,505				1.04	(b)(i)
Other noncurrent assets	17,542				1.04	(b)(i)
(Less) Specified Liabilities:
Trade and other payables	(335,957)				1.04	(b)(i)
Billings in excess of costs and estimated earnings	(65,168)				1.04	(b)(i)
Other long-term liabilities	(90,214)				1.04	(b)(i)
Adjustments:
(Less) amounts to be excluded from current assets:
Cash, cash in transit and cash equivalents	—				1.04	(b)(ii)
Energy derivatives instruments and related margin accounts - current portion	—				1.04	(b)(ii)
Prepaid insurance premium (excludes prepayment for surety bonds)	(3,888	)(a)(b)
(Less) amounts to be excluded from non-current assets:
Energy derivatives instruments and related margin accounts - non-current portion	(5,295)				1.04	(b)(ii)
Add amounts to be executed from current liabilities:
Pension liability - current	46,900				1.04	(b)(ii)
Incentive compensation (variable pay) reserves - current portion	7,967				1.04	(b)(ii)
Add amounts to be excluded from other long-term liabilities:
Tanner supplemental executive retirement plan liability	351				1.04	(b)(ii)
Incentive compensation (variable pay) reserves - non-current portion	1,495				1.04	(b)(ii)
Liability for remaining payment under Wedowee quarry acquisition	500				1.04	(b)(ii)

Total	$193,963

Purchase Price Adjustment - Increase (Decrease)			(c	)

(a)	Unamortized annual premiums prepaid to Ashland or Ashland’s captive insurer for workers compensation, auto/general liability, all-risk property and pollution and excess liability coverage amortized over the year.
(b)	Excludes unamortized surety bond costs prepaid for individual construction jobs and amortized over the life of the respective jobs.
(c)	Calculated as total Closing Balance Sheet Amount less total Target Balance Sheet Amount.

Schedule 2.03:

No Conflicts; Consents (Seller)

For purposes of this Schedule 2.03, Purchaser acknowledges and agrees that Purchaser shall be deemed on notice of any required consent to the extent that it is set forth in any contract that is listed on Schedule 3.08, including the following:

1)	Bandag Fleet Sales Agreement between Ashland, Inc. (Fleet) and Bandag Incorporated, effective September 3, 2002, amended March 3, 2005

2)	Master Purchase Agreement between Ashland, Inc. and Bridgestone, effective September 5, 2002, amended August 18, 2004

3)	Cintas Corporation and Ashland Inc.–Multiple Location Rental Account Agreement dated December 8, 2000 and Addendums of January 1, 2001, September 25, 2001, November 30, 2005, and December 20, 2005

4)	JPMorgan - Commercial Card Agreement between Bank One, NA and Ashland Inc. dated May 20, 2002

5)	Master Services Agreement between Ashland Inc. and Verifications, Inc., dated June 24, 2004

2

Schedule 2.04:

The Shares

None.

3

Schedule 3.01:

Organization and Standing

Ashland Paving And Construction, Inc. (DE) (Name to be changed to “APAC Holdings, Inc.” on August 22, 2006.)

APAC, Inc. (DE)

APAC-Arkansas, Inc. (DE)

APAC-Atlantic, Inc. (DE)

APAC-Kansas, Inc. (DE)

APAC-Mississippi, Inc. (DE)

APAC-Missouri, Inc. (DE)

APAC-Oklahoma, Inc. (DE)

APAC-Southeast, Inc. (GA)

APAC-Tennessee, Inc. (DE)

APAC-Texas, Inc. (DE)

Ashland Construction Communications Company (DE) (Name to be changed to “APAC Construction Communications Company” on August 22, 2006.)

Limpus Quarries, Inc. (MO)

4

Schedule 3.02:

Capital Stock of the Subsidiaries

Subsidiary	Authorized Capital Stock	Outstanding Capital Stock	Record Owners	Beneficial Owners
APAC-Arkansas, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Atlantic, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Kansas, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Mississippi, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Missouri, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Oklahoma, Inc.	1,000 Common Class A; 1,000 Non-voting Class B Cumulative Preferred	10 Common; 0 Preferred	APAC	N/A

APAC-Southeast, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Tennessee, Inc.	1,000 Common	10 Common	APAC	N/A

APAC-Texas, Inc.	1,000 Common	10 Common	APAC	N/A

APAC, Inc.	1,000 Common	10 Common	APAC	N/A

Ashland Construction Communications Company (Name to be changed to “APAC Construction Communications Company” on 8/22/06)	1,000 Common	10 Common	APAC	N/A

Limpus Quarries, Inc.	2,000 Common	132 Common	APAC-Kansas, Inc.	N/A

5

Schedule 3.03:

No Conflicts; Consents (APAC)

For purposes of this Schedule 3.03, Purchaser acknowledges and agrees that Purchaser shall be deemed on notice of any required consent to the extent that it is set forth in any contract that is listed on Schedule 3.08, including the following:

1)	Civil Equipment Agreement between APAC, Inc. and Caterpillar, effective May 1, 2004

2)	Mineral Extraction Agreement between APAC-Southeast, Inc. and Vecellion & Grogan (White Rock Quarries-South), entered into October 19, 2004

6

Schedule 3.04(a):

Financial Statements

See attached Financial Statements (audited as of September 30, 2005, and unaudited as of June 30, 2006.)

7

Schedule 3.04

CONSOLIDATED FINANCIAL STATEMENTS

Ashland Paving and Construction, Inc.

and Subsidiaries

Years Ended September 30, 2005, 2004 and 2003

Ashland Paving and Construction, Inc.

and Subsidiaries

Years Ended September 30, 2005, 2004 and 2003

Report of Independent Auditors

The Board of Directors

Ashland Inc.

We have audited the accompanying consolidated balance sheets of Ashland Paving and Construction, Inc. as of September 30, 2005 and 2004, and the related consolidated statements of operations, owner’s equity, and cash flows for each of the three years in the period ended September 30, 2005. These financial statements are the responsibility of Ashland Paving and Construction, Inc.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ashland Paving And Construction, Inc. as of September 30, 2005 and 2004, and the consolidated results of its operations and its cash flows for the three years in the period ended September 30, 2005, in conformity with accounting principles generally accepted in the United States.

October 28, 2005

Ashland Paving and Construction, Inc.

and Consolidated Subsidiaries

Consolidated Balance Sheets

	September 30
	2005	2004
	(In Thousands)
Assets
Current assets:
Accounts receivable, net (includes billed retainage of $73,441 thousand in 2005 and $67,629 thousand in 2004)	$358,060	$337,136
Construction in progress	145,117	127,567
Inventories	87,260	75,281
Deferred income taxes	20,594	10,068
Receivable from parent	—	75,144
Other current assets	18,788	15,131

Total current assets	629,819	640,327

Goodwill and other intangibles	414,574	413,902
Investment in equity affiliates	10,505	6,529
Other noncurrent assets	17,542	10,435
Net property, plant, and equipment	591,968	478,151

Total assets	$1,664,408	$1,549,344

Liabilities and owner’s equity
Current liabilities:
Trade and other payables	$335,957	$288,873
Billings in excess of costs and estimated earnings	65,168	45,612
Income taxes	3,108	—
Payable to parent	70,343	—

Total current liabilities	474,576	334,485

Employee benefit obligations	23,505	55,572
Deferred income taxes	30,258	52,453
Other long-term liabilities	90,214	80,738

Total liabilities	618,553	523,248
Owner’s equity	1,045,855	1,026,096
Total liabilities and owner’s equity	$1,664,408	$1,549,344

See accompanying notes.

2

Ashland Paving and Construction, Inc.

and Consolidated Subsidiaries

Consolidated Statements of Operations

	Years Ended September 30
	2005	2004	2003
	(In Thousands)
Sales and operating revenues	$2,539,184	$2,525,300	$2,400,305
Gain (loss) on disposal of assets	9,116	18,271	(3,614)
Equity in income of affiliates	6,156	19,275	9,492
Interest and other income	10,778	3,787	3,157

Total revenue	2,565,234	2,566,633	2,409,340

Cost of sales and operating revenue	2,278,103	2,226,871	2,200,897

Gross profit	287,131	339,762	208,443

Selling, general, and administrative expenses	211,931	203,090	225,777
Corporate expenses	45,503	42,276	39,408

Total expenses	257,434	245,366	265,185

Operating income (loss) before income taxes	29,697	94,396	(56,742)
Income taxes (benefit)	9,938	32,958	(23,201)

Net income (loss)	$19,759	$61,438	$(33,541)

See accompanying notes.

3

Ashland Paving and Construction, Inc.

and Consolidated Subsidiaries

Consolidated Statements of Owner’s Equity

	Paid-in Capital	Retained Earnings	Total
	(In Thousands)
Balance at September 30, 2002	$150,761	$847,438	$998,199
Net loss	—	(33,541)	(33,541)

Balance at September 30, 2003	150,761	813,897	964,658
Net income	—	61,438	61,438

Balance at September 30, 2004	150,761	875,335	1,026,096
Net income	—	19,759	19,759

Balance at September 30, 2005	$150,761	$895,094	$1,045,855

See accompanying notes.

4

Ashland Paving and Construction, Inc.

and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

	Years Ended September 30
	2005	2004	2003
	(In Thousands)
Operating activities
Net income (loss)	$19,759	$61,438	$(33,541)
Adjustments to reconcile to cash flows from operations:
Depreciation, depletion and amortization	93,624	95,034	108,248
(Benefit) provision for deferred income taxes	(31,945)	21,411	(16,330)
Equity in income of affiliates	(6,156)	(19,275)	(9,492)
Distributions from equity affiliates	1,931	16,383	—
(Gain) loss from sale of property, plant, and equipment	(8,541)	(7,712)	4,479
(Gain) loss from sale of operations	(575)	(10,559)	(865)
Change in operating assets and liabilities, net of businesses acquired:
(Increase) in accounts receivable	(20,924)	(7,460)	(27,928)
(Increase) decrease in construction completed and in progress	(17,550)	9,879	(5,188)
(Increase) decrease in inventories	(11,979)	(5,485)	1,521
(Increase) decrease in other current assets	(3,657)	(1,086)	4,122
(Increase) in other noncurrent assets	(6,207)	(260)	(8,911)
Increase (decrease) in trade and other payables	47,084	(12,229)	13,895

Increase (decrease) in billings in excess of costs and estimated earnings	19,556	(10,541)	(13,650)
Increase (decrease) in income taxes	3,108	1,462	(2,661)
(Decrease) increase in noncurrent liabilities	(15,876)	7,001	8,388

Net cash provided by operating activities	61,652	138,001	22,087

Financing activities
Transfers (to) from parent, net	75,875	(124,476)	8,906

Cash provided by (used in) financing activities	75,875	(124,476)	8,906

Investing activities
Additions to property, plant, and equipment	(138,428)	(72,903)	(46,956)
Proceeds from sale of property, plant, and equipment	19,189	11,763	13,575
Purchases of operations, net of cash acquired	(20,679)	—	(5,045)
Proceeds from sale of operations	2,391	47,615	7,433
Net cash used in investing activities	(137,527)	(13,525)	(30,993)

Change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of year	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—

Supplemental non-cash disclosure
Addition to property, plant, and equipment funded by parent	$61,238	$—	$—

See accompanying notes.

5

Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements

September 30, 2005

1. Nature of Operations

The Ashland Paving And Construction, Inc. group of companies (APAC) is one of the nation’s largest transportation construction contractors and is a major supplier of construction materials. APAC performs construction work, such as paving, repairing and resurfacing highways, streets, airports, residential and commercial developments, sidewalks and driveways, and grading and base work. In addition, it performs a number of services such as excavation and site work for the construction of bridges, other structures, drainage facilities and underground utilities for public and private projects. APAC conducts its business through 25 market-focused business units and a Major Projects Group operating in 14 southern and mid-continent states. These business units provide construction services and materials throughout the regions in which they operate.

APAC currently has 92 aggregate production facilities, including 41 permanent operating quarry locations; 24 ready-mix concrete plants; 227 hot-mix asphalt plants; and a fleet of over 13,000 mobile equipment units, including construction equipment, on-highway construction support assets and vehicles. In certain market areas, APAC is vertically integrated with asphalt, aggregate and ready-mix operations, all complementing each other. Raw materials and aggregate generally consist of sand, gravel, granite, limestone and sandstone. About 30% of the aggregate produced by APAC is used in APAC’s own contract construction work and the production of various processed construction materials. The remainder is sold to third parties. APAC also purchases substantial quantities of raw aggregate from other producers whose proximity to the job site renders these purchases economically attractive. Most other materials, such as liquid asphalt, Portland cement and reinforcing steel, are purchased from third parties.

Approximately 77%, 78% and 77% of APAC’s sales and operating revenues for fiscal years 2005, 2004 and 2003, respectively, were construction revenues, with the remaining 23%, 22% and 23% for the respective periods coming from sales of construction materials. Approximately 82% for 2005 and 2004, and 84% for 2003, of APAC’s construction revenues were derived directly from highway and other public sector sources, with the remaining 18% for 2005 and 2004, and 16% for 2003, coming from industrial and commercial customers and private developers.

Climate and weather significantly affect revenues and margins in the construction business. Due to its location, APAC tends to enjoy a relatively long construction season. Most of APAC’s operating income is generated during the construction period of May to October.

6

Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

Ashland Paving And Construction, Inc. is a wholly-owned subsidiary of Ashland Inc. (Ashland) and is consolidated within Ashland’s financial statements.

The consolidated financial statements include the accounts of APAC and its majority owned subsidiaries. In addition, Limpus Quarries, Inc., which is a separate legal entity structure and a wholly owned subsidiary of Ashland, is managed and operated by APAC employees and consolidated within APAC’s financial statements. Investments in joint ventures are accounted for by the equity method. All material inter-company transactions and balances have been eliminated.

Use of Estimates, Risks, and Uncertainties

The preparation of APAC’s consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and the disclosures of contingent assets and liabilities. Significant items that are subject to such estimates and assumptions include long-lived assets, employee benefit obligations, income taxes, reserves, environmental remediation, and income recognized under construction contracts. Although management bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, actual results could differ significantly from the estimates under different assumptions or conditions.

APAC’s results are affected by domestic and international economic, political, legislative, regulatory and legal actions, as well as weather conditions. Economic conditions, such as recessionary trends, inflation, interest rates, and changes in the prices of hydrocarbon-based products, can have a significant effect on operations. Political actions may include changes in the policies of the Organization of Petroleum Exporting Countries or other developments involving or affecting oil-producing countries, including military conflicts, embargoes, internal instability or actions or reactions of the U.S. government in anticipation of, or in response to, such actions. While APAC maintains reserves for anticipated liabilities and carries various levels of insurance, APAC could be affected by civil, criminal, regulatory or administrative actions, claims or proceedings relating to environmental remediation or other matters. In addition, climate and weather can significantly affect APAC’s results of operations.

7

Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Revenue Recognition

APAC has three distinct methods of recognizing revenue for its different business operations in construction, materials and the Major Projects Group. Income related to construction contracts generally is recognized by the units-of-production method, which is a variation of the percentage-of-completion method. It reflects measurement of progress in each contract for individual pay items and/or phases of work. Change orders are included in total contract revenue when it is probable that the change order will result in an addition to contract value and can be estimated. Change orders occur in most of the company’s large projects. APAC evaluates when a change order is probable based upon its experience in negotiating change orders, customer’s written approval of such changes or other separate documentation of change order costs that are identifiable. Any anticipated losses on construction contracts are charged against operations as soon as such losses are determined to be probable and estimable.

The Major Projects Group, which typically performs work on contracts with total revenues in excess of $50 million, recognizes revenue and earnings on the percentage of completion method as the ratio of costs incurred to estimated final costs. Revenue in an amount equal to cost incurred is recognized prior to contracts reaching 25% completion. The related profit is deferred until the period in which such percentage completion is attained because APAC management believes that until projects of this size reach 25% completion, there is insufficient information to determine what the estimated profit on the project will be within a reasonable level of assurance.

Other revenues, including revenues from the sale of hot-mix asphalt, aggregates and ready-mix concrete to third parties, are recognized when products are shipped or services are provided to customers, the sales price is fixed and determinable, and collectibility is reasonably assured. Revenue from contract claims is recognized when a signed settlement agreement has been obtained and payment is assured. If a signed agreement is not obtained, revenue is recognized when cash is received.

8

Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Expense Recognition

Cost of sales and operating expenses include material and production costs, as well as the costs of inbound and outbound freight, purchasing and receiving, inspection, warehousing, internal transfers, and all other distribution network costs. Selling, general and administrative expenses include sales and marketing costs, advertising, research and development, customer support, environmental remediation and administrative costs, other than corporate charges from Ashland.

APAC incurs minor costs associated with research and development and, because APAC’s products and services are generally sold without any extended warranties, liabilities for product warranties are insignificant. Costs for both research and development and product warranties generally are expensed as incurred.

Cash and Cash Equivalents

Cash equivalents include highly liquid investments maturing within three months after purchase. Cash generated by APAC operations is generally sent on a daily basis to APAC’s parent, Ashland, for consolidated treasury services and cash management.

Allowance for Doubtful Accounts

APAC records an allowance for doubtful accounts as a best estimate of the amount of probable credit losses for accounts receivable. Each month APAC reviews this allowance and considers factors such as customer credit, past transaction history with the customer and changes in customer payment terms when determining whether the collection of a receivable is reasonably assured. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Receivables are charged off against the allowance for doubtful accounts when it is probable a receivable will not be recovered. The reserve recorded was $10,265 thousand as of September 30, 2005, and $9,420 thousand as of September 30, 2004.

9

Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Inventories

Inventories are carried and expensed at the lower of average cost or market. APAC has recorded a reserve for slow-moving inventory of $2,322 thousand at September 30, 2005, and $3,139 thousand at September 30, 2004, which is classified on the balance sheets as a reduction of inventories.

Goodwill and Other Intangible Assets

APAC assesses goodwill for impairment at least annually and noted no indicators of goodwill impairment as of September 30, 2005. During 2004 and 2003, APAC recorded impairment charges of $2,000 thousand and $9,000 thousand, respectively, resulting from the preparation for and sale of its Rainbow ready-mix operations. Separable intangible assets that are not deemed to have an indefinite life, which are comprised of covenants not to compete, are amortized on a straight-line basis over a period of 5 to 10 years.

Property, Plant and Equipment

The cost of property, plant, and equipment is depreciated by the straight-line method over the estimated useful lives of the assets. The cost of mineral rights is depleted principally over 5 to 50 years, plants and buildings are principally depreciated over 5 to 30 years and machinery and equipment, including autos and trucks, are principally depreciated over 4 to 10 years. Such costs are periodically reviewed for recoverability when impairment indicators are present. Such indicators include, among other factors, operating losses, unused capacity, market value declines and technological obsolescence. Recorded values of property, plant, and equipment that are not expected to be recovered through undiscounted future net cash flows are written down to current fair value, which generally is determined from estimated discounted future net cash flows (assets held for use) or net realizable value (assets held for sale). APAC did not incur an impairment charge for property, plant, and equipment during fiscal years 2005, 2004, or 2003.

10

Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Derivative Instruments

APAC uses commodity-based derivative instruments to manage its exposure to price fluctuations associated with the purchase of diesel fuel, gasoline and natural gas. All derivative instruments are recognized as either assets or liabilities on the balance sheet and are measured at fair value. Changes in the fair value of all derivatives are recognized immediately in income unless the derivative qualifies and is classified as a hedge of future cash flows. As of September 30, 2005, APAC did not have any derivative instruments that were classified as a hedge. Credit risks arise from the possible inability of counterparties to meet the terms of their contracts, but exposure is limited to the replacement value of the contracts. APAC further minimizes this credit risk through internal monitoring procedures employed by Ashland. As of September 30, 2005, APAC had assets of $6,645 thousand recorded for its diesel fuel and gasoline derivative fair values and recorded gains of $8,475 thousand for 2005 and $720 thousand for 2004 and a loss of $363 thousand for 2003.

Commitments, Contingencies and Environmental Costs

Liabilities for loss contingencies, including environmental remediation costs not within the scope of Financial Accounting Standards Board (FASB) Statement No. 143 (FAS 143), Accounting for Asset Retirement Obligations, arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not impact future earnings are expensed. Liabilities for environmental remediation costs are recognized when environmental assessments or clean-ups are probable and the associated costs can be reasonably estimated. Generally, the timing of these provisions coincides with the commitment to a formal plan of action or, if earlier, the divestment or closure of the relevant sites. The amount recognized reflects management’s best estimate of the expenditures expected to be required. Where a liability is not to be settled for a number of years, the amount recognized is the estimated future expenditure on an undiscounted basis.

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Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Income Taxes

APAC accounts for income taxes using the liability method of accounting. APAC’s operations are included in the consolidated federal income tax return of Ashland, which allocates tax charges or benefits included in its return on the basis of separate return computations. Income taxes currently payable represent APAC’s allocated portion. Deferred income taxes are provided for all significant temporary differences between income reported for financial reporting and income reported for tax purposes. For further detailed information on the components of deferred tax assets and liabilities, see Note 12.

New Accounting Standards

In March 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue 04-6, Accounting for Stripping Costs Incurred During Production in the Mining Industry (EITF 04 6). EITF 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005 and requires that stripping costs incurred during the production phase of the mine be included in the costs of the inventory produced during the period that the stripping costs are incurred. APAC is in the process of evaluating the impact of this interpretation.

In March 2005, the FASB issued Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations, an Interpretation of FASB Statement No. 143. This interpretation is effective for APAC no later than the end of fiscal 2006. APAC is in the process of evaluating the impact of this interpretation.

In November 2004, the FASB issued Statement No. 151 (FAS 151), Inventory Costs. FAS 151 amends the guidance in Accounting Research Bulletin No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). FAS 151 will be effective for APAC in fiscal 2006 and is expected to have an immaterial effect on APAC’s financial position, results of operations and cash flows.

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Notes to Consolidated Financial Statements (continued)

3. Relationship with Ashland Inc.

APAC utilizes centralized functions of Ashland to support its operations, and in return, Ashland allocates certain of its expenses to APAC. Such expenses represent costs related, but not limited to treasury, legal, accounting, insurance, information technology, payroll administration, human resources and other services. These costs, together with an allocation of central Ashland overhead costs, are included within the corporate expenses caption of the Consolidated Statements of Operations. Where it is possible to specifically attribute such expenses to activities of APAC, these amounts have been charged or credited directly to APAC without allocation or apportionment. Allocation of all other such expenses is based on a general corporate-determined cost allocation percentage.

APAC management supports the methods used in allocating expenses and believes these methods to be reasonable estimates. However, resulting expenses may not represent the amounts that would have been incurred had such transactions been entered into with third parties at “arm’s length.”

The following table shows the major components of Ashland corporate charges incurred by APAC during the last three fiscal years.

	2005	2004	2003
	(In Thousands)
Information technology	$10,477	$9,963	$9,490
Deferred and incentive compensation	6,132	6,199	2,117
Human resources	6,088	4,658	4,984
Stock options	1,857	1,349	1,468
Other general and administrative	20,949	20,107	21,349

Total	$45,503	$42,276	$39,408

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Notes to Consolidated Financial Statements (continued)

4. Acquisitions and Divestitures

Acquisitions

During fiscal 2005, APAC acquired certain assets, including two asphalt plants in Georgia, of Shepherd Construction Co., Inc., for $5,298 thousand in a series of cash transactions. Effective February 25, 2005, APAC acquired certain assets, including one asphalt plant in both Texas and Arkansas, of Martin Marietta Materials, Inc., for $5,431 thousand in cash. Effective March 16, 2005, APAC acquired certain assets, including a concrete batch plant in Missouri, of James S. Cape and Sons Company, for $1,412 thousand in cash. Effective May 19, 2005, APAC acquired certain assets, including one asphalt plant in Florida, of J.W. Conner and Sons, Inc. for $5,538 thousand in cash with $1,899 thousand of goodwill recorded as a result of this acquisition. Effective July 20, 2005, APAC acquired certain assets, including one aggregate plant, of Wedowee Quarry, Inc. for $3,500 thousand in cash with $500 thousand of other intangibles recorded as a result of the acquisition.

Effective October 7, 2002, APAC acquired certain assets, including an asphalt plant in North Carolina, of MAPCO, Inc. for $5,045 thousand in cash with $625 thousand of other intangibles recorded as a result of the acquisition.

Divestitures

Effective February 8, 2005, APAC sold its Mississippi ready-mix operations to MMC Materials, Inc. for $2,391 thousand recognizing an after-tax gain on this sale of $351 thousand, net of $224 thousand in taxes.

Effective January 15, 2004, APAC sold its Carolina asphalt terminal to Colas, Inc. for $6,425 thousand recognizing an after-tax gain on this sale of $970 thousand, net of $556 thousand in taxes. Effective February 12, 2004, APAC sold the Tidewater branch of its Virginia division for $3,559 thousand with a gain on this sale of $93 thousand. Effective May 11, 2004, APAC sold its Coastal Carolina ready-mix operations asphalt terminal for $27,680 thousand recognizing an after-tax gain on this sale of $5,591 thousand, net of $3,297 thousand in taxes. Effective May 21, 2004, APAC sold its Rainbow ready-mix operations for $9,951 thousand. The gain on this sale was insignificant.

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Notes to Consolidated Financial Statements (continued)

4. Acquisitions and Divestitures (continued)

Effective July 29, 2003, APAC sold its Missouri ready-mix operations for $2,127 thousand with the gain on this sale being insignificant. Effective December 20, 2002, APAC sold its Nashville operations to LoJack Corporation for $5,306 thousand with the after-tax loss on this sale of $162 thousand, net of $499 thousand in taxes.

5. Inventories

Inventories at September 30 consisted of the following.

	2005	2004
	(In Thousands)
Raw materials	$53,891	$39,738
Finished goods	24,878	29,333
Fuel and other supplies	7,307	4,691
Other	1,184	1,519

Total	$87,260	$75,281

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and Subsidiaries

Notes to Consolidated Financial Statements (continued)

6. Goodwill and Other Intangibles

In accordance with FASB Statement No. 142 (FAS 142), Goodwill and Other Intangible Assets, APAC has discontinued the practice of amortizing goodwill and initiated an annual review for impairment. Impairment is to be examined more frequently if certain indicators are encountered.

The following is a progression of goodwill for the fiscal years ended September 30, 2005 and 2004 (in thousands).

Balance at September 30, 2003	$426,294
Goodwill assigned to sold businesses	(12,762)
Impairment losses	(2,000)

Balance at September 30, 2004	411,532
Goodwill assigned to sold businesses	(697)
Acquisitions	1,899

Balance at September 30, 2005	$412,734

Intangible assets at September 30 consisted of the following (in thousands).

	2005			2004
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Covenants not to compete	$5,313	$(3,473)	$1,840	$6,987	$(4,617)	$2,370

Amortization expense recognized on intangible assets was $906 thousand for 2005, $1,285 thousand for 2004 and $1,186 thousand for 2003. As of September 30, 2005, all of APAC’s intangible assets that had a carrying value were being amortized. Estimated amortization expense for future periods is $727 thousand in 2006, $419 thousand in 2007, $173 thousand in 2008, $173 thousand in 2009 and $170 thousand in 2010.

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Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

7. Unconsolidated Affiliates

The investments in joint ventures, which are accounted for on the equity method of accounting, recorded on the Consolidated Balance Sheets represent APAC’s investment and equity in earnings, net of distributions received. The most significant of these investments is the 41.25% interest in 5R Constructors LLC (5R). The primary purpose of 5R was to submit bids and proposals in response to requests for bids by The City of Atlanta and perform certain capital improvements at Hartsfield-Jackson Atlanta International Airport. Summarized financial information of the amounts recorded on APAC’s financial statements for its equity affiliates is presented in the following table.

	2005	2004	2003
	(In Thousands)
Balance sheet data
Current assets	$22,834	$24,924
Current liabilities	(2,104)	(7,329)

Working capital	20,730	17,595
Noncurrent assets	985	15,974
Noncurrent liabilities	(3,031)	(4,343)

Equity	$18,684	$29,226

Amounts recorded by APAC
Investment in equity affiliates	10,505	6,529

Income data
Sales and operating revenues	$18,184	$102,631	$90,908
Income from operations	1,425	23,951	15,747
Net income	3,458	24,948	15,873

Amounts recorded by APAC
Equity income	6,156	19,275	9,492
Distributions received	1,931	16,383	—

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Ashland Paving and Construction, Inc.

and Subsidiaries

Notes to Consolidated Financial Statements (continued)

8. Property, Plant and Equipment

Property, plant, and equipment at September 30 consisted of the following.

	2005	2004
	(In Thousands)
Land	$41,114	$45,082
Mineral rights and land improvements	79,386	46,899
Plants and buildings	598,991	560,594
Machinery and equipment	511,864	458,834
Autos and trucks	204,086	178,250
Construction in progress	8,493	11,955

Total	1,443,934	1,301,614
Less accumulated depreciation	(851,966)	(823,463)

Net	$591,968	$478,151

9. Other Long-Term Liabilities

Other non-current liabilities at September 30 consisted of the following.

	2005	2004
	(In Thousands)
Self-insurance reserves	$82,525	$72,375
Other	7,689	8,363

Total	$90,214	$80,738

APAC partially insures its workers compensation claims and other general business insurance needs through Ashmont Insurance Company, Inc., which is a wholly-owned subsidiary of Ashland that was created for the purpose of funding Ashland’s insurance claims within Ashland’s corporate retention. Ashland charges its operating divisions (including APAC) for the costs of third-party insurance and allocates the costs of self-insured claims to the applicable operating division.

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Notes to Consolidated Financial Statements (continued)

10. Employee Benefit Plans

Defined Benefit Plans

Qualifying APAC employees participate in Ashland’s pension and other postretirement benefit plans. Ashland pension plans typically provide pension payments that depend on an employee’s length of service and earnings at, or near, retirement or have a “cash balance” design. These plans are funded by the employer with contributions and costs being determined after annually assessing and receiving advice from independent actuaries. Ashland’s postretirement plans include healthcare and life insurance plans for all eligible employees. Ashland’s retiree life insurance plans are noncontributory, while Ashland shares the costs of providing healthcare coverage with its retired employees through premiums, deductibles and coinsurance provisions. Ashland funds its share of the costs of the postretirement benefit plans as the benefits are paid.

Ashland determines pension and postretirement benefit costs for its plans on a consolidated basis and therefore specific information and costing relating to APAC’s assets and obligations take into account certain allocation assumptions. As a result, for the fiscal years ended September 30, 2005, 2004, and 2003 the Consolidated Statements of Operations include an allocation to APAC of the benefit costs for these plans.

As a result of APAC’s participation in Ashland’s pension and postretirement plans, APAC has recorded net liabilities of $70,405 thousand as of September 30, 2005, and $80,732 thousand as of September 30, 2004. These liabilities are included within the trade and other payables and employee benefit obligations captions of the Consolidated Balance Sheets. Pension and other postretirement expense recorded for the three fiscal years ended September 30 are as follows.

	2005	2004	2003
	(In Thousands)
Pension plans	$20,416	$24,724	$24,217
Postretirement plans	5,892	4,709	9,442

Total	$26,308	$29,433	$33,659

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and Subsidiaries

Notes to Consolidated Financial Statements (continued)

10. Employee Benefit Plans (continued)

Defined Contribution Plans

Qualifying APAC employees are eligible to participate in Ashland’s qualified savings plan that assists employees in providing for retirement or other future needs. APAC recorded expense related to these defined contribution plans of $5,975 thousand, $5,782 thousand, and $4,172 thousand in 2005, 2004, and 2003, respectively.

11. Commitments, Contingencies and Litigation

Operating Leases

APAC and its subsidiaries are lessees of office buildings, transportation and off-road construction equipment, warehouses and storage facilities, and other equipment, facilities and properties under leasing agreements that expire at various dates. As of September 30, 2005, APAC did not have any capitalized lease obligations.

In June 2005, Ashland used $61,238 thousand of proceeds from the sale of its 38% interest in MAP and two other businesses to Marathon Oil Corporation (the MAP Transaction) to purchase assets, primarily construction equipment, formerly leased under operating leases. Future minimum rental payments were not affected by this purchase. Future minimum rental payments at September 30, 2005, and rental expense for the past three fiscal years under operating leases follow.

Future Minimum Rental Payments		Rental Expense	2005	2004	2003
		(In Thousands)
2006	$7,923	Minimum rentals (including rentals under short-term leases)
2007	6,586
2008	5,291
2009	3,703		$52,833	$45,920	$39,882
2010	2,035
Thereafter	5,060

	$30,598

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Notes to Consolidated Financial Statements (continued)

11. Commitments, Contingencies and Litigation (continued)

Other Commitments

During the normal course of business, APAC enters into purchase commitments with subcontractors in selected markets to perform specific services related to business operations. As of September 30, 2005, APAC had approximately $583,344 thousand in these contract commitments with $525,010 thousand committed for services to be performed within the next year.

As part of its materials operations business, APAC enters into various “take-or-pay” contracts which relate to minimum royalty payments for quarry sites that are leased from third parties as well as contracts to purchase liquid asphalt. As of September 30, 2005, APAC had approximately $23,983 thousand of these royalty contract commitments with $16,707 thousand committed for materials to be received within the next year.

Environmental Contingencies

APAC is subject to various federal, state and local environmental laws and regulations that require environmental assessment or remediation efforts at multiple locations. APAC’s reserves for environmental contingencies amounted to $1,863 thousand at September 30, 2005, and $1,452 thousand at September 30, 2004. The total reserves for environmental contingencies reflect APAC’s estimates of the most likely costs that will be incurred over an extended period to remediate identified conditions for which the costs are reasonably estimable, without regard to any third-party recoveries. Engineering studies, probability techniques, historical experience and other factors are used to identify and evaluate remediation alternatives and their related costs in determining the estimated reserves for environmental contingencies.

Environmental contingency reserves are subject to numerous inherent uncertainties that can affect APAC’s ability to estimate its share of the costs. Such uncertainties involve the nature and extent of contamination at each site, the extent of required cleanup efforts under existing environmental regulations, widely varying costs of alternate cleanup methods, changes in environmental regulations, the potential effect of continuing improvements in technology and the number and financial strength of other potentially responsible parties at multiparty sites. APAC regularly adjusts its reserves as environmental remediation continues. Environmental contingency expense amounted to $411 thousand in 2005, $448 thousand in 2004 and $327 thousand in 2003.

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Notes to Consolidated Financial Statements (continued)

11. Commitments, Contingencies and Litigation (continued)

No individual environmental location is currently material to APAC as its largest reserve is for $694 thousand related to a site in Tucson, Arizona. As a result, APAC’s exposure to adverse developments with respect to any individual site is not expected to be significant and these sites are in various stages of ongoing remediation. Although environmental contingencies could have a material effect on results of operations if a series of adverse developments occurs in a particular quarter or fiscal year, APAC believes that the chance of such developments occurring in the same quarter or fiscal year is remote.

Lake Belt Third-Party Litigation

APAC-Southeast, Inc. (“APAC-Southeast”), a wholly-owned subsidiary of APAC, holds one of several U. S. Army Corps of Engineers (the “Corps”) permits granted in 2002 allowing mining of construction aggregates in the Lake Belt area in Miami-Dade County, Florida (the “Permit”). Mining under the Permit is actually performed by a third party, which in turn pays royalties to APAC-Southeast. The Sierra Club and others filed suit to challenge the Corps’ issuance of the permits alleging that the Corps and other federal agencies acted capriciously, abused their discretion and failed to comply with statutory and administrative requirements when issuing the permits. Although not named as a defendant, APAC-Southeast and other permittees intervened in the proceedings to protect their interests.

On March 22, 2006, the United States District Court for the Southern District of Florida ruled that permits at issue, including APAC-Southeast’s, had been improperly issued. The Court remanded the matter to the Corps for further development consistent with the Court’s specific findings. The Court retained jurisdiction to determine the effect, if any, upon the existing permits and ongoing mining operations. A court hearing on such potential remedies began on June 13, 2006, and is ongoing. APAC-Southeast and the other intervenors are actively defending their interests in the litigation.

If ongoing mining operations are adversely affected, APAC-Southeast could be impacted both through the negative effect upon royalties paid for mining under its Permit, and through a general reduction or cessation of supply of aggregates from the Lake Belt area, which would negatively impact construction operations in Florida that are highly dependent upon the availability of the material, including APAC-Southeast’s. The proceedings are continuing and it is not possible to determine at this time the likely eventual outcome or what impact it will have on APAC-Southeast’s operations.

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Notes to Consolidated Financial Statements (continued)

11. Commitments, Contingencies and Litigation (continued)

Regulatory Matters

The U.S. Department of Transportation and the U.S. Department of Justice are currently investigating APAC’s quality control laboratories in South Carolina, North Carolina, and Virginia related to North Carolina Department of Transportation projects. APAC continues to cooperate in the ongoing investigation, including the production of records and providing employees for interview. During 2005 APAC recorded a reserve of $4,000 thousand for estimated penalties from the government agencies.

Other Legal Proceedings

In addition to the matters described above, there are various claims, lawsuits and administrative proceedings pending or threatened against APAC and its current and former subsidiaries. Such actions seek remedies or damages, some of which are for substantial amounts. While these actions are being contested, their outcome or cost is not currently predictable.

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Notes to Consolidated Financial Statements (continued)

12. Income Taxes

A summary of the provision for income taxes follows.

	2005	2004	2003
	(In Thousands)
Current
Federal	$37,926	$9,543	$(5,041)
State	3,957	2,004	(1,830)

Total current income tax	41,883	11,547	(6,871)
Deferred	(31,945)	21,411	(16,330)

Total income tax	$9,938	$32,958	$(23,201)

Deferred income taxes are provided for income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences that give rise to significant deferred tax assets and liabilities follow.

	2005	2004
	(In Thousands)
Contract recognition	$7,667	$—
Compensation accruals	5,217	4,812
Uncollectible accounts receivable	4,198	3,029
Pension and postretirement plans	26,831	28,386
Self-insurance reserves	27,657	27,199
Other items	3,892	7,200
Valuation allowances	(2,284)	—

Net deferred tax assets	73,178	70,626

Property, plant, and equipment	81,495	107,772
Investment in partnerships	1,347	5,162
Contract recognition	—	77

Total deferred tax liabilities	82,842	113,011

Net deferred tax liability	$9,664	$42,385

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Notes to Consolidated Financial Statements (continued)

12. Income Taxes

A reconciliation of the statutory federal income tax with the provision for income taxes follows.

	2005	2004	2003
	(In Thousands)
Income (loss) from operations before income taxes	$29,697	$94,396	$(56,742)

Income taxes computed at U.S. statutory rate (35%)	$10,394	$33,039	$(19,860)

Increase (decrease) in amount computed resulting from:
State income taxes	$2,572	$1,303	$(1,190)
Resolution and reevaluation of prior-year contingency issues	(1,632)	(949)	(390)
Excess percentage depletion	(1,748)	(1,750)	(1,646)
Other items	352	1,315	(115)

Income taxes	$9,938	$32,958	$(23,201)

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Consolidated Balance Sheets

	June 30 2006	September 30
		2005	2004
	(In Thousands)
Assets
Current assets:

Accounts receivable, net (includes billed retainage of $70,704 thousand in 2006, $73,441 thousand in 2005 and $67,629 thousand in 2004)	$365,170	$358,060	$337,136
Construction in progress	133,498	145,117	127,567
Inventories	106,051	87,260	75,281
Deferred income taxes	17,122	20,594	10,068
Receivable from parent	—	—	75,144
Other current assets	31,413	18,788	15,131

Total current assets	653,254	629,819	640,327

Goodwill and other intangibles	410,496	414,574	413,902
Investment in equity affiliates	7,495	10,505	6,529
Other noncurrent assets	13,893	17,542	10,435
Net property, plant, and equipment	579,497	591,968	478,151

Total assets	$1,664,635	$1,664,408	$1,549,344

Liabilities and owner’s equity
Current liabilities:
Trade and other payables	$289,426	$335,957	$288,873
Billings in excess of costs and estimated earnings	64,672	65,168	45,612
Income taxes	2,629	3,108	—
Payable to parent	34,061	70,343	—

Total current liabilities	390,788	474,576	334,485

Employee benefit obligations	45,146	23,505	55,572
Deferred income taxes	31,857	30,258	52,453
Other long-term liabilities	89,955	90,214	80,738

Total liabilities	166,958	618,553	523,248

Owner’s equity	1,106,889	1,045,855	1,026,096

Total liabilities and owner’s equity	$1,664,635	$1,664,408	$1,549,344

See accompanying notes.

Ashland Paving And Construction, Inc.

and Consolidated Subsidiaries

Consolidated Statements of Operations

	Nine Months Ended June 30, 2006	Years Ended September 30
		2005	2004	2003
	(In Thousands)
Sales and operating revenues	$2,052,955	$2,539,184	$2,525,300	$2,400,305
Gain (loss) on disposal of assets	26,192	9,116	18,271	(3,614)
Equity in income of affiliates	912	6,156	19,275	9,492
Interest and other income	4,094	10,778	3,787	3,157

Total revenue	2,084,153	2,565,234	2,566,633	2,409,340

Cost of sales and operating revenue	1,798,196	2,278,103	2,226,871	2,200,897

Gross profit	285,957	287,131	339,762	208,443

Selling, general, and administrative expenses	156,795	211,931	203,090	225,777
Corporate expenses	33,722	45,503	42,276	39,408

Total expenses	190,517	257,434	245,366	265,185

Operating income (loss) before income taxes	95,440	29,697	94,396	(56,742)
Income taxes (benefit)	34,406	9,938	32,958	(23,201)

Net income (loss)	$61,034	$19,759	$61,438	$(33,541)

See accompanying notes.

Ashland Paving And Construction, Inc.
and Consolidated Subsidiaries

Consolidated Statements of Owner’s Equity

	Paid-in Capital	Retained Earnings	Total
	(In Thousands)
Balance at September 30, 2002	$150,761	$847,438	$998,199
Net loss	—	(33,541)	(33,541)

Balance at September 30, 2003	150,761	813,897	964,658
Net income	—	61,438	61,438

Balance at September 30, 2004	150,761	875,335	1,026,096
Net income	—	19,759	19,759

Balance at September 30, 2005	150,761	895,094	1,045,855
Net income	—	61,034	61,034

Balance at June 30, 2006	$150,761	$956,128	$1,106,889

See accompanying notes.

Ashland Paving And Construction, Inc.

and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

	Nine Months Ended June 30, 2006	Years Ended September 30
		2005	2004	2003
	(In Thousands)
Operating activities
Net income (loss)	$61,034	$19,759	$61,438	$(33,541)
Adjustments to reconcile to cash flows from operations:
Depreciation, depletion and amortization	78,921	93,624	95,034	108,248
(Benefit) provision for deferred income taxes	11,919	(31,945)	21,411	(16,330)
Equity in income of affiliates	(912)	(6,156)	(19,275)	(9,492)
Distributions from equity affiliates	3,932	1,931	16,383	—
(Gain) loss from sale of property, plant, and equipment	(2,396)	(8,541)	(7,712)	4,479
(Gain) loss from sale of operations	(23,796)	(575)	(10,559)	(865)
Change in operating assets and liabilities, net of businesses acquired:
(Increase) in accounts receivable	(7,110)	(20,924)	(7,460)	(27,928)
(Increase) decrease in construction completed and in progress	11,619	(17,550)	9,879	(5,188)
(Increase) decrease in inventories	(19,364)	(11,979)	(5,485)	1,521
(Increase) decrease in other current assets	(9,996)	(3,657)	(1,086)	4,122
(Increase) in other noncurrent assets	3,639	(6,207)	(260)	(8,911)
Increase (decrease) in trade and other payables	(49,160)	47,084	(12,229)	13,895
Increase (decrease) in billings in excess of costs and estimated earnings	(496)	19,556	(10,541)	(13,650)
Increase (decrease) in income taxes	(480)	3,108	1,462	(2,661)
(Decrease) increase in noncurrent liabilities	31,375	(15,876)	7,001	8,388

Net cash provided by operating activities	88,729	61,652	138,001	22,087

Financing activities
Transfers (to) from parent, net	(53,121)	75,875	(124,476)	8,906

Cash provided by (used in) financing activities	(53,121)	75,875	(124,476)	8,906

Investing activities
Additions to property, plant, and equipment	(75,269)	(138,428)	(72,903)	(46,956)
Proceeds from sale of property, plant, and equipment	27,964	19,189	11,763	13,575
Purchases of operations, net of cash acquired	—	(20,679)	—	(5,045)
Proceeds from sale of operations	11,697	2,391	47,615	7,433

Net cash used in investing activities	(35,608)	(137,527)	(13,525)	(30,993)

Change in cash and cash equivalents	—	—	—	—
Cash and cash equivalents at beginning of year	—	—	—	—

Cash and cash equivalents at end of year	$—	$—	$—	$—

Supplemental non-cash disclosure
Addition to property, plant, and equipment funded by parent	$—	$61,238	$—	$—

See accompanying notes.

Schedule 3.04(b):

Indebtedness or Liabilities

None.

8

Schedule 3.05:

Assets Other than Real Property Interests

None.

9

Schedule 3.06(a):

Real Property

Owned Property

In addition to the properties listed below, see attached lists of Owned and Leased Properties (owned properties have File Numbers beginning with “0” and leased properties have File Numbers beginning with “2”).

Division	Property Description
Alabama	110 West 2nd Street, Muscle Shoals, AL
Alabama	110 West 2nd Street, Muscle Shoals, AL
Alabama	2450 Atwood Ferry Road, Mulga, AL
Alabama	3330 Highway 20 West, Decatur, AL
Alabama	350 Werner Lane, Oxford, AL
Asheville	Lake Lure Lot, The Mountains at Lake Lure, Young Mountains South, Lot 60, Plat Book 9, Page 38
Central Florida	12955 40th Street North, Clearwater, FL 33762
Central Florida	1445 42nd Street, NW, Winter Haven, FL 33881
Coastal Carolina	1574 NC Hwy. 101, Craven County, NC (31. 69 acres)
Coastal Carolina	Off Hwy. 70 West, Kinston, Lenoir County, NC (51.69 acres)
Coastal Carolina	Hwy. 70 West, Kinston, Lenoir County, NC (8.81 acres)
Coastal Carolina	Hwy. 11, Kinston, Lenoir County, NC (2.6 acres)
Coastal Carolina	Hwy. 11, Kinston, Lenoir County, NC (41 acres)
Coastal Carolina	Off East New Bern Road, Kinston, Lenoir County, NC (12.67 acres)
Coastal Carolina	SR 1401, Pitt County, NC (81.14 acres)
Coastal Carolina	Ervin Taylor land, Bladen County, NC (13.73 acres)
Coastal Carolina	Richmond County, NC - Tax Parcel I.D. 842503004202 (7.668 acres)
Coastal Carolina	Across N/S Hwy. 74, Robeson County, NC (60.22 acres)
Coastal Carolina	Across L. B. Moore Hwy. 74, Robeson County (17.26 acres)
Coastal Carolina	17936 Wagram Road, Laurinburg, Scotland County, NC (41.422 acres)
First Coast	Unloading Facility, Savannah, GA
Kansas City	Division Office, Landfill, Stanley Asphalt Plant - 3 Parcels, 167th Metcalf, Overland Park, KS
Stanley West Quarry - 3 Parcels, 167th & Switzer, Johnson County, KS
Limpus Quarries, Inc., Harrisonville Quarry - 7 Parcels, 19100 E. 231st Street, Harrisonville, MO

Limpus Quarries, Inc., Garden City Quarry - 1 Parcel, 38800 E. 285th Street, Garden City, MO
McClinton-Anchor	Avoca Land (57 acres)
MacDougald Construction	Donzi Lane Landfill (closed), acquired 10/01/71
MacDougald Construction	Donzi Lane Addition, acquired 02/01/98
Texas Bitulithic	Fort Worth Branch Bldg., 1901 Cold Springs Road, Forth Worth, Texas 76101
Virginia Division	8747 Vulcan Lane, Manassas, VA 20109
Virginia Division	Rt. 522 Property, Frederick County, VA - Property I.D. 87-A-80 and 87-A-81

10

Leased Property

In addition to the properties listed below, see attached list of Owned and Leased Properties (owned properties have File Numbers beginning with “0” and leased properties have File Numbers beginning with “2”).

1)	APAC as Lessee: APAC Atlanta Headquarters at 900 Ashwood Parkway, Atlanta, GA, expiration June 30, 2007.

2)	Ashland, Inc. Lessee: APAC Shared Services Facility at 100 Windward Plaza, Alpharetta, GA, expiration June 30, 2010.

3)	Lease Agreement between APAC-Southeast, Inc. and Lake Ridge I Associates, LLC (Lessor) dated June 7, 2006, for the Office Building at 300 Technology Center, Smyrna, GA. (MacDougald and Georgia Divisions), expiration March 18, 2017.

4)	Lease Agreement between APAC-Texas, Inc. (Lessee) and Slamback Partners dated January 1, 2001, for the Pine Street Asphalt Plant, expired December 31, 2006, renewed through December 31, 2011. Negotiations with respect to the renewed lease remain open as to several points.

5)	Lease Agreement between APAC-Atlantic, Inc. as Lessee and ARL Family Property (Lessor) for the Charlotte Division Office at 725 Derita Road, Concord, North Carolina 28027, expiration February 7, 2010. (Charlotte)

6)	Option to Lease and Lease Agreement option dated October 8, 2002 between Geneva L. Messer (Lessor) and Wedowee Quarry, Inc., 2386 Old Hwy. 431, Wedowee, AL. The initial term of the lease will expire on April 1, 2013. APAC-Southeast, Inc. purchased Wedowee Quarry, Inc. and was assigned this lease on July 20, 2005. (Alabama)

7)	Lease Agreement dated June 21, 1996, between Valere Potter Menefee (Lessor) and Brickeys Stone Company (Lessee) for Brickeys Quarry, 13588 Brickeys Road, Bloomsdale, MO 63627, as amended by the First Amendment to Lease Agreement dated October 31, 1997, as amended by the Second Amendment to Lease Agreement dated April 15, 1998, and as further amended by the Third Amendment to the Lease Agreement dated August 22, 2001, between Valere Potter Menefee (Lessor), Brickey’s Stone, LLC (Lessee) and APAC-Tennessee, Inc. (Guarantor), which provides for a 45 year lease term that terminates on June 23, 2041. Lease as amended has been assigned by Valere Potter Menefee to the Menefee Family Limited Partnership. APAC-Tennessee, Inc. was a member of Brickey’s Stone, LLC, and subsequently became the sole member of the LLC and merged the LLC into APAC-Tennessee, Inc. (Memphis)

8)	Quarry Lease Agreement dated November 1, 1998, between Wanda Lee Ramer Living Trust (Lessor) and APAC-Arkansas, Inc., as amended by the Supplementary Agreement dated March 31, 2005, for the Hindsville Quarry located in Hindsville, Arkansas, expires at such time as it becomes commercially impracticable for APAC to continue mining at the site. (McClinton-Anchor)

11

9)	Lease and Royalty Agreement dated July 29, 1982, between James Doss Sharp (Lessor) and APAC-Arkansas, Inc. for the Springdale Quarry, expires at such time as it becomes commercially impracticable for APAC to continue mining at the site. (McClinton-Anchor)

10)	Lease and Royalty Agreement dated December 20, 2000, between APAC-Arkansas, Inc, and Howard, Tara, Lindsey and Shelby Simon for portions of the Springdale Quarry, expires at such time as it becomes commercially impracticable for APAC to continue mining at the site. (McClinton-Anchor)

11)	Lease and Royalty Agreement dated July 21, 2006, between APAC-Tennessee, Inc. and John Henry Miller (Lessor), for land located in DeSoto County, Mississippi. If APAC has weighed and transported more than One Million One Hundred Thousand (1,100,000) tons of certain Material (as defined in the agreement) at the end of the initial 10 year term of this agreement, and both parties agree that there is commercially sufficient mineable Material remaining, APAC shall have the option to renew the agreement for 5 years.

12)	Lease and Royalty Agreement dated July 27, 2006, between APAC-Tennessee, Inc. and Denton Enterprises, Inc. (Lessor), for land located in DeSoto County, Mississippi. If APAC has weighed and transported more than Three Million Two Hundred Thousand (3,200,000) tons of certain Material (as defined in the agreement) at the end of the initial 10 year term of this agreement, and both parties agree that there is commercially sufficient mineable Material remaining, APAC shall have the option to renew the agreement for 10 years, otherwise APAC shall have the option to renew the agreement for 5 years.

12

	File Number	City	County	ST	Address
130	APAC - AR - Arkhola Div
45	Asphalt Plant
45	Fee Property Information
	003-007-0012	Bentonville	Benton	AR	Lot 91 In Bella Vista Subdivision
	003-007-0058	Rogers	Benton	AR	Union St.
	003-033-0019	Van Buren (near)	Crawford	AR	Hwy. 282
	003-033-0020	Van Buren	Crawford	AR	Highway 282
	003-033-0021	Van Buren (near)	Crawford	AR	Hwy 282
	003-033-0022	Van Buren (near)	Crawford	AR	Hwy 282
	003-033-0023	Van Buren (near)	Crawford	AR	Hwy 282
	003-033-0024	Van Buren (near)	Crawford	AR	Hwy 282
	003-033-0025	Van Buren (near)	Crawford	AR	Hwy 282
	003-033-0026	Van Buren (near)	Crawford	AR	Highway 282
	003-033-0027	Van Buren (near)	Crawford	AR	Highway 282
	003-033-0028	Van Buren (near)	Crawford	AR	Highway 282
	003-033-0031	Van Buren	Crawford	AR	I-40
	003-033-0032	Van Buren	Crawford	AR	I-40
	003-033-0033	Van Buren	Crawford	AR	1-40
	003-033-0036	Van Buren	Crawford	AR	Sand Plant (Arkansas Plant)
	003-033-0037	Van Buren	Crawford	AR	I-40 Access Road
	003-033-0038	Van Buren	Crawford	AR	County Road
	003-033-0040	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0041	Van Buren	Crawford	AR	S.W. St. To River
	003-033-0042	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0043	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0044	Van Buren	Crawford	AR	Van Buren. APAC Property
	003-033-0045	Van Buren	Crawford	AR	N & W Of I-Highway 540
	003-033-0046	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0047	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0048	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0049	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0050	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0051	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0052	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0053	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0054	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0055	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0056	Van Buren	Crawford	AR	Van Buren, APAC Property
	003-033-0057	Van Buren	Crawford	AR	Van Buren. APAC Property
	003-033-0059	Van Buren	Crawford	AR	Van Buren, APAC Property

	File Number	City	County	ST	Address
	003-113-0002	Hatton	Polk	AR	(60) Quarry
	003-113-0003	Hatton	Polk	AR	(60) Quarry
	042-113-0080	Cedar Hill	Dallas	TX	1109 Industrial Way
1	Tenant Lease
1	Lease Information
	242-439-0191	Dallas	Tarrant	TX	Risinger Rd.
1	Vacant Land
1	Fee Property Information
	042-257-0259	Terrill	Kaufman	TX	7-497 Acres

5	APAC - TX Trotti-Thompson Div
2	Asphalt Plant
1	Fee Property Information
	042-361-0262	Unknown	Orange	TX	20+/- Acres, Highway 10
1	Lease Information
	242-245-0108	Beaumont	Jefferson	TX	86 Pine Street
2	Office
2	Fee Property Information
	042-245-0155	Beaumont	Jefferson	TX	12907 U. S. Highway 90
	042-245-0264	Beaumont	Jefferson	TX	12963 Highway 90 (near Pine Island)
1	Surplus Property
1	Fee Property Information
	042-245-0067	Beaumont	Jefferson	TX	Washington Blvd And 1-10

5	APAC - VA - Danville Div
5	Asphalt Plant
5	Fee Property Information
	045-143-0018	Danville	Pittsylvania	VA	239 Eastwood Drive
	045-143-0019	Danville	Pittsylvania	VA	239 Eastwood Drive
	045-143-0020	Danville	Pittsylvania	VA	239 Eastwood Drive
	045-143-0022	Danville	Pittsylvania	VA	239 Eastwood Drive
	045-143-0024	Danville	Pittsylvania	VA	239 Eastwood Drive
	003-037-0104	Birdeye	Cross	AR	N/A
	041-157-0068	Memphis	Shelby	TN	Harbor Avenue
9	APAC - TX - Buster Paving Division
2	Asphalt Plant
2	Lease Information
	203-091-0051	Texarkana	Miller	AR	3205 Division Street
	242-037-0196	Unknown	Bowie	TX	0.777 Acres

	File Number	City	County	ST	Address
1	Office
1	Fee Property Information
	042-223-0241	Sulphur Springs	Hopkins	TX	3520 I-30 West
1	Ready-Mix Plant
1	Fee Property Information
	042-231-0244	Unknown	Hunt	TX	State Hwy #224
1	Sand/Gravel Pit
1	Fee Property Information
	042-231-0243	Unknown	Hunt	TX	South Hwy 69
4	Vacant Land
4	Fee Property Information
	042-113-0239	Sunnyvale	Dallas	TX	E. Scyene Road
	042-277-0246	Paris	Lamar	TX	Loop Hwy 286
	042-277-0248	Paris	Lamar	TX	Loop Hwy 286
	042-277-0263	Paris	Lamar	TX	2810 Northwest Loop 286
14	APAC - TX - Texas Bitulithic Div
1	Office
1	Fee Property Information
	042-113-0006	Dallas	Dallas	TX	2121 Irving Blvd.
9	Asphalt Plant
9	Fee Property Information
	042-085-0235	Frisco	Collin	TX	State Highway No. 121
	042-085-0247	Frisco	Collin	TX	.189 Acre Tract
	042-113-0003	Dallas	Dallas	TX	Leston Street (4525 Leston Ave.)
	042-113-0004	Dallas	Dallas	TX	Leston Street (4525 Leston Ave.)
	042-113-0005	Dallas	Dallas	TX	Leston Street (4525 Leston Ave.)
	042-113-0261	Sunnyvale	Dallas	TX	4601 Scyene Road
	042-251-0240	Cleburne	Johnson	TX	3024 North Main Street
	042-439-0130	Fort Worth	Tarrant	TX	1901 Cold Springs
	042-439-0234	Fort Worth	‘Tarrant	TX	Risinger Road
Office
1	Fee Property Information
1	042-113-0007	Dallas	Dallas	TX	2121 Irving Blvd.
1	Storage
1	Fee Property Information
	032-113-0142	Franklin	Macon	NC	Lots 27 & 28, Block B, Belmont Estates Louisa Chapel Road
	032-113-0166	Franklin	Macon	NC	Lot 29, Block B, Belmont Estates 49 Wadesboro Circle

	File Number	City	County	ST	Address
	032-113-0167	Franklin	Macon	NC	Lot 23, Block C, Belmont Estates (Wadesboro Circle)
	032-113-0199	Franklin	Macon	NC	144 Wadesboro Circle (Lot 19C, Belmont Estates)
4	Sand/Gravel Pit
4	Fee Property Information
	032-043-0108	Hayesville	Clay-	NC	Rock Pit
	032-043-0109	Hayesville	Clay	NC	4.11 Ac. (Near Beach Rd.)
	032-043-0112	Hayesville	Clay	NC	24.77 Acres; Mcdonald Road
	032-043-0117	Hayesville	Clay	NC	172+ Acres; Corner Of Lovell And Wikle

2	Shop
2	Fee Property Information
	041-009-0042	Maryville	Blount	TN	Mt. Tabor Rd.
	041-009-0043	Maryville	Blount	TN	Mt. Tabor Rd.
7	Vacant Land
7	Fee Property Information
	032-099-0168	Dillsboro	Jackson	NC	APPROX. 2.33 ACRES
	032-113-0202	Franklin	Macon	NC	225 Wadesboro Circle, Lots 15 & 37, Block C, Belmont Estates

	032-113-0212	Franklin Township	Macon	NC	Lot 25, Block C - Belmont Estates
	032-113-0214	Franklin Township	Macon	NC	Lots 4, 5, & 16, Block C, Belmont Estates
	032-113-0221	Franklin Township	Macon	NC	Lot 25, Block B, Belmont Estates
	041-093-0071	Knoxville	Knox	TN	Maplehill Road
	041-093-0072	Knoxville	Knox	TN	1205 Springhill Road
8	APAC - TN - Memphis Div
2	Asphalt Plant
2	Fee Property Information
	003-035-0001	West Memphis	Crittenden	AR	Walker Ave.
	003-095-0123	Unknown	Monroe	AR	Approx. 25 Acres
1	Office
1	Fee Property Information
	041-157-0056	Memphis	Shelby	TN	Harbor Avenue
1	Plant
1	Fee Property Information
	041-157-0056	Memphis	Shelby	TN	Harbor Avenue
1	Plant Site
1	Fee Property Information
	003-035-0081	Memphis	Crittenden	AR	Adjacent to Walker Ave.
3	Vacant Land

	File Number	City	County	ST	Address
3	Fee Property Information
	003-035-0068	Memphis	Crittenden	AR	East Of Mississippi River
	041-009-0070	Alcoa	Blount	TN	Gill Street and Rankin Road
16	Quarry
14	Fee Property Information
	032-039-0139	Murphy	Cherokee	NC	221.40 acres, plus 8.38 acres
	032-039-0205	Murphy	Cherokee	NC	Approximately 40.16 Acres
	032-087-0132	Waynesville Township	Haywood	NC	Big Cove and Allens Creek Road
	032-087-0140	Waynesville Township	Haywood	NC	Near Allens Creek Road
	032-087-0141	Waynesville Township	Haywood	NC	2191 Allens Creek Road
	032-087-0145	Waynesville	Haywood	NC	Peace Mountain Road
	032-087-0146	Waynesville	Haywood	NC	Allen’s Creek Road
	032-087-0147	Waynesville	Haywood	NC	Approximately 2.549 acres
	032-087-0173	Waynesville	Haywood	NC	Property located off Marietta Lane
	032-087-0217	Waynesville Township	Haywood	NC	103 Big Cove Road
	032-099-0104	Dillsboro	Jackson	NC	101.40 Ac. - Vacant - Quarry
	032-099-0195	Dillsboro	Jackson	NC	Macktown Road (Lot 1, approx. 0.83 acre)
	032-099-0196	Dillsboro	Jackson	NC	Macktown Road (Lot 2, Approx. 2.57 Acres)
	032-113-0204	Franklin	Macon	NC	Lot 17, Belmont Estates, Block C (Wadesboro Circle)
2	Lease Information
	232-087-0050	Waynesville Township	Haywood	NC	Two Tracts Of Land
	232-087-0051	Waynesville Township	Haywood	NC	Three Tracts Of Land
16	Quarry/Asphalt Plant
16	Fee Property Information
	032-113-0029	Franklin	Macon	NC	Waldroop Old Mill Dam Road (Rock Quarry Road)
	032-113-0107	Franklin	Macon	NC	Lot 31, Block B, Belmont Estates (Wadesboro Circle)
	032-113-0118	Franklin	Macon	NC	4.75 Acre Tract (Louisa Chapel Rd)
	032-113-0121	Franklin	Macon	NC	Lot 13 and 14, Block C, Belmont Estates (Wadesboro Circle)
	032-113-0122	Franklin	Macon	NC	Lot 33, Block B, Belmont Estates (Wadesboro Circle)

	File Number	City	County	ST	Address
	032-113-0123	Franklin	Macon	NC	Lot 32, Block B, Belmont Estates (Wadesboro Circle)
	032-113-0124	Franklin	Macon	NC	Lot 30, Block B, Belmont Estates (Louisa Chapel Road)
	032-113-0125	Franklin	Macon	NC	Lot 34, Block B, Belmont Estates (Wadesboro Circle)
	032-113-0126	Franklin	Macon	NC	Lot 35, Block B, Belmont Estates (Wadesboro Circle)
	032-113-0127	Franklin	Macon	NC	Lot 36, Block B, Belmont Estates (Wadesboro Circle)
	032-113-0133	Franklin	Macon	NC	Approximately 114 +/- acres
	032-113-0134	Franklin	Macon	NC	U.S. 64 West
	009-021-0013	Near Naples	Collier	FL	Quarry
	009-115-0123	Sarasota	Sarasota	FL	Myrtle Ave
2	Lease Information
	209-057-0099	Tampa	Hillsborough	FL	Approximately 4.69 acres
	209-071-0110	Fort Meyers	Lee	FL	14299 Alico Road
1	Construction
1	Fee Property Information
	009-025-0274	Miami	Dade	FL	Section 16, Township 53 South, Range 39 East
1	Office And Shop
1	Fee Property Information
	009-115-0100	Sarasota	Sarasota	FL	1451 Myrtle Street
4	Quarry
4	Fee Property Information
	009-025-0270	Miami	Dade	FL	Approx. 70 Acres Quarry
	009-025-0272	Miami	Dade	FL	Appr. 303 acre Quarry
	009-025-0284	Miami	Dade	FL	Approx. 32.48 acre Quarry
	009-115-0189	Venice	Sarasota	FL	Gene Green Road
1	Sand/Gravel Pit
1	Fee Property Information
	009-115-0191	Venice	Sarasota	FL	Gene Green Road
1	Shop
1	Lease Information
	209-025-0109	Miami	Dade	FL	8000 N.W. 74th Street
56	APAC - TN - Harrison Div
7	Asphalt Plant
7	Fee Property information
	032-099-0094	Dillsboro	Jackson	NC	Locust Field Cemetery
	032-099-0099	Dillsboro	Jackson	NC	(Mobile Asphalt Plant)

	File Number	City	County	ST	Address
	032-099-0114	Dillsboro	Jackson	NC	1.0 Acre
	032-099-0201	Sylva (Dillsboro)	Jackson	NC	121 Tunnel Mountain Road
	041-093-0004	Knoxville	Knox	TN	Springhill Road
	041-163-0041	Kingsport	Sullivan	TN	Anderson Bridge Rd.
	041-177-0030	Nashville District	Warren	TN	Hwy #56 &Hwy #8
1	Concrete Plant
1	Fee Property Information
	041-105-0067	1st Civil District	Loudon	TN	Matlock Bend Industrial Park
2	Office
2	Fee Property Information
	041-009-0027	Alcoa	Blount	TN	Gill St.
	041-009-0028	Alcoa	Blount	TN	Block 200--Bassel Sub Div.
1	Parking Lot
1	Fee Property Information
	009-113-0222	Milton	Santa Rosa	FL	Lots 22 and Lot 205 (aka 5983 Commerce Road)
2	Tenant Lease
2	Lease Information
	201-013-0029	Greenville	Butler	AL	U.S. Highway 31 N.
	209-033-0108	Pensacola	Escambia	FL	McCoy Drive
11	Vacant Land
11	Fee Property Information
	001-005-0035	Clayton	Barbour	AL	Highway 30
	001-039-0048	Andalusia	Covington	AL	13519 APAC Road
	001-069-0036	Dothan	Houston	AL	Wilson Street and N. Lena Street
	001-069-0037	Dothan	Houston	AL	Mashburn Street
	001-069-0040	Dothan	Houston	AL	Wilson and Leona Street
	001-069-0042	Dothan	Houston	AL	Mashburn Road
	001-069-0043	Dothan	Houston	AL	381 Twitchell Road
	001-069-0056	Dothan	Houston	AL	381 Twitchell Road
	009-059-0226	Unknown	Holmes	FL	U.S. Highway 90
	009-113-0224	Milton	Santa Rosa	FL	Billy Bob Lane
	009-131-0229	Unknown	Walton	FL	23 acres
11	APAC - Southeast. Inc. - MacDougald Const
1	Asphalt Plant
1	Fee Property Information
	010-215-0049	Fortson	Muscogee	GA	2930 Smith Road
7	Landfill
7	Fee Property Information

	File	City	County	ST	Address
	010-089-0055	Atlanta	De Kalb	GA	Intrenchment Creek
	010-089-0065	Decatur	De Kalb	GA	Donzi Lane Landfill
	010-088-0066	Decatur	De Kalb	GA	Donzi Lane Landfill
	010-089-0067	Decatur	De Kalb	GA	Donzi Lane Landfill; Lot 113 Of 15Th District
	010-089-0069	Decatur	De Kalb	GA	Donzi Lane Landfill; 15Th District
	010-089-0073	Decatur	De Kalb	GA	Donzi Lane Landfill; Land Lot #113; 45.50 Acres
	010-089-0091	Decatur	De Kalb	GA	Donzi Lane Landfill; Lot #112, 15th District
2	Office
2	Lease Information
	210-067-0066	Smyrna	Cobb	GA	Tract B, Port Cobb Drive
	210-067-0067	Smyrna	Cobb	GA	Lake Ridge Technology Center 300 Technology Court
Surplus Property
1	Fee Property Information
1	010-121-0058	Atlanta	Fulton	GA	Harwell Rd & I-285
12	APAC - Southeast, Inc. - Southern FL
4	Asphalt Plant
2	Fee Property Information
	009-033-0206	Pensacola	Escambia	FL	2170 Longleaf Drive
1	Concrete Plant
1	Fee Property Information
	001-069-0065	Dothan	Houston	AL	Speigner Street & Twitchell Road
Lab
1	Fee Property information
	001-069-0041	Dothan	Houston	AL	1121 Twitchell Road
1	Office
1	Fee Property Information
	001-069-0039	Dothan	Houston	AL	Mashburn Street
7	Plant Site
7	Fee Property Information
	001-013-0067	Greenville	Butler	AL	US Hwy. 31 North
	001-109-0033	N/A	Pike	AL	Paron Church Road
	001-109-0034	N/A	Pike	AL	Paron Church Road
	009-091-0223	Crestview	Okaloosa	FL	Little Silver Road
	009-091-0227	Crestview	Okaloosa	FL	Little Silver Road
	009-091-0244	Crestview	Okaloosa	FL	Little Silver Road
	009-091-0245	Crestview	Okaloosa	FL	Little Silver Road
1	Ready-Mix Plant

	File Number	City	County	ST	Address
1	Fee Property Information
	001-069-0039	Dothan	Houston	AL	Mashburn Street
10	Sand/Gravel Pit
10	Fee Property Information
	001-039-0049	Unknown	Covington	AL	33 acres
	001-045-0047	Unknown	Dale	AL	27.8 acres
	001-069-0030	N/A	Houston	AL	Sanders Pit Road Section 5; Township 3North Range 24 East
	00l-069-0031	N/A	Houston	AL	Borrow Plant; 19.519 acres
	001-069-0046	Unknown	Houston	AL	106.20 acres
	001-069-0057	Dothan	Houston	AL	“Reese Pit” Green Valley Road
	001-069-0058	Dothan	Houston	AL	“Reese Pit” Green Valley Road
	001-069-0059	Dothan	Houston	AL	“Reese Pit” Green Valley Road
	001-069-0073	Troy	Pike	AL	Pike County Road No. 98 (aka Paron Church Rd.)
	009-131-0231	Unknown	Walton	FL	State Highway 81 (East of)
1	Shop
1	Fee Property Information
	001-069-0039	Dothan	Houston	AL	Mashburn Street
3	Surplus Property
3	Fee Property Information
	001-067-0044	Unknown	Henry	AL	County Hwy 32
	001-069-0050	Ashford (Pansey)	Houston	AL	Houston County Road No. 26
1	Warehouse
1	Lease Information
	209-031-0106	Jacksonville	Duval	FL	11482 Columbia Park Drive West, Suite 003
69	APAC - Southeast. Inc. - Gulf Coast
2	Asphalt Plant
2	Fee Property Information
	001-005-0045	Eufaula	Barbour	AL	Alabama Hwy 95 and U.S. Hwy 431
	001-013-0060	Greenville	Butler	AL	Industrial Parkway
20	Clay Pit
20	Fee Property Information
	009-033-0198	Pensacola	Escambia	FL	5700 Sautley Field Road
	009-033-0199	Pensacola	Escambia	FL	5700 Sautley Field Road
	009-033-0202	Pensacola	Escambia	FL	4375 McCoy Drive
	009-033-0204	Pensacola	Escambia	FL	Godwin Lane
	009-033-0214	Pensacola	Escambia	FL	Hollywood Boulevard
	009-033-0249	Brent	Escambia	FL	Massachusetts Avenue

	File Number	City	County	ST	Address
	009-033-0250	Brent	Escambia	FL	Massachusetts Avenue
	009-033-0251	Brent	Escambia	FL	St. Elmo Street
	009-033-0252	Brent	Escambia	FL	St. Elmo Street
	009-033-0253	Brent	Escambia	FL	St. Elmo Street
	009-033-0255	Pensacola	Escambia	FL	Ferry Pass Road
	009-033-0256	Pensacola	Escambia	FL	Ferry Pass Road
	009-033-0257	Pensacola	Escambia	FL	Ferry Pass Road
	009-033-0258	Pensacola	Escambia	FL	State Highway 291
	009-033-0259	Pensacola	Escambia	FL	State Highway 291
	009-033-0260	Pensacola	Escambia	FL	State Highway 291
	009-033-0261	Pensacola	Escambia	FL	State Route 291
	009-113-0212	Unknown	Santa Rosa	FL	St. James Street and Lakeside Drive
	009-113-0213	Pea Ridge	Santa Rosa	FL	Bell Lane
	009-113-0248	Milton	Santa Rosa	FL	Lowery Road
5	Clay Pit/Plant
5	Fee Property Information
	009-113-0207	Holley	Santa Rosa	FL	Near River Road
	009-113-0208	Holley	Santa Rosa	FL	Near River Road
	009-113-0209	Unknown	Santa Rosa	FL	Mt. Carmel Road
	009-113-0211	Navarre	Santa Rosa	FL	Near Highway 87
	009-131-0210	Unknown	Walton	FL	769 Laird Road
4	Clay Pit/Plant/Office
4	Fee Property Information
	009-033-0200	Pensacola	Escambia	FL	4375 McCoy Drive
	009-033-0201	Pensacola	Escambia	FL	4375 McCoy Drive
	009-033-0205	Pensacola	Escambia	FL	2170 Longleaf Drive
1	Fee Property Information
	009-101-0236	Odessa	Pasco	FL	2315 Marathon Road
2	Plant Site
2	Fee Property Information
	009-055-0196	Avon Park	Highlands	FL	310 East 7th Street
	009-057-0220	Tampa	Hillsborough	FL	Hanna Road at Harney Road
Tenant Lease
1	Lease Information
	209-009-0029	Melbourne	Brevard	FL	U.S. Rt. 1 North - Concrete Plant
3	Vacant Land
3	Fee Property Information
	009-055-0197	Avon Park	Highlands	FL	15550 South Highlands Avenue
	009-057-0247	Tampa	Hillsborough	FL	Hanna Road (extension of )
	009-101-0239	Odessa	Pasco	FL	Prospect Road

	File Number	City	County	ST	Address
16	APAC - Southeast, Inc. - First Coast
7	Asphalt Plant
7	Fee Property Information
	009-007-0217	Starke	Bradford	FL	12 acres
	009-031-0216	Jacksonville	Duval	FL	10420 New Berlin Rd.
	009-031-0276	Jacksonville	Duval	FL	6699 Colray Court
	009-109-0215	St. Augustine	St Johns	FL	481 State Route 207
	010-051-0028	Garden City	Chatham	GA	Telfair Rd. And Telfair Place
	039-053-0029	Hardeeville	Jasper	SC	Hardeeville Industrial Park
	039-073-0030	Hardeeville	Jasper	SC	Hardeeville Industrial Park
1	Lab
1	Fee Property information
	009-031-0273	Jacksonville	Duval	FL	6602 Colray Court
1	Office
1	Lease Information
	209-001-0105	Gainsville	Alachua	FL	2512 NW 1st Blvd., Suite 200 & 300
1	Plant
1	Fee Property Information
	010-051-0081	Savannah	Chatham	GA	7.11 acres
2	Surplus-Hold
2	Fee Property Information
	009-023-0237	Lake City	Columbia	FL	Moore Road
	009-023-0238	Lake City	Columbia	FL	Moore Road
3	Vacant Land
3	Fee Property Information
	009-079-0240	Greenville	Madison	FL	State Road 55 (US 221)
	009-079-0241	Greenville	Madison	FL	State Road 55 (U.S.221)
	010-051-0082	Savannah	Chatham	GA	U.S. Highway 17
1	Fee Property Information
	010-113-0086	Tyrone	Fayette	GA	218 Rockwood Road
2	Office And Asphalt Plant
2	Fee Property Information
	010-059-0084	Athens	Clarke	GA	1675 Winterville Road and Hancock Road
	010-059-0092	Athens	Clarke	GA	1675 Winterville Road & Hancock Road
2	Vacant Land
2	Fee Property Information
	010-059-0090	Athens	Clarke	GA	Spring Valley Rd. and Hancock Rd.
	010-139-0087	Gainesville	Hall	GA	Roy Parks Road

	File Number	City	County	ST	Address
1	APAC - Southeast, Inc. - Ballenger Div
1	Plant Site
1	Fee Property Information
	039-045-0028	Greenville	Greenville	SC	900 West Lee Road
28	APAC - Southeast, Inc. - Central FLA
18	Asphalt Plant
18	Fee Property Information
	009-009-0051	Melbourne	Brevard	FL	6210 North US Highway 1
	009-009-0052	Melbourne	Brevard	FL	6210 North US Highway 1
	009-009-0053	Melbourne	Brevard	FL	6210 North US Highway 1
	009-009-0054	Melbourne	Brevard	FL	6210 North US Highway 1
	009-009-0055	Melbourne	Brevard	FL	6210 North US Highway 1
	009-009-0056	Melbourne	Brevard	FL	6210 North US Highway 1
	009-009-0156	Cocoa	Brevard	FL	5815 Industrial Drive
	009-055-0079	Near Avon Park	Highlands	FL	Asphalt Plant Site (A.C.L.R.R.)
	009-055-0186	Avon Park	Highlands	FL	1491 S. Carolina Avenue
	009-055-0187	Avon Park	Highlands	FL	1550 South Highlands Avenue
	009-057-0242	Tampa	Hillsborough	FL	Hanna Road at Harney Road
	009-097-0145	Kissimmee	Osceola	FL	733 G. Duncan Ave.
	009-105-0018	Bartow	Polk	FL	Asphalt Plant (Near) Bartow
	009-105-0019	Near Bartow	Polk	FL	Sand Pit Near Bartow
	009-105-0020	Near Bartow	Polk	FL	Sand Pit Near Bartow
	009-105-0021	Near Bartow	Polk	FL	Polk County Road
	009-105-0022	Near Lakeland	Polk	FL	Berkley Road
	009-117-0038	N. Orlando	Seminole	FL	St. Rt. 419 Sanford-Oviedo Hwy
3	Office
2	Fee Property Information
	009-101-0235	Lutz	Pasco	FL	4636 Scarborough Drive
	009-101-0275	Lutz	Pasco	FL	Scarborough Drive
1	Lease Information
	209-095-0111	Orlando	Orange	FL	3504 Lake Lynda Dr., Suite 170
1	Plant
5	Asphalt Plant
5	Fee Property Information
	001-015-0014	Oxford	Calhoun	AL	2335 Highway 21 South
	001-015-0025	Anniston	Calhoun	AL	28 Acres; Us Highway 78; Asphalt Plant28 Acres; Us Highway 78; Asphalt Plant
	001-101-0019	Montgomery	Montgomery	AL	4238 Western Blvd.
	001-121-0078	Childersburg	Talladega	AL	2751 Desoto Caverns Parkway

	File Number	City	County	ST	Address
	001-125-0028	Vance	Tuscaloosa	AL	Dudley Road
1	Asphalt Terminal
1	Fee Property Information
	001-073-0016	Birmingham	Jefferson	AL	Birmingport Road
4	Office
3	Fee Property Information
	001-033-0032	Sheffield	Colbert	AL	Lots 3-6; part of Lot 7; Lot 11; Lots 16-21
	001-033-0071	Sheffield	Colbert	AL	Block 2, Lot 2 (except the west 6.5 feet) and Lots 3,4,5 & 6)
	001-073-0011	Birmingham	Jefferson	AL	700 37th Street South
1	Lease Information
	201-073-0028	Birmingham	Jefferson	AL	716 37th St.
1	Office And Shop
1	Fee Property Information
	001-089-0022	Huntsville	Madison	AL	3242 Leeman Ferry Road
2	Plant
2	Fee Property Information
	001-101-0023	Montgomery	Montgomery	AL	Wares Ferry Road
	001-101-0026	Montgomery	Montgomery	AL	Wares Ferry Road
1	Right Of Way
1	Fee Property Information
	001-121-0027	Childersburg	Talladega	AL	108 Second Street, NW
1	Shop
1	Fee Property Information
	001-073-0018	Birmingham (Tarrant)	Jefferson	AL	750 Clow Road
1	Vacant Land
1	Fee Property Information
	001-089-0074	Huntsville	Madison	.~L	Vermont Road
7	APAC - Southeast. Inc. - APAC GA
2	Asphalt Plant
1	Fee Property Information
	010-245-0027	Augusta	Richmond	GA	APAC Industrial Way (former address - Murray Road)
1	Lease Information
	210-139-0068	Gainesville	Hall	GA	2944 Candler Highway
1	Office
	035-035-0044	Vinita	Craig	OK	Unknown
	035-035-0045	Vinita	Craig	OK	Unknown
	035-143-0024	Tulsa	Tulsa	OK	East Quarry

13

	File Number	City	County	ST	Address
	035-143-0028	Tulsa	Tulsa	OK	N/A
	035-143-0033	Tulsa	Tulsa	OK	3110 N. 133 PI. E. Langley Addition
	035-143-0034	Tulsa	Tulsa	OK	36th and Apache Langley Addition
	035-143-0036	Tulsa	Tulsa	OK	13438 E. 32nd St. North Langley Addition
	035-143-0039	Tulsa	Tulsa	OK	Approximately 15.95 acres
	035-143-0040	Tulsa	Tulsa	OK	Lots 9 and l0, Block 1, Langley Addition
	035-143-0048	Tulsa	Tulsa	OK	S 58.24 ft. of the W 1/2 NW 1/4 NW1/4 of SEC 21, TWP 20N, Range 14 E
	035-143-0049	Tulsa	Tulsa	OK	3345 N. 129th E. Avenue
	035-143-0051	Tulsa	Tulsa	OK	3227 N. 129th E. Avenue Langley Addition
	035-143-0052	Tulsa	Tulsa	OK	The NW/4 of the SW/ 4 and the W/2 of the NE/4 of the SW/4 of the S21/T20N/R14E of
	035-143-0054	Tulsa	Tulsa	OK	13322 East 32nd St. North
	035-143-0055	Tulsa	Tulsa	OK	13418 E. 32nd St. North Langley Addition
	035-143-0056	Tulsa	Tulsa	OK	13021 E. 32nd St. North Langley Addition
	035-143-0057	Tulsa	Tulsa	OK	3201 North 129th East Avenue Langley Addition
	03,5-143-0058	Tulsa	Tulsa	OK	13011 East 32nd Street North Langley Addition
	035-143-0060	Tulsa	Tulsa	OK	13118 East 32nd Street North; Langley Addition
	035-143-0061	Tulsa	Tulsa	OK	2925 N. 129th E. Ave.
	035-143-0062	Tulsa	Tulsa	OK	38th Street North
	035-143-0063	Tulsa	Tulsa	OK	Lot 9, Block 2, Langley Addition
	035-143-0064	Tulsa	Tulsa	OK	Lot 10, Block 2, Langley Addition
	035-143-0065	Tulsa	Tulsa	OK	Lots 11 and 12, Block 2, Langley Addition
1	Surplus Property
1	Fee Property Information
	035-065-0037	Altus	Jackson	OK	10 acres
3	Tenant Lease
3	Lease Information
	235-143-0025	Tulsa	Tulsa	OK	3345 N. 129th Ave.
	235-143-0030	Tulsa	Tulsa	OK	3201 North 129th East Avenue
	235-143-0031	Tulsa	Tulsa	OK	Lot 9, Block 2, Langley Addition
1	Warehouse
1	Fee Property Information

14

	File Number	City	County	ST	Address
	035-143-0012	Tulsa	Tulsa	OK	East 36th Street
1	APAC OK - Rainbow Division
1	Tenant Lease
1	Lease information
	235-035-0032	Vinita	Craig	OK	8.8 acres. Vinita Rock Site
16	APAC - Southeast, Inc. - Alabama Division
2	Lease Information
	223-049-0069	Jackson	Hinds	MS	5725 Highway 18
	223-049-0078	Jackson	Hinds	MS	5727 Highway 18 West
2	Plant Site
2	Fee Property Information
	023-105-0060	Unknown	Oktibbeha	MS	36.1 +/- Acres
	023-151-0042	Greenville	Washington	MS	Industrial Road; 15.385 Acres
2	Quarry
2	Fee Property Information
	023-087-0009	Columbus	Lowndes	MS	Huddlestone Ford Road (West of APAC’s Office)
	023-087-0017	Columbus	Lowndes	MS	Luxapalila Creek (Behind APAC’s Office)
1	Sand/Gravel Pit
1	Lease Information
1	223-015-0081	Cruger	Carroll	MS	near Cruger
1	Storage Facility-
Fee Property Information
	023-049-0044	Jackson	Hinds	MS	2262 Maddox Road
1	Surplus Property
1	Fee Property Information
	041-071-0082	Savannah	Hardin	TN	near Hwy. 64
1	Surplus Property - Vacant Land
1	Fee Property Information
	023-105-0054	Starkville	Oktibbeha	MS	Highway 82
1	Tenant Lease
1	Lease Information
	223-087-0080	Columbus	Lowndes	MS	Office (Columbus to Blewetts Bridge Road)
3	Vacant Land
3	Fee Property Information
	023-003-0058	Glen	Alcorn	MS	U.S. Highway 72
	023-003-0059	Glen	Alcorn	MS	U.S. Hwy 72
	023-049-0036	Hinds	Hinds	MS	South Side / McDowell Rd.

15

	File Number	City	County	ST	Address
33	APAC - OK
3	Asphalt Plant
3	Fee Property Information
	035-081-0035	Unknown	Lincoln	OK	Turner Turnpike (South of)
	035-097-0015	Pryor	Mayes	OK	Section 26 Township 21N
	035-143-0026	Bixby	Tulsa	OK	Tract 2 - (NE/4) Sec 14/Twp 17N/Range 13E
1	Office
1	Lease Information
	235-143-0022	Tulsa	Tulsa	OK	4150 South 100th East Avenue, Suite 300
24	Quarry
24	Fee Property Information
2	Terminal
2	Fee Property information
	024-019-0079	Columbia	Boone	MO	1591-C East Prathersville Road
	024-077-0081	Springfield	Greene	MO	4624 West Calhoun
4	Vacant Land
4	Fee Property Information
	024-019-0080	Columbia	Boone	MO	5661 Creasy Springs Road
	024-077-0091	Springfield	Greene	MO	4580 West Calhoun
	024-077-0093	Springfield	Greene	MO	West Gate Avenue (aka Farm Road 123)
	024-131-0110	Unknown	Miller	MO	Elam’s Island
39	APAC - MS - APAC MS Division
24	Asphalt Plant
23	Fee Property information
	003-017-0126	Dermott	Chicot	AR	Highway 65 South, 20 Acres
	023-003-0056	Glen	Alcorn	MS	U.S. Highway 72
	023-049-0016	Hinds	Hinds	MS	Mcraven Road And Hillview Road
	023-049-0020	Jackson	Hinds	MS	Mcraven Road
	023-049-0021	Jackson	Hinds	MS	McDowell Road
	023-049-0041	Jackson	Hinds	MS	Mcdowell Road
	023-051-0050	Unknown	Holmes	MS	Highway 12
	023-075-0038	Meridian	Lauderdale	MS	4412 Interchange Rd.
	023-075-0049	Meridian	Lauderdale	MS	4412 Interchange Road
	023-077-0007	Lawrence County	Lawrence	MS	Fair River
	023-081-0040	Guntown	Lee	MS	331 Messner Road
	023-081-0052	Guntown	Lee	MS	331 Messner Road

16

	File Number	City	County	ST	Address
	023-087-0005	Near Columbus	Lowndes	MS	Office (Columbus To Blewetts Bridge Road)
	023-087-0006	Columbus	Lowndes	MS	Blewett Bridge & Pickensvilleroad
	023-087-0018	Columbus	Lowndes	MS	Pickensville Road
	023-087-0019	Columbus	Lowndes	MS	Airline Road & Luxapalila Creek
	023-089-0053	Canton	Madison	MS	Approx. 10 acres; near Hwy. 51
	023-091-0014	Foxworth	Marion	MS	U. S. Highway #98
	023-051-0055	Unknown	Marion	MS	Approx 8.3 Acres
	023-149-0024	Vicksburg	Warren	MS	4441 Rifle Range Road
	023-163-0010	Yazoo County	Yazoo	MS	Asphalt Plant; U. S. Highway #49
	023-163-0057	Yazoo	Yazoo	MS	Section 6, Township 11 North, Range 2 West
	041-071-0069	Savannah	Hardin	TN	near Hwy. 64
1	Lease Information
	223-011-0073	Rosedale	Bolivar	MS	Route 1 (15 acres)
1	Asphalt Terminal
1	Fee Property Information
	023-049-0003	Jackson	Hinds	MS	5129 Mcraven Road
2	Office
	024-019-0078	Columbia	Boone	MO	1591-A East Prathersville Road
1	Office and Quarry
1	Fee Property Information
	024-029-0125	Linn Creek	Camden	MO	1369 Business Park Road
2	Office And Shop
2	Fee Property Information
	024-029-0112	Unknown	Camden	MO	S15/T39N/R16W
	024-077-0092	Springfield	Greene	MO	4580 West Calhoun
20	Quarry
20	Fee Property Information
	024-019-0083	Columbia	Boone	MO	6791 N. Highway VV
	024-029-0111	Unknown	Camden	MO	S16/T38N/R16W
	024-037-0094	Harrisonville	Cass	MO	12 acres adjacent to Limpus Quarry
	024-037-0099	Harrisonville	Cass	MO	Sections 17, 18, 20 and 29, Township 4.5, Range 31
	024-037-0100	Harrisonville	Cass	MO	18601 E. 227th Street
	024-037-0101	Harrisonville	Cass	MO	Sections 17 & 20, TWP 44, and Range 29
	024-037-0102	Harrisonville	Cass	MO	22400 S. State Route 291
	024-043-0087	Highlandville	Christian	MO	697 Busiek Road
	024-119-0086	Lanagan	Mc Donald	MO	Route EE

17

	File Number	City	County	ST	Address
	024-131-0108	Unknown	Miller	MO	Section 26, Township 42 North, Range 15 W
	024-131-0109	Unknown	Miller	MO	Vaughn Quarry
	024-141-0113	Unknown	Morgan	MO	DYL Quarry, S20/T42/R16
	024-141-0114	Unknown	Morgan	MO	521/T40N/R17W, Prestage Quarry
	024-141-0115	Unknown	Morgan	MO	S16&21/T40/R17, Prestage Quarry
	024-195-0105	Marshall	Saline	MO	Ridge and Darling Addition
	024-195-0106	Saline	Saline	MO	South and East of U.S. Highway No. 65
	024-195-0107	Saline	Saline	MO	S27/T49N/R21W
	024-195-0124	Marshall	Saline	MO	Adjacent to Marshall Quarry
	024-195-0126	Marshall	Saline	MO	2,75+/- Acres Adjacent to Marshall Quarry
	024-195-0127	Marshall	Saline	MO	55+/- Acres
1	Shop
1	Fee Property information
	024-019-0079	Columbia	Boone	MO	1591-C East Prathersville Road
1	Surplus Property - Vacant Land
1	Fee Property Information
	024-079-0116	Trenton	Grundy	MO	Asphalt Plant Lot
4	Tenant Lease
4	Lease Information
	224-037-0063	Harrisonville	Cass	MO	231st Street, 5 +/- Acres
	224-195-0065	Marshall	Saline	MO	10+/- Acres vacant land
	224-195-0066	Marshall	Saline	MO	50 +/- acres farm land
	224-195-0067	Marshall	Saline	MO	Property Adjacent to Marshall Quarry
2	Lease Information
	215-051-0023	Hays	Ellis	KS	503 E. l0th Street
	215-051-0024	Hays	Ellis	KS	2515 W. 55th Street
1	Vacant Land
1	Fee Property Information
	015-105-0051	Lincoln	Lincoln	KS	3 3/4 acres
12	APAC - KS - Kansas City Division
3	Asphalt Plant
3	Fee Property Information
	015-209-0010	Kansas City	Wyandotte	KS	Riverview Avenue And Fourth Street
	015-209-0011	Kansas City	Wyandotte	KS	4Th Street
	015-209-0014	Kansas City	Wyandotte	KS	4318 Speaker Rd.
8	Quarry
8	Fee Property Information
	015-091-0006	Stilwell	,Johnson	KS	Johnson County

18

	File Number	City	County	ST	Address
	015-091-0008	Stilwell	Johnson	KS	Johnson County, Apac Property
	015-091-0027	N/A	Johnson	KS	167th Street and Gardner Road
	015-121-0011	Osawatomie	Miami	KS	Quarry Site
	015-121-0029	Osawatomie	Miami	KS	SWC U.S. Route 69 & 247th Street
	015-121-0030	Osawatomie	Miami	KS	171.63 +/- acres
	015-121-0057	Osawatomie	Miami	KS	163.57 Acres; Part of NW/4 of 12-16-24
	015-121-0063	Osawatomie	Miami	KS	W 247th Street
1	Vacant Land
1	Fee Property Information
	015-091-0025	Stilwell	Johnson	KS	9435 West 167th Street
1	APAC - KS Inc. - Kansas City
1	Plant Site
1	Lease Information
	215-209-0022	Kansas City	Wyandotte	KS	5 Acres of Land
40	APAC - MO - Missouri Division
2	Asphalt Plant
2	Fee Property Information
	024-137-0104	Paris	Monroe	MO	Jct. of Hwy. 154 & Bus. Route 24 West
	024-175-0088	Huntsville	Randolph	MO	Highway 3
1	Buffer Area
1	Fee Property Information
	024-019-0089	Columbia	Boone	MO	6801 Highway VV
1	Building
1	Fee Property Information
1	024-077-0092	Springfield	Greene	MO	4580 West Calhoun
Office
1	Fee Property Information
6	Fee Property Information
	015-015-0033	Augusta	Butler	KS	1121 SW Hwy 54
	015-079-0035	Newton	Harvey	KS	U.S. Hwy 50
	015-111-0034	Unknown	Lyon	KS	Section 7/Township 19S/Range 13E
	015-155-0058	Hutchinson	Reno	KS	Parcel #0559
	015-169-0045	Salina	Saline	KS	500 East Farrelly Road: Rt. 4
	015-173-0061	Wichita	Sedgwick	KS	3511 S. West Street
3	Office
1	Fee Property Information
	015-111-0059	Emporia	Lyon	KS	302 Peyton
2	Lease Information
	215-155-0025	Hutchinson	Reno	KS	1600 North Lorraine, Ste. 1

19

	File Number	City	County	ST	Address
	215-169-0026	Salina	Saline	KS	1329 Northwest Street
1	Office And Shop
1	Fee Property Information
	015-155-0032	Hutchinson	Reno	KS	819 West First Avenue
1	Plant
1	Fee Property Information
	015-051-0055	Unknown	Ellis	KS	10 Tracts; J.E. Wilson Addition (1-2), George Philip Addition (3-8), SEC 17/TWP 13S/Rang
4	Quarry
4	Fee Property Information
	015-073-0036	Eureka	Greenwood	KS	(South of) Fall River Channel
	015-105-0047	Lincoln	Lincoln	KS	Section 13; Township 12S; Range 8W
	015-105-0049	Lincoln	Lincoln	KS	Section 12/Township 12S/Range 8W
	015-105-0050	Unknown	Lincoln	KS	Bullfoot Creek
9	Sand/Gravel Pit
9	Fee Property Information
	015-057-0031	Dodge City	Ford	KS	U.S. 283/56 Highway Bypass (11188 56 Bypass)
	015-113-0052	Unknown	Mc Pherson	KS	S 1/2 SW 1/4 of SEC 5, TWP 20S. Range 3, West of the Sixth Principal Meridian
	015-155-0037	Unknown	Reno	KS	Section 21/Township 23S/Range 5W
	015-155-0039	Hutchinson	Reno	KS	160 acres
	015-155-0040	Hutchinson	Reno	KS	79.8 acres (originally)
	015-181-0038	Unknown	Sherman	KS	Section 17/Township 7S/Range 39W
	015-185-0043	Unknown	Stafford	KS	Hwy 50 South
	015-193-0053	Unknown	Thomas	KS	N/2 N/2 of SEC 35, TWP l0S. Range 32 West of the 6th P.M.
	015-195-0054	Unknown	Trego	KS	NE/4 of SEC 31, PAT 14S, Range 23 West of the 6th P.M.
1	Shop
1	Fee Property Information
	015-105-0048	Lincoln	Lincoln	KS	Section 6/Township 12S/Range 7W
2	Tenant Lease
	032-123-0095	Rocky Township	Springs Montgomery	NC	(Sand Pit)
	032-123-0096	Rocky Township	Springs Montgomery	NC	State Road #1525
	032-123-0097	Rocky Township	Springs Montgomery	NC	Naked Creek

20

	File Number	City	County	ST	Address
	032-123-0098	Rocky Township	Springs Montgomery	NC	(Sand Pit)
	032-123-0100	Rocky Township	Springs Montgomery	NC	60 Acres
	032-123-0106	Rocky Township	Springs Montgomery	NC	20 Acres
	032-123-0116	Rocky Township	Springs Montgomery	NC	115.726 Acres; Tract No. 229
	032-123-0152	Rocky Township	Springs Montgomery	NC	Highway 220
	032-123-0194	Rocky Township	Springs Montgomery	NC	Approx. 79.09 Acres
	032-123-0198	Rocky Township	Springs Montgomery	NC	Approximately 1.05 acres
	032-123-0210	Candor	Montgomery	NC	2.873 acres
	032-123-0222	Rocky Township	Springs Montgomery	NC	US 220
2	Surplus Property
2	Fee Property Information
	032-081-0032	Greensboro	Guilford	NC	3905 Duluth Loop (3925 Liberty Rd.)
	032-165-0157	Laurel Hill Township	Scotland	NC	U. S. 401
5	APAC Atlantic. Inc. - Virginia Division
1	Asphalt Plant
1	Fee Property Information
	045-179-0054	Stafford	Stafford	VA	109 Wyche Street*
1	Building
1	Lease Information
	245-153-0033	Manassas	Prince William	VA	9599 Hawkins Drive
2	Sand/Gravel Pit
2	Fee Property Information
	045-153-0056	Manassas	Prince William	VA	8415 Wellington Road
	045-153-0057	Manassas	Prince William	VA	8445 Wellington Road (fka Rt. 674)
1	Vacant Land
1	Fee Property Information
	045-069-0059	Stephenson	Frederick	VA	2786 Martinsburg Pike
23	APAC General
2	Lease Information
	210-089-0052	Atlanta	De Kalb	GA	900 Ashwood Parkway, (Headquarters)
	210-121-0063	Alpharetta	Fulton	GA	100 Windward Plaza, Suite 300, 3rd Floor (4005 Winward Plaza Dr.)
28	APAC - KS- Shears

21

	File Number	City	County	ST	Address
6	Asphalt Plant
	032-107-0045	Kinston (Near)	Lenoir	NC	N.C. SR 1804 - Neuse Road
	039-041-0032	Florence	Florence	SC	Hwy 89 & 921 Mars Bluff (Parcel A) 830 W. Lucas Street (Parcel B)
	039-085-0015	Privateer Twp.	Sumter	SC	Nasty Branch
4	Vacant Land
4	Fee Property Information
	032-051-0191	Cross Creek Township	Cumberland	NC	Robeson Street
	032-051-0192	Cross Creek Twp.	Cumberland	NC	Robeson Street
	032-107-0012	Neuse Township	Lenoir	NC	Neuse River and Atlantic. and NC RR
	032-107-0016	Kinston	Lenoir	NC	Easement Road And N.C. SR 1804
1	Warehouse
1	Lease Information
	232-133-0064	Jacksonville	Onslow	NC	240 Center Street
32	APAC - Atlantic. Inc. - Thompson-Arthur
8	Asphalt Plant
7	Fee Property Information
	032-067-0160	Winston Salem	Forsyth	NC	Clemmonsville Road
	032-067-0161	Winston Salem	Forsyth	NC	Craft Drive
	032-067-0162	Winston Salem	Forsyth	NC	Clemmonsville Road
	032-081-0008	Jamestown	Guilford	NC	5730 Riverdale Drive
	032-081-0009	Greensboro	Guilford	NC	3500 & 3512 Halts Chapel Road
	032-081-0033	Greensboro	Guilford	NC	3901 Duluth Loop (3921 Liberty Road)
	045-089-0061	Martinsville	Henry	VA	State Route 684
1	Lease Information
	232-153-0061	Unknown	Richmond	NC	Rockingham Asphalt Plant Site
2	Office
2	Fee Property Information
	032-081-0043	Gilmer	Guilford	NC	300 South Benbow Rd.
	032-159-0211	Salisbury	Rowan	NC	Jake Alexander Road
20	Sand Plant
20	Fee Property Information
	032-123-0038	Rocky Township	Springs Montgomery	NC	Us 220 - Naked Creek
	032-123-0054	Rocky Township	Springs Montgomery	NC	Naked Creek
	032-123-0061	Rocky Township	Springs Montgomery	NC	Naked Creek
	032-123-0069	Rocky Township	Springs Montgomery	NC	Sand Pit

22

	File Number	City	County	ST	Address
	032-123-0072	Rocky Springs Township	Montgomery	NC	Sand Pit
	032-123-0075	Rocky Springs Township	Montgomery	NC	Sand Pit
	032-123-0076	Rocky Springs Township	Montgomery	NC	Sand Pit
	032-123-0079	Rocky Springs Township	Montgomery	NC	Apac Property
4	Lease Information
	232-107-0065	Kinston	Lenoir	NC	604 East New Bern Road
	232-129-0072	Wilmington	New Hanover	NC	3240 Burnt Mill Dr., Suite 1 & 2
	232-133-0070	Jacksonville	Onslow	NC	669 Bell Fork Road
	232-191-0071	Goldsboro	Wayne	NC	2712 Graves Drive
2	Office And Shop
2	Fee Property Information
	032-153-0154	Marston	Richmond	NC	156 Highway Constructors Road
	032-153-0155	Marston	Richmond	NC	156 Highway Constructors Road
21	Sand/Gravel Pit
21	Fee Property Information
	032-017-0183	Bladenboro Township	Bladen	NC	Unknown, 40 Acre Parcel
	032-051-0177	Grays Creek Township	Cumberland	NC	2785 Tracy Ball Road
	032-051-0178	Fayetteville	Cumberland	NC	Murchison Road
	032-051-0181	Unknown	Cumberland	NC	U.S. Highway I-95
	032-051-0187	Fayetteville	Cumberland	NC	Murchison Road
	032-051-0188	Fayetteville	Cumberland	NC	Murchison Road
	032-051-0215	Fayetteville	Cumberland	NC	2.7 Acre Parcel + Lots 28 and 29 Northpoint Village
	032-051-0216	Fayetteville	Cumberland	NC	Lots 15, 27, 30 and 40 Northpoint Village
	032-107-0026	Kinston (Near)	Lenoir	NC	Neuse River
	032-107-0057	Neuse Twp.	Lenoir	NC	Nc Route #11
	032-107-0105	(Near) Kinston	Lenoir	NC	27.87 Acres (Walter Tract)
	032-133-0021	Jacksonville Twp.	Onslow	NC	Burnt House Fork Highway
	032-133-0022	Jacksonville Twp.	Onslow	NC	Burnt House Fork Highway
	032-147-0024	(Near) Greenville	Pitt	NC	N.C. Hwy. 1402
	032-155-0179	East Howellsville Township	Robeson	NC	State Route 1967
	032-155-0180	East Howellsville Township	Robeson	NC	State Route 1967
	032-155-0182	Pembroke Township	Robeson	NC	Unknown

23

	File Number	City	County	ST	Address
	032-155-0185	Lumberton Township	Robeson	NC	Hestertown Road
	032-155-0186	Lumberton Township	Robeson	NC	Hestertown Road
	032-191-0028	Indian Springs Twp.	Wayne	NC	2421 Arrington Bridge Road
	039-025-0018	Jefferson	Chesterfield	SC	County Rds. 13 &72
1	Storage Facility
1	Fee Property Information
	032-107-0020	Southwest Township	Lenoir	NC	Neuse Rive And Nc Rr
5	Surplus Property
5	Fee Property Information
	032-051-0219	Hope Mills	Cumberland	NC	264 Skinner Road
	032-051-0220	Hope Mills	Cumberland	NC	Trade Street
	032-107-0057	Neuse Twp.	Lenoir	NC	Nc Route #11
	032-107-0064	Neuse Township	Lenoir	NC	North Carolina Routes 11 & 55
	032-129-0130	Wilmington	New Hanover	NC	River Rd & Sunnyvale Dr.
	032-129-0131	Cape Fear Township	New Hanover	NC	4909 College Road N
	032-133-0017	Jacksonville (Near)	Onslow	NC	Us Navy Rr-Hargett Street
	032-133-0021	Jacksonville Twp.	Onslow	NC	Burnt House Fork Highway
	032-133-0022	Jacksonville Twp.	Onslow	NC	Burnt House Fork Highway
	032-133-0048	White Oak	Onslow	NC	6190 New Bern Hwy.
	032-147-0024	(Near) Greenville	Pitt	NC	N.C. Hwy. 1402
	032-147-0090	Belvoir Twp.	Pitt	NC	Old Greenville-Tarboro River Road
	032-147-0206	Greenville	Pitt	NC	562 Barrus Construction Road
	032-191-0028	Indian Springs Twp.	Wayne	NC	2421 Arrington Bridge Road
	032-191-0067	Indian Springs	Wayne	NC	Arrington Bridge Road
	032-191-0068	Indian Springs	Wayne	NC.	Arrington Bridge Road (Rear)
	032-191-0074	Indian Springs	Wayne	NC	Arrington Bridge Road (Rear)
	039-003-0023	Aiken	Aiken	SC	Steed: Pine Log Rd; Us Hwy. #1
	039-051-0019	Conway Township	Horn	SC	154 Winyah Drive
2	Lease Information
	232-047-0062	Whiteville Township	Columbus	NC	Approx. 16.41 acres
	232-107-0067	Kinston	Lenoir	NC	13.4 acres/Tom White Road
2	Borrow Pit
2	Fee Property Information

24

	File Number	City	County	ST	Address
	032-017-0184	Unknown	Bladen	NC	Secondary Road 1195 (Old Boardman Rd.)
	032-051-0143	Fayetteville	Cumberland	NC	Approximately 138 +/- acres
1	Clay Pit
Fee Property Information
	032-153-0153	Marston	Richmond	NC	156 Highway Constructors Road
2	Concrete Plant
2	Fee Property Information
	032-051-0174	Rockfish Township	Cumberland	NC	Meharry Drive
	039-067-0033	Marion	Marion	SC	State Road 34-732
2	Ingress/Egress
2	Fee Property Information
	032-051-0175	Rockfish Township	Cumberland	NC	Butler-Robinson Pit Access
	032-051-0190	Fayetteville	Cumberland	NC	Murchison Road
9	Office
5	Fee Property Information
	032-051-0189	Fayetteville	Cumberland	NC	Murchison Road
	032-051-0193	Cross Creek Twp.	Cumberland	NC	Robeson Street
	032-153-0156	Marston	Richmond	NC	156 Highway Constructors Road
	039-031-0012	Darlington	Darlington	SC	Mineral Springs Rd.
	039-051-0019	Conway Township	Horry	SC	154 Winyah Drive
	003-007-0078	Lowell	Benton	AR	40.11 acres
	003-007-0090	Lowell	Benton	AR	13198 S. Zion Road
	003-007-0095	Gravette	Benton	AR	County Road No. 34
	003-009-0064	Harrison	Boone	AR	40 Acres (Vacant Land)
	003-009-0070	Harrison	Boone	AR	6672 Hwy 65 South
10	APAC - Atlantic, Inc. - Asheville Division
7	Asphalt Plant
5	Fee Property Information
	032-021-0025	Asheville	Buncombe	NC	1188 Smokey Park Highway
	032-089-0002	Hendersonville	Henderson	NC	Old Clear Creek Road
	032-089-0213	Hendersonville	Henderson	NC	Old Clear Creek Road
	032-175-0056	Boyd & Little River	Transylvania	NC	Old U.S. 64 - State Route 1504
	032-199-0197	Cane River	Yancey	NC	Lot 31 Map B of Ralph Ray Property
2	Lease Information
	232-097-0069	Statesville	Iredell	NC	164 Bostian Drive
	232-161-0066	Rutherfordton	Rutherford	NC	1920 Maple Creek Road
1	Extract Sand/Top Soil

25

	File Number	City	County	ST	Address
1	Lease Information
	232-153-0055	Marks Creek Township	Richmond	NC	Summit Orchard Tract; 129 acres
1	Office And Asphalt Plant
1	Fee Property information
	032-021-0223	Asheville	Buncombe	NC	1188 Smokey Park Hwy
1	Surplus Property
1	Fee Property information
	032-161-0225	Asheville	Rutherford	NC	Chimney Rock Township
1	APAC - Atlantic, Inc. - Charlotte Division
1	Office
1	Lease Information
	232-025-0068	Concord	Cabarrus	NC	725 Derita Road
79	APAC - Atlantic, Inc. - Coastal Carolina
29	Asphalt Plant
27	Fee Property information
	032-013-0044	Washington	Beaufort	NC	Route 3 off of SR 1409
	032-017-0224	Butters	Bladen	NC	Berry Lewis Road
	032-049-0027	New Bern	Craven	NC	510 S. Glenburnie Road
	032-049-0102	Belvoir Twp.	Craven	NC	Secondary Rd. (Formerly U.S. Hwy. 70)
	032-101-0103	Boon Hill Twp.	Johnston	NC	State Route 102
	032-107-0010	Kinston	Lenoir	NC	Near Neuse River
	032-107-0013	Kinston	Lenoir	NC	Easement Road And Us 70
	032-107-0014	Near Kinston	Lenoir	NC	North Carolina Hwy 10
	032-107-0015	Kinston	Lenoir	NC	Brunswick Blvd And Jefferson Avenue
	032-107-0026	Kinston (Near)	Lenoir	NC	Neuse River
	203-033-0046	Van Buren	Crawford	AR	6008 Arkhola Road
	203-033-0048	Van Buren	Crawford	AR	2514 Woodpecker Way
	203-033-0052	Van Buren	Crawford	AR	5503 Highway 60
	203-033-0056	Van Buren	Crawford	AR	6204 Arkhola Road
	203-033-0057	Van Buren	Crawford	AR	5227 Highway 60
	203-131-0022	Jenny Lind	Sebastian	AR	2000 Gate Nine Road
	203-131-0024	Jenny Lind	Sebastian	AR	1944 Gate Nine Road
	203-131-0025	Jenny Lind	Sebastian	AR	2006 Gate Nine Road
	203-131-0028	Jenny Lind	Sebastian	AR	1934 Gate Nine Road
	203-131-0032	Huntington	Sebastian	AR	6900 Bucella Road
	203-131-0035	Jenny Lind	Sebastian	AR	1946 Gate Nine Road
	203-131-0038	Huntington	Sebastian	AR	7100 Bucella Road
	203-131-0042	Greenwood	Sebastian	AR	1950 Gate Nine Road

26

	File Number	City	County	ST	Address
	203-131-0044	Greenwood	Sebastian	AR	2012 Gate Nine Road
	203-131-0047	Greenwood	Sebastian	AR	1938 Gate Nine Road
	203-131-0049	Unknown	Sebastian	AR	S17, T5N, R31W Midland Quarry
	203-131-0050	Greenville	Sebastian	AR	S16. T5N, R31W and 517. T5N, R31W Midland Quarry
	203-131-0055	Van Buren	Sebastian	AR	2542 Concord Hill
	235-101-0033	Muskogee	Muskogee	OK	U. S. Highway 90
9	Vacant Land
9	Fee Property Information
	003-033-0073	Van Buren (near)	Crawford	AR	18.15 acres
	003-033-0091	Van Buren	Crawford	AR	6008 Arkhola Road
	003-033-0101	Van Buren	Crawford	AR	2833 Concord Hill Drive
	003-033-0102	Van Buren	Crawford	AR	2740 Concord Hill Drive
	003-033-0103	Van Buren	Crawford	AR	N/A
	003-033-0108	Unknown	Crawford	AR	Approximately 16.3 acres
	003-033-0109	Van Buren	Crawford	AR	513 Blueberry Hill Street
	003-131-0075	Fort Smith	Sebastian	AR	Grand Avenue
	035-135-0025	Moffett	Sequoyah	OK	56.13 acres
8	APAC AR - McClinton-Anchor Division
1	Asphalt Plant
1	Fee Property Information
	003-007-0111	Centerton	Benton	AR	County Road 34
1	Landfill
1	Fee Property Information
	003-143-0066	Johnson	Washington	AR	6603 McGuire Street
1	Quarry
1	Fee Property Information
	003-087-0131	Huntsville	Madison	AR	Undivided 1/2 interest of 117 acres
5	Vacant Land
5	Fee Property Information
	003-131-0115	Unknown	Sebastian	AR	20 +/- acres at Midland Quarry
	003-131-0116	Unknown	Sebastian	AR	Midland Quarry
	003-131-0117	Unknown	Sebastian	AR	Midland Quarry
	003-131-0118	Huntington	Sebastian	AR	Part of the SE 1/4 of the NE 1/4, 517, T5N, R31 W
	003-131-0119	Unknown	Sebastian	AR	SW 1/4 of NE 1/4, 517, T5N, R3IW
	003-131-0122	N/A	Sebastian	AR	Midland Quarry
	035-021-0027	Alfalfa	Cherokee	OK	Route 2
	035-145-0042	Wagoner	Wagoner	OK	Section 21, Township 16N. Range 19E

27

	File Number	City	County	ST	Address
1	Lease Information
	203-131-0008	Unknown	Sebastian	AR	Approximately 122.3 acres
2	ReadyMix Plant
2	Fee Property information
	003-007-0120	Centerton	Benton	AR	State Highway 102
	003-007-0125	Springdale	Benton	AR	Approx. 10 acres
3	Residential Dwlg
1	Fee Property Information
	003-033-0130	Van Buren	Crawford	AR	5227 Highway 60
2	Lease Information
	203-033-0054	Van Buren	Crawford	AR	5343 Highway 60
	203-131-0053	Huntington	Sebastian	AR	7201 Bucella Road
2	Sand/Gravel Pit
1	Fee Property Information
	035-101-0020	Muskogee	Muskogee	OK	3300 West 40th North
1	Lease Information
	235-101-0027	Muskogee	Muskogee	OK	MABRF-593(241)3300 West 40th North (Hwy 69)
2	Surplus Property
2	Fee Property Information
	003-131-0074	Fort Smith	Sebastian	AR	Lots 8-18; 1-6; 1-9 & 12: 1-4
	003-131-0076	Greenwood	Sebastian	AR	1.90 Acres
29	Tenant Lease
29	Lease Information
	203-033-0009	Van Buren (near)	Crawford	AR	Approximately 34.37 Acres
	203-033-0010	Van Buren (near)	Crawford	AR	Approximately 40 acres
	203-033-0012	Van Buren (near)	Crawford	AR	12.25 Acres, Sec 16/Twp 9N, Range 31W
	203-033-0016	Van Buren (near)	Crawford	AR	40 Acres. S9, T9N, R31W
	203-0J3-0030	Van Buren	Crawford	AR	2740 Concord
	203-033-0031	Van Buren	Crawford	AR	2728 Concord
	203-033-0034	Van Buren	Crawford	AR	6104 Arkhola Road
	203-033-0036	Van Buren	Crawford	AR	5229 Woodpecker Way
	203-033-0039	Van Buren	Crawford	AR	5237 Woodpecker Way
	203-033-0041	Van Buren	Crawford	AR	5209 Woodpecker Way
	003-113-0004	Hatton	Polk	AR	(60) Quarry
	003-113-0005	Hatton	Polk	AR	(60) Quarry
	003-113-0006	Hatton	Polk	AR	(60) Quarry
	003-131-0015	Fort Smith	Sebastian	AR	South Zero St.
	003-143-0062	Fayetteville	Washington	AR	Lime Kiln Road

28

	File Number	City	County	ST	Address
	035-101-0013	Fort Gibson	Muskogee	OK	So. Scott Street between U.S. Hwy 62 & State Hwy 10
2	Buffer Area
2	Fee Property Information
	003-033-0092	Van Buren	Crawford	AR	2514 Woodpecker Drive
	003-033-0093	Van Buren	Crawford	AR	2502 Woodpecker Drive
1	Office
1	Lease Information
	203-131-0011	Fort Smith	Sebastian	AR	APAC-Arkansas Headquarters 523 Garrison
35	Quarry				Ave., Ward Garrison Bldg
34	Fee Property Information
	003-033-0077	Van Buren	Crawford	AR	33.92 acres
	003-033-0079	Van Buren	Crawford	AR	North of I-40
	003-033-0080	Van Buren (near)	Crawford	AR	19 acres
	003-033-0089	Van Buren	Crawford	AR	5411 Highway 6o
	003-033-0096	Van Buren	Crawford	AR	2427 Woodpecker Way
	003-033-0097	Van Buren	Crawford	AR	Woodpecker Way
	003-033-0098	Van Buren	Crawford	AR	5237 Woodpecker Way
	003-033-0099	Van Buren	Crawford	AR	5307 Highway 6o
	003-033-0121	Van Buren	Crawford	AR	Part of the NW 1/4 of S11/T9N/R31W
	003-033-0124	Van Buren	Crawford	AR	Approx. 25.67 Acres
	003-033-0127	Unknown	Crawford	AR	Section 10 & 11, Township 9 North, Range 31 West
	103-033-0128	Van Buren	Crawford	AR	Route 5, Box 649
	003-033-0129	Van Buren	Crawford	AR	2542 Concord Hill Drive
	003-033-0132	Van Buren	Crawford	AR	6204 Arkhola Road
	003-131-0082	Jenny Lind	Sebastian	AR	1938 Gate Nine Road
	003-131-0083	Jenny Lind	Sebastian	AR	1950 Gate Nine Road
	003-131-0084	Jenny Lind	Sebastian	AR	2000 Gate Nine Road
	003-131-0085	Jenny Lind	Sebastian	AR	2006 Gate Nine Road
	003-131-0086	Jenny Lind	Sebastian	AR	2012 Gate Nine Road
	003-131-0087	Jenny Lind	Sebastian	AR	1934 and 1444 Gate Nine Road
	003-131-0088	Jenny Lind	Sebastian	AR	6.38 acres; Jenny Lind Rock Quarry
	003-131-0100	Unknown	Sebastian	AR	10 acres
	003-131-0105	Greenville	Sebastian	AR	Approx 50.12 acres
	003-131-0106	Midland	Sebastian	AR	214 East Jefferson Avenue
	003-131-0107	Unknown	Sebastian	AR	Approximately 115 acres
	003-131-0114	Unknown	Sebastian	AR	20.95 +/- acres at Midland Quarry

29

Schedule 3.06(b):

Owned and Leased Property Sold, Transferred or Otherwise Disposed Of

Real Property Disposals Since September 30, 2005

Description	Item Number	Asset Cost	Accumulated Depreciation	Net Book Value @ Disposal	Disposal Proceeds	Gain/Loss on Sale	Disposal Date
Oklahoma/Shawnee sale
Plant Site Improvements 200	644108	$808,983	$302,675	$506,308	($750,00)	($243,692)	1/30/2006
PLT, CMI ASPHALT PLANT	642912	$899,114	$66,955	$832,159	($1,664,400)	($832,241)	1/30/2006

Virginia/Richmond Sale
PLANT 156 RICHMOND	90321500	$14,233		$14,233	($500,000)	($485,767)	1/13/06
Site Development & Erection	632254	$565,000	$226,000	$339,000	($520,000)	($181,000)	1/13/06
Rel 8’ Double barrel Plant	632255	$1,905,391	$762,157	$1,143,234	($2,100,000)	($956,766)	1/13/06

MacDougald Construction
Track B, 28.37 acres	654319	$104,713	$0	$104,713	($9,500,000)	($9,395,287)	12/25/2005
Division Port Cobb Drive	90282600	$46,507	$0	$46,507	($7,213,202)	($7,166,695)	03/24/2006
Total:		$4,343,941	$1,357,787	$2,986,154	($22,247,602)	($19,261,448)

Lease Terminations Since September 30, 2005

None.

Schedule 3.07:

Intellectual Property

Patents held by APAC, Inc.

1)	U.S. Patent for Asphalt Loading Safety System Control Circuit (Patent Number: 6,196,279 B1; Date of Patent: March 6, 2001)

2)	U.S. Patent for Asphalt Loading Safety System (Patent Number: 6,006,796; Date of Patent: December 28, 1999)

3)	U.S. Patent for Bituminous Paving Depth Gauge (Patent Number: 6,298,574 B1; Date of Patent: October 9, 2001.) Owner listed on the Patent as APAC Inc. (no comma).

4)	U.S. Patent for Dryer Moisture Indicator (Patent Number: 6,655,043; Date of Registration: December 2, 2003). Owner listed in USPTO database as APAC Inc. (no comma).

5)	U.S. Patent for Front End Loader Retractable Attachment (Patent Number 6,729,051; Date of Registration: May 4, 2004). Owner listed in USPTO database as APAC Inc. (no comma).

Pending Patent Applications by APAC, Inc.

1)	No. 09/817872, “RADAR DETECTOR FALSE ALARM”, filed March 27, 2001

2)	No. 10/151797, “METHOD AND APPARATUS FOR USING RECYCLED OIL AS FUEL”, filed March 24, 2002. An assignment to APAC (not APAC, Inc.) was filed with the patent application, but information regarding the owner of record is not yet publicly available.

Trademarks held by APAC Holdings, Inc. / APAC, Inc.

Mark	Serial / Registration Number	Filing / Registration Date	Owner	Status	Status / Next Action
APAC	1,242,292	6/14/1983	APAC, Inc.	Registered	Renewal due 6/14/2013
	2,389,985	9/26/2000	APAC, Inc.	Registered	Declaration of Use due by 9/26/2006
COUCH	2,667,930	12/31/2002	APAC Holdings, Inc.	Registered	Declaration of Use due between 12/31/2007 and 12/31/2008
FROM CONCEPT THROUGH CONSTRUCTION AND BEYOND	2,758,738	9/2/2003	APAC, Inc.	Registered	Declaration of Use due between 9/2/2008 and 9/2/2009
PAVING THE WAY TO THE FUTURE	2,751,114	8/12/2003	APAC, Inc.	Registered	Declaration of Use due between 8/12/2008 and 8/12/2009

Schedule 3.08:

Contracts

1)	Employment or consulting agreements

a)	Consulting Agreement with Gordon B. Denton, dated March 21, 2005

b)	Consulting Agreement with Otis A. Vaughn, dated January 25, 2006

c)	Services Agreement between APAC, Inc. and William A. Ashley, dated March 23, 1995

d)	Consulting Agreement between APAC, Inc. and Jack Wilcox, dated October 12, 2005

e)	Consulting Agreement between APAC-Southeast, Inc. and Donald L. Conner dated May 19, 2005. (Central Florida)

f)	Services Agreement between APAC, Inc. and Kenneth E. Courtney, dated September 1, 1995

2)	Collective bargaining and other labor agreements

a)	Labor Agreement between MacDougald-Warren, Branch of Georgia Division, APAC-Southeast, Inc. and the International Union of Operating Engineers Local No. 926, dated July 1, 2006

b)	Labor Agreement between MacDougald-Warren, Branch of Atlanta Division, APAC-Georgia, Inc. and the Laborers International Union of North America, Local No. 438, dated January 1, 2004

c)	Labor Agreement between APAC-Southeast, Inc., Alabama Division, Birmingham Branch, and International Union of Operating Engineers, Local No. 312, effective April 1, 2005.

d)	Labor Agreement between Arkhola Sand and Gravel Company, a Division of APAC-Arkansas, Inc. and the Teamsters Local Union No. 516, affiliated with the International Brotherhood of Teamsters, AFL-CIO, effective January 26, 2004

e)	Labor Agreement between Arkola Sand and Gravel Company, a Division of APAC-Arkansas, Inc. and the Teamsters Local Union 373, affiliated with the International Brotherhood of Teamsters, AFL-CIO, effective April 13, 2005

f)	Labor Agreement between APAC-Southeast, Inc., First Coach Division, Savannah Branch and the International Union of Operating Engineers, Local Union No. 474, dated April 1, 2006

g)	Labor Agreement between APAC-Oklahoma, Inc., Oklahoma Division and the International Union of Operating Engineers, Local No. 627, AFL-CIO, dated April 1, 2005

h)	Labor Agreement between Operating Engineers, Hoisting & Portable Local Union No. 627 and the Oklahoma Commercial and industrial Builders and Steel Erectors Association, dated June 1, 2005

i)	Labor Agreement between the Heavy Constructors Association of the Greater Kansas City Area and the Western Missouri and Kansas Laborers District Council, affiliated with the Laborers International Union of North America, American Federation of Labor, AFL-CIO, Local Union No. 1290 and Local Union No. 663, dated March 31, 2006

j)	Labor Agreement between the Heavy Constructors Association of the Greater Kansas City Area and Building Material, Excavating, Heavy Haulers, Drivers, Warehousemen and Helpers Local Union No. 541, affiliated with International Brotherhood of Teamsters, dated March 31, 2006

k)	Labor Agreement between the Heavy Constructors Association of the Greater Kansas City Area and the International Union of Operating Engineers, Hoisting and Portable Local Union No. 101, affiliated with the AFL-CIO, dated March 31, 2006

l)	Labor Agreement between the Heavy Constructors Association of the Greater Kansas City Area and Cement Masons Local Union No. 518, affiliated with American Federation of Labor, dated March 31, 2006

m)	Labor Agreement between the Builders’ Association and the United Brotherhood of Carpenters and Joiners of America, Kansas City District Council, dated April 1, 2005, as amended March 15, 2006

n)	Labor Agreement between the Builders’ Association and the International Association of Bridge, Structural & Ornamental Iron Workers Local Union No. 10, AFL-CIO, dated April 1, 2005, as amended August 10, 2005 and April 1, 2006

o)	Labor Agreement between Associated General Contractors of Missouri and the International Union of Operating Engineers Local Union No. 101, dated May 1, 2006

p)	Labor Agreement between the Associated General Contractors of Missouri and the Western Missouri and Kansas Laborers’ District Council and their Affiliated Local Unions in the State of Missouri Dated May 1, 2006

q)	Labor Agreement between the Associated General Contractors of Missouri and the United Brotherhood of Carpenters and Joiners and Its Affiliated Local Unions in the State of Missouri, dated May 1, 2006

r)	Labor Agreement between the Associated General Contractors of Missouri and the Teamsters Joint Council No. 56 (Kansas City, MO), dated May 1, 2006

3)	Contracts with covenants not to compete

a)	Asset Purchase Agreement between APAC-Atlantic, Inc. (Seller) and Interstate Construction Corporation (Purchaser) dated January 13, 2006.

b)	Asset Purchase Agreement between APAC-Oklahoma, Inc. (Seller) and Haskell Lemon Construction Co. (Purchaser) dated January 20, 2006.

c)	Covenant Not to Compete Agreement dated July 29, 2003 between APAC-Missouri Materials, LLC to Concrete Acquisition, LLC.

d)	Asset Purchase Agreement dated February 12, 2004 by APAC-Atlantic, Inc. and Branscome, Inc.

e)	Covenant Not to Compete Agreement dated February 20, 2004 by APAC-Atlantic, Inc. to Blacklidge Emulsions, Inc.

f)	Covenant Not to Compete Agreement dated May 11, 2004 by APAC-Atlantic, Inc. to S & W Ready Mix Concrete Company.

g)	Covenant Not to Compete Agreement dated May 10, 2004 by APAC-Atlantic, Inc. to Southern Equipment Company, Inc.

h)	Covenant Not to Compete Agreement dated May 21, 2004 by APAC-Oklahoma, Inc. and Vision Ready Mix, Inc.

i)	Covenant Not to Compete Agreement dated February 8, 2005 between APAC-Mississippi, Inc. and MMC Materials, Inc.

j)	Covenant Not to Compete Agreement dated July 29, 2003 between APAC-Missouri Materials LLC and LaFarge Ready Mix LLC

4)	Contracts with respect to any disposition/acquisition containing a ROFR or similar right or for consideration in excess of $500,000:

a)	Purchase and Sale Agreement between APAC-Carolina, Inc. and HRS Terminals, Inc., effective January 23, 2002

b)	Purchase and Sale Agreement between APAC-Tennessee and LoJac Enterprises, effective October 14, 2002

c)	Purchase and Sale Agreement between APAC-Southeast and Wedowee Quarry, effective July 20, 2005

5)	Lessor agreements with regard to real property with a potential future liability or receivable over $250,000 annually

a)	Mineral Extraction Agreement between APAC-Southeast, Inc. and Vecellio & Grogan, Inc., dated January 3, 2005. (White Rock)

b)	Plant Site Lease of Rocky Fork Quarry between APAC-Missouri, Inc. (Owner) and Con-Agg of MO, LLC., located at 6791 N. Hwy. VV, Columbia, MO 65202 in Boone County. (Missouri)

c)	Sublease between Vulcan Materials Company and APAC-Alabama, Inc. dated January 2, 1986 for the Ohatchee Quarry, 586 McCullars Lane, Ohatchee, AL. (Alabama Division)

d)	Second Amended Lease Agreement dated May 1, 2005 between Martin Marietta Materials, Inc. and APAC-Southeast, Inc. for the Martin Marietta Aggregate Yard in Savannah, Georgia. The Second Amended Lease Agreement supplements the original Lease dated March 1, 1991, the Amendment to the Lease Agreement dated January 1, 1993, the Assignment of Lease and Consent dated November 12, 1993, and the Lease Assignment Agreement dated February 24, 1994. The initial term of the lease, as amended begins on May 1, 2005 and continues through April 30, 2010. (First Coast)

6)	Lessor or Lessee agreements with regard to tangible personal property with a potential future liability or receivable over $250,000 annually

a)	Barge Charter Agreement between Heartland Barge Management (Owner) and APAC-Tennessee, Inc. (Charterer) dated April 28, 2005 as Lessor and Heartland Barge Mgt as Lessee.

b)	Schedule to Master Bareboat Charter Agreement dated February 20, 2006 between Heartland Barge Management, LLC and APAC-Tennessee, Inc. The initial term expires on August 31, 2016.

c)	APAC-Tennessee, Inc. as Lessor and Heartland Barge Mgt See at Lessee for $1,277,500

d)	Barge Bareboat Charter between M/G Transport Services, Inc. (Owner) and APAC (Charterer) commencing May 1, 2005 and continuing for a period of four years.

e)	Barge Bareboat Charter between River System Logistics, Inc. and APAC-Tennessee, Inc. (Charterer) commencing on July 1, 2005 and continuing until June 30, 2007.

f)	Barge Bareboat Charter dated March 21, 2005 between River System Logistics, Inc. and APAC-Tennessee, Inc. continuing until April 30, 2007.

g)	Charter Agreement dated May 11, 2006 between APAC-Tennessee, Inc. (as Charterer) and J. Russell Flowers.

h)	Bareboat Barge Charter Agreement dated May 16, 2006 between APAC-Tennessee, Inc. (as Charterer) and J. Russell Flowers.

i)	Briggs Construction Equipment Purchase Option Rider to Equipment Rental Agreement with APAC-Southeast, Inc. dated March 30, 2005.

j)	Fully Found Charter agreement between APAC-Tennessee, Inc. as Charterer, and Western Rivers Boat Management, Inc. as Owner, dated June 9, 2006

k)	Bareboat Charter Party Agreement between Olympic Marine Company (Owner) and APAC-Tennessee, Inc. (Charterer), dated May 11, 2005.

7)	Indebtedness other than that of the types excluded in the description above

None.

8)	Contracts under which another person has guaranteed the liabilities of a Transferred Company or under which a Transferred Company has guaranteed the liabilities of another person, in each case in excess of $500,000

a)	Asset Determination Authorization Agreement between Ashland, Inc. and Virginia Department of Transportation for APAC-Virginia, Inc., dated January 2, 2003

b)	Asset Determination Authorization Agreement between Ashland, Inc. and Alabama Department of Transportation for APAC-Florida, Inc., dated February 9, 2001

c)	Asset Determination Authorization Agreement between Ashland, Inc. and Alabama Department of Transportation for APAC-Alabama, Inc., dated February 1, 2001

d)	Guaranty and Indemnification Agreement between Ashland, Inc. and Pinellas County, Florida, dated June 6, 2003

e)	Guaranty Agreement between Ashland, Inc. and SCANA Energy Marketing, Inc., dated April 25, 2006

f)	Guaranty Agreement between Ashland, Inc. and Senstar Finance Company, dated July 2, 2001

g)	Guaranty Agreement between Ashland, Inc. and Flint Hills Resources LLC, dated September 27, 2005

h)	Guaranty Agreement between Ashland, Inc. and Hoar LLC, dated June 7, 2005

i)	Guaranty of Lease Agreement between APAC-Southeast, Inc. and Lake Ridge I Associates, LLC, dated June 7, 2006

j)	Guaranty Agreement between Ashland Inc. and Truman Arnold Companies, dated April 1, 2006

k)	Guaranty Agreement between Ashland Inc. and Givens Investors LLC, dated August 26, 2004

9)	Contracts under which a Transferred Company has extended credit or made a loan to another person, in excess of $500,000

None.

10)	Contracts for the provision of goods and services by any Transferred Company or from third parties to any Transferred Company, in each case involving consideration in excess of $3,000,000 or containing a right of first refusal or similar right

a)	Master Purchase Agreement between Ashland, Inc. and Airgas, Inc., effective September 1, 2004

b)	Offer letter addressed to Mike Gothard of APAC, Inc. from Associated Asphalt, dated September 22, 2005

c)	Bandag Fleet Sales Agreement between Ashland, Inc. (Fleet) and Bandag Incorporated, effective September 3, 2002, amended March 3, 2005

d)	Master Purchase Agreement between Ashland, Inc. and Bridgestone, effective September 5, 2002, amended August 18, 2004

e)	Corporate Procurement Agreement between Ashland, Inc. and Bucyrus Blades, Inc., dated October 6, 2003, amended effective August 1, 2005

f)	Civil Equipment Agreement between APAC, Inc. and Caterpillar, effective May 1, 2004

g)	Cintas Corporation and Ashland Inc.–Multiple Location Rental Account Agreement dated December 8, 2000 and Addendums of January 1, 2001, September 25, 2001, November 30, 2005, and December 20, 2005

h)	Liquid Asphalt Purchase Agreement between APAC, Inc. and CITGO, effective October 1, 2005

i)	Strategic Account Agreement between Ashland Inc. and Corporate Express Office Products, Inc., effective January 4, 2002

j)	Letter Agreement between Ashland, Inc. and DaimlerChrysler regarding the Volume Incentive Program dated August 25, 2004

k)	Corporate Procurement Agreement between Ashland, Inc. and Donaldson Company, Inc., dated August 1, 2003, amended September 27, 2005

l)	Letter Agreement between APAC, Inc. and E. D. Etnyre & Co., dated November 18, 2005

m)	Services Agreement between Ashland Inc. and Express Services, Inc., effective February 24, 2004

n)	Purchase Agreement between Ashland, Inc. and Fastenal Company, dated June 21, 2001

o)	Corporate Pricing Program Agreement between Federal Express Corporation and Ashland Inc., dated July 29, 2004, amended by Pricing Agreement Amendment, effective August 31, 2005

p)	Consulting Agreement between Ashland Inc. and FEI Behavioral Health dated October 1, 2002

q)	National Account Agreement between Ashland Inc. and Ferrellgas, accepted as of May 21, 2003

r)	Competitive Assistance Program between Ashland/APAC and General Motors Fleet and Commercial Operations, accepted September 17, 2004

s)	Master Purchase Agreement between Ashland, Inc. and Goodyear Tire & Rubber Company, dated December 19, 2002 and amended by Addendum effective January 1, 2005

t)	Letter of Understanding between Ashland Inc. and Grainger Industrial Supply, a division of W.W. Grainger, Inc., dated July 1, 2005

u)	Master Rental Agreement between Ashland, Inc. and Hertz, dated January 21, 2003, amended November 2004

v)	Corporate Procurement Agreement between Ashland, Inc. and Ingersoll-Rand Company, effective October 30, 2003

w)	Parts Supply Agreement between APAC, Inc. and Ingersoll-Rand Company, effective September 1, 2003

x)	Corporate Procurement Agreement between Ashland, Inc. and Interstate Battery, dated March 21, 2005

y)	Pricing agreement between APAC, Inc. and Iron Horse Safety Specialties, as of March 6, 2003

z)	JP Morgan - Commercial Card Agreement between Bank One, NA and Ashland Inc. dated May 20, 2002

aa)	Master Purchase Agreement between Ashland Inc. and Kawasaki Construction Machinery Corporation of America, effective March 1, 2003, and Amendment dated September 5, 2004

bb)	Master Services Agreement and Subordinate Agreement, including amendments, between Ashland Inc. and Kelly Services, Inc., effective January 1, 2000

cc)	Corporate Procurement Agreement between Ashland, Inc. and Komatsu America Corp., effective May 1, 2004

dd)	Asphalt Purchase Agreement between APAC, Inc. and Marathon Petroleum Company LLC, entered into October 1, 2005

ee)	Corporate Procurement Agreement between Ashland, Inc. and Menardi-Mikropul, LLC (Baghouses), effective July 1, 2005

ff)	Master Purchase Agreement between Ashland Inc. and Motion Industries, Inc., effective January 15, 2005

gg)	Purchase Agreement between Ashland Inc. and New Pig Corporation, dated July 31, 2002

hh)	Supply Contract between Noble Oil Services, Inc. and APAC, Inc., dated June 1, 2006

ii)	Agreement between The Relizon Company and Ashland Inc., dated February 12, 2004 Name changed to WorkflowOne, as provided in letter dated July 17, 2006

jj)	Corporate Procurement Agreement between Ashland, Inc. and Roadtec, Inc., effective January 8, 2004

kk)	Recycled Fuel Oil Supply Agreement between APAC, Inc. and Safety-Kleen Systems, Inc., dated April 6, 2006

ll)	Corporate Procurement Agreement between Ashland, Inc. and Sakai America, Inc., effective October 30, 2003

mm)	Letter addressed to Michael Gothard of APAC, Inc. from SemMaterials, L.P., dated November 29, 2005, confirms terms of APAC’s 2006 liquid asphalt supply plan

nn)	Supply Agreement between Ashland, Inc. and Truman Arnold Companies, effective March 1, 2006

oo)	Addendum to Carrier Agreement between Ashland Inc. and United Parcel Service, Inc., dated May 30, 2003

pp)	Electronic Data Access and Exchange Agreement between APAC, Inc. and United Parcel Service General Services Co., dated May 5, 2006

qq)	Supply Agreement between APAC, Inc. and US Filter Recovery Services (Mid-Atlantic), Inc., dated August 1, 2006

rr)	Master Services Agreement between Ashland Inc. and Verifications, Inc., dated June 24, 2004

ss)	Wright Express Business Charge Account Agreement between Ashland, Inc. and Wright Express Financial Services Corporation, dated August 13, 2002, amended August 16, 2005, and March 31, 2006

tt)	Extension to First Amendment For National Agreement between Ashland Inc. and Zee Medical, Inc., dated July 18, 2005

uu)	Services Agreement between APAC, Inc. and APAC-Arkansas, Inc., dated October 1, 2002

vv)	Services Agreement between APAC, Inc. and APAC-Kansas, Inc., dated October 1, 2002

ww)	Services Agreement between APAC, Inc. and APAC-Oklahoma, Inc., dated October 1, 2002

xx)	Services Agreement between APAC, Inc. and APAC-Texas, Inc., dated October 1, 2002

yy)	Services Agreement between APAC, Inc. and APAC-Missouri, Inc., dated January 23, 1998

zz)	Services Agreement between APAC, Inc. and APAC-Mississippi, Inc., dated October 1, 2002

aaa)	Services Agreement between APAC, Inc. and APAC-Tennessee, Inc., dated October 1, 2002

bbb)	Services Agreement between APAC, Inc. and APAC-Georgia, Inc., dated October 1, 2002

ccc)	Services Agreement between APAC, Inc. and APAC-Carolina, Inc., dated October 1, 2002

ddd)	See attached list for obligations of the Transferred Companies to complete certain jobs (jobs with more than $1 million of work left). Note that, with Highway 62 Job (McClinton-Anchor Division), the Arkansas Highway Transportation Division did not obtain the required easements for this project, causing a 10-month delay in the construction schedule thus far. The asphaltic cement supplier has defaulted on its contract on this project and other suppliers are suggesting default. APAC is attempting to get the Arkansas Highway Transportation Division to relieve it and other suppliers from this project due to the unreasonable delays.

11)	Contract for the purchase or sale of any asset of a Transferred Company, other than in the ordinary course of business

None.

12)	Hedging instrument, currency exchange, interest rate exchange, commodity exchange or similar Contracts

None. APAC benefits from hedging agreements in Ashland, Inc.’s name that will be closed out at or prior or Closing.

13)	Contracts for any joint venture, partnership or similar arrangement

a)	Joint Venture Agreement between APAC-Mississippi, Inc. and Superior Asphalt, Inc., dated April, 20, 2006

b)	Joint Venture Agreement between APAC-Southeast, Inc. and Swing Construction Company, Inc., dated January 11, 2005

c)	Joint Venture Agreement between APAC-Southeast, Inc. and C.W. Matthews Contracting Co., Inc., dated July 18, 2005

d)	Joint Venture Agreement between APAC-Southeast, Inc. and C.W. Matthews Contracting Co., Inc., dated October 4, 2005

e)	Joint Venture Agreement between APAC-Southeast, Inc. and McInnis, LLC, dated August 27, 2004

f)	Pre-Bid and Joint Venture Agreement between APAC-Southeast, Inc. and Granite Construction Company, dated January 24, 2005

g)	Operating Agreement for Parkway Goup LLC between Washington Group International, Inc., APAC-Southeast, Inc., C.W. Matthews Contracting Co., Inc., and E.R. Snell Contractor, Inc., effective January 16, 2004

h)	Operating Agreement for 5R Constructors, LLC between C.W. Matthews Contracting Co., Inc., APAC-Georgia, Inc., and Michael Thrasher Trucking Co., dated April 10, 2001

14)	Contracts that create an obligation on the part of any Transferred Company in excess of $3,000,000 that cannot be cancelled without penalty or further payment and without more than 90 days notice

See the job contracts over $3,000,000 in the attached lists referred to in 10(ddd) above.

Schedule 3.08

Open Jobs $1m 8.17.06

Div. No.	Division Name	Job No.	Job Description	Contract Backlog	Customer Address Book No.	Customer Name
41	COASTAL CAROLINA	413534	ACTUS-TARAWA TERRACE	$1,000,606	11743361	ACTUS LEND LEASE, LLC
49	HARRISON	493442	411 Wal-Mart Maryvil	1,004,072	11786029	DBS CORPORATION JOB#3442
69	SHEARS	693059	2006 MILL & OVLY HAR	1,009,178	51082754	HARVEY COUNTY
71	MISSISSIPPI	712804	DR-Sunflower County	1,012,696	50027313	MS DEPT. OF TRANSPORTATION
58	BUSTER	582244	MILLER - SH 245 - 03	1,024,218	51116686	SOUTHERN PAVERS INC.
45	ALABAMA	453597	AL BRIDGE BR-0229(50	1,025,106	50036327	ALABAMA BRIDGE BUILDERS
88	CHARLOTTE	882254	THE CHIMNEYS-PH. 1&2	1,026,957	51101994	PARAMOUNT GRADING
69	SHEARS	693048	Dodge City Airport	1,027,190	51085661	CITY OF HUTCHINSON
20	MCCLINTON ANCHOR	202552	Old Wire Road / Cty	1,030,094	50001343	CITY OF ROGERS
48	ASHEVILLE	482259	GRACE HOSPITAL	1,031,684	50001330	THE ROBINS & MORTON GROUP
28	VIRGINIA	283289	RJS-PRESIDENTS POINT	1,033,800	51115334	R J SMITH CONSTRUCTION
45	ALABAMA	453997	ALDOT 99-302-473-237	1,036,017	50036381	ALA. DEPT OF TRANS-ACCOUNTING
60	MISSOURI	602857	RTE I-70 JACKSON/LAF	1,037,916	50018937	MODOT - NO FOB!
60	MISSOURI	603110	CAMDENTON HIGH SCHOO	1,041,166	50051482	CAMDENTON R-111 SCHOOL
48	ASHEVILLE	482322	WALMART - CONOVER, N	1,042,352	50054057	JOHN S CLARK COMPANY, INC.
42	THOMPSON ARTHUR	423029	C201529 Guilford NC	1,047,835	50017178	NC DEPT OF TRANSPORTATION
42	THOMPSON ARTHUR	423803	FORSYTH COUNTY I, II	1,065,823	50017178	NC DEPT OF TRANSPORTATION
41	COASTAL CAROLINA	412622	NCDOT New Hanover US	1,071,688	50013259	NCDOT
44	MACDOUGALD CONSTRUCTION	442274	AMT Test Site	1,074,420	11782693	AMERICAN MAGLEY TECHONOLOGIES,
69	SHEARS	692967	Ellis Co 26 U 1896-0	1,077,791	11694909	KDOT ELLIS #2967 U1896-01
43	GEORGIA	433375	Dekalb County Call #	1,084,275	50025779	STATE OF GEORGIA DOT
42	THOMPSON ARTHUR	423042	P O #3600015760 Stok	1,085,971	50017178	NC DEPT. OF TRANSPORTATION
21	SOUTHERN FLORIDA	213308	SARASOTA CTY 1ST INC	1,101,865	50002548	SARASOTA COUNTY FINANCE
43	GEORGIA	433298	SR 34 Widening	1,104,326	50025779	STATE OF GEORGIA DOT
77	FIRST COAST	773012	SR 222 (39th Ave) Al	1,117,108	51022391	FLORIDA DEPARTMENT OF TRANSPORTATION
48	ASHEVILLE	482277	74 CORPORATE CENTER	1,127,513	11631318	RUTHERFORD COUNTY
42	THOMPSON ARTHUR	423069	Century Park Dam	1,138,236	50017051	TOWN OF KERNERSVILLE
42	THOMPSON ARTHUR	423025	Randolph Resurf. C20	1,138,491	50017178	NC DEPT OF TRANSPORTATION
71	MISSISSIPPI	713843	WW-Cliff Gookin Blvd	1,147,134	50004072	CITY OF TUPELO
43	GEORGIA	433311	Walt Stephens/Speer	1,151,255	51008092	HENRY COUNTY DOT
20	MCCLINTON ANCHOR	203171	AHD-HWY71B/I540WRgrs	1,154,001	50000354	ARKANSAS HIGHWAY DEPARTMENT

69	SHEARS	693046	Reverse Osmosis Well	1,156,666	51085661	CITY OF HUTCHINSON
33	GULF COAST	333776	Aircraft Maint-BD/MH	1,159,445	51023869	BATES ENGINEERS/CONTRACTORS, I
25	TROTTI & THOMPSON	252842	Hardin County US 69	1,160,942	50019325	TEXAS HIGHWAY DEPT
45	ALABAMA	453558	ALDOT NHF-0056(500)	1,170,235	11384214	MCINNIS LLC & APAC-SOUTHEAST, INC.
21	SOUTHERN FLORIDA	213309	OLD TAMPA ROAD-MANAT	1,172,007	50002307	MANATEE COUNTY FINANCE
42	THOMPSON ARTHUR	423032	C201537 ALAMANCE I-8	1,174,002	50017178	NC DEPT OF TRANSPORTATION
75	CENTRAL FLORIDA	752350	MCD So Apron Storm S	1,176,094	51006526	DAVID NELSON CONSTRUCTION
58	BUSTER	582247	POLK CO - 040473 - H	1,184,038	51114302	ARKANSAS ST HWY & TRANS DEPT
75	CENTRAL FLORIDA	752950	Deltona Wal-Mart #33	1,200,019	50020997	LUNDQUIST EXCAVATING INC

60	MISSOURI	602852	RTE W/Z JOHNSON/LAFA	1,205,705	60	APAC-MISSOURI, INC (60)
44	MACDOUGALD CONSTRUCTION	442248	Carroll Heard County	1,207,976	51109110	MC442248 SR 1 / US 27 WIDENIN
21	SOUTHERN FLORIDA	212692	SR 80 #195606-2-52-0	1,224,601	50002068	FLORIDA STATE DOT
43	GEORGIA	433286	SR 85 & US19/41 Mill	1,249,227	50025779	STATE OF GEORGIA DOT
60	MISSOURI	603146	RTE 5 CAMDEN J5P0590	1,258,197	51116289	MC ANINCH
47	MEMPHIS	472987	RESFC MPHS STREETS -	1,262,826	50043304	CITY OF MEMPHIS
45	ALABAMA	453996	ALDOT STPSA-0172(500	1,263,900	50036381	ALA. DEPT OF TRANS-ACCOUNTING
75	CENTRAL FLORIDA	752284	SR 688 Ulmerton Rd	1,264,027	51005259	CENTRAL FLORIDA EXCAVATING
69	SHEARS	692981	Haskell KDOT 83-41 K	1,265,083	11733496	KDOT HASKELL #2981 KA 0237-01
33	GULF COAST	332277	Airfield Repairs- Sa	1,266,127	50058314	PENSACOLA NAS
41	COASTAL CAROLINA	413336	NCDOT Brunswick NC 2	1,267,118	50013259	NCDOT
47	MEMPHIS	472939	Gilmore Interchange	1,272,511	50043041	ARKANSAS HIGHWAY & TRANS DEPT
69	SHEARS	693002	Golden Belt Estates	1,273,276	51082775	CITY OF HAYS
25	TROTTI & THOMPSON	252868	TXDOT Jeff Co SH 87	1,273,589	50019325	TEXAS HIGHWAY DEPT
49	HARRISON	493440	Warren County In Pla	1,275,584	51106446	WARREN CO HWY DEPT
42	THOMPSON ARTHUR	423014	Hanes Mall Blvd Brid	1,288,170	51094447	DANE CONSTRUCTION COMPANY
40	OKLAHOMA	402706	STP-173B(056)IG/STPG	1,294,786	50007748	ODOT TULSA DIV. 8
33	GULF COAST	332249	Fort Pickens Road (S	1,295,306	50043810	SANTA ROSA ISLAND AUTHORITY
20	MCCLINTON ANCHOR	203185	AHD-Hwy62 3 Bridges/	1,297,285	50000354	ARKANSAS HIGHWAY DEPARTMENT
60	MISSOURI	602853	RTE 63 TEXAS J9P0522	1,299,062	50018937	MODOT - NO FOB!
21	SOUTHERN FLORIDA	212298	Frank C Martin Eleme	1,301,185	51105358	HEWETT-KIER CONSTRUCTION, INC.
71	MISSISSIPPI	712444	PT-Marion County MS	1,304,037	50027313	MS DEPT. OF TRANSPORTATION
42	THOMPSON ARTHUR	423041	NCDOT FORSYTH VARIOU	1,304,073	50017178	NC DEPT OF TRANSPORTATION
21	SOUTHERN FLORIDA	212270	COPANS ROAD	1,306,001	51032474	BROWARD COUNTY ENGINEERING DIV
60	MISSOURI	602700	SPFLD/BRANSON AIRPOR	1,308,644	51116289	MC ANINCH
42	THOMPSON ARTHUR	423890	NCDOT C201343 FORSYT	1,316,587	50017178	NC DEPT OF TRANSPORTATION
75	CENTRAL FLORIDA	752328	SR 45 (US 41) Bullfr	1,328,527	51005740	FLORIDA DEPARTMENT OF TRANSPOR
75	CENTRAL FLORIDA	752348	I-75 SR 45 to Cypres	1,336,214	51005174	HUBBARD CONSTRUCTION
41	COASTAL CAROLINA	413339	UNITD CONTR-4BRIDGES	1,342,133	51112904	UNITED CONTRACTORS INC.
42	THOMPSON ARTHUR	423077	Brosville Industrial	1,347,786	11788139	COUNTY OF PITTSYLVANIA
38	TEXAS BITULITHIC	382235	DALLAS CO SP 303	1,349,366	50006689	TEXAS DEPT. OF TRANSPORTATION
28	VIRGINIA	282832	VDOT-PM-6G-06 STAFFO	1,353,145	50005076	VIRGINIA DOT - FREDERICKSBURG
38	TEXAS BITULITHIC	382775	TARRANT FM 731	1,362,065	51099818	ZACHRY CONSTRUCTION CO.
38	TEXAS BITULITHIC	382218	HOPKINS COUNTY SH 19	1,368,995	51101488	D L LENNON INC

66	KANSAS CITY	662467	KCM0 27th St Viaduct	1,371,305	11610349	CITY OF KANSAS CITY, MISSOURI
45	ALABAMA	452812	ALDOT EB-0014(510) H	1,372,988	50036381	ALA. DEPT OF TRANS-ACCOUNTING
21	SOUTHERN FLORIDA	212673	TREELINE AVE-MITCHEL	1,395,859	50002361	MITCHELL & STARK CONST.
60	MISSOURI	602664	RT 44 GREENE JID0690	1,397,551	50018458	MO HWY & TRANS DEPT. #8
48	ASHEVILLE	482316	TROUTMAN ELEMENTARY	1,399,208	51114996	MATTHEWS CONSTRUCTION, CO. INC
41	COASTAL CAROLINA	413512	SCDOT-ROAD WORK	1,420,998	50049775	SCHD-GEORGETOWN-APAC JOBS
42	THOMPSON ARTHUR	423895	C200781 BUS I-85 DLB	1,432,210	50005299	DLB INC.
60	MISSOURI	602856	RTE 86 STONE J8S0587	1,436,001	50018937	MODOT - NO FOB!
40	OKLAHOMA	402705	ACNHY-009(90)/ACBHFY	1,437,855	50008321	WITTWER CONSTRUCTION

42	THOMPSON ARTHUR	423092	HARPER RD @ I-40 SMI	1,439,567	50017348	SMITH-ROWE, INC.
75	CENTRAL FLORIDA	752241	SR 55 FDOT Pinellas	1,442,695	51005174	HUBBARD CONSTRUCTION
28	VIRGINIA	282487	MB-VDOT I-66 MOORE B	1,446,636	50004947	MOORE BROTHERS CO INC
47	MEMPHIS	472952	Taxiway Yankee	1,447,950	50043307	MEMPHIS SHELBY COUNTY AIRPORT
43	GEORGIA	433276	Jackson County Pavin	1,458,186	50057225	JACKSON COUNTY BOC
66	KANSAS CITY	662099	MDOT I-70 CONCRETE P	1,462,199	50025049	MISSOURI HWY.& TRANS. COMM
21	SOUTHERN FLORIDA	213267	US 301 & UNIVERSITY	1,462,369	50050202	RUSSELL ENGINEERING
21	SOUTHERN FLORIDA	212300	State School CC-1	1,466,630	51101900	JAMES B. PIRTLE CONSTRUCTION
47	MEMPHIS	472994	Hwy 64-South 110342	1,478,950	50043323	MOBLEY CONTRACTORS
44	MACDOUGALD CONSTRUCTION	442261	Dobbins Northside Ov	1,483,781	11439342	US ARMY ENGINEER DISTRICT LOU
71	MISSISSIPPI	712110	TG/82 BYPASS STARKVI	1,499,346	50003627	MS DEPT OF TRANSPORTATION
88	CHARLOTTE	882192	MEC I-485 LOOP C2012	1,520,881	50044879	NC HIGHWAY COMM
25	TROTTI & THOMPSON	252866	TXDOT IH10, Orange C	1,520,928	50019325	TEXAS HIGHWAY DEPT
21	SOUTHERN FLORIDA	212703	RATTLESNAKE HAMMOCK	1,526,802	51108149	JOHN CARLO INC.
21	SOUTHERN FLORIDA	212291	SR A1A from US 1 to	1,534,542	51071000	FLORIDA DEPARTMENT OF TRANSPOR
28	VIRGINIA	282393	PEC-RIVERTON COMMONS	1,539,524	50015760	PERRY ENGINEERING COMPANY
47	MEMPHIS	472961	I55/HWY 63 INTCHING	1,539,933	51104241	MUSKOGEE BRIDGE COMPANY
41	COASTAL CAROLINA	412987	ST Wooten US 17 Bypa	1,540,371	50014566	S.T. WOOTEN CONST. CO
49	HARRISON	493432	TDOT CNE 128 Blount	1,542,501	50047792	TENNESSEE STATE HWY DEPT
42	THOMPSON ARTHUR	423057	HANES MALL RESURFACI	1,543,193	50045982	EMJ CORPORATION
38	TEXAS BITULITHIC	382236	DALLAS CO LP 12	1,556,343	50006689	TEXAS DEPT. OF TRANSPORTATION
71	MISSISSIPPI	712803	DR-Austin Bridge/Ark	1,568,733	50006520	AUSTIN BRIDGE & ROAD INC
42	THOMPSON ARTHUR	423926	C201418 Guilford Col	1,574,480	50006129	YATES CONSTRUCTION CO. INC
42	THOMPSON ARTHUR	423095	Jefferson Village Sh	1,590,024	51083863	CHOATE CONSTRUCTION CO
45	ALABAMA	452793	BIRMINGHAM AIRPORT A	1,595,362	50036225	B*HAM AIRPORT AUTHORITY
66	KANSAS CITY	662119	LSMO Todd Georg Pkwy	1,625,119	50057793	CITY OF LEE’S SUMMIT, MO
48	ASHEVILLE	482320	BRIGHT’S CREEK GUN C	1,719,191	51098668	SUMMERS TAYLOR, INC
66	KANSAS CITY	662123	MDOT Rte I-44	1,729,270	50042233	MISSOURI STATE HWY. DEPT. - JOBS
47	MEMPHIS	472909	HWY 49, HWY 316 -WAL	1,745,304	50043041	ARKANSAS HIGHWAY & TRANS DEPT
28	VIRGINIA	283057	JBI-NEW LIFE ANOITED	1,746,540	50005006	JACK BAYS, INC.
43	GEORGIA	433242	CSNHS-M003-00(158) 0	1,771,254	50035210	MACDOUGALD CONSTRUCTION

69	SHEARS	692969	28 KA 0246-01 Finney	1,774,907	11728822	KDOT FINNEY CO #2969 KA 0246-0
21	SOUTHERN FLORIDA	212302	State School DD-1	1,776,000	51101900	JAMES B. PIRTLE CONSTRUCTION
45	ALABAMA	453595	ALDOT STPSA-0014(512	1,777,631	50036381	ALA. DEPT OF TRANS-ACCOUNTING
43	GEORGIA	433292	Wal-Mart Sam’s Club	1,786,429	11751459	SHANNON STROBEL & WEAVER
66	KANSAS CITY	662121	MDOT Rte 58-W-Z	1,793,842	50025049	MISSOURI HWY.& TRANS. COMM
21	SOUTHERN FLORIDA	212293	SR 817 & SR 852	1,804,963	51071000	FLORIDA DEPARTMENT OF TRANSPOR
75	CENTRAL FLORIDA	752974	SR 501 Clearlake Rd	1,821,694	51005740	FLORIDA DEPARTMENT OF TRANSPOR
66	KANSAS CITY	663515	OVPK 127th & Foster	1,836,072	50024494	CITY OF OVERLAND PARK
45	ALABAMA	452559	ALDOT RECA-STPSA-007	1,839,776	50036381	ALA. DEPT OF TRANS-ACCOUNTING
69	SHEARS	693019	OLIVER ROAD SUMNER C	1,840,646	51084390	SUMNER COUNTY
43	GEORGIA	433376	Dekalb County Call #	1,882,310	50025779	STATE OF GEORGIA DOT
28	VIRGINIA	282498	VDOT-PM-9K-05 PW CO	1,918,587	50005077	VDOT INTERSTATE MAINTENANCE

60	MISSOURI	602653	RT.44 LACLEDE BRIDGE	1,956,821	50018458	MO HWY & TRANS DEPT. #8
45	ALABAMA	452815	NEAREN CONSTRUCTION	1,985,730	50036809	NEAREN CONSTRUCTION, INC.
69	SHEARS	692994	KDOT Kiowa 0273-01	2,025,073	11722682	KDOT KIOWA #2994 KA0273-01
71	MISSISSIPPI	712315	WW-Hwy 45 Lauderdale	2,027,672	50027313	MS DEPT. OF TRANSPORTATION
43	GEORGIA	432664	US 129 STP-002-6 (53	2,046,808	50057242	MERRITT CONTRACTING, INC.
33	GULF COAST	333830	Henry Co-MP/JN	2,063,920	51000280	STATE OF ALABAMA
42	THOMPSON ARTHUR	423053	SALISBURY ST C20	2,064,078	50017178	NC DEPT OF TRANSPORTATION
41	COASTAL CAROLINA	413343	NCDOT OnslowCo Old 3	2,064,964	50013259	NCDOT
33	GULF COAST	332268	SR 83 (9th Ave.) Wal	2,072,017	50043840	FLORIDA DEPT OF TRANSPORTATION
75	CENTRAL FLORIDA	752813	Hardee County 2005 I	2,072,917	50020461	HARDEE CO. PUBLIC WORKS DEPT.
41	COASTAL CAROLINA	413567	H&M CONST. CO. - QVC	2,089,740	50023084	H & M CONSTRUCTION COMPANY
45	ALABAMA	453980	Hastings General Con	2,099,649	50049876	HASTINGS GENERAL CONTRACTORS
41	COASTAL CAROLINA	413511	SCDOT-ROAD WORK	2,104,971	50049783	SCHD-WILLIAMSBURG - APAC JOBS
58	BUSTER	582235	LAFAYETTE-SH 29-0301	2,105,875	11488312	CLEVE BATTE CONSTRUCTION INC.
25	TROTTI & THOMPSON	252867	TXDOT FM 92 Hardin C	2,133,313	50019325	TEXAS HIGHWAY DEPT.
44	MACDOUGALD CONSTRUCTION	442258	Widening of Zebulon	2,141,275	50025779	STATE OF GEORGIA DOT
49	HARRISON	493422	NCDOT C201532 Jackso	2,186,984	51101888	N.C. DEPARTMENT OF TRANSPORTATION
43	GEORGIA	432045	Statesbridge Rd. STP	2,220,710	50035296	PITTMAN HIGHWAY CONTRACTING
21	SOUTHERN FLORIDA	212657	GOLDEN GATE PARKWAY	2,240,011	51070304	MCM CORPORATION
77	FIRST COAST	772219	CR 13/204 Widening	2,243,304	51024251	ST JOHNS COUNTY BOARD OF COMM.
43	GEORGIA	433320	CSSTP-M003-00 (441)	2,245,495	50025779	STATE OF GEORGIA DOT
21	SOUTHERN FLORIDA	212273	SR93 (I-75)	2,254,569	51071000	FLORIDA DEPT. OF TRANSPORTATION
38	TEXAS BITULITHIC	382777	TARRANT CO IH 30	2,276,338	50006689	TEXAS DEPT. OF TRANSPORTATION
47	MEMPHIS	472941	HWY 49 MARVELL HWY 3	2,284,002	50043041	ARKANSAS HIGHWAY & TRANS DEPT.
21	SOUTHERN FLORIDA	212696	COUNTY-WIDE RESURF -	2,302,451	50002277	LEE COUNTY BOARD OF CNTY. COMM.
69	SHEARS	692993	KDOT Barber-Kingman	2,325,580	11744259	KDOT BARBER-KINGMAN #2993 KA 0
38	TEXAS BITULITHIC	382776	TARRANT CO FM 1709	2,325,846	50006689	TEXAS DEPT. OF TRANSPORTATION
21	SOUTHERN FLORIDA	212281	Jewfish Creek	2,340,637	51005754	GRANITE CONSTRUCTION COMPANY
60	MISSOURI	602831	RTE 65 TANEY J8P0609	2,342,651	50018937	MODOT - NO FOB!

45	ALABAMA	453991	ALDOT BRF-0002(515)	2,357,048	50036381	ALA. DEPT OF TRANS-ACCOUNTING
43	GEORGIA	433332	2006 Fayette Co Patc	2,361,238	50035058	FAYETTE COUNTY PUBLIC WORKS
75	CENTRAL FLORIDA	752879	SR 555 (US 17) Fr 55	2,362,254	51005740	FLORIDA DEPT. OF TRANSPORTATION
41	COASTAL CAROLINA	413026	Barnhill/NCDOT US 17	2,370,294	50013481	BARNHILL CONTRACTING CO.
25	TROTTI & THOMPSON	252869	TYLER CO FM 1013	2,377,872	50019325	TEXAS HIGHWAY DEPT.
43	GEORGIA	433273	Ben Hill Road	2,398,770	50025779	STATE OF GEORGIA DOT
47	MEMPHIS	473038	West Memphis Airport	2,407,503	50043479	CITY OF WEST MEMPHIS
43	GEORGIA	433366	SPLOST 04 Mill/Resur	2,428,420	51008046	CLAYTON COUNTY ROAD DEPARTMENT
38	TEXAS BITULITHIC	382233	ELLIS CO US 67	2,439,944	50006689	TEXAS DEPT. OF TRANSPORTATION
45	ALABAMA	453125	ALDOT STPHV-STPAA-85	2,489,752	50036381	ALA. DEPT OF TRANS-ACCOUNTING
66	KANSAS CITY	662114	MDOT Rte 291-78-7-40	2,517,460	50042233	MISSOURI STATE HWY. DEPT. - JOBS
66	KANSAS CITY	663507	Olathe 151st Pflumm	2,525,389	50024479	CITY OF OLATHE - JOBS
58	BUSTER	582215	CASS-STP 2004(516)-F	2,544,835	50054947	TEXAS DEPT OF TRANSPORTATION
20	MCCLINTON ANCHOR	203190	AHD-I540 PERRY RD IN	2,581,733	51102526	M. J. LEE CONSTRUCTION CO.

45	ALABAMA	453128	CHSV Periods	2,606,801	51116081	CITY OF HUNTSVILLE
38	TEXAS BITULITHIC	382238	DALLAS CO SH 342	2,622,640	50006689	TEXAS DEPT. OF TRANSPORTATION
43	GEORGIA	433371	Dekalb County Resurf	2,623,711	50035025	DEKALB COUNTY
20	MCCLINTON ANCHOR	202581	Cty of Bentonville/T	2,629,623	50000063	CITY OF BENTONVILLE
60	MISSOURI	602851	RTE I-35 DAVIESS J1	2,647,014	60	APAC-MISSOURI, INC (60)
66	KANSAS CITY	663508	KDOT 169 Highway	2,652,051	50024268	STATE OF KANSAS-JOBS
39	BALLENGER	392652	LAMAR CO., GA	2,666,890	0	** NOT FOUND **
58	BUSTER	582233	HOPKINS-IM 0302(092)	2,678,296	50054947	TEXAS DEPT OF TRANSPORTATION
49	HARRISON	493439	Sweet Grass Subdivis	2,679,283	11772233	SWEET GRASS, LLC
38	TEXAS BITULITHIC	382963	DALLAS COUNTY 2005 O	2,741,725	50006274	DALLAS COUNTY ROAD & BRIDGE
69	SHEARS	692979	Meade KDOT 54-60 K 7	2,848,028	11728849	KDOT MEADE #2979 K 7410-01
21	SOUTHERN FLORIDA	213238	FDOT SR70 -RUSSELL E	2,866,305	50050202	RUSSELL ENGINEERING
41	COASTAL CAROLINA	412932	CRM/IMPROV 2 US 521	2,911,832	50049075	C RAY MILES CONST. CO.
75	CENTRAL FLORIDA	752822	FDOT/SR 429 Westrn B	2,923,355	50020788	GILBERT SOUTHERN CORP.
21	SOUTHERN FLORIDA	212290	SR 826 (167 Street)	2,933,507	51071000	FLORIDA DEPT. OF TRANSPORTATION
38	TEXAS BITULITHIC	382237	VAN ZANDT CO US 80	2,934,427	50006689	TEXAS DEPT. OF TRANSPORTATION
21	SOUTHERN FLORIDA	213293	COUNTRY CLUB EAST @L	2,948,414	50002117	GIGLIOTTI CONTR., INC.
49	HARRISON	493382	NCDOT C201114 Cherok	2,979,561	51101993	WRIGHT BROTHERS CONSRUCTION CO.
33	GULF COAST	332276	SR 10A (US 90)	3,037,528	50043840	FLORIDA DEPT OF TRANSPORTATION
33	GULF COAST	333758	Coffee Cty-BD/EM	3,041,892	51000280	STATE OF ALABAMA
21	SOUTHERN FLORIDA	213307	VENICE RUNWAY 13-31	3,050,541	50002686	CITY OF VENICE
47	MEMPHIS	473031	Alberici Tang	3,061,749	50043307	MEMPHIS SHELBY COUNTY AIRPORT
21	SOUTHERN FLORIDA	213311	ELCONQUISTADOR BLVD-	3,073,780	11796032	SBC DEVELOPMENTS, L.L.L.P.
60	MISSOURI	602847	RTE 65 PETTIS J5P082	3,082,129	50018937	MODOT - NO FOB!
58	BUSTER	582245	MORRIS - STP 2006(27	3,096,338	50055293	H.H. HOWARD & SONS, INC.
60	MISSOURI	602663	RT.44 LACLEDE-ASPHAL	3,157,418	50018458	MO HWY & TRANS DEPT. #8
75	CENTRAL FLORIDA	752986	SR 5 (US 1) FDOT T51	3,171,740	51005740	FLORIDA DEPT. OF TRANSPORTATION
77	FIRST COAST	772532	SCDOT 7.2001RI US 27	3,234,354	51113445	SOUTH CAROLINA DOT
75	CENTRAL FLORIDA	752329	SR 41 (US 301) S of	3,281,628	51005150	CONE & GRAHAM INC.
88	CHARLOTTE	882127	ROW NC 70 WIDENING	3,290,964	50044879	NC HIGHWAY COMM.
43	GEORGIA	433338	Coweta County Patchi	3,333,668	50035008	COWETA COUNTY PUBLIC WORKS

45	ALABAMA	453123	Bridge Street Town C	3,361,216	51102945	TURNER UNIVERSAL CONSTRUCTION
66	KANSAS CITY	662113	MDOT Rte 24	3,365,350	50025049	MISSOURI HWY.& TRANS. COMM.
21	SOUTHERN FLORIDA	212651	BUSINESS 41 SR 739	3,391,678	50002277	LEE COUNTY BOARD OF CNTY. COMM.
69	SHEARS	692972	NOVACHIP MARION/MCPH	3,394,834	11698563	KDOT MARION-MCPHERSON #2972 KA
40	OKLAHOMA	402712	T-MC-90 MP 179 TO 20	3,398,596	51096990	OKLAHOMA TURNPIKE AUTHORITY
88	CHARLOTTE	882129	CAB NC KANN BYPASS C	3,423,902	50044879	N C HIGHWAY COMM.
49	HARRISON	493328	Dutchtown Rd Improve	3,471,623	11160763	KNOX COUNTY PURCHASING DIVISION
69	SHEARS	692995	KDOT Pawnee 0287-01	3,506,858	11728881	KDOT PAWNEE #2995 KA0287-01
45	ALABAMA	453129	ALDOT EBF-STPSAF-002	3,531,691	50036381	ALA. DEPT OF TRANS-ACCOUNTING
69	SHEARS	692919	KDOT Coffey Co 35-16	3,536,677	11613030	KDOT COFFEY #2919 K6790-01
39	BALLENGER	392558	GWINNETT CO, GA	3,578,586	472411	GEORGIA DEPT. OF TRANSPORTATION
20	MCCLINTON ANCHOR	203186	AHD-Hwy43 Siloam/Wes	3,614,983	50000354	ARKANSAS HIGHWAY DEPARTMENT

75	CENTRAL FLORIDA	752929	Sleepy Hill Rd Widen	3,664,144	51104064	CITY OF LAKELAND-A/P
60	MISSOURI	602662	RT.44 J1D0695F,J1D06	3,668,975	50017835	MODOT - DISTRICT 7
40	OKLAHOMA	402713	C-MC-14(OTA)CIMMARON	3,685,968	51096990	OKLAHOMA TURNPIKE AUTHORITY
48	ASHEVILLE	482328	C201606 BURKE/BUNCOM	3,691,325	50044879	NC HIGHWAY COMM.
66	KANSAS CITY	662118	MDOT Rte 70-70-24-58	3,728,435	50042233	MISSOURI STATE HWY. DEPT. - JOBS
39	BALLENGER	392554	KERSHAW CO, SC	3,778,076	50049645	U.S. GROUP, INC.
41	COASTAL CAROLINA	413017	MCAS CP Capeheart Ro	3,816,356	50014332	MCAS- SUPPLY DEPT.
45	ALABAMA	452795	ALDOT IMD-IM-I065(32	3,823,874	50036381	ALA. DEPT OF TRANS - ACCOUNTING
25	TROTTI & THOMPSON	252860	Newton Co. SH12	3,857,190	50019325	TEXAS HIGHWAY DEPT.
28	VIRGINIA	282615	AWC-VDOT-RT 95 SPRNG	3,913,866	11216000	ARCHER WESTERN CONTRACTORS
33	GULF COAST	332212	I10/I110 Interchange	3,930,871	51107925	ARCHER WESTERN
21	SOUTHERN FLORIDA	212706	N CAPE SIX MILE RD R	3,937,862	50001868	CITY OF CAPE CORAL
47	MEMPHIS	472997	I-40 North Widening	3,971,334	50043041	ARKANSAS HIGHWAY & TRANS DEPT.
47	MEMPHIS	473021	FEDEX 2006 Dec 06 Ra	4,044,066	50043164	FEDERAL EXPRESS
41	COASTAL CAROLINA	413493	SCDOT-LANCASTER&YORK	4,047,283	50049778	SCHD - LANCASTER - APAC JOBS
69	SHEARS	692980	Meade KDOT 54-60 K 7	4,224,392	11728865	KDOT MEADE #2980 K7411-01
75	CENTRAL FLORIDA	752353	SR 688 Ulmerton Road	4,231,748	51005150	CONE & GRAHAM INC.
69	SHEARS	692920	KDOT Coffey Co 35-16	4,481,914	11613048	KDOT COFFEY #2920 K6791-01
38	TEXAS BITULITHIC	382227	DALLAS CO IH 20	4,521,258	50006682	TEXAS DEPT. OF TRANSPORATION
38	TEXAS BITULITHIC	382232	DALLAS CO IH 635	4,566,371	10895274	McCARTHY BUILDING COMPANIES
28	VIRGINIA	282374	DRB-PRENTISS POINT S	4,620,496	11527473	DAN RYAN BUILDERS, INC.
47	MEMPHIS	473010	Little Rock Runway 4	4,650,809	50026266	LITTLE ROCK MUNICIPAL AIRPORT
21	SOUTHERN FLORIDA	212277	Sawgrass Expressway	4,805,483	11529541	APAC - MAJOR PROJECTS GROUP
28	VIRGINIA	283291	GR-INWOOD VILLAGE	4,820,000	11805568	GLEN W RUSSELL
25	TROTTI & THOMPSON	252851	Liberty County US 90	4,825,268	50019325	TEXAS HIGHWAY DEPT.
66	KANSAS CITY	662469	MDOT Grandview Trian	4,843,036	50024887	CLARKSON CONSTRUCTION
21	SOUTHERN FLORIDA	213269	US 41 TO VENICE CONN	4,847,434	51005174	HUBBARD CONSTRUCTION
39	BALLENGER	392303	GUILFORD CO., NC	4,875,267	11239973	APAC-ATLANTIC, INC. (042)
71	MISSISSIPPI	713325	PT-MDOT-HWY 51	4,984,270	50027313	MS DEPT. OF TRANSPORTATION
21	SOUTHERN FLORIDA	212680	IMMOKALEE RD. - J. C	4,999,744	51108149	JOHN CARLO INC.
21	SOUTHERN FLORIDA	212271	SR 816 OAKLAND PARK	5,066,435	51071000	FLORIDA DEPT. OF TRANSPORTATION
20	MCCLINTON ANCHOR	203177	AHD-Hwy412 Nob Hill	5,071,812	50000354	ARKANSAS HIGHWAY DEPARTMENT
48	ASHEVILLE	482299	C201277 BUNCOMBE COU	5,163,048	50045026	TAYLOR & MURPHY CONSTRUCTION
47	MEMPHIS	473025	Hwy 135 Interchange	5,190,399	11453970	DUMEY CONTRACTING

39	BALLENGER	392556	BUNCOMBE CO., NC, I-	5,217,813	0	** NOT FOUND **
38	TEXAS BITULITHIC	382967	PGBT SEG III	5,243,116	50006709	NORTH TEXAS TOLLWAY AUTHORITY
38	TEXAS BITULITHIC	382966	DALLAS NORTH TLWAY (	5,274,444	50006709	NORTH TEXAS TOLLWAY AUTHORITY
43	GEORGIA	432069	US 27 Reconstruction	5,311,522	51110073	BRUCE ALBEA CONSTRUCTION
77	FIRST COAST	772223	SR 63(US27)Leon Co C	5,323,199	0	** NOT FOUND **
45	ALABAMA	453110	Taxiway L and Roadwa	5,473,814	51105456	HUNTSVILLE MADISON CO. AIRPORT
43	GEORGIA	433334	Runway 8R/26L Paveme	5,563,154	50053265	KIEWIT SOUTHERN COMPANY
77	FIRST COAST	772227	SR 13 & SR 16 St Joh	5,662,105	51022391	FLORIDA DEPT. OF TRANSPORTATION
39	BALLENGER	392301	I-485 Mt Holly Rd, N	5,732,961	474505	BLYTHE CONSTRUCTION, INC.

41	COASTAL CAROLINA	413475	NCDOT-HWY264 BYPASS-	6,054,744	50013259	NCDOT
43	GEORGIA	433325	Memorial Drive	6,162,818	50035210	MACDOUGALD CONSTRUCTION
41	COASTAL CAROLINA	413740	BMCO-DOT-US220	6,222,695	50052203	BMCO CONSTRUCTION, INC.
42	THOMPSON ARTHUR	423062	C201579 Randolph-Dav	6,295,151	50017178	NC DEPT OF TRANSPORTATION
47	MEMPHIS	472978	HWY 147 - I-55	6,297,210	50043041	ARKANSAS HIGHWAY & TRANS. DEPT.
43	GEORGIA	432710	NHS-0001-00(795)01	6,298,110	50025779	STATE OF GEORGIA DOT
28	VIRGINIA	282500	CH2-SUDLEY MANOR DRI	6,300,089	11584785	CH2MHILL, INC.
39	BALLENGER	392651	COBB/DOUGLAS SR6, GA	6,374,865	697101	APAC - GEORGIA, INC. - MACDOUG.
88	CHARLOTTE	882134	MEC NC/TIDE I-485 PA	6,455,654	11303963	TIDEWATER SKANSKA, INC.
58	BUSTER	582231	SEVIER-030268-HWY 70	6,522,153	51114302	ARKANSAS ST HWY & TRANS. DEPT.
45	ALABAMA	452807	ALDOT ST-659-16 JEFF	6,584,176	50036381	ALA. DEPT OF TRANS - ACCOUNTING
41	COASTAL CAROLINA	413394	SCDOT-CLAR/SUMT-I95	6,682,332	50049771	SCHD - CLARENDON - APAC JOBS
58	BUSTER	582183	CASS-US 59-NH 2004(2	6,839,272	50054947	TEXAS DEPT OF TRANSPORTATION
69	SHEARS	692959	Rooks Co 183-82 K 63	6,869,715	11687389	KDOT ROOKS #2959 K6377-01
43	GEORGIA	432799	I-75 CSSTP-0006-00 (	6,925,436	11631861	CW MATTHEWS/APAC SOUTHEAST, INC.
25	TROTTI & THOMPSON	252836	THD JEFF CO US 69 VA	7,048,636	50019325	TEXAS HIGHWAY DEPT.
21	SOUTHERN FLORIDA	213306	MCINTOSH PHASE 2A-SA	7,053,186	50002548	SARASOTA COUNTY FINANCE
41	COASTAL CAROLINA	413229	NCDOT NHanover Milit	7,636,710	50013259	NCDOT
60	MISSOURI	602834	RTE I-70 LAFAYETTE J	7,656,969	50018937	MODOT - NO FOB!
41	COASTAL CAROLINA	413287	NCDOT NewHan/Ons/Pen	7,833,981	50013259	NCDOT
88	CHARLOTTE	882210	ROW US 70 C201068	7,909,925	50044879	NC HIGHWAY COMM.
28	VIRGINIA	282395	VDOT-I81&RT50-FRED C	7,940,834	50016008	VIRGINIA DOT - STAUNTON
21	SOUTHERN FLORIDA	212268	PALMETTO EXPRESSWAY	8,116,340	11529541	APAC - MAJOR PROJECTS GROUP
25	TROTTI & THOMPSON	252816	THD JEFFERSON CO US6	8,138,121	50019325	TEXAS HIGHWAY DEPT.
43	GEORGIA	433212	I-20 CSNHS-M002-00(9	8,324,222	50035210	MACDOUGALD CONSTRUCTION
42	THOMPSON ARTHUR	423863	ARCHER-WESTERN, LTD	8,389,247	11365638	ARCHER-WESTERN CONTRACTORS LTD
33	GULF COAST	332232	I-110 Escambia Count	8,423,480	51107925	ARCHER WESTERN
43	GEORGIA	433254	SR 53 Hall Co.STP-06	8,451,518	50035210	MACDOUGALD CONSTRUCTION
41	COASTAL CAROLINA	413118	NCDOT NC 55 Craven 2	8,479,304	50013259	NCDOT
71	MISSISSIPPI	713402	TM-I-55 Joint Ventur	8,558,675	11773463	SUPERIOR ASPHALT,INC & APAC MS
44	MACDOUGALD CONSTRUCTION	442253	SC West Ga. Rd. I-38	8,783,276	51114812	SOUTH CAROLINA STATE HIGHWAY D
60	MISSOURI	602652	RT 160 GREENE J8U053	9,274,007	50018458	MO HWY & TRANS DEPT. #8

77	FIRST COAST	772207	I95 Flagler County	9,927,697	51022577	SUPERIOR CONSTRUCTION
66	KANSAS CITY	662120	MDOT Rte I-35	10,065,958	50042233	MISSOURI STATE HWY. DEPT. - JOBS
75	CENTRAL FLORIDA	752359	SR 60 Brandon Blvd	10,087,015	51005740	FLORIDA DEPT. OF TRANSPORTATION
49	HARRISON	493412	FHWA Newfound Gap Rd	10,110,812	50046032	FEDERAL HIGHWAY ADM
33	GULF COAST	333820	Russell County-BD/EM	10,383,430	51000280	STATE OF ALABAMA
69	SHEARS	693014	Ellis Co 183-26 K 82	10,695,173	0	** NOT FOUND **
75	CENTRAL FLORIDA	752931	Viera Blvd Overpass/	10,724,959	11120147	THE VIERA COMPANY
47	MEMPHIS	473030	FEDEX Tang Ramp Expa	10,771,017	50043164	FEDERAL EXPRESS
20	MCCLINTON ANCHOR	203179	AHD-Hwy62 Farmington	11,111,267	50000354	ARKANSAS HIGHWAY DEPARTMENT
41	COASTAL CAROLINA	413277	NCDOT US 17 May to J	11,258,447	50013259	NCDOT
48	ASHEVILLE	482183	C200809 IREDELL COUN	11,325,177	50044879	NC HIGHWAY COMM.

75	CENTRAL FLORIDA	752335	Tampa Airport Interc	11,351,051	11634519	FLATIRON TIDEWATER SKANSKA
39	BALLENGER	392402	I-485 Oakdale to Sta	11,368,421	51109934	TIDEWATER SKANSKA, INC.
44	MACDOUGALD CONSTRUCTION	442269	US278 Thornton Road	11,431,876	50025779	STATE OF GEORGIA DOT
33	GULF COAST	332262	SR 85 Niceville	11,442,789	50043840	FLORIDA DEPT. OF TRANSPORTATION
21	SOUTHERN FLORIDA	212627	IMMOKALEE RD 4 LANE-	11,949,020	50001925	COLLIER COUNTY BOARD OF
88	CHARLOTTE	882203	ROW NC C201205	12,059,946	50044879	NC HIGHWAY COMM.
58	BUSTER	582243	SMITH-SFT 429-5-2, E	12,717,987	50054947	TEXAS DEPT. OF TRANSPORTATION
28	VIRGINIA	282619	TSI-VDOT-I-95/I495 R	13,029,505	51109934	TIDEWATER SKANSKA, INC.
41	COASTAL CAROLINA	413455	RE GOODSON-US74 ROBE	13,234,073	50048710	R.E. GOODSON CONSTRUCTION
45	ALABAMA	452811	ALDOT APD-0471(530)	13,413,403	50036381	ALA. DEPT OF TRANS-ACCOUNTING
47	MEMPHIS	472982	Highway 304 Desoto &	13,639,816	51113766	MISSISSIPPI DEPT OF TRANS.
42	THOMPSON ARTHUR	423839	C200734: GSO Western	13,724,648	50017178	NC DEPT OF TRANSPORTATION
20	MCCLINTON ANCHOR	203189	AHD-Hwy59 3 Miles S.	13,919,278	50000354	ARKANSAS HIGHWAY DEPARTMENT
47	MEMPHIS	472931	I-55 Desoto Co.	14,443,319	51113766	MISSISSIPPI DEPT OF TRANS.
43	GEORGIA	433285	SR 316/I-85 Macdouga	15,061,097	50035210	MACDOUGALD CONSTRUCTION
77	FIRST COAST	772781	Middleground Rd-Chat	16,205,396	51113418	STATE OF GEORGIA DOT
47	MEMPHIS	473018	164TH Airlift Wing R	16,942,397	50026258	CH2M HILL INC.
41	COASTAL CAROLINA	413348	NCDOT Pamlico Co NC	17,105,013	50013259	NCDOT
33	GULF COAST	332946	IM 1065(345) Conecuh	17,579,115	51000280	STATE OF ALABAMA
44	MACDOUGALD CONSTRUCTION	442264	Perimeter Parkway	17,896,317	50025779	STATE OF GEORGIA DOT
94	APAC 94-MAJOR PROJECTS	942003	SR 79 WEST BAY BRIDG	17,923,981	472382	FLORIDA DEPT. OF TRANSPORTATION
44	MACDOUGALD CONSTRUCTION	442272	Riverside Drive	17,981,048	50025779	STATE OF GEORGIA DOT
44	MACDOUGALD CONSTRUCTION	442270	SR53 Hall County	19,366,488	50025779	STATE OF GEORGIA DOT
69	SHEARS	692992	KDOT Ellsworth 6802-	20,254,161	11740995	KDOT ELLSWORTH #2992 K6802-01
42	THOMPSON ARTHUR	422020	C200734: GSO Western	21,541,220	50017178	NC DEPT OF TRANSPORTATION
21	SOUTHERN FLORIDA	212656	VANDERBILT RD IMPROV	25,069,213	50001925	COLLIER COUNTY BOARD OF
60	MISSOURI	602855	RTE 249 JASPER J7U04	26,948,014	50018937	MODOT - NO FOB!
39	BALLENGER	392559	CARROLL-HARALSON	27,970,486	697101	APAC - GEORGIA, INC. - MACDOUG
44	MACDOUGALD CONSTRUCTION	442271	I85 @ SR316 Gwinnett	29,141,176	51115921	APAC/CWM - JOINT VENTURE
44	MACDOUGALD CONSTRUCTION	442267	I-20 Rehab SR1/US27	29,777,601	50025779	STATE OF GEORGIA DOT
94	APAC 94-MAJOR PROJECTS	942002	Palmetto Expressway	36,175,806	472382	FLORIDA DEPT. OF TRANSPORTATION

44	MACDOUGALD CONSTRUCTION	442273	Memorial Drive Inter	43,505,311	50025779	STATE OF GEORGIA DOT
94	APAC 94-MAJOR PROJECTS	942001	Sawgrass Widening	50,197,032	472382	FLORIDA DEPT. OF TRANSPORTATION
	TOTAL			$1,592,262,625

Schedule 3.09:

Permits

Special Use Permit #96-0040, APAC-VA, Inc. (Brentsville Magisterial District), allowing the operation of an asphalt plant and the use of garage/repair facility, located on the east side of Vulcan Lane, at its intersection with Wellington Road, in the Brentsville Magisterial District, will expire in November 2006. The Prince William Board of County Supervisors has not yet determined whether it will be renewed.

Schedule 3.10:

Taxes

Currently there are no tax years under federal audit. Seller will shortly execute federal Forms 870-AD for tax years 1992 through 2003. The federal audit of tax years 2004 and 2005 is expected to commence in August, 2006.

Seller has waivers extending the statute of limitations for (1) Tax Years 1999, 2000 & 2001, extended to June 30, 2007, and (2) Tax Year 2002, extended to December 31, 2006.

Seller plans to make waivers extending the statute of limitations for (1) Tax Years 2002 & 2003, to be extended to December 31, 2007, and (2) Tax Year 2004, to be extended to July 31, 2008.

	APAC Entity	Division	Type of Tax	Taxing Authority	Periods
1	APAC-Texas, Inc.		Sales and Use Tax	State of Texas	10/2001 - 9/2004
2	APAC-Missouri, Inc.		Sales and Use Tax	State of Missouri	6/1/2002 - 5/31/2005
3	APAC-Southeast, Inc.		Sales and Use Tax	City of Huntsville, AL	4/1/2003 - 3/31/2006
4	APAC-Southeast, Inc.	APAC-Georgia, Inc.	Property	Assessor for Clark County, GA	2003, 2004, 2005
5	APAC-Southeast, Inc.	Ballenger	Property	Assessor for Peach County, GA	2003, 2004

6	The State of Colorado has scheduled an audit of Ashland Inc. and its subsidiaries, which would include the Transferred Companies.

7	The State of Texas has proposed penalties against APAC-Oklahoma, Inc. The issue of penalties is being contested. The underlying tax liability has been settled.

8	The State of Kansas denied credits claimed by APAC-Kansas, Inc. This is being contested.

9	The State of Tennessee has scheduled an audit of Ashland Inc. and its subsidiaries for 1996 to current tax years, which would include the Transferred Companies.
10	The State of Texas has scheduled an audit of Ashland Inc. and its subsidiaries for the 1996, 1997, and 1998 tax years, which would include the Transferred Companies.

Schedule 3.11:

Proceedings

Actions Against Seller or a Transferred Company

1)	Haberman v. APAC-Oklahoma, Inc. This is a personal injury lawsuit that occurred in APAC’s work zone. Plaintiff brought suit against APAC and others and is seeking over $ 1 million in damages. APAC has cross-claim against its traffic control subcontractor on the project.

2)	USDOT Quality Control Investigation (North Carolina). USDOT and APAC have reached a verbal agreement to settle the investigation into falsified quality control test results.

3)	Elliott Accident. This claim is not currently a lawsuit. An APAC service truck was involved in a fatal car accident. APAC has received a settlement demand in the amount of $1.79 million.

4)	Azuara v. APAC-Southeast, Inc. Personal injury claim arising from a motor vehicle accident on SR-80 in Alva, Florida. In April 2006, Robert Casey failed to stop at a blinking red light and stop sign at an intersection. Mr. Casey struck the back of a pickup truck being operated by Pedro Azuara. The impact caused the pickup truck, which was carrying 5 adults and 2 children, to overturn. Three individuals died as a result of the injuries that they sustained in the accident, and two children sustained serious injuries. The Plaintiff and Alexjandro Ramirez also sustained serious injuries. APAC was working on a project on SR-80 for FDOT. Just prior to the accident, APAC relocated the stop sign at the intersection of the accident. Although APAC placed a flashing light on the relocated stop sign, the investigating police officer and several local residents indicated that the relocated stop sign played a significant role in the accident.

5)	Dorrell v. APAC-Carolina, Inc. This personal injury case arises from a motor vehicle accident in Georgetown County, South Carolina. In April 1996, the Plaintiff lost control of her pickup truck and overturned in a drainage ditch. The Plaintiff was ejected from the car and sustained serious injuries. She incurred medical expenses of approximately $50,000 and unspecified lost earnings. The Plaintiff claims that SCDOT and APAC failed to correct a large drop-off on the shoulder of the roadway and that the drop-off caused the Plaintiff to lose control of her vehicle. Prior to the accident, APAC’s work had been accepted by SCDOT. SCDOT settled with the Plaintiff, and the trial court granted summary judgment to APAC based on the “completion and acceptance doctrine.” Plaintiff’s appeal was heard by the South Carolina Supreme Court on October 21, 2004, and the Supreme Court struck down the “completion and acceptance doctrine.”

6)	Forrester v. APAC-Southeast, Inc. This personal injury claim arises from a motor vehicle accident on CR 28 in Jefferson County, Georgia. On January 6, 2003, an APAC employee struck the cab of the Plaintiff’s tractor trailer with the backhoe bucket while excavating along the roadway and caused minor damage to the same. The Plaintiff claimed to have sustained soft-tissue injuries and filed a workers’ compensation claim. During mediation on

September 1, 2005, the Plaintiff alleged for the first time that she was struck in the head by a hair spray can at the time of the impact and sustained a closed-head injury. Based on the testimony of the court-appointed psychiatrist in the case regarding the Plaintiff’s mental state after the accident (that she suffered from post-traumatic stress syndrome and depression and is unable to return to work), the Plaintiff increased her demand to $1.5 million. We tried the case during the week of June 26, 2006 and the jury returned a verdict of approximately $467,000. Since the Court issued several improper rulings, we filed a motion for a new trial.

7)	Lisiecki v. APAC-Southeast, Inc. This wrongful death case arises from a motor vehicle accident in Miami, Florida. In July 2002, an independent hauler delivering asphalt to an APAC paver ran over Benjamin Lisiecki when Mr. Lisiecki emerged from a manhole. Mr. Lisiecki died before arriving at the hospital. The independent hauler did not follow the instructions of APAC’s crew and attempted to back up almost 312 feet in order to reach the paver. The independent hauler’s insurance was cancelled in May 2002 and we were never notified of the cancellation. APAC was working as a subcontractor for codefendant M. Vila & Associates.

8)	Wolfe v. APAC-Arkansas, Inc. (Arkhola) This breach of contract case arises from a lease agreement for the Jenny Lind Quarry in Sebastian County, Arkansas. The Plaintiff claims that APAC breached the lease by failing to construct a road on the property. APAC contends that it was willing to construct a road on the property and has been unable to construct the same because the Plaintiff is demanding a “subdivision.” APAC has made numerous attempts to resolve this case. The Plaintiff, however, has no interest in the road and is seeking to obtain money damages. Plaintiff has demanded that we purchase the property for $1,800,000 or settle the case for $1,500,000. The Court will hear our Motion for Summary Judgment on July 28, 2006.

9)	Sierra Club v. Corps of Engineers. This is an environmental challenge in Federal Court to Section 404 permits issued to mining companies in the “lake belt” area of Miami, including the APAC quarrying operations under the White Rock royalty agreement. APAC, Florida Rock, Tarmac, Rinker and others intervened. On March 22, 2006, the Court ruled on Plaintiffs’ motion for summary judgment, which was filed over a year ago. The ruling granted the motion, and held that the permits were illegally issued. A hearing to decide the remedy - whether and to what extent future mining will be restricted - began on June 13, 2006. The hearing will probably extend into late August. See Schedule 3.15 “Compliance with Applicable Environmental Laws” for additional information.

10)	Thomas Covington, Jr. accident. This is a wrongful death claim that arises from a motorcycle accident in APAC’s work zone in which Plaintiff hit a drop off between lanes of traffic and crashed his motorcycle. Uneven pavement signs were not posted. APAC (no lawsuit filed yet); Coastal Carolina division workzone accident.

11)	John D. Stephens, Inc. v. 5R Constructors, LLC. This is a breach of contract claim filed by a dirt supplier at the 5th Runway Project at Hartsfield International Airport in Atlanta, Georgia. APAC is not named as a party in the litigation but is a member of Defendant 5R Constructors LLC (“5R”) and supplied a bond for its portion of the project. The Plaintiff contends that 5R reduced the dirt quantities to be used on the project without the Plaintiff’s consent. The dirt quantity reductions were ordered by the City of Atlanta, owner of the airport and manager of the project. 5R’s contract with the City and it subcontract with the Plaintiff provide that the City has the right to reduce the estimated quantities of dirt. Plaintiff is seeking specific damages of approximately $50MM and punitive damages of approximately $182MM. The Court granted summary judgment to the City but denied 5R’s summary judgment motion. 5R has appealed the decision.

12)	Abbott v. APAC-Mississippi, Inc. Bad faith suit brought by William Abbott for $5.75 million in Circuit Court, Lee County, Mississippi. Suit filed on August 3, 2005.

13)	State Agency in Shawnee, Oklahoma has threatened to issue an order requiring clean-up of an APAC site, but there has been no decision on the part of the state as to how to proceed. Contamination (solvents) pre-existed APAC but became APAC’s responsibility through the Superfos acquisition. Liability was retained in the sale of the operation to Haskell Lemons. See Schedule 3.15 “Compliance with Applicable Environmental Laws” for additional information.

14)	Salisbury, North Carolina claims. There are three tort actions involving four plaintiffs for wrongful death and health impacts associated with living or working near an industrial area. APAC purchased the Salisbury asphalt plant in 1998; APAC is one of multiple defendants. See Schedule 3.15 “Compliance with Applicable Environmental Laws” for additional information.

15)	Mississippi silica matters - Multiple multi-plaintiff actions have been filed in Mississippi for alleged silica exposure against a variety of defendants, including APAC. APAC has supplied sand in the area. No information as to how many plaintiffs or the nature of the claims (workplace exposure, bystander exposure, etc) is yet available. Originally up to approximately 700 plaintiffs were possible but the number is reducing (without effort on the part of APAC) given recent rulings in other non-APAC silica matters.

16)	Ellen Settles v. Leathers and MHTC and APAC-Kansas, Inc. Tort action for wrongful death. Decedent was driving through construction zone when another driver traveling in the opposite direction crossed through traffic control and collided head with decedent’s vehicle. APAC, other driver, state, and traffic control subcontractor are all defendants. APAC is not believed to have any liability but joint and several liability applies (given filing date) in the event of any a finding of any negligence on the part of APAC.

17)	Rush v. Baker. Plaintiffs are the children, wife and mother of decedent Hardney L. Rush. Mr. Rush was electrocuted while assisting with the relocation of a conveyor being carried by a crane that came into contact with overhead power lines. Plaintiffs have filed suit against Richard Baker, the APAC operator of the crane, and Kansas City Power & Light, the owner of the power lines. KCP&L filed a third party action against APAC-Missouri, Inc. for contribution on the basis that APAC did not notify KCPL that work would be conducted within 10 feet of a power line.

18)	Green v. APAC-Southeast, Inc. In April 2003, Plaintiff, a truck driver delivering liquid asphalt to APAC’s Okeechobee asphalt plant, was badly burned on his face, neck, hands, and legs when he improperly removed a hose from a storage tank in order to offload liquid asphalt from the truck to the tank. Plaintiff and his wife filed suit against APAC, Ray Curtis (a former APAC employee), and Perry Ludt (an APAC employee) alleging among other things that they were negligent in failing to warn of dangerous conditions on the property. APAC has assumed defense and indemnity of Curtis and Perry with a reservation of rights. Summary judgment in favor of APAC was granted by trial court, but it could be overturned by pending appellate court decision.

19)	I-20 cases (in Mississippi). APAC was sued along with a truck driver, trucking company, and an APAC subcontractor in relation to a multi-vehicle, multi-fatality accident which occurred on I-20 in the backup to construction work. These matters include multiple separate lawsuits (Grafe, Goodwin, etc). APAC is currently being indemnified and defended by its subcontractor who has approximately $9 million in insurance coverage. The accident occurred when a truck driver, who failed to brake at any time, drove into traffic hitting multiple vehicles. Under Mississippi law, where one party is more than 50% at fault, joint and several liability does not exist.

20)	Pond Limited Partnership claim. On August 8, 2006, APAC received a letter from Ralph B. Pond of Pond Limited Partnership, alleging that APAC-Atlantic, Inc. (“APAC”) (i) owes the partnership approximately 15 years worth of unpaid royalties pursuant to the 1981 agreement by which APAC purchased the property from Mr. Pond’s family, under which he claims APAC agreed to pay a per ton royalty for asphalt produced by APAC’s Plant #8 in Myrtle Beach, South Carolina, and (ii) is required to remove an unspecified quantity of “contaminated soil and asphalt” from an adjacent property which the Pond family allowed APAC to use in exchange for the aforementioned royalty payments. APAC is in the process of investigating these allegations and responding to Mr. Pond.

21)	Mississippi Quality Control Investigation. On August 7, 2006, a quality-control technician based at APAC’s Columbus, Mississippi asphalt plant contacted the Ashland hotline and reported that he had been pressured to falsify quality-control test results. The employee asked a former APAC quality-control technician to contact the hotline on August 8, 2006, in order to confirm these allegations. Both callers said that they had falsified test results because production employees had “insinuated” that the technicians needed “help out the team.” The first caller had been disciplined on August 7, 2006 for tardiness and has had a long-standing personal conflict with the new Area Manager. It is also apparent that the first caller is concerned about the Oldcastle transaction and its impact on his future employment. The APAC Law Department interviewed numerous managers, quality control technicians, and production personnel at the three plants associated with the Columbus Branch on August 9, 2006, and also interviewed two former technicians, including the second caller, via telephone and reviewed the daily diaries maintained at the Columbus plant. The callers indicated that it would be very difficult to track the falsified tests or quantify the number of falsifications. At this time, APAC is planning to inspect the seven other asphalt plants in Mississippi and review APAC’s QC Integrity Policy with the plant personnel. Randy West of the National Center for Asphalt Technology has agreed to audit the plants during those visits and assist in the investigation. Once these remaining visits have taken place, the Regional Vice-President and Division President of APAC intend to meet with the Mississippi Department of Transportation in order to discuss the matter.

Default on Judgments

None.

Actions by Transferred Companies

22)	APAC-Kansas, Inc. v. Terracon Environmental, Inc. APAC is seeking to recover $2.4 million in damages to recover cost of repair on 151ST Street Bridge Project.

23)	APAC-Atlantic, Inc. v. Laura & Associates - to pursue damages in excess of $1 million for defective work and delay against Laura & Associates, a subcontractor on the Western Loop Project in Guilford County, which refused to complete the work under its subcontract and was terminated.

24)	APAC-Oklahoma, Inc. v. National American Insurance Company. This is a suit for bad faith litigation for anticipated and accrued indemnification and defense costs arising from the Haberman and Moomey litigation.

25)	APAC-Southeast, Inc. v. Florida Tank Lines. This is a case for indemnification and defense costs arising from Green litigation, expected to be in excess of $500,000 if summary judgment in favor of APAC is overturned by pending appellate court decision.

26)	I-81 claims (4 multi-million dollar claims). Three separate but related projects on I-81 for the WVDOT. The first project was delayed by in excess of one year and thus impacted all 3 jobs. DOT has claimed liquidated damages and APAC has claimed delay costs. Total amount claimed is approximately $6 million. Another lawsuit was filed against a supplier, Tecspan Concrete a/k/a Prestress Services, due to problems and delays associated with the concrete beams they supplied. Claims against Tecspan are in excess of $200,000. Virginia Division

27)	APAC-Southeast, Inc. claim against Nassau County, FL and Alltel for approximately $500,000. Claims are for delays associated with failure to timely relocate utilities such that right of ways for APAC’s construction were not available per project specifications.

28)	APAC-Southeast, Inc. claim against FDOT relating to SR-79 due to borrow and fill problems contrary to specifications. Claim is for $402,000 plus interest and costs. Gulf Coast Division

29)	Cambridge Eastfield v. APAC-Atlantic, Inc. This is a lawsuit brought by developer to negate the mechanic’s lien of APAC and other subs following the bankruptcy of the prime. APAC contested the removal of the lien and brought a counterclaim for an amount up to approximately $600,000. Charlotte Division

30)	F.T. Williams bankruptcy claim. This is a claim against a bankrupt subcontractor who had subcontracts for three APAC projects. F.T. Williams left APAC job sites and never returned. Claim is for approximately $3.56 million.

31)	APAC-Southeast, Inc. v. Coastal Caisson Corp. This breach of contract case arises from a GDOT project. The Defendant provided APAC with a quote for its work, but after APAC was awarded the project, Defendant refused to execute a subcontract and claimed that the parties were unable to reach a “mutually acceptable” subcontract. APAC was forced to retain a replacement contractor to complete this work. We are seeking damages in excess of $500,000 for the delays and increased subcontract costs caused by the Defendant.

32)	APAC-Southeast, Inc. v. Florida Department of Transportation. This claim for additional compensation arises from a construction project in Pensacola, Florida. APAC was awarded an FDOT contract to construct a weigh station. FDOT subsequently awarded a resurfacing contract for I-10 to one of APAC’s competitors, Anderson-Columbia (“A/C”). When FDOT determined that the projects impeded one another, it removed work valued at approximately $1.5MM from APAC’s contract and added the work to A/C’s contract. FDOT, however, failed to address the conflicts raised by the two projects. APAC filed a claim for approximately $2.8MM for damages arising from the delays caused by the conflicts. These damages include the improper assessment of approximately $914,000 in liquidated damages.

33)	APAC-Southeast, Inc. v. Pacific Vinings West, LLC. This claim for additional compensation arises from a construction project in Smyrna, Georgia. APAC performed grading and site work for a large mixed use development. APAC is in the process of submitting a claim in the amount of $3.0MM for delay damages and the costs of the additional work.

34)	BellSouth Telecommunications, Inc. v. APAC-Southeast, Inc. Bellsouth filed this collection action in order to recover damages for damaged utility lines on APAC’s McFarland Road project in Forsyth County, Georgia. BellSouth is seeking to recover approximately $28,000 plus interest and attorney fees. We filed a counterclaim and are seeking to recover in excess of $500,000 because BellSouth delayed our work on the project when it failed to relocate the lines in a timely manner. No reserve has been established.

35)	Pavement Specialists, Inc. v. APAC-Southeast, Inc. v. GDOT. This contract case arises from GDOT projects on I-75 in Bibb County/Monroe County, Georgia. Pavement Specialists, Inc (“PSI”), APAC’s subcontractor, claims that it incurred losses of approximately $1.0MM because GDOT and/or APAC increased its scope of work on the projects. According to the PSI, the increased quantities made its work more unproductive and costly. GDOT denied PSI’s claim for additional compensation so PSI filed a direct action against APAC. PSI and APAC agreed to stay that case so that PSI could file a pass-through claim against GDOT. When PSI filed the pass-through claim against GDOT, GDOT refused to execute two previously-negotiated supplemental agreements with APAC. As a result, APAC has asserted a claim for additional compensation of approximately $800,000.

36)	APAC-Oklahoma, Inc. and APAC-Arkansas, Inc. v. CIC Frontier, Inc and Cummins Investment Corp. APAC has filed suit against CIC Frontier and Cummins Investment Corp. based upon CIC Frontier’s termination of all of its existing sales orders with APAC. APAC is also filing an application for a temporary restraining order barring CIC Frontier and Cummins Investment Corp. from selling either their terminal or remaining supply of liquid asphalt. APAC’s estimated damages in this matter are in excess of $4 million.

37)	The following are routine collection matters that are not known to involve significant disputes:

a)	A lien claim against W.G. Yates & Sons Construction Company for $827,276.45.

b)	A bond claim against Carolina Consulting for $511,994.83.

c)	A collection claim against Cherry Hill Construction for $554,824.36.

Schedule 3.12(a):

Benefit Plans

1)	Ashland Inc. and Affiliates Pension Plan

2)	Ashland Inc. Leveraged Employee Stock Ownership Plan

3)	Ashland Inc. Employee Savings Plan

4)	APAC, Inc. Hourly Savings Plan

5)	Ashland Inc. Medical Plan

6)	APAC, Inc. Hourly Medical Plan

7)	Valvoline Instant Oil Change Medical Plan

8)	Ashland Inc. Dental Plan

9)	APAC, Inc. Hourly Dental Plan

10)	Ashland Inc. Vision Cost Assistance Plan

11)	Ashland Inc. Flexible Spending Accounts Plan

12)	Ashland Inc. Group Life Insurance Plan

13)	Ashland Inc. Group Variable Universal Life Insurance Plan

14)	APAC, Inc. Group Life Insurance Plan for Hourly Employees

15)	Ashland Inc. Voluntary Personal and Family Accidental Death and Dismemberment Plan

16)	Ashland Inc. Long Term Disability Plan

17)	Ashland Inc. Occupational and Accidental Death and Disability Plan

18)	Ashland Inc. Travel Accident Insurance Plan

19)	Ashland Inc. Employee Assistance Plan

20)	Ashland Inc. Legal Plan

21)	Ashland Inc. Severance Pay Plan

22)	Ashland Inc. Adoption Assistance Program

23)	Long Term Care Insurance

24)	Vacation Policy

25)	Educational Reimbursement Program

26)	Vacation Buy/Sell

27)	Sick Pay Policy and APAC Short Term Disability

28)	2006 Ashland Inc. Incentive Plan

29)	Amended and Restated Ashland Inc. Incentive Plan

30)	1993 Stock Incentive Plan

31)	1997 Stock Incentive Plan

32)	Ashland Inc. Deferred Compensation Plan for Employees (2005)

33)	Ashland Inc. Deferred Compensation Plan (Amended and Restated as of April 1, 2003)

34)	Ashland Inc. Non-qualified Excess Benefit Pension Plan

35)	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees

36)	APAC Divestiture Severance Program

37)	APAC Divestiture Severance Program for Executive Level Employees

38)	APAC Divestiture Mirror Severance Program

39)	APAC Divestiture Mirror Severance Program for Executive Level Employees

40)	Retention Agreements (Both the letter agreements and a list of those who have entered into such agreements have been made available to Purchaser.)

41)	Retention and Severance Letter Agreement for APAC President Robert K. Randolph

Schedule 3.12(c):

Assumed Benefit Plans - ERISA Liability

None.

Schedule 3.12(d):

Primary Company Executives

Robert K. Randolph

Provided that Robert K. Randolph is not terminated prior to the six month anniversary of the Closing Date, no amount received by Mr. Randolph in connection with the transactions provided for in the Stock Purchase Agreement shall be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code). However, in the event that Mr. Randolph is terminated without cause prior to the six month anniversary of the Closing Date, or APAC fails to offer Mr. Randolph equivalent employment, then Mr. Randolph will be eligible to receive severance payments and an accelerated retention bonus that may be characterized as excess parachute payments.

Schedule 3.13(a):

Absence of Changes or Events (No Material Adverse Effect)

None.

Schedule 3.13(b):

Absence of Changes or Events (Conduct in the Ordinary Course)

See items set forth on Schedule 5.01 “Covenants Relating to Conduct of Business”.

Schedule 3.14:

Compliance with Applicable Laws

None.

Schedule 3.15:

Compliance with Applicable Environmental Laws

1)	Fayetteville, NC. APAC, Inc. received a Notice of Regulatory Requirements (“NRR”) dated August 11, 2005, from the North Carolina Division of Water Quality (“DWQ”) directing APAC-Atlantic, Inc. to, inter alia , investigate the source and quantity of free product petroleum detected in a groundwater monitoring well at the Fayetteville, NC site. Subsequent to the notice, APAC-Atlantic conducted two rounds of aggressive fluid vapor recovery (“AFVR”). Free product petroleum remains in the well. APAC-Atlantic, Inc. submitted monitoring reports to DWQ but has not yet received any response from DWQ. No consent decree or fine is expected to be signed or imposed in connection with this matter. Note that this NRR was incorrectly addressed by DWQ to APAC, Inc. The person to whom the NRR was addressed is an employee/officer of APAC-Atlantic, Inc., not APAC, Inc.

2)	Overland Park, KS. APAC-Kansas, Inc. received a Letter of Warning dated August 22, 2005, from the Kansas Department of Health and the Environment (“KDHE”) as the result of odors associated with hydrogen sulfide emissions from the Reno Construction and Demolition landfill (“C&D Landfill”) in Overland Park, Kansas. In negotiations with the State and City, APAC-Kansas, Inc. agreed to perform certain operational modifications at the landfill, including implementing hydrogen sulfide gas monitoring, wastewater treatment at the ponds, and storm water management controls, and installing a more permeable landfill cover as well as a gas collection system and monitoring wells. Currently, APAC-Kansas, Inc. is in the process of obtaining a revised landfill permit for the C&D Landfill regarding its acreage and volume. In May 2006, the State of Kansas inspected the C&D Landfill. Several operational deficiencies were noted, including allegedly accepting unauthorized waste, placement of insufficient soil cover, and failure to pay all the required State solid waste tonnage fees for 2005-2006. On August 4, 2006, APAC received a proposed Order to Eliminate Pollution and Environmental Hazard and Assessment of Administrative Penalty regarding cover, allegedly unauthorized waste, litter and tipping fees. The proposed fines total $8,000; APAC is contesting the matters.

3)	Sierra Club et al. v. Army Corps of Engineers and Miami Dade Limestone Products Assn. et al. In 2002, the Sierra Club and two other environmental groups brought an action against the U.S. Army Corps of Engineers (“Corps”) and U.S. Fish and Wildlife Service (“FWS”) in Federal district court, seeking declaratory and injunctive relief relating to the Corps’ approval of permits to ten companies for deep-pit limestone mining in the “lake belt” area of Miami near Everglades National Park. APAC-Southeast, Inc. subsequently intervened, along with several other parties, because the resolution of the suit may impact APAC-Southeast Inc.’s quarrying operations under the White Rock royalty agreement. On March 22, 2006, the Court granted plaintiff’s motion for summary judgment, holding, inter alia , that the permits were issued in violation of several Federal laws including the National Environmental Policy Act, remanding the permit process to the Corps and FWS, and ordering the parties to propose the nature of injunctive relief to apply during the remanded agency review. An evidentiary hearing on potential remedies began in June and is ongoing. The ultimate outcome of this matter can not be determined at this time, and no reserve has been established for this matter.

4)	In the Matter of Pollution at Shears Construction Site, Hutchinson, Kansas, Consent Order in Case No. 03-E-0197 between KDHE and APAC, Inc., dated May 24, 2004. (See Item 11 below).

5)	Salisbury, NC Litigation. APAC-Atlantic, Inc. is currently a defendant, along with several other companies, in three separate actions filed in state court in Rowan County, North Carolina, alleging wrongful death and/or personal injury as the result of exposure to airborne emissions and groundwater contamination in and near Salisbury, NC. APAC-Atlantic, Inc. owns and operates a hot-mix asphalt plant in Salisbury, NC which it acquired by asset purchase in 1998 from PAPCO. In November, 2005, the court dismissed all claims based on groundwater contamination, as well as all claims based on common-law strict liability and/or ultra-hazardous activity, against APAC-Atlantic, Inc. on the grounds that the claims were time-barred and/or the absence of any causal relationship between the groundwater contamination and APAC-Atlantic, Inc. (As of 1993, five years prior to APAC-Atlantic Inc.’s acquisition, residents in the area were connected by the North Carolina Department of Transportation (“NCDOT”) to municipal water. The NCDOT had previously accepted responsibility for such groundwater contamination in connection with operations at its former asphalt-testing lab (located at APAC-Atlantic Inc.’s hot-mix plant)). At this time, the remaining claims against APAC-Atlantic Inc. allege nuisance and trespass, as well as negligence and gross negligence, related to air emissions from the plant. In late 2005, the Agency for Toxic Disease Registry (“ATSDR”) concluded that APAC-Atlantic’s emissions were negligible and that there was no evidence of a cancer cluster in the area. This litigation is ongoing.

6)	Double Eagle Litigation. APAC, APAC-Oklahoma, Inc. and/or APAC-Arkansas, Inc. have been notified that Union Pacific, the primary potentially responsible party (“PRP”) at the Double Eagle Refinery Site, may seek contribution under the Comprehensive Environmental Responsibility, Compensation, and Liability Act against APAC, APAC-Oklahoma, Inc. and/or APAC-Arkansas for clean-up and other costs related to the site.

7)	Double Eagle Refinery (Oklahoma City, OK). Between 1929 and 1980, the Double Eagle Refinery Company re-refined used motor oil at this site in lined and unlined surface impoundments and ponds. In 1986, the U.S. Environmental Protection Agency (“EPA”) detected heavy metals and solvent by-products at, and migrating from, the site. Following source removal and on-site stabilization of contaminated sludge and soils, the selected remedy for the site calls for groundwater monitoring. In 2003, after receiving a notice that the primary PRP, Union Pacific, might seek contribution from APAC, APAC-Oklahoma, Inc. and APAC-Arkansas, Inc. joined a group of companies alleged to have sent wastes to Double Eagle and began negotiations with the Federal and state governments with respect to the site. The group negotiated a per-gallon settlement value with the government and the group members submitted, individually, allocation justifications to the government on or before May 5, 2006. The final terms of the agreement (including whether the members will be formally named as PRPs) are still being negotiated. This settlement is being negotiated in order to attempt to preempt a contribution claim by Union Pacific.

8)	Arivec Chemicals (Douglasville, Georgia). Arivec Chemicals, Inc. operated a solvent recovery operation at this site between 1956-1994. Between 1995 and 1997, the site was used for the reclamation of spent cooking oils. In 2003, APAC-Southeast, Inc. received a notice from the Georgia Environmental Protection Division (“EPD”) regarding an expected cleanup of the site under the State Superfund program. The State recommended that the affected companies form a PRP group to investigate and/or remediate the site. (Relatedly, the site is adjacent to Young Refining Corporation, a property that was contaminated by underground storage tanks (“USTs”) and, likely, other activities unrelated to Arivec Chemicals. Young has conducted some cleanup of its own property and is involved in negotiations regarding the Arivec site as well.) Based on manifests from 1989, APAC-Georgia, Inc. disposed of four drums of trichloroethylene (“TCE”) (lab waste) at the Arivec site.

9)	Phillip Environmental Services (South Carolina). In June 2006, APAC received informal notice from Ashland, Inc. that the South Carolina Department of Health and Environmental Control (“DHEC”) would be providing APAC-Southeast, Inc. with written notice of its potential responsibility at this site based, apparently, on two or three manifests which indicate that an APAC entity sent some wastes to this site. At this time, APAC-Southeast Inc. has not been named as a PRP or received any notice from DHEC regarding its potential responsibility for this site.

10)	Shawnee, OK. Solvent contamination (dichloroethene (“DCE”) and TCE) was found in the groundwater during a pre-acquisition investigation by Shears, Inc. in connection with its purchase of Shawnee Asphalt Company. APAC-Oklahoma, Inc. inherited the contamination through the acquisition of Superfos. Although it was originally assumed that the asphalt plant operations caused the contamination, subsequent investigations suggest that at least some of the contamination originated with the neighbor, Central Plastics. Monitoring wells have been placed on both the APAC-Oklahoma, Inc. and Central Plastics properties and, to date, no remedial action has been taken.

a)	In 2005, the Oklahoma Department of Environmental Quality (“ODEQ”) asked APAC-Oklahoma, Inc. and Central Plastics to work together to prepare a plan for phytoremediation. APAC-Oklahoma, Inc. and Central Plastics were unable to find a consultant willing to work for both parties, and no plan was submitted. In April 2006, after the sale of the property to Haskell Lemons, ODEQ asked about the status of possible cleanup. APAC-Oklahoma, Inc., Ashland and URS personnel met with ODEQ in June 2006. APAC-Oklahoma, Inc. submitted, at the meeting, a draft memorandum of agreement for entering into the voluntary cleanup program. ODEQ advised that ODEQ management is currently examining whether to issue an order or allow voluntary cleanup. Any order would be likely reduce APAC-Oklahoma, Inc.’s control over the remediation methods chosen and require the cleanup of contamination not believed to have been caused by prior operations at the property. APAC-Oklahoma, Inc. is currently awaiting sampling results from testing performed by ODEQ and are scheduling additional sampling and examining damage to existing monitoring wells.

b)	In addition, late in 2005, extremely low levels of solvent contamination (well below maximum contaminant levels were detected in the drinking water well of the nearest neighbor. APAC-Oklahoma, Inc. subsequently learned that the neighbor, whose well had been tested previously and was aware of the situation, had replaced the well with a shallower well (without notifying APAC-Oklahoma, Inc.). APAC-Oklahoma, Inc. made a demand on Central Plastics to contribute to the cost of installing a new, deeper well and has been negotiating with the property owner regarding the type of well and drilling schedule. Contact has been initiated with the attorney for the adjacent property owners to expand the current access agreement. No agreement has yet been signed.

11)	Hutchinson, KS. In or about 2002, low-level solvent contamination was discovered on the property boundary of the site by the State. APAC-Kansas, Inc. entered into a consent order to investigate and, if necessary, remediate the contamination and, in April 2006, APAC-Kansas, Inc. was advised to submit a combined inspection and action plan, including the installation of three monitoring wells. No active remediation of the solvent contamination will be required. During the investigation, however, APAC-Kansas, Inc. also discovered petroleum contamination associated with former aboveground storage tanks. Cleanup is being addressed under the Kansas tank program with state oversight. APAC-Kansas, Inc. has submitted, at the State’s request, plans for natural attenuation of the solvents. (See item 4 above).

12)	Tucson, AZ. Remediation of petroleum contamination associated with the operations of a former entity (sold during the 1980s) is being performed under the Arizona trust fund. Costs for the last stage of remediation are estimated to be $80,000 to $100,000, and cost reimbursement authority was sought from the State in advance of beginning the work, which is currently in process.

13)	Cantonment, FL. The site, and its solvent and petroleum contamination, was inherited from Couch Materials. Remedial work was being conducted under the Florida trust fund program but the program subsequently ran out of money. APAC-Southeast, Inc. decided to complete the work, despite the unavailability of reimbursement and the absence of any notice from the State, and is currently performing AFVR periodically at the site.

14)	McMinnville, TN. Petroleum contamination at the site associated with former USTs was remediated under the Tennessee tank program and APAC-Tennessee, Inc. has received a no further action letter related to that work.

15)	Ballenger, SC. Petroleum contamination associated with USTs was detected at the site prior to acquisition by APAC-Southeast Inc. To date, APAC-Southeast’s costs have been reimbursed by the Ballenger shareholders pursuant to the purchase and sale agreement. This site may recently have received a no further action letter.

16)	Kaufman, TX. This is a site that APAC leased many years ago. Asphalt cement was buried on-site during the oil shortage of the 1980s. APAC-Texas, Inc. offered to remove the remaining asphalt cement although its presence does not violate environmental laws. APAC was sued by the then property owner with regard to the site on the purported basis that the property could not be developed. The suit was dismissed prior to trial in 2004 and was never refiled. The property has reportedly been transferred to a bank as a result of bankruptcy of the owner who brought suit, and resold by the bank. A consultant for Ashland has had communications with the current owner who has reportedly requested that the material be removed. The nature and the extent of communications between the current owner and the consultant are as yet unknown to APAC.

17)	Hickory, NC. The Hickory site is a currently-operated asphalt plant purchased from PAPCO. The site has both TCE and petroleum contamination. NCDOT is addressing the solvent contamination. APAC-Atlantic, Inc. has investigated the extent of the petroleum contamination and, in April 2006 received approval of its remedial plan consisting of AFVR and natural attenuation. The division is still determining whether action should be taken against the property owner (APAC-Atlantic, Inc. leases the property) as much of the contamination is likely to have pre-existed APAC-Atlantic, Inc.

18)	Winter Haven, FL. Petroleum and solvent contamination was very recently discovered at the current asphalt plant site while creating a retention pond. The contamination appears to have originated with above ground storage tanks that were removed many years ago. Remedial work consists of removing dirt and filing reports; it is possible that a few monitoring wells will be requested by the State. APAC-Southeast, Inc. has submitted a request for a no further action letter for the site, but has not yet received a response.

19)	Marion, S.C. During a 2004 Phase 1 environmental site assessment of this site, which contains a concrete batch plant, a former UST was discovered. The documentation associated with the UST reportedly included a no further action letter (“NFA”) issued by the State in 1993. The files associated with the tank were destroyed by the State 10 years after the issuance of the NFA such that information regarding testing of soil or groundwater in conjunction with the removal of the tank was not available. APAC-Atlantic, Inc. sold the plant and agreed to lease the property to Ready Mix Concrete with a sale of the property to close after receipt of a new NFA. APAC has conducted testing of the soil and groundwater, and submitted the results to the State in June of 2006. The presence of petroleum constituents was found at levels above State risk-based screening levels in both soils and groundwater. No response has yet been received from the State.

20)	Texas Bitulithic. Possible asbestos containing material has been identified in a boiler room and in building materials at the Texas Bitulithic main office. Confirmation sampling and remediation may be required and/or is a consideration in any remodeling that may be done.

21)	Manassas Shop. APAC leases property with a UST that is not believed to meet current requirements. APAC does not own or currently operate the UST and is not responsible for upgrades to the UST under the lease agreement.

22)	See Item 14 “Salisbury, North Carolina claims” in Schedule 3.11 “Proceedings”.

23)	See Item 15 “Mississippi silica matters” in Schedule 3.11 “Proceedings”.

24)	See Item 20 “Pond Limited Partnership claim” in Schedule 3.11 “Proceedings”.

Material Environmental Studies and Reports

1)	Above Ground Storage Tank Closure Assessment Report Addendum for APAC-Couch Ready Mix, USA, 3008 US Highway 95-A, Cantonment, Escambria County, Florida, dated October 11, 2001. Prepared by Advanced Environmental Technologies, LLC for Escambria County Environmental Service.

2)	Analytical Report for Shawnee APAC, dated May 9, 2005. Prepared for URS Corporation by Severn Trent Laboratories, Inc.

3)	Analytical Report for Shawnee APAC, dated July 22, 2005. Prepared for URS Corporation by Severn Trent Laboratories.

4)	Analytical Report for Ashland Winter Haven, dated April 25, 2006. Prepared for HSA Engineers and Scientists by Severn Trent Laboratories, Inc.

5)	Analytical Report for Ashland Winter Haven, dated May 2, 2006. Prepared for HSA Engineers and Scientists by Severn Trent Laboratories, Inc.

6)	Preliminary Site Evaluation for APAC-Carolina Hickory Plant, 1520 11th Ave. SE, Hickory, NC, dated August 2002. Prepared by Environmental Planning Specialists, Inc. for APAC, Inc.

7)	Site Characterization Report Addendum No. 2 for Former Shawnee Asphalt Company, West Independence St., Shawnee, OK, dated May 6, 2003. Prepared by Terracon for APAC, Inc.

8)	Environmental Remediation Project Plan for Ashland Chemical Company for Fiscal Year 2004. Prepared by URS Diamond for Ashland, Inc.

9)	Confirmation Borings, Well Installation, and Monitoring and Sampling Report for Tucson Ready-Mix, 6601 North Casa Grande Highway, Tucson, AZ, dated December 2004. Prepared by Kleinfelder, Inc. for Ashland, Inc.

10)	Phase I Environmental Site Assessment for Wedowee Quarry, 2850 Old Highway 431, Wedowee, AL, dated June 2005. Prepared by Diversified Engineering Sciences.

11)	Phase I and II Environmental Site Assessment for Delta Asphalt Paving Co. Hot Mix Asphalt Plant, 12341 County Road 579, Thonotosassa, FL, dated March 2005. Prepared by Diversified Engineering Services, Inc. for APAC Southeast, Inc.

12)	Phase I Environmental Site Assessment for Martin Marietta Materials East Asphalt Plant, 3205 Division Street, Texarkana, AR, dated January 2005. Prepared by Environmental Enterprise Group, Inc. for Martin Marietta Materials, Inc.

13)	Environmental Site Assessment for MAPCO Asphalt Plant, 2805 Hopewood Road, Asheboro, NC, dated October 2002.

14)	Phase I Environmental Site Assessment for Santoro Hot Mix Asphalt Plant, 2863 North Carolina Highway 66, Kernersville, NC, dated March 2002. Prepared by Engineering Consulting Services.

15)	Phase I Environmental Site Assessment and Asbestos Survey for Santaro Hot Mix Asphalt Plant, 4515 North Patterson Avenue, Winston-Salem, NC, dated March 2002. Prepared by ECS Ltd. for APAC Carolina, Inc. and Vulcan Materials Company.

16)	Corrective Action Plan for Santaro Hot Mix Asphalt Plant, Intersection of Highway 311 and Highway 66, Kernersville, NC, dated March 11, 2006. Prepared by Engineering Consulting Services, Ltd. for Santaro Companies.

17)	Final Site Remediation Report for Anchor Stone Company Jane Quarry, Route 2, Box 2415, Pineville, MO, dated February 19, 2003. Prepared by Enercon Services, Inc. for Anchor Stone Company.

18)	Report of Phase II Environmental Site Assessment for Santaro Hot Mix Asphalt Plant, 2863 Highway 66, Kernersville, NC, dated May 2, 2002. Prepared by Engineering Consultant Services, Ltd. for APAC-Carolina Inc.

19)	Addendum to Phase II Investigation Report for Jane Quarry, Pineville, MO, dated July 29, 2002. Prepared by Enercon Services, Inc. Environmental & Industrial Services Group for Anchor Stone Company.

20)	Phase II Environmental Site Assessment for Shepard Construction Asphalt Plant, Norcross, GA, dated November 29, 2004. Prepared by Diversified Engineering Services, Inc. for APAC Southeast, Inc.

21)	Phase II Environmental Site Assessment for Shepard Construction Asphalt Plant, Gainesville, GA, dated November 29, 2004. Prepared by Diversified Engineering Services, Inc. for APAC Southeast, Inc.

22)	Soil Remediation Report for Santaro Hot Mix Asphalt Plant, 4514 North Patterson Avenue, Winston-Salem, NC, dated August 9, 2002. Prepared by Engineering Consulting Services, Ltd. for Santaro Companies.

23)	Limited Phase II Environmental Site Assessment Report for APAC Concrete Plant #607, Marion County , South Carolina, dated June 21, 2006. Prepared for APAC - Atlantic, Inc. by S&ME.

24)	Draft of Comprehensive Site Assessment Report for APAC-Hickory Plant in Hickory, North Carolina, dated August 1, 2003. Prepared by Environmental Planning Specialists, Inc. for APAC, Inc.

25)	Semi-Annual Ground Water Monitoring Report for Hickory, North Carolina Site, dated May 2, 2005. Prepared by Hart & Hickman for North Carolina Department of Transportation.

26)

Comprehensive Investigation Workplan for APAC - Kansas, 819 W. 1st St., Hutchinson, KS, dated July 21, 2004, prepared for APAC - Kansas, Inc. by Terracon; together with related correspondence re: drafts, final Workplan, and project bid among Terracon, APAC, and Kansas Department of Health and Environment; Quarterly Monitoring Reports for 2005.

27)	Phase I Environmental Site Assessment for Johnsonville Ready Mix Site, Florence County, South Carolina, dated March 15, 2004. Prepared for S&W Ready Mix Corporation by S&ME.

28)	Phase I Environmental Site Assessment for Conway Ready Mix Site, Horry County, South Carolina, dated March 26, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

29)	Phase I Environmental Site Assessment for S&W Ready Mix - Kinston Plant, 604 East New Bern Road, Kinston, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

30)	Phase I Environmental Site Assessment for APAC-Carolina Concrete Plant, 550 East Campground Road, Florence, South Carolina, dated March 31, 2004. Prepared by S&ME, Inc. for Southern Equipment Company.

31)	Phase I Environmental Site Assessment for Myrtle Beach Ready Mix Site, Horry County, South Carolina, dated March 19, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

32)	Phase I Environmental Site Assessment for Tom White Concrete, 2329 Tom White Road, Kinston, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

33)	Phase I Environmental Site Assessment for Little River Ready Mix Site, Horry County, South Carolina, dated March 16, 2004. Prepared for S&W Ready Mix Concrete Company, Inc by S&ME, Inc.

34)	Phase I Environmental Site Assessment for APAC-Carolina Concrete Plant, 5630 Holly Shelter Road, Castle Hayne, North Carolina, dated March 23, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

35)	Phase I Environmental Site Assessment for APAC Carolina Inc. Plant #691, 620 Mineral Springs Road, Darlington, South Carolina, dated March 31, 2004. Prepared for Southern Equipment Company by S&ME, Inc.

36)	Phase I Environmental Site Assessment for APAC Carolina Inc. Plant #608, 869 Scotland Road, Dillon, South Carolina, dated March 26, 2004. Prepared for Southern Equipment Company by S&ME, Inc.

37)	Phase I Environmental Site Assessment for Greenville Ready Mix, 562 Barrus Construction Road, Greenville, North Carolina, dated March 31, 2004. Prepared for Southern Equipment Company by S&ME, Inc.

38)	Phase I Environmental Site Assessment for S&W Ready Mix - Havelock Plant, 1574 Highway 101, Havelock, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

39)	Limited Phase II Environmental Site Assessment Report for APAC Concrete Plant #607, Marion County, South Carolina, dated June 21, 2006. Prepared for APAC-Atlantic, Inc. by S&ME, Inc.

40)	Phase I Environmental Site Assessment for S&W Ready Mix - Morehead City Plant, 5126 NC Highway 70 West, Morehead City, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

41)	Phase I Environmental Site Assessment for Winyah Concrete Plant, 12414 Highway 707, Murrells Inlet, South Carolina, dated March 30, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

42)	Environmental Sampling Report for Rocky Mount Concrete (Rocky Mount, NC), Tarboro Concrete (Tarboro, NC), Jacksonville Ready Mix (Jacksonville, NC), Leland Ready Mix (Leland, NC), APAC Concrete (Florence, SC) and APAC Concrete (Marion, SC), dated May 6, 2004. Prepared for APAC Carolinas by S&ME, Inc.

43)	Phase I Environmental Site Assessment for APAC-Carolina Concrete Plant No. 2, 2210 Sidbury Road, Scotts Hill, North Carolina, dated March 25, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

44)	Phase I Environmental Site Assessment for Southport Ready Mix, 1619 North Howe Street, Southport, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

45)	Phase I Environmental Site Assessment for Supply-Godwin Ready Mix, 2805 Galloway Road, Supply, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

46)	Phase I Environmental Site Assessment for APAC Carolina Inc. Plant #692, 963 South Warren Street, Timmonsville, South Carolina, dated March 30, 2004. Prepared for Southern Equipment Company by S&ME, Inc.

47)	Phase I Environmental Site Assessment for Sunnyvale Ready Mix, 800 Sunnyvale Road, Wilmington, North Carolina, dated March 31, 2004. Prepared for S&W Ready Mix Concrete Company, Inc. by S&ME, Inc.

48)	Ashland Internal Correspondence re: cost estimates for assessment of Hickory site, including discussion of actions to be taken and copy of May 2, 2005 Groundwater Monitoring Report, dated February 20, 2006 to June 7, 2006.

49)	Preliminary Assessment Screening Site Inspection for 129 West Avenue “A” Site, Hutchinson, Reno County, Kansas, dated October 2001, prepared by Kansas State Department of Health and Environment, Bureau of Environmental Remediation

50)	Final Limited Site Investigation Report for 819 West 1st Avenue, Hutchinson, Kansas, dated September 23, 2003. Prepared by Terracon for APAC, Inc.

51)	Draft of Progress Report 2005, 2nd Quarter, for Hutchison, KS facility, dated June 23, 2004.

52)	APAC, Inc. Environmental Site Assessment Questionnaire for Blacktop Construction Co., Inc., 302 Payton, Emporia, KS, dated December 2001.

53)	APAC, Inc. Environmental Site Assessment Questionnaire for Highway 72 East, Glen, MS, dated December 2001.

54)	APAC, Inc. Environmental Site Assessment Questionnaire for Williams property, Belmont Estates Lot #25C, Franklin, NC, dated March 2005.

55)	APAC, Inc. Environmental Site Assessment Questionnaire for Belmont Estates Lots 15 and 37, Franklin, NC, dated October 2002.

56)	APAC, Inc. Environmental Site Assessment Questionnaire for McClure, Holt, Head property, East of Cherokee County Quarry, Blairsville, GA, dated August 2003.

57)	APAC, Inc. Environmental Site Assessment Questionnaire for Five Star Ready Mix, Inc., 5800 North Vine, Hays, KS, dated April 2003.

58)	APAC, Inc. Environmental Site Assessment Questionnaire for Spiro Quarry, Rock Quarry Rd., Spiro, OK, dated October 23, 2002.

59)	APAC, Inc. Environmental Site Assessment Questionnaire for Chastain property, Belmont Estates Lot #19C, Franklin, NC, dated December 2001.

60)	APAC, Inc. Environmental Site Assessment Questionnaire for Yazoo County Property, 4441 Rifle Range Road, Vicksburg, MS, dated November 2001.

61)	APAC, Inc. Environmental Site Assessment Questionnaire for ANT, LLC, 300 Airport Road, Hutchinson, KS, dated October 2001.

62)	APAC, Inc. Environmental Site Assessment Questionnaire for Burnsville APAC Plant, US 19 E at Riverside, Burnsville, NC, dated September 2001.

63)	Comprehensive Investigation Work Plan, APAC - Kansas, Inc., 819 W. 1st Street, Hutchison, KS, dated July 21, 2004 (revised March 24, 2005). Prepared for APAC-Kansas, Inc. by Terracon.

64)	Corrective Action Monitoring Report for APAC Tennessee, Inc., Highway 8, McMinnville, TN, dated June 2002.

65)	Corrective Action Monitoring Report for APAC Tennessee, Inc., Highway 8, McMinnville, TN, dated December 2002.

66)	Site Status Monitoring Report for APAC Tennessee, Inc., Highway 8, McMinnville, TN, dated January 28, 2002.

67)	Free Product Recovery Initiative - Site Activities Report, Pensacola Ready Mix USA, dated January 27, 2003. Prepared for Escambia County Environmental Health Services by Advanced Environmental Technologies, Inc.

68)	Source Removal Report/Dual-Phase Pilot Test, Pensacola Ready Mix USA (fka Couch Materials - Pensacola), dated June 30, 2002.

69)	Letter from Tennessee Department of Environment and Conservation to APAC Tennessee, Inc. confirming that the department is suspending operation of the corrective action treatment system, dated December 16, 2003.

70)	PowerPoint Presentation rev. 3 re: Remediation Project Plan for FY 2004 listing facilities, site specifics, and program goals and endpoints.

71)	Correspondence among S&ME, Inc., Ashland, Inc., and South Carolina Department of Health and Environmental Control re: progress of updated report on environmental conditions at APAC Ballenger facility, dated 2004.

72)	Ashland Internal Correspondence, re: ongoing remediation projects, dated January 2003 - December 2004.

73)	Ashland Internal Correspondence, re: APAC Environmental Reserves and 2006 Project Budgets, dated May 16, 2005 - October 3, 2005.

74)	Email correspondence from URS Corporation to Ashland, Inc. re: recommendation of mercury testing at the Central Plastics site to determine source of hydrocarbon contamination, dated June 22, 2006.

75)	APAC Monthly Report, dated April 2003

76)	PowerPoint Presentation re: Remediation Project Plan for FY 2004 listing facilities, site specifics, and program goals and endpoints.

77)	PowerPoint Presentation re: Remediation Project Plan for FY 2006 listing facilities, site specifics, and program goals and endpoints.

78)	Correspondence re: progress of underground storage tank remediation with briefly summarized results of recent groundwater testing at APAC Greenville facility, dated June 2003.

79)	Memorandum from URS Corporation outlining Proposed Approach for Managing Investigations of Soil and Groundwater Contaminations associated with the APAC facility in Hutchinson, Kansas and related correspondence, dated September 16, 2003.

80)	Draft of Consent Order from Kansas State Department of Health and Environment to perform a comprehensive investigation and corrective action study/corrective action plan and corrective action at Shears Construction Site in Hutchinson, Kansas, dated January 2003, and related correspondence, dated Ashland Internal Correspondence, dated September 4, 2003 to September 22, 2003.

81)	Correspondence between Thomas E. Rice Environmental Co. and City of Richmond, Department of Public Utilities, Division of Wastewater Treatment re: monthly monitoring reports and containing monthly effluent monitoring results for APAC - Virginia facility at 1400 Roseneath Rd, Richmond, VA, dated January - November, 2001.

82)	Correspondence between Thomas E. Rice Environmental Co. and Virginia Department of Environmental Quality re: quarterly monitoring of groundwater and containing quarterly groundwater sampling results for APAC - Virginia facility located at 1400 Roseneath Rd., Richmond, VA, dated November 2000 - December 2001.

83)	Correspondence between Thomas E. Rice Environmental Co. and Virginia Department of Environmental Quality re: Free Product Report and containing table of free product removal, dated April - June, 2002.

84)	Correspondence between Thomas E. Rice Environmental Co. and Virginia Department of Environmental Quality re: quarterly monitoring and containing results of groundwater sampling for APAC - Virginia facility, dated September 13, 2002.

85)	Correspondence between Oklahoma Department of Environmental Quality, Terracon and APAC re: Remediation of Shawnee Asphalt Site, Shawnee, OK, dated December 2000 - August 2001.

86)	Fax and email correspondence between Oklahoma Department of Environmental Quality, APAC, and Terracon re: Shawnee remediation, dated September - November, 2002.

87)	Letter from Terracon to Oklahoma Department of Environmental Quality updating November 22, 2000 Site Characterization Report, Addendum No. 1, with Additional Plume Delineation information, dated September 16, 2002.

88)	Correspondence among Oklahoma Department of Environmental Quality, Terracon, Ashland, URS Corp., APAC, Inc. and Central Plastics Company re: Remediation Plan for Shawnee Asphalt Site, Shawnee, OK, dated January - November, 2003.

89)	Correspondence among Terracon, Ashland, URS Corp., Alexander Consulting, OK Dept. of Environmental Quality and APAC re: Groundwater contamination at Shawnee Asphalt Site, Shawnee, OK, dated January - December 2005, together with Groundwater Sampling Recommendation and Groundwater Analytical Results.

90)	Correspondence among Ashland, URS Corporation, Eagleton & Nicholson P.C. re: Remediation of Shawnee, OK site, dated June 2006, together with Draft Memorandum of Agreement and Consent Order for Site Characterization.

91)	Correspondence among Ashland, URS Corporation, APAC, Inc. and OK Department of Environmental Quality re: Remediation of Contamination at Shawnee, OK site, dated January - June 2006.

92)	Letter from Kleinfelder, Inc. to APAC, Inc. re: Proposal for Remediation, Groundwater Monitoring, and Reporting, Tucson Ready Mix, Tucson, AZ, dated May 21, 2002.

93)	Figures for Report re: Tucson Ready Mix, dated February 2, 2002.

94)	Second Quarter 2000 Through First Quarter 2001 Remedial Progress and Groundwater Monitoring Report for Tucson Ready Mix, 6601 North Casa Grande Highway, Tucson, Arizona, dated February 8, 2002. Prepared for APAC, Inc. by IT Corporation.

95)	Letter from Kleinfelder, Inc. to Ashland, Inc. re: Proposal for Confirmation Borings, Monitor Well Installation, dated July 30, 2003.

96)	Correspondence among Ashland, Inc., RMC USA, Inc., Kleinfelder, Inc., Arizona Department of Environmental Quality, re: Tucson Ready Mix Soil and Groundwater Remediation, dated April - December 2004, together with Soil Analytical Results and Status Update.

97)	Correspondence among Ashland, Inc., Kleinfelder, Inc., and Arizona Department of Environmental Quality, re: Remediation of Petroleum Contaminated Soils at Tucson Ready Mix, dated January - November 2005, together with 2004 Confirmation Boring Soil Analytical Results.

98)	Letter from Kleinfelder, Inc. to Ashland, Inc./EH&S re: Proposal for Excavation and Biotreatment/Aeration of Hydrocarbon Impacted Soils at Tucson Ready Mix, Tucson, AZ, dated February 22, 2005.

99)	Correspondence among Kleinfelder, Inc., Ashland, Inc., and Arizona Department of Environmental Quality re: Tucson Ready Mix Remediation, dated March - June 2006, together with Application for State Assurance Fund.

100)	Pre-Approval Work Plan for Excavation of Petroleum Contaminated Soils from Leaking Underground Storage Tank at Tucson Ready Mix, 6601 North Casa Grande Highway, Tucson, Arizona, dated January 4, 2006. Prepared for Arizona Department of Environmental Quality by Kleinfelder, Inc.

101)	Correspondence among Florida Department of Environmental Protection, APAC - Southeast, Inc., Ashland, Inc. re: Groundwater contamination at Winter Haven, dated May and June 2006; together with Groundwater Sampling Results.

Schedule 3.16:

Employee and Labor Matters

None.

Schedule 3.17(a):

Transactions with Affiliates

None.

Schedule 3.17(b):

Contracts Held By Seller

Category 1: Contracts Ashland is not assigning to APAC:

1)	Letter of Understanding between Ashland Inc. and Grainger Industrial Supply, a division of W.W. Grainger, Inc., dated July 1, 2005

2)	JP Morgan - Commercial Card Agreement between Bank One, NA and Ashland Inc. dated May 20, 2002

3)	Master Services Agreement and Subordinate Agreement, including amendments, between Ashland Inc. and Kelly Services, Inc., effective January 1, 2000

4)	Master Purchase Agreement between Ashland Inc. and Motion Industries, Inc., effective January 15, 2005

5)	Purchase Agreement between Ashland Inc. and New Pig Corporation, dated July 31, 2002

6)	Agreement between The Relizon Company and Ashland Inc., dated February 12, 2004 Name changed to WorkflowOne, as provided in letter dated July 17, 2006

Category 2: Contracts Ashland is splitting into two identical contracts, one to be retained by Ashland and one to transfer with APAC:

1)	Master Purchase Agreement between Ashland, Inc. and Airgas, Inc., effective September 1, 2004

2)	Master Purchase Agreement between Ashland, Inc. and Bridgestone, effective September 5, 2002, amended August 18, 2004

3)	Cintas Corporation and Ashland Inc.–Multiple Location Rental Account Agreement dated December 8, 2000 and Addendums of January 1, 2001, September 25, 2001, November 30, 2005, and December 20, 2005

4)	Strategic Account Agreement between Ashland Inc. and Corporate Express Office Products, Inc., effective January 4, 2002

5)	Letter Agreement between Ashland, Inc. and DaimlerChrysler regarding the Volume Incentive Program dated August 25, 2004

6)	Services Agreement between Ashland Inc. and Express Services, Inc., effective February 24, 2004

7)	Purchase Agreement between Ashland, Inc. and Fastenal Company, dated June 21, 2001

8)	Corporate Pricing Program Agreement between Federal Express Corporation and Ashland Inc., dated July 29, 2004, amended by Pricing Agreement Amendment, effective August 31, 2005

9)	Consulting Agreement between Ashland Inc. and FEI Behavioral Health dated October 1, 2002

10)	National Account Agreement between Ashland Inc. and Ferrellgas, accepted as of May 21, 2003

11)	Competitive Assistance Program between Ashland/APAC and General Motors Fleet and Commercial Operations, accepted September 17, 2004

12)	Addendum to Carrier Agreement between Ashland Inc. and United Parcel Service, Inc., dated May 30, 2003

13)	Electronic Data Access and Exchange Agreement between APAC, Inc. and United Parcel Service General Services Co., dated May 5, 2006

14)	Master Services Agreement between Ashland Inc. and Verifications, Inc., dated June 24, 2004

15)	Wright Express Business Charge Account Agreement between Ashland, Inc. and Wright Express Financial Services Corporation, dated August 13, 2002, amended March 31, 2006 and August 16, 2005

16)	Extension to First Amendment For National Agreement between Ashland Inc. and Zee Medical, Inc., dated July 18, 2005

Category 3: Contracts Ashland is assigning to APAC:

1)	Bandag Fleet Sales Agreement between Ashland, Inc. (Fleet) and Bandag Incorporated, effective September 3, 2002, amended March 3, 2005

2)	Corporate Procurement Agreement between Ashland, Inc. and Bucyrus Blades, Inc., dated October 6, 2003, amended effective August 1, 2005

3)	Corporate Procurement Agreement between Ashland, Inc. and Donaldson Company, Inc., dated August 1, 2003, amended September 27, 2005

4)	Master Purchase Agreement between Ashland, Inc. and Goodyear Tire & Rubber Company, dated December 19, 2002 and amended by Addendum effective January 1, 2005

5)	Master Rental Agreement between Ashland, Inc. and Hertz, dated January 21, 2003, amended November 2004

6)	Corporate Procurement Agreement between Ashland, Inc. and Ingersoll-Rand Company, effective October 30, 2003

7)	Corporate Procurement Agreement between Ashland, Inc. and Interstate Battery, dated March 21, 2005

8)	Master Purchase Agreement between Ashland Inc. and Kawasaki Construction Machinery Corporation of America, effective March 1, 2003, and Amendment dated September 5, 2004

9)	Corporate Procurement Agreement between Ashland, Inc. and Komatsu America Corp., effective May 1, 2004

10)	Corporate Procurement Agreement between Ashland, Inc. and Menardi-Mikropul, LLC (Baghouses), effective July 1, 2005

11)	Corporate Procurement Agreement between Ashland, Inc. and Roadtec, Inc., effective January 8, 2004

12)	Corporate Procurement Agreement between Ashland, Inc. and Sakai America, Inc., effective October 30, 2003

13)	Supply Agreement between Ashland, Inc. and Truman Arnold Companies, effective March 1, 2006

Schedule 5.01:

Covenants Relating to Conduct of Business

Amendment to Certificate of Incorporation (Section 5.01(a)(i) of the Stock Purchase Agreement)

1)	Pursuant to Section 242 of the Delaware General Corporation Law, a certificate amending Article First of the Certificate of Incorporation of Ashland Paving And Construction, Inc. to change its name to “APAC Holdings, Inc.” shall be filed with the Delaware Secretary of State. Other than the amendment to Article First, the Certification of Incorporation shall be unchanged and shall remain in full force and effect.

2)	Pursuant to Section 242 of the Delaware General Corporation Law, a certificate amending Article First of the Certificate of Incorporation of Ashland Construction Communications Company to change its name to “APAC Construction Communications Company” shall be filed with the Delaware Secretary of State. Other than the amendment to Article First, the Certification of Incorporation shall be unchanged and shall remain in full force and effect.

Dividends (Section 5.01(a)(ii) of the Stock Purchase Agreement)

1)	Prior to the Closing Date, APAC will issue a dividend to Seller in an amount of up to two-hundred million dollars ($200,000,000) and payable in the form of a demand note issued by APAC (the “APAC Note”), and Ashland will contribute the APAC Note to APAC as a capital contribution (with the APAC Note being cancelled) prior to the Closing Date.

2)	Prior to the Closing Date, APAC Subsidiaries will issue dividends to APAC in various amounts not to exceed, in aggregate, two-hundred million dollars ($200,000,000) and payable in the form of demand notes (the “Notes”) issued by APAC Subsidiaries, and APAC will contribute the Notes to the APAC Subsidiaries that issued the Notes as capital contributions (with the Notes being cancelled) prior to the Closing Date.

Other Conduct Outside the Ordinary Course

Prior to the Closing Date, APAC intends to make the remaining deferred payment ($500,000) related to the purchase of Wedowee Quarry, Inc. by APAC-Southeast, Inc. in July 2005.

Schedule 5.13(a):

Guarantees

See Schedule 3.08(a)(viii).

Schedule 5.13(b):

GIAs; Owner & Contractors Protective; Railroad Protective Insurance Policies

(1) APAC Open Surety Bonds

See attached list.

(2) All Open APAC Railroad Protective Policies (as of August 18, 2006)

Ins. Co.	Policy	Number	Insured
PEI	ORP	G1 98 94 74 5	APAC-Oklahoma, Inc., Shawnee Div. & Grainbelt Corporation (01/12/00)

PEI	ORP	G2 02 99 01 0	APAC-Carolina, Inc., PAPCO Central Division, and Norfolk Southern Railway Co. (01/31/02)

PEI	ORP	G2 02 99 02 2	APAC-Carolina, Inc., PAPCO Central Division, and Norfolk Southern Railway Co. (01/31/02)

PEI	ORP	G2 03 05 93 9	APAC-Oklahoma, Inc. Shawnee Div. & Grainbelt Railroad (02/06/01)

PEI	ORP	G2 03 10 04 2	APAC-Tennessee, Inc. & CSX Railroad Corporation. (milling, resurfacing of 8 bridges) (03/12/01)

PEI	ORP	G2 03 10 27 3	APAC-Oklahoma, Inc. & Arkansas-Oklahoma Railroad Company (05/15/01)

PEI	ORP	G2 16 90 18 1	APAC-Atlantic, Inc. - Thompson-Arthur Division and Norfolk Southern Railway Company (8/25/03)

PEI	ORP	G2 16 90 35 1	APAC-Kansas, Inc., Kansas City Div and The Burlington Northern & Santa Fe Railway Co (11/04/03) COI#16574

PEI	ORP	G2 16 96 85 7	APAC-Atlantic, Inc. and Norfolk Southern Railway Company (1/13/04) COI#16940

PEI	ORP	G2 16 96 88 2	APAC-Atlantic, Inc, Virginia Special Projects Div. and CSX Transportation, Inc. (02/09/04) COI#17097.

PEI	ORP	G2 16 96 97 3	APAC-Tennessee, Inc. and The Burlington Northern and Santa Fe Railway Company (3/9/04) COI#17265

PEI	ORP	G2 16 97 00 A	APAC-Southeast, Inc. and Seminole Gulf Railway, L.P. (3/18/04) COI#17344

PEI	ORP	G2 16 97 42 4	APAC-Kansas, Inc. and Nebraska, Kansas & Colorado RailNet, Inc. COI#18338 (9/2/04)

PEI	ORP	G2 16 97 45 A	Ashland Environmental Health & Safety and NJ Transit COI #18418

PEI	ORP	G2 16 97 57 6	APAC-Atlantic, Inc. and Norfolk Southern Railway Company COI#19244

PEI	ORP	G2 16 97 62 A	APAC-Tennessee, Inc. and Union Pacific Railroad Company COI#19278

Ins. Co.	Policy	Number	Insured
PEI	ORP	G2 16 97 66 7	APAC-Atlantic, Inc. and Norfolk Southern Railway Company COI#19289

PEI	ORP	G2 16 97 70 9	APAC-Atlantic, Inc. and Norfolk Southern Railway Company COI#19291

PEI	ORP	G2 16 97 71 0	APAC-Kansas, Inc. and Union Pacific Railroad COI#19616

PEI	ORP	G2 16 97 72 2	APAC-Missouri, Inc. and Missouri and Northern Arkansas Railroad COI#19639

PEI	ORP	G2 16 97 77 1	Ashland Health & Safety and CSX COI #19864

PEI	ORP	G2 16 97 78 3	APAC-Texas, Inc. and Timber Rock Railroad COI#19967

PEI	ORP	G2 16 97 83 7	APAC-Arkansas, Inc. and Kansas City Southern Railway COI#20302

PEI	ORP	G2 16 97 86 2	APAC-Missouri, Inc. and BNSF Railway Company COI#20543

PEI	ORP	G2 16 97 92 8	APAC-Missouri, Inc. and Burlington Northern Railroad

PEI	ORP	G2 16 97 95 3	Ashland Inc. and Soo Line Railroad Company COI #

PEI	ORP	G2 16 97 97 7	APAC-Kansas, Inc. and Kansas City Terminal Railway Company COI#21073

PEI	ORP	G2 16 97 98 9	APAC-Kansas, Inc. and Union Pacific Railroad Company COI#21088

PEI	ORP	G2 16 98 00 3	APAC-Southeast, Inc. and Central of Georgia Railway Company COI#21242

PEI	ORP	G2 16 98 02 7	APAC-Texas, Inc. and Union Pacific Railroad Company COI#

ACE Amer	ORP	G2 16 98 04 0	APAC-Southeast, Inc. and CSX Transportation, Inc. COI#21347

ACE Amer	ORP	G2 16 98 05 2	APAC-Texas, Inc. and Union Pacific Railroad Company COI#21423

ACE Amer	ORP	G2 16 98 07 6	APAC-Missouri, Inc. and BNSF Railway COI#21510

ACE Amer	ORP	G2 16 98 09 A	APAC-Texas, Inc. and Sabine River & Northern Railroad COI#21553

ACE Amer	ORP	G2 16 98 16 7	APAC-Kansas, Inc. and Union Pacific Railroad Company COI#21935

ACE Amer	ORP	G2 16 98 17 9	APAC-Southeast, Inc. and BNSF Railroad COI#21996

ACE Amer	ORP	G2 16 98 18 0	APAC-Southeast, Inc. and CSX Transportation, Inc. COI#22064

ACE Amer	ORP	G2 16 98 22 2	APAC-Southeast, Inc. and CSX Transportation, Inc. COI#22157

ACE Amer	ORP	G2 16 98 24 6	APAC-Missouri, Inc. and Union Pacific Railroad Company COI#22201

ACE Amer	ORP	G2 16 98 25 8	APAC-Southeast, Inc. and Norfolk Southern Railway Company COI#22236 (4/27/06)

Ins. Co.	Policy	Number	Insured
ACE Amer	ORP	G2 16 98 29 5	APAC-Tennessee, Inc. and Norfolk Southern Railway Company COI#22272 (5/05/06)

ACE Amer	ORP	G2 16 98 35 0	APAC-Tennessee, Inc. and Caney Fork & Western Railroad COI#22358 (6/8/06)

ACE Amer	ORP	G2 16 98 37 4	APAC-Kansas, Inc. and Union Pacific Railroad Company COI#22662 (7/5/06)

ACE Amer	ORP	G2 16 98 38 6	APAC-Texas, Inc. and Union Pacific Railroad Company COI#22723 (7/13/06)

ACE Amer	ORP	G2 16 98 39 8	APAC-Southeast, Inc. and CSX Transportation Inc. COI#22733 (7/14/06)

ACE Amer	ORP	G2 16 98 40 4	APAC-Oklahoma, Inc. and BNSF Railway Company COI#22735 (7/18/06)

(3) All Open APAC Owner’s & Contractor’s Protective Policies (as of August 18, 2006)

Ins. Co.	Policy	Number	Insured	Status
INA	LGP	2 51 06	APAC-Mississippi, Inc. (Warren Brothers) & City of Jackson (04/01/70)

IINA	GLP	G1 93 13 96 7	APAC-Georgia, Inc. & Gwinnett County Board of Commissioners (06/04/99)

PEI	GLP	G2 02 99 11 3	APAC-Mississippi, Inc. and Tippah Electric Power Association and Allen & Hoshall Engineers (3/28/02)

PEI	GLP	G2 02 99 57 5	APAC-Kansas, Inc. and City of Tulsa (10/25/02)

PEI	GLP	G2 16 89 70 1	APAC-Mississippi, Inc. and City of Canton, Mississippi (10/31/02)

PEI	GLP	G2 16 89 73 7	APAC-Alabama, Inc. and City of Brundidge and Bob Carter & Associates, LLC (11/11/02)

PEI	GLP	G2 16 90 36 3	APAC-Kansas, Inc. and City of Tulsa, A municipal Corporation (11/06/03) COI#16581(03) #16582(04)	This job is ongoing.

PEI	GLP	G2 16 96 78 A	APAC-Kansas, Inc., Kansas City Division and City of Lenexa, Kansas (11/18/03) COI#16573

PEI	GLP	G2 16 97 24 2	APAC-Mississippi, Inc. and Bureau of Building, Grounds & Real Property Management

PEI	GLP	G2 16 97 44 8	APAC-Oklahoma, Inc. and City of Tulsa COI#18400 (9/16/04)

PEI	GLP	G2 16 97 53 9	APAC-Kansas, Inc. and City of Overland Park

PEI	GLP	G2 16 97 54 0	APAC-Kansas, Inc. and Magellan Pipeline Company

PEI	GLP	G2 16 97 63 1	APAC-Tennessee, Inc. and Tennessee National, LLC a Tennessee Registered Partnership and of the State of Tennessee COI#19397

Ins. Co.	Policy	Number	Insured	Status
ACE Amer	GLP	G2 16 97 69 2	APAC-Oklahoma, Inc. and City of Tulsa Oklahoma COI#19522 12/12/05

PEI	GLP	G2 16 97 81 3	APAC-Southeast, Inc. and The County of Greenwood COI #20110

PEI	GLP	G2 16 97 88 6	APAC-Arkansas, Inc. and City of Fayetteville, Arkansas COI#20596

PEI	GLP	G2 16 97 90 4	APAC-Southeast, Inc. and Dorchester County COI#20644

PEI	GLP	G2 16 97 99 0	APAC-Arkansas, Inc. and City of Rogers COI#21217

ACE Amer	GLP	G2 16 98 03 9	APAC-Kansas, Inc. and City of Hutchinson COI#21183

ACE Amer	GLP	G2 16 98 08 8	APAC-Missouri, Inc. and City of Springfield COI#21515

ACE Amer	GLP	G2 16 98 10 6	APAC-Oklahoma, Inc. and City of Tulsa Oklahoma COI#Accord form.

ACE Amer	GLP	G2 16 98 11 8	APAC-Arkansas, Inc. and City of Cave Springs, Arkansas COI#21695

ACE Amer	GLP	G2 16 98 12 A	APAC-Oklahoma, Inc. and City of Tulsa Oklahoma COI#21752

ACE Amer	GLP	G2 16 98 13 1	APAC-Arkansas, Inc. and City of Bentonville COI#21889

ACE Amer	GLP	G2 16 98 14 3	APAC-Southeast, Inc. and The Town of Brilliant COI#21890

ACE Amer	GLP	G2 16 98 15 5	APAC-Missouri, Inc. and City of Springfield COI#21917

ACE Amer	GLP	G2 16 98 19 2	APAC-Arkansas, Inc. and City of Springdale COI#22083

ACE Amer	GLP	G2 16 98 21 0	APAC-Tennessee, Inc. and Tennessee National, LLC COI#22156

ACE Amer	GLP	G2 16 98 23 4	APAC-Kansas, Inc. and City of Overland Park COI#22183

ACE Amer	GLP	G2 16 98 26 A	APAC-Kansas, Inc. and Magellan Pipeline (5/03/06)

ACE Amer	GLP	G2 16 98 27 1	APAC-Atlantic, Inc. and Eden City Hall COI#22256 (5/4/06)

ACE Amer	GLP	G2 16 98 28 3	APAC-Missouri, Inc. and Missouri State University COI#22257 (5/4/06)

ACE Amer	ORP	G2 16 98 29 5	APAC-Tennessee, Inc. and Norfolk Southern Railway Company COI#22272 (5/05/06)

ACE Amer	GLP	G2 16 98 30 1	APAC- Kansas, Inc. and City of Overland Park COI# their form (5/8/06)

Ins. Co.	Policy	Number	Insured	Status
ACE Amer	GLP	G2 16 98 31 3	APAC-Southeast, Inc. and City of Aiken, South Carolina COI#22364 (5/18/06)

ACE Amer	GLP	G2 16 98 32 5	APAC-Missouri, Inc. and Cole County Commission COI#22377 (5/23/06)

ACE Amer	GLP	G2 16 98 33 7	APAC-Tennessee, Inc. and City of Marked Tree and Brawley Consulting Engineers Inc. COI#22430 (5/30/06)

ACE Amer	GLP	G2 16 98 34 9	APAC-Missouri, Inc. and Boone County COI#22484 (6/6/06)

ACE Amer	GLP	G2 16 98 36 2	APAC-Atlantic, Inc. and City of Fayetteville COI#22660 (7/5/06)

ACE Amer	GLP	G2 16 98 41 6	APAC-Arkansas, Inc. And City of Rogers and Crafton, Tull & Associates, Inc. COI#22877 (8/7/06)

ACE Amer	GLP	G2 16 98 42 8	APAC-Oklahoma, Inc. And City of Tulsa and Crafton, Tull & Asssociates, Inc. COI#22924 (8/14/06)

ACE Amer	GLP	G2 16 98 43 A	APAC-Oklahoma, Inc. And City of Claremore, Samuel P. Balsiger, P.E, City Engineer, Ron Easterling, Engineering Tech, Daryl Golbek, Street Superintendent. COI#22925 (8/14/06)

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-000-020-0828	O	APAC-Florida, Inc.	Medley	11-Jan-02	New Construction	63rd Street Association, Ltd.	$1,350,000.00

14-038-584	O	Thompson-Arthur Division	Greensbor	12-Jun-06	Resurfacing	A-1 Sandrock, Inc.	$113,327.50

14-026-080	O	Shears Division, APAC-Kansas	Salina	22-Nov-05	New Construction	A.M. Cohron & Sons, Inc.	$107,025.45

14-030-680	O	Coastal Carolina Division	Kinston	06-Dec-05	New Construction	Actus Lend Lease LLC	$286,757.20

14-030-581	O	APAC-Southeast, Inc.	Dothan	02-Dec-05	Reclamation	Alabama Department of Agriculture & Industries	$12,500.00

14-026-897	O	APAC-Mississippi, Inc.	Columbus	17-Oct-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-898	O	APAC-Mississippi, Inc.	Columbus	17-Oct-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-900	O	APAC-Southeast, Inc.	Huntsvill	03-Nov-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-017	O	APAC-Southeast, Inc.	Fortson	18-Sep-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-029-025	O	APAC-Southeast, Inc.	Huntsvill	08-Oct-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-029-411	O	APAC-Southeast, Inc.	Huntsvill	04-Oct-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-891	O	APAC-Southeast, Inc.	Birminghm	30-Sep-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-014	O	APAC-Southeast, Inc.	Fortson	19-Sep-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-016	O	APAC-Southeast, Inc.	Fortson	14-Sep-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-655	O	APAC-Southeast, Inc.	Birminghm	25-Aug-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-882	O	APAC-Southeast, Inc.	Fortson	29-Aug-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-653	O	APAC-Southeast, Inc.	Birminghm	12-Aug-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-654	O	APAC-Southeast, Inc.	Birminghm	15-Aug-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-029-398	O	APAC-Southeast, Inc.	Birminghm	15-Jul-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-030-065	O	APAC-Southeast, Inc.	Huntsvill	19-Jul-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-030-541	O	APAC-Southeast, Inc.	Huntsvill	28-Jul-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-652	O	APAC-Southeast, Inc.	Birminghm	11-Jul-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-881	O	APAC-Southeast, Inc.	Birminghm	11-Jul-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-046	O	APAC-Southeast, Inc.	Andalusia	19-Jul-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-645	O	APAC-Alabama, Inc.	Huntsvill	22-Jun-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-647	O	APAC-Southeast, Inc.	Birminghm	10-Jun-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-029-601	O	APAC-Southeast, Inc.	Huntsvill	24-Jun-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-044	O	APAC-Southeast, Inc.	Huntsvill	30-May-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-030-049	O	APAC-Southeast, Inc.	Birminghm	26-May-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-644	O	APAC-Alabama, Inc.	Huntsvill	23-Jun-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-640	O	APAC-Southeast, Inc.	Birminghm	27-May-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-010	O	APAC-Alabama, Inc.	Montgmry	21-May-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-043	O	APAC-Southeast, Inc.	Huntsvill	30-May-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-041	O	APAC-Southeast, Inc.	Andalusia	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-028-681	O	APAC-Southeast, Inc.	Birminghm	12-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-028-682	O	APAC-Southeast, Inc.	Anniston	13-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-036	O	APAC-Southeast, Inc.	Dothan	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-039	O	APAC-Southeast, Inc.	Andalusia	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-040	O	APAC-Southeast, Inc.	Andalusia	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-033	O	APAC-Southeast, Inc.	Dothan	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-034	O	APAC-Southeast, Inc.	Dothan	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-035	O	APAC-Southeast, Inc.	Dothan	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-892	O	APAC-Mississippi, Inc.	Columbus	07-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-930	O	APAC-Southeast, Inc.	Dothan	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-027-032	O	APAC-Southeast, Inc.	Dothan	10-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-836	O	APAC-Alabama, Inc.	Birminghm	16-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-837	O	APAC-Alabama, Inc.	Anniston	17-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-838	O	APAC-Alabama, Inc.	Anniston	24-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-028-669	O	APAC-Southeast, Inc.	Birminghm	18-Mar-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-037-449	O	APAC-Southeast, Inc.	Birminghm	06-Feb-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-834	O	APAC-Alabama, Inc.	Birminghm	06-Apr-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-026-903	O	APAC-Southeast, Inc.	Birminghm	18-Dec-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-028-699	O	APAC-Southeast, Inc.	Montgmry	29-Jan-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-029-624	O	APAC-Southeast, Inc.	Birminghm	20-Jan-06	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-029-024	O	APAC-Southeast, Inc.	Huntsvill	07-Nov-05	Weighmaster’s Bond	Alabama Department of Agriculture & Industries	$1,000.00

14-028-666	O	APAC-Southeast, Inc.	Birminghm	02-Feb-04	New Construction	Alabama DOT	$26,798,852.13

14-000-010-0752	O	APAC-Alabama, Inc.	Huntsvill	19-Sep-00	New Construction	Alabama DOT	$18,258,982.91

14-000-010-0095	O	APAC-Alabama, Inc.	Birminghm	22-Mar-02	New Construction	Alabama DOT	$18,115,535.06

14-026-702	O	APAC-Southeast & McInnis J/V	Birminghm	08-Sep-04	New Construction	Alabama DOT	$17,970,112.98

14-030-056	O	APAC-Southeast, Inc.	Andalusia	10-Jun-05	Resurfacing	Alabama DOT	$17,774,155.39

14-037-477	O	APAC-Southeast, Inc.	Andalusia	24-May-06	Resurfacing	Alabama DOT	$17,717,679.82

14-026-682	O	APAC-Southeast, Inc.	Birminghm	06-May-03	New Construction	Alabama DOT	$14,836,175.99

14-037-479	O	APAC-Southeast, Inc.	Birminghm	24-May-06	Resurfacing	Alabama DOT	$13,415,808.89

14-000-010-0099	O	APAC-Alabama, Inc.	Birminghm	30-Jul-02	New Construction	Alabama DOT	$11,658,046.69

14-026-896	O	APAC-Southeast, Inc.	Huntsvill	18-Sep-03	New Construction	Alabama DOT	$11,651,499.11

14-026-637	O	APAC-Southeast, Inc.	Birminghm	09-May-03	New Construction	Alabama DOT	$11,529,338.23

14-000-010-0789	O	APAC-Alabama, Inc.	Anniston	07-Aug-01	New Construction	Alabama DOT	$10,529,621.26

14-037-466	O	APAC-Southeast, Inc.	Dothan	27-Apr-06	New Construction	Alabama DOT	$10,446,909.59

14-030-026	O	APAC-Southeast, Inc.	Birminghm	23-Mar-05	New Construction	Alabama DOT	$10,144,885.73

14-000-010-0811	O	APAC-Alabama, Inc.	Huntsvill	26-Apr-02	New Construction	Alabama DOT	$9,856,428.54

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-051	O	APAC-Southeast, Inc.	Huntsvill	27-May-05	Resurfacing	Alabama DOT	$9,296,157.81

14-030-058	O	APAC-Southeast, Inc.	Dothan	13-Jun-05	New Construction	Alabama DOT	$8,835,474.25

14-037-453	O	APAC-Southeast, Inc.	Birminghm	03-Mar-06	New Construction	Alabama DOT	$6,680,543.73

14-028-680	O	APAC-Southeast, Inc.	Birminghm	19-Mar-04	New Construction	Alabama DOT	$5,604,747.84

14-037-478	O	APAC-Southeast, Inc.	Huntsvill	24-May-06	Resurfacing	Alabama DOT	$3,531,691.49

14-037-455	O	APAC-Southeast, Inc.	Huntsvill	15-Mar-06	New Construction	Alabama DOT	$3,432,430.08

14-037-464	O	APAC-Southeast, Inc.	Dothan	26-Apr-06	Resurfacing	Alabama DOT	$3,394,599.20

14-030-578	O	APAC-Southeast, Inc.	Huntsvill	30-Nov-05	New Construction	Alabama DOT	$3,194,276.77

14-029-396	O	APAC-Southeast, Inc.	Huntsvill	09-Jul-04	Resurfacing	Alabama DOT	$2,639,612.80

14-029-374	O	APAC-Southeast, Inc.	Huntsvill	17-Jun-04	Resurfacing	Alabama DOT	$2,605,521.34

14-030-036	O	APAC-Southeast, Inc.	Montgmry	19-Apr-05	Resurfacing	Alabama DOT	$2,489,399.50

14-030-038	O	APAC-Southeast, Inc.	Huntsvill	27-Apr-05	Resurfacing	Alabama DOT	$2,372,836.08

14-026-699	O	APAC-Southeast, Inc.	Birminghm	30-Aug-04	Resurfacing	Alabama DOT	$2,333,628.71

14-037-450	O	APAC-Southeast, Inc.	Birminghm	07-Feb-06	Resurfacing	Alabama DOT	$2,081,989.05

14-030-050	O	APAC-Southeast, Inc.	Birminghm	27-May-05	Resurfacing	Alabama DOT	$1,852,159.76

14-029-034	O	APAC-Southeast, Inc.	Montgmry	14-Apr-04	Resurfacing	Alabama DOT	$1,850,075.53

14-037-488	O	APAC-Southeast, Inc.	Birminghm	14-Jun-06	Resurfacing	Alabama DOT	$1,839,770.22

14-037-473	O	APAC-Southeast, Inc.	Montgmry	16-May-06	Resurfacing	Alabama DOT	$1,837,189.30

14-029-404	O	APAC-Southeast, Inc.	Huntsvill	15-Sep-04	Resurfacing	Alabama DOT	$1,780,852.98

14-030-042	O	APAC-Southeast, Inc.	Andalusia	13-May-05	Resurfacing	Alabama DOT	$1,778,924.55

14-029-599	O	APAC-Southeast, Inc.	Fortson	23-Aug-04	Resurfacing	Alabama DOT	$1,728,910.69

14-029-637	O	APAC-Southeast, Inc.	Huntsvill	25-Feb-05	New Construction	Alabama DOT	$1,637,850.99

14-030-041	O	APAC-Southeast, Inc.	Andalusia	13-May-05	Resurfacing	Alabama DOT	$1,497,105.97

14-026-676	O	APAC-Southeast, Inc.	Fortson	21-May-03	Resurfacing	Alabama DOT	$1,417,781.60

14-030-396	O	APAC-Southeast, Inc.	Birminghm	12-May-06	Resurfacing	Alabama DOT	$1,373,926.70

14-030-057	O	APAC-Southeast, Inc.	Montgmry	10-Jun-05	Resurfacing	Alabama DOT	$1,368,273.65

14-000-010-0821	O	APAC-Alabama, Inc.	Birminghm	16-Jul-02	New Construction	Alabama DOT	$1,326,433.32

14-037-475	O	APAC-Southeast, Inc.	Huntsvill	16-May-06	Resurfacing	Alabama DOT	$1,315,008.14

14-000-010-0817	O	APAC-Alabama, Inc.	Huntsvill	13-Jun-02	Resurfacing	Alabama DOT	$1,290,653.94

14-026-688	O	APAC-Southeast, Inc.	Birminghm	26-Aug-03	Resurfacing	Alabama DOT	$1,203,396.06

14-030-021	O	APAC-Southeast, Inc.	Dothan	13-Mar-05	Resurfacing	Alabama DOT	$1,198,037.10

14-000-010-0823	O	APAC-Alabama, Inc.	Huntsvill	29-Jul-02	New Construction	Alabama DOT	$1,159,796.57

14-029-631	O	APAC-Southeast, Inc.	Huntsvill	02-Feb-05	Resurfacing	Alabama DOT	$1,072,106.24

14-037-474	O	APAC-Southeast, Inc.	Huntsvill	16-May-06	Resurfacing	Alabama DOT	$1,064,375.28

14-030-397	O	APAC-Southeast, Inc.	Birminghm	12-May-06	Resurfacing	Alabama DOT	$1,062,338.99

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-476	O	APAC-Southeast, Inc.	Birminghm	11-May-06	Resurfacing	Alabama DOT	$1,057,505.94

14-037-471	O	APAC-Southeast, Inc.	Huntsvill	16-May-06	Resurfacing	Alabama DOT	$1,044,485.47

14-027-027	O	APAC-Southeast, Inc.	Montgmry	26-Nov-03	Resurfacing	Alabama DOT	$1,039,235.86

14-030-583	O	APAC-Southeast, Inc.	Montgmry	03-Jan-06	Resurfacing	Alabama DOT	$864,342.20

14-037-456	O	APAC-Southeast, Inc.	Montgmry	17-Mar-06	Resurfacing	Alabama DOT	$855,131.50

14-037-446	O	APAC-Southeast, Inc.	Andalusia	02-Feb-06	Resurfacing	Alabama DOT	$841,261.30

14-037-448	O	APAC-Southeast, Inc.	Birminghm	03-Feb-06	Resurfacing	Alabama DOT	$782,953.00

14-037-487	O	APAC-Southeast, Inc.	Birminghm	14-Jun-06	Resurfacing	Alabama DOT	$778,170.60

14-037-480	O	APAC-Southeast, Inc.	Dothan	25-May-06	Resurfacing	Alabama DOT	$775,408.39

14-037-457	O	APAC-Southeast, Inc.	Huntsvill	20-Mar-06	Resurfacing	Alabama DOT	$732,763.58

14-037-470	O	APAC-Southeast, Inc.	Montgmry	18-May-06	Resurfacing	Alabama DOT	$528,972.24

14-037-472	O	APAC-Southeast, Inc.	Huntsvill	16-May-06	Resurfacing	Alabama DOT	$494,885.65

14-030-582	O	APAC-Southeast, Inc.	Dothan	20-Dec-05	Resurfacing	Alabama DOT	$484,611.58

14-037-463	O	APAC-Southeast, Inc.	Dothan	19-Apr-06	Resurfacing	Alabama DOT	$461,288.50

14-037-465	O	APAC-Southeast, Inc.	Huntsvill	27-Apr-06	Resurfacing	Alabama DOT	$156,171.27

14-028-455	O	APAC-Mississippi, Inc.	Columbus	15-Apr-06	Utility Deposit	Alcorn County Electric Power Association	$12,000.00

14-030-159	O	APAC-Mississippi, Inc.	Jackson	15-Nov-05	Resurfacing	Alcorn County Supervisors, Mississippi	$99,247.50

14-000-045-0274	O	Shawnee Division	Shawnee	17-Jul-02	Resurfacing	Allen Contracting, Inc. (Oklahoma)	$1,262,635.75

14-037-143	O	APAC-Atlantic, Inc.	Danville	19-Oct-05	Resurfacing	Alliant Ammunition & Powder Company	$205,285.00

14-000-020-0848	O	APAC-Florida, Inc.	Jacksonvl	21-May-02	New Construction	AMEC Civil, LLC	$2,426,633.13

14-028-401	O	APAC-Atlantic, Inc.	Manassas	08-Jan-04	New Construction	Archer Western Contractors Ltd.	$6,299,267.13

14-026-310	O	APAC-Oklahoma, Inc.	Tulsa	08-Apr-06	Contractor’s License/Tax	Arkansas Contractors Licensing Board	$10,000.00

14-028-886	O	Texas Bitulithic	Dallas	18-Jun-06	Contractor’s License/Tax	Arkansas Contractors Licensing Board	$10,000.00

14-028-873	O	APAC-Southeast, Inc.	Greenv’l	19-Mar-05	Contractor’s License/Tax	Arkansas Contractors Licensing Board	$10,000.00

14-028-876	O	APAC-Mississippi, Inc.	Green, MS	18-Mar-05	Contractor’s License/Tax	Arkansas Contractors Licensing Board	$10,000.00

14-025-924	O	McClinton-Anchor	Fayett-AR	31-Aug-05	Reclamation	Arkansas Department of Environmental Quality	$200,000.00

14-025-949	O	McClinton-Anchor	Fayett-AR	07-Jan-06	Closure Performance	Arkansas Department of Environmental Quality	$7,500.00

14-000-015-0393	O	APAC-Tennessee, Inc.	Memphis	20-Jun-02	New Construction	Arkansas State Highway Commmission	$45,176,798.55

14-000-015-0429	O	APAC-Tennessee, Inc.	Memphis	18-Oct-00	New Construction	Arkansas State Highway Commmission	$22,902,828.80

14-000-015-0446	O	APAC-Georgia, Inc.	Greenv’l	16-Mar-01	New Construction	Arkansas State Highway Commmission	$18,868,754.41

14-028-872	O	APAC-Tennessee, Inc.	Memphis	08-Feb-05	New Construction	Arkansas State Highway Commmission	$16,879,760.99

14-030-704	O	McClinton-Anchor	Fayett-AR	27-Apr-06	New Construction	Arkansas State Highway Commmission	$14,060,426.25

14-028-867	O	McClinton-Anchor	Fayett-AR	28-Oct-04	New Construction	Arkansas State Highway Commmission	$13,986,542.54

14-028-877	O	McClinton-Anchor	Fayett-AR	11-Mar-05	New Construction	Arkansas State Highway Commmission	$11,178,978.85

14-000-015-0465	O	APAC-Tennessee, Inc.	Memphis	20-Nov-02	New Construction	Arkansas State Highway Commmission	$11,075,809.30

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount

14-029-657	O	APAC-Texas, Inc.	Brashear	08-Jun-05	New Construction	Arkansas State Highway Commmission	$9,985,654.79

14-025-916	O	APAC-Tennessee, Inc.	Memphis	20-Jun-03	New Construction	Arkansas State Highway Commmission	$9,760,013.24

14-028-845	O	APAC-Tennessee, Inc.	Memphis	23-Mar-04	New Construction	Arkansas State Highway Commmission	$8,992,991.97

14-025-946	O	McClinton-Anchor	Fayett-AR	14-Nov-03	New Construction	Arkansas State Highway Commmission	$8,466,798.14

14-028-847	O	APAC-Tennessee, Inc.	Memphis	29-Mar-04	New Construction	Arkansas State Highway Commmission	$8,351,039.48

14-028-848	O	APAC-Tennessee, Inc.	Memphis	29-Mar-04	New Construction	Arkansas State Highway Commmission	$6,786,505.31

14-029-644	O	APAC-Texas, Inc.	Brashear	05-Nov-04	New Construction	Arkansas State Highway Commmission	$5,157,193.82

14-030-322	O	McClinton-Anchor	Fayett-AR	06-Jul-05	New Construction	Arkansas State Highway Commmission	$4,666,947.78

14-028-884	O	APAC-Tennessee, Inc.	Memphis	16-May-05	New Construction	Arkansas State Highway Commmission	$4,481,120.13

14-030-323	O	McClinton-Anchor	Fayett-AR	11-Jul-05	New Construction	Arkansas State Highway Commmission	$3,959,776.34

14-028-902	O	APAC-Texas, Inc.	Brashear	06-Jul-04	New Construction	Arkansas State Highway Commmission	$3,465,557.28

14-030-325	O	APAC-Tennessee, Inc.	Memphis	15-Jul-05	New Construction	Arkansas State Highway Commmission	$1,298,165.52

14-037-536	O	APAC-Missouri, Inc.	Springfld	07-Jun-06	Resurfacing	Arkansas State Highway Commmission	$263,437.87

14-030-708	O	McClinton-Anchor	Fayett-AR	02-Jun-06	Resurfacing	Arkansas State Highway Commmission	$206,467.60

14-037-535	O	APAC-Missouri, Inc.	Springfld	07-Jun-06	Resurfacing	Arkansas State Highway Commmission	$92,526.26

14-030-700	O	APAC-Tennessee, Inc.	Memphis	07-Mar-06	Payment Bond	Arkansas State Highway Commmission	$83,013.25

14-025-912	O	APAC-Tennessee, Inc.	Memphis	01-Jul-06	Annual Bid/Supply/Performance	Arkansas State Highway Commmission	$35,000.00

14-025-914	O	APAC-Arkansas, Inc.	Fayett-AR	30-Jun-06	Annual Bid/Supply/Performance	Arkansas State Highway Commmission	$30,000.00

14-025-913	O	APAC-Arkansas, Inc.	Ft Smith	30-Jun-06	Annual Bid/Supply/Performance	Arkansas State Highway Commmission	$25,000.00

14-025-907	O	APAC-Arkansas, Inc.	Fayett-AR	11-Jun-06	Highway Use/Excess Weight	Arkansas State Highway Commmission	$20,000.00

14-030-173	O	APAC-Mississippi, Inc.	Jackson	11-Apr-06	Supply Bond	Arkansas State Highway Commmission	$5,000.00

14-030-642	O	APAC-Texas, Inc.	Brashear	21-Mar-06	Supply Bond	Arkansas State Highway Commmission	$5,000.00

14-029-664	O	Buster Paving Div., APAC-Texas	Brashear	12-Oct-05	Supply Bond	Arkansas State Highway Commmission	$5,000.00

14-025-925	O	APAC-Tennessee, Inc.	Memphis	26-Aug-04	Highway Use/Excess Weight	Arkansas State Highway Commmission	$5,000.00

14-025-939	O	APAC-Arkansas, Inc.	Fayett-AR	03-Nov-05	Highway Use/Excess Weight	Arkansas State Highway Commmission	$2,000.00

14-029-646	O	Buster Paving Div., APAC-Texas	Brashear	08-Feb-06	Highway Use/Excess Weight	Arkansas State Highway Commmission	$2,000.00

14-025-900	O	APAC-Mississippi, Inc.	Jackson	02-Oct-05	Highway Use/Excess Weight	Arkansas State Highway Commmission	$1,000.00

14-000-040-1423	O	APAC-Carolina, Inc. (NC)	Asheville	01-Nov-01	Resurfacing	Asheville-Buncombe County Water Authority	$1,116,550.00

14-026-417	O	APAC-Southeast, Inc.	Augusta	18-Aug-04	New Construction	Augusta Aviation Commission, Georgia	$1,888,041.90

14-026-420	O	APAC-Southeast, Inc.	Augusta	02-Sep-04	Resurfacing	Augusta Aviation Commission, Georgia	$1,252,887.00

14-030-266	O	APAC-Southeast, Inc.	Augusta	25-Jul-06	License & Permit	Augusta-Richmond County Commission, Georgia	$20,000.00

14-026-413	O	APAC-Southeast, Inc.	Augusta	31-Dec-05	Contractor’s License/Tax	Augusta-Richmond County Commission, Georgia	$1,000.00

14-030-172	O	APAC-Mississippi, Inc.	Jackson	28-Mar-06	Resurfacing	Austin Bridge & Road, LP	$1,705,422.79

14-030-302	O	APAC-Atlantic, Inc.	Asheville	06-Dec-05	Resurfacing	Beam Construction Company, Inc. (North Carolina)	$1,063,063.90

14-026-458	O	APAC-Southeast, Inc.	Savannah	15-Jul-05	New Construction	Beaufort County, South Carolina	$4,090,025.81

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-028-807	O	APAC-Southeast, Inc.	Mac Div	10-Apr-04	Class B - Excavation	Bell Semmbler II, LLC	$9,783,375.00

14-030-184	O	APAC-Mississippi, Inc.	Jackson	28-Jun-06	Resurfacing	Birdsong Construction Company, Inc.	$513,041.40

14-026-703	O	APAC-Southeast, Inc.	Birminghm	10-Jan-05	New Construction	Birmingham Airport Authority, Alabama	$10,093,624.54

14-027-008	O	APAC-Southeast, Inc.	Medley	22-Sep-03	Class B - Excavation	Biscayne Commons LLC & Principal Life Insurance Co	$2,808,534.00

14-037-417	O	Harrison Div., APAC-Tennessee	Alcoa	17-May-06	Resurfacing	Blount County, Tennessee	$500,000.00

14-000-050-0218	O	APAC-Georgia, Inc.	Greenv’l	22-Oct-02	New Construction	Blythe Construction, Inc.	$9,273,776.00

14-000-040-1578	O	Sandhills Division	Kinston	30-Apr-02	New Construction	BMCO Construction, Inc.	$4,688,534.83

14-029-231	O	APAC-Mississippi, Inc.	Jackson	14-Sep-04	Resurfacing	Bolivar County Board of Supervisors, Mississippi	$1,084,142.84

14-037-537	O	APAC-Missouri, Inc.	Springfld	07-Jun-06	Resurfacing & Maintenance	Boone County Commissioners, Missouri	$251,456.88

14-026-621	O	APAC-Tennessee, Inc.	Knoxville	04-Mar-06	Attachment/Garnishment	Bostic-Neely Development Partnership	$5,000.00

14-027-021	O	APAC-Southeast, Inc.	Medley	14-Oct-03	New Construction	Bovis Lend Lease, Inc. (Miami)	$1,471,233.00

14-037-447	O	APAC-Southeast, Inc.	Jacksonvl	06-Feb-06	Resurfacing	Bradford County Commission, Florida	$2,329,795.38

14-029-012	O	APAC-Atlantic, Inc.	Manassas	20-Sep-04	New Construction	Branch Highways, Inc.	$3,245,700.25

14-026-618	O	APAC-Tennessee, Inc.	Knoxville	02-Jul-04	New Construction	Brasfield & Gorrie, LLC	$1,341,905.00

14-030-381	O	Shears Division, APAC-Kansas	Hutchinsn	27-Oct-05	New Construction	Bridges, Inc.	$361,716.02

14-038-676	O	Shears Division, APAC-Kansas	Hutchinsn	07-Jun-06	Resurfacing	Bridges, Inc.	$154,240.00

14-028-605	O	APAC-Southeast, Inc.	Wtr Haven	01-Apr-04	Maintenance	Brighton Lakes Community Development District	$320,930.50

14-030-040	O	APAC-Southeast, Inc.	Medley	05-May-05	New Construction	Broward County Commissioners, Florida	$5,903,535.02

14-028-795	O	APAC-Southeast, Inc.	Peachtree	01-Nov-04	New Construction	Bruce Albea Contracting, Inc.	$6,566,762.92

14-037-350	O	Coastal Carolina Division	Kinston	08-May-06	New Construction	Brunswick County Airport Commission, NC	$102,208.20

14-030-219	O	Shears Division, APAC-Kansas	Salina	07-Mar-06	Resurfacing	Bryant & Bryant Construction, Inc. (Kansas)	$240,899.00

14-029-051	O	APAC-Tennessee, Inc.	Memphis	13-May-05	New Construction	Burlington Northern & Santa Fe Railway Company-TX	$4,306,207.90

14-029-043	O	APAC-Tennessee, Inc.	Memphis	21-Jul-04	New Construction	Burlington Northern & Santa Fe Railway Company-TX	$3,159,521.00

14-030-453	O	APAC-Southeast, Inc.	Mac Div	05-Oct-05	Class B - Excavation	C&S Paving, Inc.	$193,673.46

14-030-562	O	APAC-Southeast, Inc.	Birminghm	30-Sep-05	Resurfacing	Calhoun County Commission, Alabama	$1,500,000.00

14-029-499	O	APAC-Missouri, Inc.	Columb,MO	14-Sep-04	New Construction	Camdenton R-111 School District	$1,611,965.00

14-037-334	O	Shears Division, APAC-Kansas	Hutchinsn	21-Feb-06	Class B - Excavation	Camp Wood YMCA (Kansas)	$533,608.00

14-030-216	O	Shears Division, APAC-Kansas	Salina	22-Dec-05	New Construction	Capital Contractors, Inc.	$76,093.30

14-038-704	O	APAC-Southeast, Inc.	Peachtree	14-Apr-06	New Construction	Carroll Daniel Construction Company	$228,517.00

14-029-911	O	APAC-Atlantic, Inc.	Manassas	01-Nov-05	New Construction	CH2M Hill	$3,975,245.64

14-037-308	O	APAC-Kansas, Inc.	Hutchinsn	28-Dec-05	New Construction	Chapel Hill Fellowship	$196,073.44

14-026-782	O	APAC-Southeast, Inc.	Greenv’l	21-Jun-04	New Construction	Charles Blalock & Sons, Inc.	$5,369,239.00

14-026-342	O	APAC-Southeast, Inc.	Sarasota	20-Apr-05	Resurfacing	Charlotte County Commissioners (Florida)	$5,358,408.70

14-026-377	O	APAC-Southeast, Inc.	Sarasota	23-Jun-05	Resurfacing	Charlotte County Commissioners (Florida)	$2,866,175.40

14-000-025-0049	O	APAC-Georgia, Inc.	Savannah	04-Apr-02	New Construction	Chatham County Commissioners, Georgia	$4,670,657.15

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-613	O	APAC-Southeast, Inc.	Tampa	24-Oct-05	New Construction	Chugach Management Services, Inc.	$753,072.52

14-030-614	O	APAC-Southeast, Inc.	Tampa	24-Oct-05	New Construction	Chugach Management Services, Inc.	$737,478.00

14-030-634	O	APAC-Southeast, Inc.	Tampa	26-May-06	New Construction	Chugach Management Services, Inc.	$605,126.93

14-030-633	O	APAC-Southeast, Inc.	Tampa	18-May-06	Resurfacing	Chugach Management Services, Inc.	$237,555.83

14-030-631	O	APAC-Southeast, Inc.	Tampa	16-Mar-06	New Construction	Chugach Management Services, Inc.	$208,548.02

14-030-611	O	APAC-Southeast, Inc.	Tampa	24-Oct-05	Resurfacing	Chugach Management Services, Inc.	$123,987.27

14-030-628	O	APAC-Southeast, Inc.	Tampa	22-Feb-06	Resurfacing	Chugach Management Services, Inc.	$111,836.70

14-030-612	O	APAC-Southeast, Inc.	Tampa	24-Oct-05	New Construction	Chugach Management Services, Inc.	$103,803.12

14-030-610	O	APAC-Southeast, Inc.	Tampa	24-Oct-05	New Construction & Maintenance	Chugach Management Services, Inc.	$70,685.20

14-026-001	O	APAC-Oklahoma, Inc.	Tulsa	31-Dec-05	Contractor’s License/Tax	City and County of Tulsa, Oklahoma	$5,000.00

14-030-550	O	APAC-Southeast, Inc.	Dothan	24-Aug-05	Resurfacing	City of Abbeville, Alabama	$1,183,043.83

14-030-270	O	APAC-Southeast, Inc.	Augusta	18-May-06	Resurfacing	City of Aiken, South Carolina	$566,246.25

14-037-522	O	APAC-Missouri, Inc.	Springfld	11-Apr-06	Resurfacing	City of Alba, Missouri	$65,190.95

14-030-260	O	Harrison Div., APAC-Tennessee	Alcoa	08-Mar-06	New Construction	City of Alcoa, Tennessee	$70,743.20

14-038-651	O	Shears Division, APAC-Kansas	Hutchinsn	09-Mar-06	New Construction	City of Andover, Kansas	$1,416,733.15

14-029-973	O	Shears Division, APAC-Kansas	Hutchinsn	22-Mar-05	New Construction	City of Andover, Kansas	$1,321,261.98

14-030-379	O	Shears Division, APAC-Kansas	Hutchinsn	21-Oct-05	New Construction	City of Andover, Kansas	$407,395.80

14-038-679	O	Shears Division, APAC-Kansas	Hutchinsn	12-Jun-06	New Construction	City of Andover, Kansas	$295,832.14

14-037-482	O	APAC-Southeast, Inc.	Birminghm	05-Jun-06	Resurfacing	City of Anniston, Alabama	$288,379.08

14-028-501	O	APAC-Atlantic, Inc.	Asheville	09-Jan-05	Subdivision Bond	City of Asheville, North Carolina	$18,883.65

14-000-007	O	5-R Constructors, LLC	Mac Div	11-Apr-02	Supply Bond	City of Atlanta, Georgia	$360,000,000.00

14-029-714	O	APAC-Southeast, Inc.	Greenv’l	18-May-05	New Construction	City of Atlanta, Georgia	$14,965,077.79

14-025-807	O	APAC-GA, Matthews & Thrasher	Atlanta	02-Apr-03	New Construction	City of Atlanta, Georgia	$11,692,585.61

14-037-481	O	APAC-Southeast, Inc.	Jacksonvl	31-May-06	Resurfacing	City of Atlantic Beach, Florida	$269,021.53

14-030-360	O	APAC-Kansas, Inc.	Hutchinsn	11-Aug-05	New Construction	City of Atwood and Rawlins County, Kansas	$1,183,972.32

14-038-677	O	Shears Division, APAC-Kansas	Hutchinsn	08-Jun-06	New Construction	City of Augusta, Kansas	$257,977.47

14-030-388	O	Shears Division, APAC-Kansas	Hutchinsn	28-Nov-05	New Construction	City of Augusta, Kansas	$130,178.40

14-038-654	O	Shears Division, APAC-Kansas	Hutchinsn	10-Mar-06	New Construction	City of Bel Aire, Kansas	$695,134.50

14-038-665	O	Shears Division, APAC-Kansas	Hutchinsn	26-Apr-06	New Construction	City of Bel Aire, Kansas	$183,820.00

14-038-662	O	Shears Division, APAC-Kansas	Hutchinsn	19-Apr-06	New Construction	City of Belle Plaine, Kansas	$72,648.50

14-030-382	O	Shears Division, APAC-Kansas	Hutchinsn	09-Nov-05	Class B & Maintenance	City of Bentley, Kansas	$214,644.00

14-030-701	O	McClinton-Anchor	Fayett-AR	08-Mar-06	New Construction	City of Bentonville, Arkansas	$3,563,637.25

14-030-332	O	McClinton-Anchor	Fayett-AR	15-Aug-05	Maintenance	City of Bentonville, Arkansas	$81,989.55

14-028-871	O	McClinton-Anchor	Fayett-AR	24-Jan-05	Maintenance	City of Bentonville, Arkansas	$21,000.00

14-026-691	O	APAC-Southeast, Inc.	Birminghm	10-Dec-03	Resurfacing	City of Birmingham, Alabama	$4,399,926.40

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-026-690	O	APAC-Southeast, Inc.	Birminghm	10-Dec-03	Resurfacing	City of Birmingham, Alabama	$4,376,018.00

14-037-517	O	APAC-Missouri, Inc.	Columb,MO	20-Mar-06	Resurfacing	City of Blackburn, Missouri	$153,707.00

14-037-520	O	APAC-Missouri, Inc.	Columb,MO	05-Apr-06	Resurfacing	City of Brookfield, Missouri	$180,866.27

14-038-675	O	Shears Division, APAC-Kansas	Hutchinsn	07-Jun-06	Class B & Maintenance	City of Buhler, Kansas	$853,392.00

14-037-538	O	APAC-Missouri, Inc.	Columb,MO	12-Jun-06	Resurfacing	City of California, Missouri	$159,858.16

14-029-836	O	Coastal Carolina Division	Darlingto	25-Apr-06	Resurfacing	City of Camden, South Carolina	$889,399.80

14-026-027	O	APAC-Southeast, Inc.	Ft Myers	01-Jun-06	New Construction	City of Cape Coral, Florida	$3,934,298.45

14-026-024	O	APAC-Southeast, Inc.	Ft Myers	12-Sep-05	New Construction	City of Cape Coral, Florida	$2,934,936.40

14-030-697	O	McClinton-Anchor	Fayett-AR	24-Jan-06	New Construction	City of Cave Springs, Arkansas	$47,954.50

14-037-521	O	APAC-Missouri, Inc.	Columb,MO	10-Apr-06	Resurfacing	City of Chillicothe, Missouri	$205,511.25

14-029-337	O	APAC-Missouri, Inc.	Columb,MO	21-Jul-06	Contractor’s License/Tax	City of Chillicothe, Missouri	$1,000.00

14-038-663	O	Shears Division, APAC-Kansas	Hutchinsn	19-Apr-06	New Construction & Maintenance	City of Clearwater, Kansas	$151,651.75

14-038-504	O	APAC-Missouri, Inc.	Columb,MO	13-Jul-06	New Construction	City of Columbia, Missouri	$599,005.00

14-038-505	O	APAC-Missouri, Inc.	Columb,MO	13-Jul-06	Resurfacing	City of Columbia, Missouri	$236,489.00

14-037-527	O	APAC-Missouri, Inc.	Columb,MO	12-May-06	Resurfacing	City of Columbia, Missouri	$47,715.00

14-025-872	O	APAC-Mississippi, Inc.	Columbus	25-Jun-06	Contractor’s License/Tax	City of Columbus, Mississippi	$1,000.00

14-037-330	O	APAC-Oklahoma, Inc.	Tulsa	09-Mar-06	Resurfacing & Maintenance	City of Coweta, Oklahoma	$337,019.60

14-026-520	O	Texas Bitulithic	Dallas	01-Jan-06	Highway Use/Excess Weight	City of Dallas, Texas	$2,000.00

14-037-157	O	APAC-Atlantic, Inc.	Danville	28-Feb-06	License & Permit	City of Danville, Virginia	$20,000.00

14-038-686	O	Shears Division, APAC-Kansas	Hutchinsn	03-Jul-06	New Construction	City of Dodge City, Kansas	$1,027,190.25

14-038-664	O	Shears Division, APAC-Kansas	Hutchinsn	19-Apr-06	Resurfacing	City of Dodge City, Kansas	$386,117.60

14-038-669	O	Shears Division, APAC-Kansas	Hutchinsn	10-May-06	New Construction	City of Dodge City, Kansas	$146,013.59

14-037-462	O	APAC-Southeast, Inc.	Dothan	24-Apr-06	Resurfacing	City of Dothan, Alabama	$505,385.00

14-027-025	O	APAC-Southeast, Inc.	Dothan	29-Oct-05	Contractor’s License/Tax	City of Dothan, Alabama	$10,000.00

14-028-905	O	APAC-Texas, Inc.	Brashear	12-Jul-04	New Construction & Maintenance	City of East Tawakoni, Texas	$786,975.40

14-037-162	O	APAC-Atlantic, Inc.	Greensbor	28-Apr-06	Resurfacing	City of Eden, North Carolina	$546,557.90

14-038-656	O	APAC-Kansas, Inc.	Hutchinsn	10-Mar-06	Resurfacing	City of El Dorado, Kansas	$383,496.70

14-038-655	O	APAC-Kansas, Inc.	Hutchinsn	10-Mar-06	Resurfacing	City of El Dorado, Kansas	$110,472.77

14-037-329	O	Shears Division, APAC-Kansas	Hutchinsn	06-Feb-06	Resurfacing & Maintenance	City of Emporia, Kansas	$200,041.80

14-037-302	O	Shears Division, APAC-Kansas	Hutchinsn	01-Dec-05	Contractor’s License/Tax	City of Emporia, Kansas	$5,000.00

14-030-694	O	McClinton-Anchor	Fayett-AR	04-Jan-06	Maintenance	City of Fayetteville, Arkansas	$49,015.00

14-037-358	O	Coastal Carolina Division	Kinston	29-Jun-06	New Construction	City of Fayetteville, North Carolina	$543,857.25

14-028-696	O	APAC-Southeast, Inc.	Huntsvill	15-Jan-06	Contractor’s License/Tax	City of Florence, Alabama	$2,500.00

14-000-060-0389	O	APAC-Texas, Inc.	Ft Worth	07-Feb-02	Resurfacing	City of Fort Worth, Texas	$987,309.00

14-029-088	O	APAC-Texas, Inc.	Ft Worth	24-Aug-05	Resurfacing & Maintenance	City of Fort Worth, Texas	$422,856.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount

14-026-517	O	APAC-Texas, Inc.	Ft Worth	17-Oct-05	Contractor’s License/Tax	City of Fort Worth, Texas	$25,000.00

14-037-540	O	APAC-Missouri, Inc.	Columb,MO	20-Jun-06	Resurfacing	City of Fulton, Missouri	$249,492.70

14-026-519	O	Texas Bitulithic	Dallas	31-Dec-05	Highway Use/Excess Weight	City of Garland, Texas	$5,000.00

14-037-489	O	APAC-Southeast, Inc.	Andalusia	10-Jul-06	Resurfacing	City of Georgiana, Alabama	$177,221.00

14-029-474	O	APAC-Atlantic, Inc.	Greensbor	10-May-05	New Construction	City of Greensboro, North Carolina	$2,928,312.30

14-026-850	O	Thompson-Arthur Division	Greensbor	22-Sep-05	Contractor’s License/Tax	City of Greensboro, North Carolina	$2,000.00

14-026-841	O	Thompson-Arthur Paving Company	Greensbor	30-Jun-06	Contractor’s License/Tax	City of Greensboro, North Carolina	$2,000.00

14-030-571	O	APAC-Southeast, Inc.	Andalusia	26-Oct-05	New Construction	City of Greenville, Alabama	$722,103.50

14-030-376	O	APAC-Oklahoma, Inc.	Tulsa	26-Sep-05	New Construction & Maintenance	City of Grove, Oklahoma	$2,222,507.08

14-030-460	O	APAC-Southeast, Inc.	Peachtree	06-Jan-06	New Construction	City of Hampton, Georgia	$96,395.52

14-026-039	O	APAC-Kansas, Inc.	Hays	19-Apr-04	New Construction	City of Hays, Kansas	$2,067,262.45

14-030-418	O	APAC-Kansas, Inc.	Hays	06-Mar-06	New Construction	City of Hays, Kansas	$1,383,050.00

14-029-673	O	APAC-Atlantic, Inc.	Asheville	03-Feb-05	Resurfacing	City of Hickory, North Carolina	$2,399,911.28

14-029-473	O	Thompson-Arthur Division	Greensbor	29-Apr-05	Resurfacing	City of High Point, North Carolina	$1,859,987.00

14-030-393	O	APAC-Southeast, Inc.	Birminghm	24-Oct-05	Resurfacing	City of Hueytown, Alabama	$441,646.15

14-030-553	O	APAC-Southeast, Inc.	Huntsvill	22-Aug-05	New Construction	City of Huntsville, Alabama	$1,216,762.83

14-029-405	O	APAC-Southeast, Inc.	Huntsvill	17-Sep-04	New Construction	City of Huntsville, Alabama	$1,126,805.32

14-037-467	O	APAC-Southeast, Inc.	Huntsvill	27-Apr-06	Resurfacing	City of Huntsville, Alabama	$595,530.82

14-037-451	O	APAC-Southeast, Inc.	Huntsvill	09-Feb-06	New Construction	City of Huntsville, Alabama	$254,120.61

14-037-469	O	APAC-Southeast, Inc.	Huntsvill	11-May-06	Resurfacing	City of Huntsville, Alabama	$250,000.00

14-037-490	O	APAC-Southeast, Inc.	Huntsvill	22-Jun-06	Resurfacing	City of Huntsville, Alabama	$229,566.72

14-026-641	O	APAC-Southeast, Inc.	Huntsvill	02-May-06	Utility Deposit	City of Huntsville, Alabama	$160,000.00

14-030-573	O	APAC-Southeast, Inc.	Huntsvill	13-Oct-05	Resurfacing	City of Huntsville, Alabama	$73,467.30

14-029-976	O	Shears Division, APAC-Kansas	Hutchinsn	23-Mar-05	New Construction & Maintenance	City of Hutchinson, Kansas	$1,670,710.97

14-030-383	O	Shears Division, APAC-Kansas	Hutchinsn	09-Nov-05	Class B - Excavation	City of Hutchinson, Kansas	$1,581,538.00

14-038-688	O	Shears Division, APAC-Kansas	Hutchinsn	07-Jul-06	Class B - Excavation	City of Hutchinson, Kansas	$1,188,677.00

14-038-653	O	Shears Division, APAC-Kansas	Hutchinsn	10-Mar-06	New Construction & Maintenance	City of Hutchinson, Kansas	$987,282.38

14-038-667	O	Shears Division, APAC-Kansas	Hutchinsn	04-May-06	Resurfacing	City of Hutchinson, Kansas	$697,805.28

14-038-666	O	Shears Division, APAC-Kansas	Hutchinsn	04-May-06	Resurfacing	City of Hutchinson, Kansas	$502,128.64

14-038-652	O	Shears Division, APAC-Kansas	Hutchinsn	10-Mar-06	New Construction & Maintenance	City of Hutchinson, Kansas	$288,551.00

14-037-310	O	Shears Division, APAC-Kansas	Hutchinsn	01-Jan-06	New Construction & Maintenance	City of Hutchinson, Kansas	$66,602.50

14-000-035-0687	O	APAC-Mississippi, Inc.	Green, MS	02-Jun-03	Resurfacing	City of Indianola, Mississippi	$1,258,776.50

14-026-529	O	APAC-Texas, Inc.	Dallas	31-Dec-05	Right-of-Way or Encroachment	City of Irving, Texas	$5,000.00

14-037-354	O	Coastal Carolina Division	Kinston	23-May-06	Resurfacing	City of Jacksonville, North Carolina	$1,014,836.55

14-037-316	O	APAC-Oklahoma, Inc.	Tulsa	02-Feb-06	Maintenance	City of Jenks, Oklahoma	$577,106.49

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-319	O	APAC-Oklahoma, Inc.	Tulsa	02-Feb-06	Maintenance	City of Jenks, Oklahoma	$472,800.04

14-037-317	O	APAC-Oklahoma, Inc.	Tulsa	02-Feb-06	Maintenance	City of Jenks, Oklahoma	$236,527.83

14-037-318	O	APAC-Oklahoma, Inc.	Tulsa	02-Feb-06	Maintenance	City of Jenks, Oklahoma	$46,368.20

14-028-734	O	APAC-Missouri, Inc.	Springfld	14-Apr-06	Contractor’s License/Tax	City of Joplin, Missouri	$1,000.00

14-037-181	O	Kansas City Div., APAC-Kansas	KS City	05-Jul-06	New Construction	City of Kansas City, Missouri	$8,493,812.28

14-026-217	O	APAC-Kansas, Inc.	KS City	10-May-05	New Construction	City of Kansas City, Missouri	$2,908,236.00

14-037-167	O	APAC-Kansas, Inc.	KS City	20-Oct-05	New Construction & Maintenance	City of Kansas City, Missouri	$2,444,000.00

14-030-378	O	Shears Division, APAC-Kansas	Hutchinsn	20-Oct-05	New Construction	City of Kechi, Kansas	$665,771.56

14-038-672	O	Shears Division, APAC-Kansas	Hutchinsn	31-May-06	Resurfacing	City of Kingman, Kansas	$761,965.72

14-026-629	O	APAC-Tennessee, Inc.	Knoxville	17-May-06	Resurfacing	City of Kingsport, Tennessee	$445,565.00

14-037-352	O	Coastal Carolina Division	Kinston	11-May-06	Resurfacing	City of Kinston, North Carolina	$128,490.00

14-030-458	O	APAC-Southeast, Inc.	Fortson	01-Dec-05	New Construction	City of LaGrange, Georgia	$201,700.00

14-030-591	O	APAC-Southeast, Inc.	Wtr Haven	18-Jul-06	Utility Deposit	City of Lakeland, Department of Electric & Water	$600.00

14-030-592	O	APAC-Southeast, Inc.	Wtr Haven	18-Jul-06	Utility Deposit	City of Lakeland, Department of Electric & Water	$425.00

14-030-622	O	APAC-Southeast, Inc.	Wtr Haven	09-Dec-05	New Construction & Maintenance	City of Lakeland, Florida	$4,750,000.00

14-026-448	O	APAC-Kansas, Inc.	KS City	23-Mar-04	New Construction & Maintenance	City of Leawood, Kansas	$6,513,992.23

14-037-166	O	APAC-Kansas, Inc.	Overland	14-Oct-05	Class B & Maintenance	City of Lee’s Summit, Missouri	$4,486,120.08

14-026-443	O	Reno Branch, Div. APAC-Kansas	Overland	20-Nov-03	New Construction & Maintenance	City of Lenexa, Kansas	$15,328,694.14

14-037-539	O	APAC-Missouri, Inc.	Columb,MO	13-Jun-06	Resurfacing	City of Macon, Missouri	$207,907.37

14-030-707	O	APAC-Tennessee, Inc.	Memphis	26-May-06	New Construction	City of Marked Tree, Arkansas	$178,582.50

14-037-309	O	Shears Division, APAC-Kansas	Hutchinsn	28-Dec-05	New Construction	City of McPherson, Kansas	$272,316.25

14-030-617	O	APAC-Southeast, Inc.	Wtr Haven	09-Nov-05	Resurfacing & Maintenance	City of Melbourne, Florida	$906,359.00

14-029-046	O	APAC-Tennessee, Inc.	Memphis	18-Nov-04	Resurfacing	City of Memphis, Tennessee	$3,824,674.40

14-029-050	O	APAC-Tennessee, Inc.	Memphis	16-May-05	Resurfacing	City of Memphis, Tennessee	$3,367,908.00

14-029-061	O	APAC-Tennessee, Inc.	Memphis	09-Jun-06	Supply Bond	City of Memphis, Tennessee	$729,000.00

14-026-175	O	APAC-Tennessee, Inc.	Memphis	29-Mar-06	Contractor’s License/Tax	City of Memphis, Tennessee	$15,000.00

14-029-216	O	APAC-Mississippi, Inc.	Jackson	13-May-04	Resurfacing	City of Meridian, Mississippi	$4,321,719.00

14-026-852	O	Ashland Inc.	Jackson	19-Apr-06	Miscellaneous	City of Meridian, Mississippi	$5,000.00

14-038-503	O	APAC-Missouri, Inc.	Columb,MO	30-Jun-06	Resurfacing & Maintenance	City of Mexico, Missouri	$257,061.00

14-038-681	O	APAC-Oklahoma, Inc.	Tulsa	14-Jun-06	New Construction & Maintenance	City of Miami, Oklahoma	$174,588.00

14-037-526	O	APAC-Missouri, Inc.	Columb,MO	04-May-06	Resurfacing	City of Moberly, Missouri	$187,999.50

14-037-163	O	Thompson-Arthur Division	Greensbor	03-May-06	Resurfacing	City of Mount Airy, North Carolina	$393,053.90

14-028-906	O	APAC-Texas, Inc.	Brashear	12-Jul-04	Resurfacing	City of Mount Pleasant, Texas	$848,300.00

14-030-394	O	APAC-Southeast, Inc.	Birminghm	11-May-06	Resurfacing	City of Mountain Brook, Alabama	$900,000.00

14-026-694	O	APAC-Southeast, Inc.	Birminghm	22-Feb-06	Contractor’s License/Tax	City of Mountain Brook, Alabama	$10,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Execution	Classification	Obligee	Bond Amount
14-026-695	O	APAC-Alabama, Inc.	Birminghm	22-Feb-06	Contractor’s License/Tax	City of Mountain Brook, Alabama	$10,000.00

14-037-460	O	APAC-Southeast, Inc.	Huntsvill	06-Apr-06	Class B - Excavation	City of Muscle Shoals, Alabama	$1,196,817.32

14-038-502	O	APAC-Missouri, Inc.	Springfld	23-Jun-06	Resurfacing	City of Nevada, Missouri	$83,166.75

14-038-501	O	APAC-Missouri, Inc.	Springfld	23-Jun-06	New Construction	City of Nevada, Missouri	$74,448.00

14-028-892	O	APAC-Texas, Inc.	Brashear	27-Apr-04	New Construction	City of New Boston, Texas	$83,032.34

14-030-630	O	APAC-Southeast, Inc.	Tampa	07-Mar-06	Resurfacing	City of New Port Richey, Public Works Department	$792,952.60

14-038-673	O	Shears Division, APAC-Kansas	Hutchinsn	06-Jun-06	Resurfacing	City of Newton, Kansas	$563,011.14

14-026-412	O	APAC-Southeast, Inc.	Augusta	30-Jan-06	Contractor’s License/Tax	City of North Augusta, South Carolina	$1,000.00

14-030-187	O	APAC-Mississippi, Inc.	Jackson	14-Jul-06	Resurfacing	City of Okolona, Mississippi	$136,165.68

14-026-223	O	APAC-Kansas, Inc.	Overland	12-Jul-05	New Construction & Maintenance	City of Olathe, Kansas	$5,635,962.80

14-037-174	O	Kansas City Div., APAC-Kansas	Overland	10-Mar-06	New Construction & Maintenance	City of Olathe, Kansas	$493,261.00

14-037-180	O	APAC-Kansas, Inc.	KS City	12-Jun-06	New Construction & Maintenance	City of Omaha, A Nebraska Municipal Corporation	$22,000,000.00

14-030-108	O	APAC-Missouri, Inc.	Columb,MO	25-Oct-05	Resurfacing	City of Osage Beach, Missouri	$726,616.74

14-029-197	O	Kansas City Div., APAC-Kansas	Overland	18-Nov-04	New Construction & Maintenance	City of Overland Park, Kansas	$6,483,115.80

14-037-179	O	Kansas City Div., APAC-Kansas	Overland	21-Apr-06	Class B & Maintenance	City of Overland Park, Kansas	$1,936,760.65

14-037-178	O	Kansas City Div., APAC-Kansas	Overland	21-Apr-06	New Construction & Maintenance	City of Overland Park, Kansas	$804,401.60

14-030-564	O	APAC-Southeast, Inc.	Dothan	28-Sep-05	Resurfacing	City of Ozark, Alabama	$1,737,242.69

14-030-474	O	APAC-Southeast, Inc.	Peachtree	06-Apr-06	Resurfacing	City of Peachtree City, Georgia	$693,112.95

14-026-253	O	Gulf Coast Division, APAC-SE	Pensacola	24-May-04	New Construction	City of Pensacola, Florida	$5,348,935.25

14-029-420	O	APAC-Southeast, Inc.	Pensacola	25-Aug-04	New Construction	City of Pensacola, Florida	$1,448,504.09

14-030-491	O	APAC-Southeast, Inc.	Pensacola	13-Oct-05	Resurfacing	City of Pensacola, Florida	$668,141.82

14-038-684	O	Shears Division, APAC-Kansas	Hutchinsn	21-Jun-06	Class B - Excavation	City of Pretty Prairie, Kansas	$782,843.00

14-037-444	O	APAC-Southeast, Inc.	Huntsvill	18-Jan-06	Resurfacing	City of Red Bay, Alabama	$27,076.95

14-037-161	O	APAC-Atlantic, Inc.	Danville	17-Apr-06	New Construction	City of Reidsville, North Carolina	$244,045.40

14-029-251	O	APAC-Mississippi, Inc.	Jackson	01-Mar-05	Resurfacing	City of Ridgeland, Mississippi	$2,350,119.75

14-030-255	O	Harrison Div., APAC-Tennessee	Alcoa	14-Oct-05	New Construction	City of Rockford, Tennessee	$72,975.80

14-030-316	O	McClinton-Anchor	Fayett-AR	21-Jun-05	New Construction	City of Rogers, Arkansas	$2,474,336.35

14-030-340	O	McClinton-Anchor	Fayett-AR	17-Nov-05	New Construction	City of Rogers, Arkansas	$720,097.25

14-030-338	O	McClinton-Anchor	Fayett-AR	10-Oct-05	Maintenance	City of Rogers, Arkansas	$22,996.40

14-025-938	O	McClinton-Anchor	Fayett-AR	08-Nov-05	Right-of-Way or Encroachment	City of Rogers, Arkansas	$5,000.00

14-038-587	O	APAC-Atlantic, Inc.	Danville	26-Jun-06	Resurfacing	City of Roxboro, North Carolina	$156,697.50

14-027-029	O	APAC-Southeast, Inc.	Huntsvill	12-Nov-03	New Construction	City of Russellville, Alabama	$1,242,175.54

14-030-083	O	APAC-Missouri, Inc.	Columb,MO	11-Jul-05	Resurfacing	City of Saint Clair, Missouri	$1,424,309.02

14-030-221	O	Shears Division, APAC-Kansas	Salina	24-Mar-06	New Construction	City of Salina, Kansas	$668,642.00

14-030-222	O	Shears Division, APAC-Kansas	Salina	24-Apr-06	New Construction	City of Salina, Kansas	$621,753.55

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-223	O	Shears Division, APAC-Kansas	Salina	18-May-06	New Construction	City of Salina, Kansas	$578,611.90

14-030-220	O	Shears Division, APAC-Kansas	Salina	14-Mar-06	New Construction	City of Salina, Kansas	$492,020.44

14-029-917	O	APAC-Southeast, Inc.	Sarasota	01-Nov-05	Resurfacing	City of Sarasota, Florida	$1,544,877.75

14-030-386	O	Shears Division, APAC-Kansas	Hutchinsn	16-Nov-05	New Construction & Maintenance	City of Sedgwick, Kansas	$220,737.50

14-026-906	O	APAC-Southeast, Inc.	Huntsvill	15-Jan-06	License & Permit	City of Sheffield, Alabama	$2,500.00

14-030-691	O	McClinton-Anchor	Fayett-AR	28-Nov-05	Contractor’s License/Tax	City of Siloam Springs, Arkansas	$2,000.00

14-030-387	O	Shears Division, APAC-Kansas	Hutchinsn	23-Nov-05	Class B - Excavation	City of South Hutchinson, Kansas	$19,843.00

14-030-713	O	McClinton-Anchor	Fayett-AR	21-Jul-06	Maintenance	City of Springdale, Arkansas	$571,355.42

14-030-702	O	McClinton-Anchor	Fayett-AR	31-Mar-06	New Construction	City of Springdale, Arkansas	$149,185.20

14-025-952	O	McClinton-Anchor	Fayett-AR	22-Jan-06	Contractor’s License/Tax	City of Springdale, Arkansas	$1,000.00

14-037-516	O	APAC-Missouri, Inc.	Springfld	14-Mar-06	Resurfacing	City of Springfield, Missouri	$1,350,392.00

14-037-253	O	APAC-Missouri, Inc.	Springfld	10-Jan-06	New Construction	City of Springfield, Missouri	$484,876.50

14-026-555	O	APAC-Missouri, Inc.	Springfld	02-Jul-06	Right-of-Way or Encroachment	City of Springfield, Missouri	$5,000.00

14-030-181	O	APAC-Mississippi, Inc.	Columbus	23-Jun-06	Resurfacing	City of Starkville, Mississippi	$122,781.30

14-000-020-1068	O	APAC-Florida, Inc.	Medley	15-Nov-02	Resurfacing	City of Sunrise, Florida	$3,645,160.15

14-000-045-0200	O	APAC-Oklahoma, Inc.	Tulsa	26-Feb-01	New Construction	City of Tulsa, Oklahoma (Admin Bldg)	$4,683,604.80

14-037-332	O	APAC-Oklahoma, Inc.	Tulsa	15-Feb-06	New Construction & Maintenance	City of Tulsa, Oklahoma (Admin Bldg)	$706,407.05

14-038-685	O	APAC-Oklahoma, Inc.	Tulsa	29-Jun-06	New Construction & Maintenance	City of Tulsa, Oklahoma (Admin Bldg)	$72,291.00

14-026-851	O	APAC-Kansas, Inc.	KS City	31-Dec-05	Indemnity Bond	City of Tulsa, Oklahoma (Admin Bldg)	$5,000.00

14-029-888	O	APAC-Oklahoma, Inc.	Tulsa	01-Mar-05	New Construction & Maintenance	City of Tulsa, Oklahoma (Development Services)	$2,608,521.60

14-030-162	O	APAC-Mississippi, Inc.	Jackson	21-Nov-05	Resurfacing	City of Tupelo, Mississippi	$2,524,712.23

14-038-693	O	Shears Division, APAC-Kansas	Hutchinsn	20-Jul-06	New Construction	City of Valley Center, Kansas	$199,329.15

14-029-923	O	APAC-Southeast, Inc.	Sarasota	13-Jun-06	Resurfacing	City of Venice, Florida	$3,459,549.55

14-025-893	O	APAC-Mississippi, Inc.	Jackson	19-Sep-05	Contractor’s License/Tax	City of Vicksburg, Mississippi	$5,000.00

14-037-243	O	APAC-Missouri, Inc.	Columb,MO	28-Oct-05	Resurfacing	City of Webb City, Missouri	$184,090.88

14-026-551	O	APAC-Missouri, Inc.	Springfld	16-Dec-05	Contractor’s License/Tax	City of Webb City, Missouri	$1,000.00

14-037-335	O	Shears Division, APAC-Kansas	Hutchinsn	24-Feb-06	New Construction & Maintenance	City of Wellington, Kansas	$254,469.00

14-030-706	O	APAC-Tennessee, Inc.	Memphis	26-May-06	New Construction	City of West Memphis, Arkansas	$2,407,502.80

14-030-339	O	APAC-Tennessee, Inc.	Memphis	24-Oct-05	Resurfacing	City of West Memphis, Arkansas	$314,028.40

14-025-948	O	APAC-Tennessee, Inc.	Memphis	31-Dec-03	Contractor’s License/Tax	City of West Memphis, Arkansas	$10,000.00

14-037-333	O	APAC-Kansas, Inc.	Hutchinsn	20-Feb-06	New Construction & Maintenance	City of Wichita, Kansas	$518,197.55

14-037-314	O	APAC-Kansas, Inc.	Hutchinsn	30-Jan-06	New Construction & Maintenance	City of Wichita, Kansas	$391,193.91

14-037-307	O	APAC-Kansas, Inc.	Hutchinsn	28-Dec-05	New Construction & Maintenance	City of Wichita, Kansas	$310,903.23

14-030-380	O	APAC-Kansas, Inc.	Hutchinsn	21-Oct-05	New Construction & Maintenance	City of Wichita, Kansas	$220,179.01

14-038-683	O	APAC-Kansas, Inc.	Hutchinsn	20-Jun-06	New Construction & Maintenance	City of Wichita, Kansas	$219,544.87

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Execution	Classification	Obligee	Bond Amount
14-026-860	O	APAC-Kansas, Inc.	Hutchinsn	01-Feb-06	Annual Bid/Supply/Performance	City of Wichita, Kansas	$200,000.00

14-038-670	O	APAC-Kansas, Inc.	Hutchinsn	09-May-06	New Construction & Maintenance	City of Wichita, Kansas	$136,694.00

14-030-371	O	APAC-Kansas, Inc.	Hutchinsn	19-Sep-05	New Construction & Maintenance	City of Wichita, Kansas	$114,165.75

14-026-857	O	APAC-Kansas, Inc.	Hutchinsn	01-Feb-06	Contractor’s License/Tax	City of Wichita, Kansas	$5,000.00

14-037-357	O	Coastal Carolina Division	Kinston	20-Jun-06	New Construction	City of Wilmington, North Carolina	$235,199.10

14-038-671	O	Shears Division, APAC-Kansas	Hutchinsn	18-May-06	New Construction	City of Winfield, Kansas	$354,468.16

14-037-331	O	Shears Division, APAC-Kansas	Hutchinsn	13-Feb-06	New Construction	City of Winfield, Kansas	$161,891.15

14-028-948	O	Thompson-Arthur Division	Greensbor	31-Jan-06	Contractor’s License/Tax	City of Winston-Salem, North Carolina	$20,000.00

14-030-165	O	APAC-Mississippi, Inc.	Vicksburg	27-Jan-06	Resurfacing	Claiborne County Supervisors, Mississippi	$146,240.00

14-038-710	O	APAC-Southeast, Inc.	Peachtree	29-Jun-06	Resurfacing	Clayton County Commissioners, Georgia	$2,428,415.42

14-029-731	O	APAC-Southeast, Inc.	Peachtree	05-Aug-05	Resurfacing	Clayton County Commissioners, Georgia	$1,231,420.64

14-030-456	O	APAC-Southeast, Inc.	Peachtree	22-Nov-05	New Construction	Clayton County Commissioners, Georgia	$169,765.12

14-025-828	O	APAC-Georgia, Inc.	Atlanta	20-Jun-06	License & Permit	Cobb County Commissioners	$10,000.00

14-029-700	O	APAC-Southeast, Inc.	Atlanta	04-Jan-05	Resurfacing	Cobb County DOT (Georgia)	$2,774,772.50

14-030-580	O	APAC-Southeast, Inc.	Medley	01-Dec-05	Class B - Excavation	Cogun, Inc. (Florida)	$944,127.00

14-029-412	O	APAC-Southeast, Inc.	Huntsvill	06-Oct-04	New Construction	Colbert County Commission, Alabama	$1,016,518.51

14-037-531	O	APAC-Missouri, Inc.	Springfld	19-May-06	Resurfacing & Maintenance	Cole County Commission, Missouri	$109,203.22

14-026-019	O	APAC-Southeast, Inc.	Ft Myers	18-Aug-04	New Construction & Maintenance	Collier County Board of Commissioners, Florida	$37,700,041.83

14-000-020-0162	O	APAC-Florida, Inc.	Ft Myers	28-Oct-02	New Construction	Collier County Board of Commissioners, Florida	$33,938,025.18

14-000-020-0161	O	APAC-Florida, Inc.	Ft Myers	08-Oct-02	Maintenance	Collier County Board of Commissioners, Florida	$1,700,000.00

14-026-361	O	APAC-Southeast, Inc.	Sarasota	06-Oct-05	License & Permit	Collier County Board of Commissioners, Florida	$500,000.00

14-026-700	O	APAC-Southeast, Inc.	Birminghm	21-Sep-04	New Construction	Colonial Promenade Realty LP	$5,120,700.00

14-026-407	O	APAC-Southeast, Inc.	Augusta	23-Jun-06	Contractor’s License/Tax	Columbia County, Georgia	$1,000.00

14-028-395	O	APAC-Atlantic, Inc.	Stephensn	12-Jan-06	Weighmaster’s Bond	Commonwealth of Virginia	$10,000.00

14-026-585	O	APAC-Atlantic, Inc.	Manassas	10-Jun-06	Weighmaster’s Bond	Commonwealth of Virginia	$10,000.00

14-026-596	O	APAC-Atlantic, Inc.	Midlothia	06-Jul-06	License & Permit	County of Henrico, Virginia	$1,000.00

14-026-586	O	APAC-Atlantic, Inc.	Stephensn	10-Jun-06	Right-of-Way or Encroachment	County of Page, Virginia	$35,370.00

14-030-483	O	APAC-Southeast, Inc.	Peachtree	26-Apr-06	New Construction	Coweta County Board of Education (Georgia)	$122,416.00

14-030-482	O	APAC-Southeast, Inc.	Peachtree	26-Apr-06	New Construction	Coweta County Board of Education (Georgia)	$107,989.56

14-038-709	O	APAC-Southeast, Inc.	Peachtree	27-Jun-06	New Construction	Coweta County Commissioners, Georgia	$5,938,311.32

14-030-487	O	APAC-Southeast, Inc.	Peachtree	25-May-06	Resurfacing	Coweta County Commissioners, Georgia	$3,717,408.24

14-038-702	O	APAC-Southeast, Inc.	Peachtree	20-Jun-06	New Construction	Coweta County Commissioners, Georgia	$454,583.99

14-025-835	O	APAC-Southeast, Inc.	Peachtree	13-Jul-06	Utility Deposit	Coweta-Fayette Electric Membership Corporation	$2,900.00

14-038-506	O	APAC-Missouri, Inc.	Springfld	13-Jul-06	Resurfacing	Crawford County Commission, Arkansas	$91,671.48

14-030-703	O	APAC-Tennessee, Inc.	Memphis	25-Apr-06	New Construction	Crittenden County, Arkansas	$931,750.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount

14-000-040-1768	O	APAC-Carolina, Inc. (NC)	Asheville	31-Jan-03	Resurfacing	Cullasaja Club Homeowners Association	$1,019,568.03

14-037-306	O	APAC-Oklahoma, Inc.	Tulsa	27-Dec-05	New Construction	D & M Excavating, Inc.	$117,109.36

14-000-020-0331	O	APAC-Georgia, Inc.	Greenv’l	17-Jan-02	New Construction	David Nelson Construction	$4,464,780.32

14-030-156	O	APAC-Mississippi, Inc.	Jackson	13-Oct-05	Resurfacing	Davidson Hauling, Inc.	$184,180.00

14-037-523	O	APAC-Missouri, Inc.	Columb,MO	12-Apr-06	Supply Bond	Daviess County Commission, Missouri	$139,296.00

14-026-883	O	APAC-Southeast, Inc.	Huntsvill	26-Jul-06	Utility Deposit	Decatur Utilities (Alabama)	$11,100.00

14-037-349	O	Coastal Carolina Division	Kinston	11-Apr-06	New Construction	Dellinger, Inc.	$248,370.65

14-030-698	O	McClinton-Anchor	Fayett-AR	30-Jan-06	Class B - Excavation	Dixie Construction, LLC (Arkansas)	$858,060.29

14-029-443	O	Thompson-Arthur Division	Greensbor	22-Nov-05	New Construction	DLB, Inc.	$1,765,400.00

14-038-851	O	APAC-Southeast, Inc.	Dothan	11-Jul-06	New Construction	Dothan Area Botanical Gardens	$53,432.00

14-038-657	O	Shears Division, APAC-Kansas	Hutchinsn	13-Mar-06	Resurfacing & Maintenance	El Dorado Public Schools USD #490	$26,151.80

14-028-722	O	APAC-Missouri, Inc.	Columb,MO	02-Mar-04	Resurfacing	Emery Sapp & Sons, Inc.	$1,283,372.00

14-026-173	O	APAC-Tennessee, Inc.	Memphis	15-Jan-04	New Construction	English Construction Company, Inc.	$6,990,740.00

14-026-748	O	Thompson-Arthur Division	Greensbor	12-Jun-03	New Construction	English Construction Company, Inc.	$1,488,006.50

14-028-869	O	APAC-Arkansas, Inc.	Fayett-AR	05-Feb-06	Lease Bond	Enid Bertha Welch Trust	$250,000.00

14-000-035-0665	O	APAC-Mississippi, Inc.	Columbus	24-Oct-02	Resurfacing	Eutaw Construction Company, Inc.	$10,006,197.06

14-029-319	O	APAC-Missouri, Inc.	Columb,MO	18-May-04	Class B - Excavation	Everett Holding Company, a Missouri Corporation	$1,476,809.50

14-038-701	O	APAC-Southeast, Inc.	Atlanta	07-Jun-06	New Construction	Facility Design/Builders, Inc.	$347,390.00

14-030-490	O	APAC-Southeast, Inc.	Peachtree	07-Jun-06	Resurfacing	Fayette County Board of Commissioners, Georgia	$4,039,094.51

14-030-478	O	APAC-Southeast, Inc.	Peachtree	20-Apr-06	Resurfacing	Fayette County Board of Commissioners, Georgia	$500,000.00

14-030-481	O	APAC-Southeast, Inc.	Peachtree	24-Apr-06	New Construction	Fayette County Board of Commissioners, Georgia	$382,468.96

14-029-057	O	APAC-Tennessee, Inc.	Memphis	03-Apr-06	New Construction	Federal Express Corporation	$11,577,279.00

14-029-053	O	APAC-Tennessee, Inc.	Memphis	14-Dec-05	New Construction	Federal Express Corporation	$10,990,707.00

14-000-055-0114	O	APAC-Tennessee, Inc.	Memphis	30-Nov-02	Maintenance	Federal Express Corporation	$1,000.00

14-029-060	O	APAC-Tennessee, Inc.	Memphis	09-Jun-06	New Construction	Ferrell Paving, Inc.	$2,086,430.00

14-029-913	O	APAC-Atlantic, Inc.	Stephensn	08-Feb-06	Resurfacing	Flippo Construction Company, Inc.	$788,273.13

14-026-015	O	APAC-Florida, Inc.	Ft Myers	09-Aug-06	License & Permit	Florida Department of Environmental Resources	$41,393.44

14-026-379	O	APAC-Southeast, Inc.	Sarasota	10-Aug-06	Reclamation	Florida Department of Financial Serrvices	$100,000.00

14-026-374	O	APAC-Southeast, Inc.	Sarasota	16-Dec-04	Resurfacing & Maintenance	Florida DOT (Bartow), District 1	$1,564,000.00

14-030-620	O	APAC-Southeast, Inc.	Wtr Haven	29-Nov-05	Resurfacing & Maintenance	Florida DOT (Bartow), District 1	$748,239.32

14-026-999	O	APAC-Southeast, Inc.	Wtr Haven	02-Dec-03	New Construction & Maintenance	Florida DOT (Deland)	$2,097,817.63

14-038-526	O	APAC-Southeast, Inc.	Wtr Haven	07-Jul-06	Resurfacing & Maintenance	Florida DOT (Deland)	$124,611.81

14-030-619	O	APAC-Southeast, Inc.	Wtr Haven	28-Nov-05	Resurfacing & Maintenance	Florida DOT (Fort Lauderdale)	$294,538.50

14-029-617	O	APAC-Southeast, Inc.	Medley	10-Dec-04	New Construction & Maintenance	Florida DOT (Tallahassee)	$89,659,992.21

14-029-635	O	APAC-Southeast, Inc.	Medley	18-Feb-05	New Construction & Maintenance	Florida DOT (Tallahassee)	$81,401,950.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-486	O	APAC-Southeast, Inc.	Jacksonvl	31-May-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$39,976,307.70

14-026-378	O	APAC-Southeast, Inc.	Maj Proj	02-Aug-05	New Construction & Maintenance	Florida DOT (Tallahassee)	$26,358,986.90

14-000-020-0500	O	APAC-Florida, Inc.	Sarasota	25-Jun-02	New Construction	Florida DOT (Tallahassee)	$17,965,900.00

14-000-020-0503	O	APAC-Florida, Inc.	Sarasota	19-Jul-02	New Construction	Florida DOT (Tallahassee)	$14,988,690.00

14-030-542	O	APAC-Southeast, Inc.	Pensacola	02-Aug-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$12,607,838.78

14-000-020-0579	O	APAC-Florida, Inc.	Pensacola	09-Aug-00	New Construction & Maintenance	Florida DOT (Tallahassee)	$12,168,568.81

14-030-052	O	APAC-Southeast, Inc.	Medley	02-Jun-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$11,101,810.00

14-030-635	O	APAC-Southeast, Inc.	Tampa	02-Jun-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$10,167,003.73

14-038-852	O	APAC-Southeast, Inc.	Medley	28-Jun-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$7,739,818.33

14-028-745	O	APAC-Southeast, Inc.	Wtr Haven	20-May-05	New Construction & Maintenance	Florida DOT (Tallahassee)	$7,409,449.71

14-030-055	O	APAC-Southeast, Inc.	Medley	06-Jun-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$7,252,328.76

14-026-372	O	APAC-Southeast, Inc.	Sarasota	01-Dec-04	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$7,052,269.58

14-029-596	O	APAC-Southeast, Inc.	Jacksonvl	12-Aug-04	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$6,781,059.24

14-030-639	O	APAC-Southeast, Inc.	Wtr Haven	28-Jun-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$6,740,000.00

14-030-060	O	APAC-Southeast, Inc.	Jacksonvl	28-Jun-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$6,653,701.00

14-029-615	O	APAC-Southeast, Inc.	Jacksonvl	08-Dec-04	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$6,652,789.70

14-037-484	O	APAC-Southeast, Inc.	Jacksonvl	31-May-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$6,044,626.00

14-026-370	O	APAC-Southeast, Inc.	Sarasota	30-Jun-04	New Construction & Maintenance	Florida DOT (Tallahassee)	$5,057,900.00

14-030-586	O	APAC-Southeast, Inc.	Jacksonvl	18-Jan-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$4,978,217.65

14-000-020-0630	O	APAC-Florida, Inc.	Pensacola	05-Nov-02	Resurfacing	Florida DOT (Tallahassee)	$4,804,552.51

14-037-445	O	APAC-Southeast, Inc.	Pensacola	12-Jan-06	New Construction & Maintenance	Florida DOT (Tallahassee)	$4,648,162.58

14-028-765	O	APAC-Southeast, Inc.	Wtr Haven	18-Jul-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$4,499,900.00

14-030-558	O	APAC-Southeast, Inc.	Pensacola	02-Sep-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$4,191,498.50

14-029-616	O	APAC-Southeast, Inc.	Jacksonvl	03-Jan-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$4,085,165.27

14-029-619	O	APAC-Southeast, Inc.	Pensacola	13-Dec-04	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$3,915,673.99

14-026-368	O	APAC-Southeast, Inc.	Sarasota	12-Mar-04	Resurfacing	Florida DOT (Tallahassee)	$3,295,000.00

14-030-640	O	APAC-Southeast, Inc.	Wtr Haven	29-Jun-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$3,221,733.92

14-030-588	O	APAC-Southeast, Inc.	Medley	17-Jan-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,952,755.81

14-030-546	O	APAC-Southeast, Inc.	Jacksonvl	10-Aug-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,926,090.03

14-030-621	O	APAC-Southeast, Inc.	Wtr Haven	07-Dec-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,749,900.00

14-030-616	O	APAC-Southeast, Inc.	Wtr Haven	04-Nov-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,679,333.61

14-030-599	O	APAC-Southeast, Inc.	Tampa	31-Aug-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,615,712.63

14-026-376	O	APAC-Southeast, Inc.	Sarasota	02-Mar-05	New Construction & Maintenance	Florida DOT (Tallahassee)	$2,549,647.86

14-028-744	O	APAC-Southeast, Inc.	Tampa	03-May-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,427,000.00

14-030-559	O	APAC-Southeast, Inc.	Dothan	02-Sep-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,094,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-026-380	O	APAC-Southeast, Inc.	Sarasota	06-Oct-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$2,048,492.85

14-030-615	O	APAC-Southeast, Inc.	Wtr Haven	01-Nov-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,977,650.00

14-030-587	O	APAC-Southeast, Inc.	Medley	17-Jan-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,971,700.70

14-030-638	O	APAC-Southeast, Inc.	Tampa	12-Jun-06	New Construction & Maintenance	Florida DOT (Tallahassee)	$1,871,687.55

14-037-443	O	APAC-Southeast, Inc.	Medley	26-Jan-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,804,963.00

14-030-567	O	APAC-Southeast, Inc.	Medley	03-Oct-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,574,786.30

14-037-485	O	APAC-Southeast, Inc.	Jacksonvl	31-May-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,574,000.00

14-028-600	O	APAC-Southeast, Inc.	Wtr Haven	02-Mar-04	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,469,294.04

14-029-916	O	APAC-Southeast, Inc.	Sarasota	06-Oct-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,355,428.50

14-029-919	O	APAC-Southeast, Inc.	Sarasota	12-Dec-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,230,000.00

14-030-039	O	APAC-Southeast, Inc.	Medley	03-May-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$1,215,515.42

14-030-568	O	APAC-Southeast, Inc.	Medley	03-Oct-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$964,052.30

14-030-569	O	APAC-Southeast, Inc.	Jacksonvl	04-Oct-05	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$897,989.00

14-030-584	O	APAC-Southeast, Inc.	Jacksonvl	04-Jan-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$648,849.00

14-030-636	O	APAC-Southeast, Inc.	Tampa	05-Jun-06	Resurfacing & Maintenance	Florida DOT (Tallahassee)	$114,000.00

14-038-853	O	APAC-Southeast, Inc.	Pensacola	12-Jul-06	New Construction & Maintenance	Florida DOT (Tallahassee)	$106,026.45

14-026-358	O	APAC-Southeast, Inc.	Sarasota	19-Aug-06	Highway Use/Excess Weight	Florida DOT (Tallahassee)	$10,000.00

14-028-742	O	APAC-Southeast, Inc.	Tampa	18-Apr-05	Resurfacing & Maintenance	Florida DOT (Tampa)	$5,215,912.13

14-028-764	O	APAC-Southeast, Inc.	Tampa	14-Jul-05	Resurfacing & Maintenance	Florida DOT (Tampa)	$4,454,886.54

14-028-640	O	APAC-Southeast, Inc.	Tampa	16-Mar-05	Resurfacing & Maintenance	Florida DOT (Tampa)	$1,628,062.15

14-026-025	O	APAC-Southeast, Inc.	Sarasota	10-Nov-05	Utility Deposit	Florida Power & Light Company	$144,630.00

14-026-713	O	APAC-Southeast, Inc.	Tampa	03-Jun-06	Utility Deposit	Florida Power & Light Company	$9,360.00

14-029-680	O	APAC-Atlantic, Inc.	Asheville	29-Apr-05	Resurfacing	Foothills Regional Airport Authority	$2,967,847.00

14-000-025-0493	O	APAC-Georgia, Inc.	Mac Div	30-Aug-00	New Construction	Forsyth County Commissioners	$11,331,368.31

14-000-025-1025	O	APAC-Georgia, Inc.	Mac Div	09-Apr-03	New Construction	Forsyth County Commissioners	$6,804,168.65

14-029-722	O	APAC-Southeast, Inc.	Atlanta	31-May-05	Resurfacing	Forsyth County Commissioners	$2,304,357.00

14-030-577	O	APAC-Southeast, Inc.	Huntsvill	14-Nov-05	Resurfacing	Franklin County Commission, Alabama	$307,455.67

14-026-907	O	APAC-Southeast, Inc.	Huntsvill	29-Aug-06	License & Permit	Franklin County Commission, Alabama	$5,000.00

14-029-036	O	APAC-Southeast, Inc.	Huntsvill	01-Jul-06	Utility Deposit	Franklin Electrical Corporation	$1,000.00

14-030-191	O	APAC-Atlantic, Inc.	Manassas	19-Apr-06	Class B - Excavation	Frederick County Sanitation Authority, Virginia	$630,407.80

14-029-015	O	APAC-Atlantic, Inc.	Stephensn	29-Nov-05	License & Permit	Frederick County, Virginia	$70,000.00

14-026-986	O	APAC-Southeast, Inc.	Wtr Haven	18-Aug-03	Resurfacing	Freedom Pipeline Corporation	$2,355,554.48

14-028-800	O	APAC-Southeast, Inc.	Peachtree	25-Mar-06	Completion/Landscape	Fulton County Dept Environment & Community Develop	$55,000.00

14-029-698	O	APAC-Southeast, Inc.	Peachtree	10-Dec-04	Subdivision Bond	Fulton County Dept Environment & Community Develop	$53,020.00

14-028-801	O	APAC-Southeast, Inc.	Peachtree	26-Mar-05	Maintenance	Fulton County Dept Environment & Community Develop	$45,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-590	O	APAC-Southeast, Inc.	Jacksonvl	19-Jan-06	Resurfacing	Gainesville-Alachua County Regional Airport Auth	$75,000.00

14-029-892	O	APAC-Atlantic, Inc.	Manassas	28-Dec-04	New Construction	General Excavation, Inc.	$1,133,794.15

14-030-193	O	APAC-Atlantic, Inc.	Manassas	30-Jun-06	New Construction	General Excavation, Inc.	$99,293.00

14-030-572	O	APAC-Southeast, Inc.	Dothan	26-Oct-05	New Construction	Geneva County Commission, Alabama	$274,558.00

14-030-457	O	APAC/C.W. Matthews J/V	Mac Div	28-Nov-05	New Construction	Georgia DOT	$147,436,542.45

14-030-448	O	APAC-Southeast, Inc.	Mac Div	16-Sep-05	New Construction	Georgia DOT	$76,727,001.67

14-030-489	O	APAC-Southeast, Inc.	Mac Div	02-Jun-06	New Construction	Georgia DOT	$54,819,816.48

14-000-025-0963	O	APAC-Georgia, Inc.	Savannah	01-Jul-02	New Construction	Georgia DOT	$54,244,149.46

14-029-735	O	APAC/C.W. Matthews J/V	Atlanta	15-Aug-05	New Construction	Georgia DOT	$53,951,840.24

14-030-454	O	APAC-Southeast, Inc.	Mac Div	15-Nov-05	New Construction	Georgia DOT	$30,842,204.16

14-030-455	O	APAC-Southeast, Inc.	Mac Div	16-Nov-05	New Construction	Georgia DOT	$29,577,198.22

14-028-823	O	APAC-Southeast, Inc.	Greenv’l	14-Jul-04	New Construction	Georgia DOT	$28,078,679.39

14-000-025-0491	O	APAC-Georgia, Inc.	Mac Div	30-Jun-00	New Construction	Georgia DOT	$26,483,400.71

14-029-706	O	APAC-Southeast, Inc.	Mac Div	14-Feb-05	New Construction	Georgia DOT	$23,605,806.69

14-000-025-1006	O	APAC-Georgia, Inc.	Mac Div	20-Dec-02	New Construction	Georgia DOT	$20,438,716.74

14-000-025-0962	O	APAC-Georgia, Inc.	Greenv’l	16-May-02	New Construction	Georgia DOT	$19,125,146.20

14-030-485	O	APAC-Southeast, Inc.	Mac Div	19-May-06	New Construction	Georgia DOT	$17,981,047.81

14-000-025-0902	O	APAC-Georgia, Inc.	Mac Div	23-Aug-01	New Construction	Georgia DOT	$14,695,451.78

14-028-816	O	APAC-Southeast, Inc.	Savannah	14-Jun-04	New Construction	Georgia DOT	$13,624,676.47

14-025-840	O	APAC-Southeast, Inc.	Augusta	19-Aug-03	New Construction	Georgia DOT	$13,227,075.91

14-030-442	O	APAC-Southeast, Inc.	Augusta	17-Aug-05	New Construction	Georgia DOT	$11,372,973.44

14-000-025-0498	O	APAC-Georgia, Inc.	AtlantaG	17-Aug-00	New Construction	Georgia DOT	$10,886,551.92

14-028-829	O	APAC-Southeast, Inc.	Mac Div	05-Aug-04	New Construction	Georgia DOT	$9,950,101.72

14-000-025-1003	O	APAC-Georgia, Inc.	AtlantaG	22-Nov-02	New Construction	Georgia DOT	$9,626,906.82

14-025-842	O	APAC-Southeast, Inc.	Atlanta	29-Aug-03	Resurfacing	Georgia DOT	$9,463,213.22

14-000-025-0961	O	APAC-Georgia, Inc.	Greenv’l	16-May-02	New Construction	Georgia DOT	$8,915,115.76

14-000-025-0507	O	APAC-Georgia, Inc.	Macon	13-Oct-99	New Construction	Georgia DOT	$7,914,279.34

14-030-450	O	APAC-Southeast, Inc.	Greenv’l	16-Sep-05	Resurfacing	Georgia DOT	$6,798,205.26

14-000-025-1015	O	APAC-Georgia, Inc.	Augusta	12-Feb-03	New Construction	Georgia DOT	$6,084,592.68

14-000-025-0898	O	APAC-Georgia, Inc.	Mac Div	21-Aug-01	New Construction	Georgia DOT	$4,149,074.59

14-029-740	O	APAC-Southeast, Inc.	Peachtree	16-Aug-05	Resurfacing	Georgia DOT	$3,854,795.91

14-000-025-0877	O	APAC-Georgia, Inc.	Macon	29-May-01	New Construction	Georgia DOT	$3,760,761.40

14-000-025-0887	O	APAC-Georgia, Inc.	Mac Div	16-Jul-01	New Construction	Georgia DOT	$3,528,326.11

14-030-475	O	APAC-Southeast, Inc.	Peachtree	13-Apr-06	Resurfacing	Georgia DOT	$2,995,466.29

14-028-822	O	APAC-Southeast, Inc.	Athens	08-Jul-04	New Construction	Georgia DOT	$2,552,692.55

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-463	O	APAC-Southeast, Inc.	Peachtree	02-Feb-06	New Construction	Georgia DOT	$2,552,212.11

14-030-486	O	APAC-Southeast, Inc.	Atlanta	19-May-06	New Construction	Georgia DOT	$2,512,754.56

14-028-837	O	APAC-Southeast, Inc.	Atlanta	15-Sep-04	New Construction	Georgia DOT	$2,476,805.02

14-028-818	O	APAC-Southeast, Inc.	Peachtree	14-Jun-04	New Construction	Georgia DOT	$2,474,082.05

14-028-839	O	APAC-Southeast, Inc.	Mac Div	16-Sep-04	New Construction	Georgia DOT	$2,399,586.90

14-030-451	O	APAC-Southeast, Inc.	Augusta	21-Sep-05	New Construction	Georgia DOT	$2,386,805.05

14-028-802	O	APAC-Southeast, Inc.	Atlanta	09-Apr-04	New Construction	Georgia DOT	$2,100,370.43

14-030-465	O	APAC-Southeast, Inc.	Peachtree	14-Feb-06	Resurfacing	Georgia DOT	$1,948,676.22

14-030-444	O	APAC-Southeast, Inc.	Greenv’l	17-Aug-05	New Construction	Georgia DOT	$1,901,831.02

14-028-434	O	APAC-Southeast, Inc.	Gainesv’l	22-Dec-03	New Construction	Georgia DOT	$1,806,269.60

14-025-837	O	APAC-Southeast, Inc.	Atlanta	14-Aug-03	New Construction	Georgia DOT	$1,740,290.21

14-028-838	O	APAC-Southeast, Inc.	Mac Div	16-Sep-04	New Construction	Georgia DOT	$1,696,196.40

14-030-479	O	APAC-Southeast, Inc.	Atlanta	19-Apr-06	Resurfacing	Georgia DOT	$1,575,480.74

14-028-803	O	APAC-Southeast, Inc.	Peachtree	12-Apr-04	New Construction	Georgia DOT	$1,572,246.32

14-029-701	O	APAC-Southeast, Inc.	Atlanta	10-Jan-05	New Construction	Georgia DOT	$1,544,843.60

14-025-821	O	APAC-Southeast, Inc.	Atlanta	03-Jun-03	Resurfacing	Georgia DOT	$1,543,622.75

14-000-025-1019	O	APAC-Georgia, Inc.	Peachtree	10-Feb-03	Resurfacing	Georgia DOT	$1,515,510.75

14-028-438	O	APAC-Southeast, Inc.	Mac Div	05-Feb-04	New Construction	Georgia DOT	$1,442,863.75

14-028-826	O	APAC-Southeast, Inc.	Athens	21-Jul-04	New Construction	Georgia DOT	$1,439,874.84

14-028-840	O	APAC-Southeast, Inc.	Gainesv’l	22-Sep-04	New Construction	Georgia DOT	$1,399,573.35

14-030-447	O	APAC-Southeast, Inc.	Atlanta	13-Sep-05	Resurfacing	Georgia DOT	$1,370,621.34

14-029-713	O	APAC-Southeast, Inc.	Peachtree	19-Apr-05	Resurfacing	Georgia DOT	$1,307,186.16

14-030-464	O	APAC-Southeast, Inc.	Peachtree	14-Feb-06	Resurfacing	Georgia DOT	$1,298,941.73

14-030-467	O	APAC-Southeast, Inc.	GA Div.	14-Feb-06	Resurfacing	Georgia DOT	$1,223,528.73

14-029-711	O	APAC-Southeast, Inc.	Augusta	18-Mar-05	New Construction	Georgia DOT	$1,211,832.50

14-030-476	O	APAC-Southeast, Inc.	Augusta	14-Apr-06	Resurfacing	Georgia DOT	$1,165,422.82

14-030-445	O	APAC-Southeast, Inc.	Atlanta	25-Aug-05	New Construction	Georgia DOT	$1,116,752.31

14-030-470	O	APAC-Southeast, Inc.	Peachtree	20-Mar-06	New Construction	Georgia DOT	$1,113,920.40

14-029-727	O	APAC-Southeast, Inc.	Augusta	19-Jul-05	Resurfacing	Georgia DOT	$1,053,646.65

14-038-703	O	APAC-Southeast, Inc.	Atlanta	13-Jun-06	Resurfacing	Georgia DOT	$972,856.89

14-030-469	O	APAC-Southeast, Inc.	Augusta	15-Mar-06	Resurfacing	Georgia DOT	$936,842.35

14-038-714	O	APAC-Southeast, Inc.	Augusta	14-Jul-06	Resurfacing	Georgia DOT	$847,918.13

14-038-707	O	APAC-Southeast, Inc.	Augusta	20-Jun-06	Resurfacing	Georgia DOT	$795,341.99

14-038-712	O	APAC-Southeast, Inc.	Atlanta	10-Jul-06	Resurfacing	Georgia DOT	$737,830.84

14-030-466	O	APAC-Southeast, Inc.	Peachtree	14-Feb-06	Resurfacing	Georgia DOT	$676,245.82

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount

14-038-713	O	APAC-Southeast, Inc.	Atlanta	17-Jul-06	Resurfacing	Georgia DOT	$440,361.69

14-038-708	O	APAC-Southeast, Inc.	Atlanta	26-Jun-06	Resurfacing	Georgia DOT	$318,436.73

14-028-422	O	APAC-Southeast, Inc.	Peachtree	13-Nov-05	Right-of-Way or Encroachment	Georgia DOT	$20,000.00

14-028-419	O	APAC-Southeast, Inc.	Greenv’l	01-Jan-06	Sales & Use Tax	Georgia Revenue Commission	$50,000.00

14-028-420	O	APAC-Southeast, Inc.	GA Div.	01-Jan-06	Sales & Use Tax	Georgia Revenue Commission	$50,000.00

14-025-827	O	APAC-Southeast, Inc.	Atlanta	01-Mar-06	Special Fuel/Motor Fuel Tax	Georgia Revenue Commission	$14,000.00

14-025-854	O	APAC-Georgia, Inc.	Jacksonvl	29-Dec-05	Special Fuel/Motor Fuel Tax	Georgia Revenue Commission	$10,000.00

14-038-711	O	APAC-Southeast, Inc.	Peachtree	29-Jun-06	Payment Bond	Georgia State Financing and Investment Commission	$200,000.00

14-028-630	O	APAC-Southeast, Inc.	Wtr Haven	30-Dec-04	New Construction	Gilbert & Southern Corporation	$3,710,211.04

14-028-755	O	APAC-Southeast, Inc.	Tampa	14-Jun-05	Resurfacing	Gilbert & Southern Corporation	$3,543,212.95

14-028-621	O	APAC-Southeast, Inc.	Tampa	22-Sep-04	Resurfacing	Gilbert & Southern Corporation	$1,130,211.05

14-030-269	O	APAC-Southeast, Inc.	Augusta	07-Nov-05	Resurfacing	Gilbert & Southern Corporation	$16,709.00

14-030-326	O	APAC-Tennessee, Inc.	Memphis	19-Jul-05	New Construction	Gilbert Central Corporation	$3,464,673.80

14-037-152	O	APAC-Atlantic, Inc.	Danville	13-Feb-06	New Construction	Gillam & Associates, Inc.	$1,415,512.40

14-030-301	O	APAC-Atlantic, Inc.	Asheville	24-Oct-05	Resurfacing	Global Construction, Inc. (North Carolina)	$99,850.00

14-030-149	O	APAC-Mississippi, Inc.	Columbus	01-Aug-05	Resurfacing	Golden Triangle Regional Airport Authority	$1,703,279.75

14-030-637	O	APAC-Southeast, Inc.	Tampa	06-Jun-06	Contractor’s License/Tax	Governor of the State of Florida	$5,000.00

14-026-516	O	APAC-Texas, Inc.	Dallas	13-Nov-03	Notary Public	Governor of the State of Texas	$10,000.00

14-026-521	O	APAC-Texas, Inc.	Dallas	10-Feb-04	Notary Public	Governor of the State of Texas	$10,000.00

14-026-508	O	APAC-Texas, Inc.	Dallas	09-Apr-03	Notary Public	Governor of the State of Texas	$10,000.00

14-026-845	O	APAC-Texas, Inc.	Beaumont	13-Jun-03	Notary Public	Governor of the State of Texas	$2,500.00

14-026-846	O	APAC-Texas, Inc.	Beaumont	16-Jun-03	Notary Public	Governor of the State of Texas	$2,500.00

14-030-576	O	APAC-Southeast, Inc.	Medley	15-Nov-05	Resurfacing	Granite Construction Company (California)	$2,524,200.00

14-030-623	O	APAC-Southeast, Inc.	Wtr Haven	14-Dec-05	Resurfacing & Maintenance	Granite Construction Company (California)	$465,118.25

14-028-604	O	APAC-Southeast, Inc.	Wtr Haven	05-Apr-04	New Construction	Granite Construction Company (Florida)	$2,744,629.50

14-000-020-0430	O	APAC-Florida, Inc.	Tampa	26-Aug-02	Resurfacing	Granite Construction Company (Florida)	$1,811,747.47

14-026-627	O	APAC-Tennessee, Inc.	Knoxville	09-Nov-05	New Construction	GRC Construction Services, Inc.	$525,723.00

14-037-533	O	APAC-Missouri, Inc.	Springfld	25-May-06	New Construction	Greene County Highway Department	$872,216.50

14-028-536	O	APAC-Missouri, Inc.	Springfld	15-Dec-05	Right-of-Way or Encroachment	Greene County Highway Department	$10,000.00

14-030-163	O	APAC-Mississippi, Inc.	Jackson	15-Nov-05	Resurfacing	H&P Development, Inc.	$124,721.70

14-000-040-1868	O	Thompson-Arthur Paving Company	Greensbor	12-Sep-02	New Construction	Habitat For Humanity (Greensboro)	$1,111,325.00

14-038-589	O	APAC-Atlantic, Inc.	Danville	10-Jul-06	New Construction	Halifax County, Virginia	$263,788.00

14-029-721	O	APAC-Southeast, Inc.	Atlanta	27-May-05	New Construction	Hall County Commissioners, Georgia	$2,522,164.65

14-029-736	O	APAC-Southeast, Inc.	Atlanta	17-Aug-05	Resurfacing	Hall County Commissioners, Georgia	$1,582,545.98

14-026-784	O	APAC-Southeast, Inc.	Greenv’l	29-Apr-05	New Construction	Harry Pepper & Associates, Inc.	$2,366,744.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-038-689	O	Shears Division, APAC-Kansas	Hutchinsn	11-Jul-06	New Construction	Harvey County, Kansas	$1,009,177.68

14-037-313	O	Shears Division, APAC-Kansas	Hutchinsn	12-Jan-06	New Construction	Harvey County, Kansas	$985,396.81

14-026-924	O	APAC-Southeast, Inc.	Medley	27-Jun-03	Resurfacing	Haskell Company	$7,651,275.00

14-026-922	O	APAC-Southeast, Inc.	Medley	27-Jun-03	Resurfacing	Haskell Company	$3,571,816.00

14-029-611	O	APAC-Southeast, Inc.	Huntsvill	28-Oct-04	New Construction	Hastings General Contracting, Inc.	$2,832,706.70

14-030-488	O	APAC-Southeast, Inc.	Fortson	30-May-06	New Construction	Heard County Commissioners, Georgia	$763,246.33

14-030-468	O	APAC-Southeast, Inc.	Fortson	02-Mar-06	Resurfacing	Heard County Commissioners, Georgia	$594,883.90

14-037-468	O	APAC-Southeast, Inc.	Dothan	26-Apr-06	Resurfacing	Henry County Commission, Alabama	$516,482.30

14-030-480	O	APAC-Southeast, Inc.	Peachtree	20-Apr-06	New Construction	Henry County Commissioners, Georgia	$1,211,860.34

14-030-484	O	APAC-Southeast, Inc.	Peachtree	03-May-06	New Construction	Henry County Commissioners, Georgia	$970,023.19

14-030-461	O	APAC-Southeast, Inc.	Peachtree	06-Jan-06	New Construction	Henry County Commissioners, Georgia	$415,567.47

14-030-462	O	APAC-Southeast, Inc.	Peachtree	09-Feb-06	New Construction	Henry County Commissioners, Georgia	$134,420.10

14-026-677	O	APAC-Southeast, Inc.	Medley	14-Oct-05	Court	Hertz Equipment Rental (Florida)	$7,654.79

14-030-627	O	APAC-Southeast, Inc.	Tampa	10-Feb-06	Resurfacing	Hillsborough County Aviation Authority	$1,289,097.40

14-028-752	O	APAC-Southeast, Inc.	Tampa	02-Aug-05	Resurfacing & Maintenance	Hillsborough County Commission, Florida	$3,200,000.00

14-030-601	O	APAC-Southeast, Inc.	Tampa	13-Sep-05	License & Permit	Hillsborough County Tax Collector	$2,500.00

14-030-256	O	APAC-Tennessee, Inc.	Alcoa	20-Oct-05	Resurfacing	Hinkle Contracting Corporation	$38,474.00

14-029-488	O	Thompson-Arthur Division	Greensbor	25-Aug-05	New Construction	Hoar Construction, LLC	$1,494,663.00

14-037-442	O	APAC-Southeast, Inc.	Dothan	25-Jan-06	Resurfacing	Holmes County Commissioners, Florida	$312,000.00

14-030-182	O	APAC-Mississippi, Inc.	Vicksburg	28-Jun-06	Resurfacing	Holmes County Supervisors, Mississippi	$258,159.70

14-029-831	O	Coastal Carolina Division	Kinston	24-Jan-06	Resurfacing	Horry County, South Carolina	$712,795.55

14-029-609	O	APAC-Southeast, Inc.	Dothan	27-Oct-05	Right-of-Way or Encroachment	Houston County Commission, Alabama	$72,800.00

14-029-608	O	APAC-Southeast, Inc.	Dothan	27-Oct-05	Right-of-Way or Encroachment	Houston County Commission, Alabama	$34,390.00

14-029-407	O	APAC-Southeast, Inc.	Dothan	17-Sep-05	Right-of-Way or Encroachment	Houston County Commission, Alabama	$31,250.00

14-030-574	O	APAC-Southeast, Inc.	Dothan	03-Nov-05	Right-of-Way or Encroachment	Houston County Commission, Alabama	$24,000.00

14-029-918	O	APAC-Southeast, Inc.	Sarasota	08-Nov-05	Resurfacing	Hubbard Construction Company	$5,017,460.76

14-026-715	O	APAC-Southeast, Inc.	Tampa	08-May-03	Resurfacing	Hubbard Construction Company	$3,373,891.22

14-030-626	O	APAC-Southeast, Inc.	Tampa	01-Feb-06	Resurfacing	Hubbard Construction Company	$1,887,317.92

14-030-624	O	APAC-Southeast, Inc.	Wtr Haven	14-Dec-05	Resurfacing	Hubbard Construction Company	$367,899.00

14-027-009	O	APAC-Florida, Inc.	Medley	27-Feb-06	Court	Hughes Supply, Inc.	$29,585.58

14-000-010-0814	O	Ashburn & Gray	Huntsvill	05-Jun-02	New Construction	Huntsville-Madison County Airport Authority	$13,273,656.54

14-037-483	O	APAC-Southeast, Inc.	Huntsvill	22-May-06	New Construction	Huntsville-Madison County Airport Authority	$6,494,790.64

14-030-037	O	APAC-Southeast, Inc.	Huntsvill	27-Apr-05	New Construction	Huntsville-Madison County Airport Authority	$1,875,000.00

14-029-595	O	APAC-Southeast, Inc.	Huntsvill	09-Aug-04	New Construction	Huntsville-Madison County Airport Authority	$1,523,832.78

14-029-830	O	Coastal Carolina Division	Darlingto	24-Jan-06	New Construction	Independent Builders Development	$236,478.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Execution	Classification	Obligee	Bond Amount
14-029-205	O	APAC-Kansas, Inc.	KS City	05-Apr-06	Payment Bond	International Union of Operating Engineers	$10,000.00

14-029-748	O	Coastal Carolina Division	Kinston	18-Oct-04	New Construction	Ironwood Development, Inc.	$2,273,014.03

14-030-477	O	APAC-Southeast, Inc.	Atlanta	17-Apr-06	Resurfacing	Jackson County Government, Georgia	$1,658,604.89

14-026-210	O	Wilkerson-Maxwell	KS City	14-Nov-03	New Construction	James Cape & Sons Company	$2,575,396.20

14-025-871	O	APAC-Mississippi, Inc.	Jackson	02-Jun-06	Court	James Lee Goodman	$500,000.00

14-026-693	O	APAC-Alabama, Inc.	Birminghm	05-Jan-06	Petroleum Tax	Jefferson County, Alabama	$1,000.00

14-029-946	O	APAC-Texas, Inc.	Beaumont	06-Sep-05	Resurfacing	Jefferson County, Texas	$462,391.18

14-000-060-0246	O	APAC-Texas, Inc.	Beaumont	12-Dec-02	New Construction	Jefferson County, Texas	$233,629.48

14-026-884	O	APAC-Southeast, Inc.	Huntsvill	08-Aug-06	Utility Deposit	Joe Wheeler EMC	$5,000.00

14-027-002	O	APAC-Southeast, Inc.	Wtr Haven	08-Jan-04	Resurfacing	Johnson Brothers Corporation	$1,213,672.55

14-000-020-0712	O	Macasphalt	Wtr Haven	07-Mar-02	Maintenance	Johnson Brothers Corporation	$160,236.28

14-026-222	O	APAC-Kansas, Inc.	Overland	22-Jun-05	Miscellaneous	Johnson County Unified Wastewater Districts	$1,200.00

14-000-020-0330	O	Ballenger Paving Co Inc	Greenv’l	05-Apr-02	New Construction	Jones Brothers, Inc.	$4,275,905.78

14-037-171	O	Kansas City Div., APAC-Kansas	KS City	29-Nov-05	Class B - Excavation	Kansas City Terminal Railway Company (KCT)	$167,200.00

14-026-858	O	Shears Division, APAC-Kansas	Hutchinsn	13-Mar-06	Closure Performance	Kansas Departmentt of Health & Environment	$11,010.00

14-037-320	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	New Construction	Kansas DOT	$21,047,662.17

14-028-579	O	Shears Division, APAC-Kansas	Hutchinsn	17-Feb-04	New Construction	Kansas DOT	$15,908,221.28

14-028-571	O	Shears Division, APAC-Kansas	Hutchinsn	03-Feb-04	Resurfacing	Kansas DOT	$14,832,051.91

14-026-115	O	APAC-Kansas, Inc.	Overland	05-May-03	Resurfacing	Kansas DOT	$13,737,626.88

14-037-337	O	Shears Division, APAC-Kansas	Hutchinsn	15-Mar-06	New Construction	Kansas DOT	$10,749,599.02

14-030-013	O	Reno Branch, Div. APAC-Kansas	Overland	29-Jun-05	New Construction	Kansas DOT	$10,377,583.50

14-030-390	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	New Construction	Kansas DOT	$9,403,351.70

14-030-012	O	Reno Branch, Div. APAC-Kansas	Overland	29-Jun-05	New Construction	Kansas DOT	$6,943,918.80

14-030-352	O	Shears Division, APAC-Kansas	Hutchinsn	03-Aug-05	New Construction	Kansas DOT	$6,906,309.86

14-030-351	O	Shears Division, APAC-Kansas	Hutchinsn	03-Aug-05	New Construction	Kansas DOT	$6,607,638.52

14-030-002	O	Shears Division, APAC-Kansas	Hutchinsn	03-Jun-05	Resurfacing	Kansas DOT	$6,084,970.38

14-037-322	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	New Construction	Kansas DOT	$5,976,431.05

14-029-870	O	Shears Division, APAC-Kansas	Hutchinsn	09-Feb-05	New Construction	Kansas DOT	$5,402,773.84

14-028-574	O	Shears Division, APAC-Kansas	Hutchinsn	03-Feb-04	Resurfacing	Kansas DOT	$4,929,539.30

14-037-321	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	New Construction	Kansas DOT	$3,975,033.51

14-029-561	O	Kansas City Div., APAC-Kansas	Overland	23-Aug-04	New Construction	Kansas DOT	$3,897,614.49

14-037-327	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	Resurfacing	Kansas DOT	$3,506,855.86

14-037-292	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$3,394,834.29

14-030-389	O	Shears Division, APAC-Kansas	Hutchinsn	14-Dec-05	New Construction	Kansas DOT	$3,018,811.74

14-037-299	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$2,739,758.88

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-324	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	Resurfacing	Kansas DOT	$2,693,508.04

14-037-293	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$2,613,534.69

14-037-325	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	Resurfacing	Kansas DOT	$2,325,578.34

14-037-326	O	Shears Division, APAC-Kansas	Hutchinsn	16-Feb-06	Resurfacing	Kansas DOT	$2,025,070.67

14-037-296	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$1,942,848.68

14-037-297	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$1,919,865.98

14-029-862	O	Shears Division, APAC-Kansas	Hutchinsn	14-Jan-05	New Construction	Kansas DOT	$1,860,171.05

14-037-301	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$1,774,906.69

14-037-300	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$1,746,238.20

14-029-852	O	Shears Division, APAC-Kansas	Hutchinsn	14-Dec-04	Resurfacing	Kansas DOT	$1,726,940.73

14-037-175	O	Wilkerson-Maxwell	KS City	07-Mar-06	New Construction	Kansas DOT	$1,707,425.50

14-037-328	O	Shears Division, APAC-Kansas	Hutchinsn	08-Feb-06	Resurfacing	Kansas DOT	$1,649,270.55

14-029-890	O	Reno Branch, Div. APAC-Kansas	Overland	02-Mar-05	New Construction	Kansas DOT	$1,511,742.15

14-037-295	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$1,449,291.60

14-028-344	O	Reno Branch, Div. APAC-Kansas	KS City	16-Sep-03	New Construction	Kansas DOT	$1,313,987.43

14-029-849	O	Shears Division, APAC-Kansas	Hutchinsn	17-Nov-04	New Construction	Kansas DOT	$1,234,617.76

14-037-298	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$1,230,452.11

14-029-858	O	Shears Division, APAC-Kansas	Hutchinsn	14-Dec-04	Resurfacing	Kansas DOT	$1,215,431.22

14-038-658	O	Reno Branch, Div. APAC-Kansas	Overland	17-Apr-06	Resurfacing	Kansas DOT	$1,074,623.68

14-029-871	O	Shears Division, APAC-Kansas	Hutchinsn	09-Feb-05	Resurfacing	Kansas DOT	$1,063,957.75

14-037-291	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$998,644.75

14-037-338	O	Shears Division, APAC-Kansas	Hutchinsn	15-Mar-06	New Construction	Kansas DOT	$666,911.45

14-037-311	O	Shears Division, APAC-Kansas	Hutchinsn	05-Jan-06	Resurfacing	Kansas DOT	$525,269.10

14-030-377	O	Shears Division, APAC-Kansas	Hutchinsn	25-Oct-05	New Construction	Kansas DOT	$503,396.43

14-037-323	O	Shears Division, APAC-Kansas	Hutchinsn	23-Feb-06	Resurfacing	Kansas DOT	$454,243.00

14-037-339	O	Shears Division, APAC-Kansas	Hutchinsn	15-Mar-06	New Construction	Kansas DOT	$222,836.00

14-038-687	O	Shears Division, APAC-Kansas	Hutchinsn	13-Jul-06	Resurfacing	Kansas DOT	$80,956.53

14-037-294	O	Shears Division, APAC-Kansas	Hutchinsn	05-Dec-05	Resurfacing	Kansas DOT	$22,590.58

14-030-224	O	Shears Division, APAC-Kansas	Salina	05-Jun-06	New Construction	Kansas State University	$196,432.35

14-029-887	O	Shears Division, APAC-Kansas	Hutchinsn	01-Mar-05	Resurfacing	Kansas Turnpike Authority (Wichita)	$4,636,857.74

14-038-682	O	Shears Division, APAC-Kansas	Hutchinsn	20-Jun-06	New Construction	Key Construction, Inc. (Kansas)	$232,270.00

14-000-035-0575	O	APAC-Mississippi, Inc.	Jackson	01-Feb-01	New Construction	Key Constructors, Inc. (Mississippi)	$4,449,350.50

14-025-885	O	APAC-Mississippi, Inc.	Jackson	11-Nov-03	Resurfacing	Key, LLC	$4,405,043.00

14-030-419	O	Shears Division, APAC-Kansas	Hays	27-Apr-06	Resurfacing	King Construction Company, Inc	$218,235.58

14-030-218	O	Shears Division, APAC-Kansas	Salina	16-Jan-06	Resurfacing	King Construction Company, Inc	$95,250.80

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-038-674	O	Shears Division, APAC-Kansas	Hutchinsn	05-Jun-06	Resurfacing	Klaver Construction Company, Inc. (Kansas)	$221,966.20

14-028-381	O	APAC-Tennessee, Inc.	Alcoa	15-Aug-04	New Construction	Knox County, Tennessee	$4,712,115.53

14-000-055-0469	O	APAC-Tennessee, Inc.	Knoxville	06-May-02	New Construction	Knox County, Tennessee	$4,097,672.09

14-026-764	O	Coastal Carolina Division	Darlingto	30-Nov-03	Resurfacing	L. Dean Weaver Construction Company, Inc.	$4,606,508.15

14-029-315	O	Coastal Carolina Division	Kinston	01-Jun-05	Resurfacing	L. Dean Weaver Construction Company, Inc.	$1,052,727.15

14-030-258	O	APAC-Tennessee, Inc.	Alcoa	18-Nov-05	New Construction	Lake Developers II, LLC	$2,046,231.73

14-029-741	O	Coastal Carolina Division	Kinston	16-Sep-04	Resurfacing	Lanier Construction Company, Inc.	$2,598,617.00

14-030-560	O	APAC-Southeast, Inc.	Huntsvill	01-Oct-05	Resurfacing	Lauderdale County Commission, Alabama	$1,284,110.00

14-029-408	O	APAC-Southeast, Inc.	Huntsvill	29-Sep-04	Resurfacing	Lauderdale County Commission, Alabama	$1,284,110.00

14-038-659	O	Shears Division, APAC-Kansas	Hutchinsn	29-Mar-06	Resurfacing	Law Company, Inc.	$56,251.00

14-026-018	O	APAC-Southeast, Inc.	Ft Myers	31-Mar-04	New Construction & Maintenance	Lee County Commissioners, Florida	$7,828,438.34

14-026-016	O	APAC-Southeast, Inc.	Ft Myers	19-Mar-04	New Construction	Lee County Commissioners, Florida	$6,848,607.44

14-026-026	O	APAC-Southeast, Inc.	Ft Myers	19-Dec-05	Resurfacing	Lee County Commissioners, Florida	$2,526,640.05

14-026-012	O	APAC-Florida, Inc.	Sarasota	07-Jul-06	Highway Use/Excess Weight	Lee County Commissioners, Florida	$25,000.00

14-030-391	O	APAC-Southeast, Inc.	Birminghm	11-Oct-05	New Construction	Lee Land Development	$502,587.79

14-030-330	O	APAC-Tennessee, Inc.	Memphis	02-Aug-05	New Construction	Little Rock Municipal Airport Commission	$5,950,316.11

14-030-265	O	Harrison Div., APAC-Tennessee	Alcoa	11-May-06	New Construction	Loudon County, Tennessee	$205,724.07

14-025-881	O	APAC-Mississippi, Inc.	Jackson	02-Aug-05	Highway Use/Excess Weight	Louisiana DOT	$1,000.00

14-037-241	O	APAC-Missouri, Inc.	Columb,MO	12-Oct-05	New Construction	Lowe’s Home Centers, Inc.	$1,490,570.70

14-030-177	O	APAC-Mississippi, Inc.	Jackson	04-May-06	Resurfacing	Lowndes County Supervisors, Mississippi	$753,512.08

14-000-065-0509	O	APAC-Virginia, Inc.	Stephensn	04-Mar-02	New Construction	Luray-Page County Airport Commission	$1,365,675.25

14-026-859	O	Shears Division, APAC-Kansas	Hutchinsn	31-Jan-06	Reclamation	Lyon County Planning Board, Kansas	$200,000.00

14-030-709	O	McClinton-Anchor	Fayett-AR	28-Jun-06	Resurfacing	M.J. Lee Construction Company	$2,581,732.80

14-030-157	O	APAC-Mississippi, Inc.	Jackson	19-Oct-05	Resurfacing	Magnolia Regional Health Center (Mississippi)	$218,665.17

14-030-175	O	APAC-Mississippi, Inc.	Jackson	14-Apr-06	Resurfacing	Marion County Supervisors, Mississippi	$91,850.00

14-028-404	O	APAC-Atlantic, Inc.	Manassas	28-Jan-04	New Construction	Martin & Gass, Inc.	$2,950,647.76

14-028-611	O	APAC-Southeast, Inc.	Wtr Haven	25-May-04	New Construction	Martin K. Eby Construction Company, Inc.	$1,811,056.64

14-028-598	O	APAC-Southeast, Inc.	Wtr Haven	09-Feb-04	Resurfacing	Martin K. Eby Construction Company, Inc.	$1,376,398.27

14-026-628	O	APAC-Tennessee, Inc.	Knoxville	27-Mar-06	New Construction	MCDR Inc.	$1,205,543.00

14-037-304	O	APAC-Oklahoma, Inc.	Tulsa	08-Dec-05	New Construction	McMaster Construction, Inc.	$1,140,405.47

14-029-042	O	APAC-Tennessee, Inc.	Memphis	09-Jul-04	New Construction	Memphis-Shelby Co Airport Auth & City of Memphis	$26,201,087.85

14-029-052	O	APAC-Tennessee, Inc.	Memphis	05-Oct-05	New Construction	Memphis-Shelby County Airport Authority	$27,298,436.55

14-027-045	O	APAC-Southeast, Inc.	Medley	20-Jan-06	Miscellaneous	Miami-Dade County Commission	$455,385.00

14-027-020	O	APAC-Florida, Inc.	Medley	20-Dec-05	License & Permit	Miami-Dade County Environmental Management	$4,600.00

14-030-145	O	APAC-Mississippi, Inc.	Jackson	30-Jun-06	Reclamation	Mississippi Department Environmental Quality	$227,800.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-029-256	O	APAC-Mississippi, Inc.	Jackson	11-Apr-06	Reclamation	Mississippi Department Environmental Quality	$78,000.00

14-025-896	O	APAC-Mississippi, Inc.	Jackson	19-Sep-05	Reclamation	Mississippi Department Environmental Quality	$54,000.00

14-028-444	O	APAC-Mississippi, Inc.	Columbus	22-Dec-05	Reclamation	Mississippi Department Environmental Quality	$40,500.00

14-028-443	O	APAC-Mississippi, Inc.	Columbus	30-Jan-06	Mining Leases & Misc.	Mississippi Department Environmental Quality	$13,750.00

14-025-891	O	APAC-Mississippi, Inc.	Jackson	08-Sep-05	Mining Leases & Misc.	Mississippi Department Environmental Quality	$2,150.00

14-025-892	O	APAC-Mississippi, Inc.	Jackson	08-Sep-05	Mining Leases & Misc.	Mississippi Department Environmental Quality	$1,650.00

14-029-252	O	APAC-Tennessee, Inc.	Memphis	10-Mar-05	New Construction	Mississippi DOT	$53,888,729.18

14-028-446	O	APAC-Tennessee, Inc.	Memphis	11-Mar-04	New Construction	Mississippi DOT	$38,562,670.91

14-030-178	O	APAC-MS & Superior Asphalt J/V	Jackson	15-May-06	Resurfacing	Mississippi DOT	$31,326,888.27

14-000-035-0606	O	APAC-MS & GA, J/V	Columbus	20-Aug-01	New Construction	Mississippi DOT	$31,030,446.27

14-000-035-0683	O	APAC-Mississippi, Inc.	Jackson	03-Mar-03	New Construction	Mississippi DOT	$13,993,511.07

14-025-858	O	APAC-Mississippi, Inc.	Jackson	11-Apr-03	New Construction	Mississippi DOT	$13,577,500.75

14-000-035-0583	O	APAC-MS & GA, J/V	Jackson	19-Mar-01	New Construction	Mississippi DOT	$12,524,771.80

14-029-248	O	APAC-Mississippi, Inc.	Jackson	09-Feb-05	Resurfacing	Mississippi DOT	$9,793,359.17

14-029-245	O	APAC-Mississippi, Inc.	Jackson	15-Dec-04	Resurfacing	Mississippi DOT	$8,178,315.60

14-030-174	O	APAC-Mississippi, Inc.	Jackson	20-Mar-06	Resurfacing	Mississippi DOT	$3,922,741.35

14-029-228	O	APAC-Mississippi, Inc.	Jackson	18-Aug-04	Resurfacing	Mississippi DOT	$3,910,570.75

14-029-259	O	APAC-Mississippi, Inc.	Jackson	14-Apr-05	Resurfacing	Mississippi DOT	$3,518,519.55

14-028-458	O	APAC-Mississippi, Inc.	Jackson	20-Apr-04	Resurfacing	Mississippi DOT	$3,109,557.00

14-029-223	O	APAC-Mississippi, Inc.	Jackson	24-Jun-04	Resurfacing	Mississippi DOT	$3,069,740.50

14-029-232	O	APAC-Mississippi, Inc.	Jackson	17-Sep-04	Resurfacing	Mississippi DOT	$2,348,731.00

14-029-249	O	APAC-Mississippi, Inc.	Jackson	09-Feb-05	Maintenance	Mississippi DOT	$2,000,000.00

14-030-148	O	APAC-Mississippi, Inc.	Jackson	14-Jul-05	Resurfacing	Mississippi DOT	$1,961,974.50

14-030-167	O	APAC-Mississippi, Inc.	Jackson	20-Feb-06	Resurfacing	Mississippi DOT	$1,870,990.68

14-030-170	O	APAC-Mississippi, Inc.	Jackson	20-Mar-06	Resurfacing	Mississippi DOT	$1,596,984.92

14-030-168	O	APAC-Mississippi, Inc.	Jackson	20-Feb-06	Resurfacing	Mississippi DOT	$1,494,526.00

14-028-453	O	APAC-Mississippi, Inc.	Jackson	11-Mar-04	New Construction	Mississippi DOT	$1,357,004.58

14-030-180	O	APAC-Mississippi, Inc.	Jackson	16-Jun-06	Resurfacing	Mississippi DOT	$1,304,033.90

14-029-227	O	APAC-Mississippi, Inc.	Jackson	09-Jul-04	Resurfacing	Mississippi DOT	$1,267,803.38

14-030-155	O	APAC-Mississippi, Inc.	Jackson	13-Oct-05	Resurfacing	Mississippi DOT	$1,193,199.45

14-030-146	O	APAC-Mississippi, Inc.	Jackson	14-Jul-05	Resurfacing	Mississippi DOT	$1,062,134.40

14-030-166	O	APAC-Mississippi, Inc.	Jackson	16-Feb-06	Resurfacing	Mississippi DOT	$1,002,473.90

14-030-185	O	APAC-Mississippi, Inc.	Jackson	13-Jul-06	Resurfacing	Mississippi DOT	$948,930.00

14-030-171	O	APAC-Mississippi, Inc.	Jackson	20-Mar-06	Resurfacing	Mississippi DOT	$596,884.00

14-030-160	O	APAC-Mississippi, Inc.	Jackson	15-Nov-05	Resurfacing	Mississippi DOT	$304,635.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-000-035-0684	O	APAC-Mississippi, Inc.	Jackson	17-Mar-03	Maintenance	Mississippi DOT	$200,000.00

14-025-874	O	APAC-Tennessee, Inc.	Memphis	01-Jul-06	Contractor’s License/Tax	Mississippi Tax Commission	$10,000.00

14-026-158	O	APAC-Tennessee, Inc.	Memphis	05-May-05	Reclamation	Missouri Department of Natural Resources	$442,000.00

14-026-208	O	Wilkerson-Maxwell	KS City	02-Sep-03	New Construction	Missouri DOT	$50,054,733.34

14-037-265	O	APAC-Missouri, Inc.	Columb,MO	08-Mar-06	New Construction	Missouri DOT	$29,167,954.25

14-026-532	O	APAC-Missouri, Inc.	Springfld	04-Apr-03	New Construction	Missouri DOT	$23,223,361.33

14-000-075-0505	O	Central Missouri Division	Columb,MO	11-Jul-01	New Construction	Missouri DOT	$21,599,681.45

14-037-172	O	Kansas City Div., APAC-Kansas	Overland	07-Dec-05	New Construction	Missouri DOT	$19,871,800.94

14-037-251	O	APAC-Missouri, Inc.	Columb,MO	02-Dec-05	Resurfacing	Missouri DOT	$13,782,036.82

14-037-250	O	APAC-Missouri, Inc.	Columb,MO	02-Dec-05	New Construction	Missouri DOT	$12,800,663.37

14-029-522	O	APAC-Missouri, Inc.	Columb,MO	02-Feb-05	Resurfacing	Missouri DOT	$10,397,131.04

14-029-521	O	APAC-Missouri, Inc.	Columb,MO	02-Feb-05	Resurfacing	Missouri DOT	$10,194,884.82

14-030-109	O	APAC-Missouri, Inc.	Columb,MO	09-Sep-05	Resurfacing	Missouri DOT	$9,787,855.40

14-030-098	O	APAC-Missouri, Inc.	Columb,MO	12-Aug-05	New Construction	Missouri DOT	$9,692,586.17

14-026-227	O	Kansas City Div., APAC-Kansas	Overland	22-Aug-05	New Construction	Missouri DOT	$8,589,817.20

14-026-440	O	Reno Branch, Div. APAC-Kansas	Overland	24-Sep-03	New Construction	Missouri DOT	$8,127,406.48

14-029-324	O	APAC-Missouri, Inc.	Springfld	02-Jun-04	New Construction	Missouri DOT	$7,945,606.11

14-029-511	O	APAC-Missouri, Inc.	Columb,MO	10-Dec-04	Resurfacing	Missouri DOT	$7,611,509.63

14-030-112	O	APAC-Missouri, Inc.	Columb,MO	09-Sep-05	Resurfacing	Missouri DOT	$5,274,594.91

14-026-580	O	APAC-Missouri, Inc.	Springfld	03-Oct-03	New Construction	Missouri DOT	$4,944,871.54

14-030-088	O	APAC-Missouri, Inc.	Columb,MO	08-Jul-05	Resurfacing	Missouri DOT	$4,733,256.10

14-026-230	O	APAC-Kansas, Inc.	Overland	16-Sep-05	Resurfacing	Missouri DOT	$4,624,294.36

14-037-255	O	APAC-Missouri, Inc.	Columb,MO	07-Feb-06	Resurfacing	Missouri DOT	$4,420,299.74

14-026-539	O	APAC-Missouri, Inc.	Columb,MO	02-May-03	New Construction	Missouri DOT	$4,270,332.25

14-026-228	O	Kansas City Div., APAC-Kansas	Overland	22-Aug-05	Resurfacing	Missouri DOT	$4,174,726.93

14-029-520	O	APAC-Missouri, Inc.	Columb,MO	02-Feb-05	Resurfacing	Missouri DOT	$3,635,328.32

14-037-244	O	APAC-Missouri, Inc.	Columb,MO	09-Nov-05	Resurfacing	Missouri DOT	$3,413,184.93

14-029-507	O	APAC-Missouri, Inc.	Columb,MO	10-Dec-04	Resurfacing	Missouri DOT	$3,082,897.77

14-030-089	O	APAC-Missouri, Inc.	Columb,MO	08-Jul-05	New Construction	Missouri DOT	$3,037,069.26

14-037-170	O	Kansas City Div., APAC-Kansas	Overland	09-Nov-05	Resurfacing	Missouri DOT	$3,016,005.62

14-030-114	O	APAC-Missouri, Inc.	Columb,MO	09-Sep-05	Resurfacing	Missouri DOT	$2,849,573.73

14-030-111	O	APAC-Missouri, Inc.	Columb,MO	09-Sep-05	Resurfacing	Missouri DOT	$2,546,994.82

14-030-087	O	APAC-Missouri, Inc.	Columb,MO	08-Jul-05	Resurfacing	Missouri DOT	$2,538,706.52

14-029-528	O	APAC-Missouri, Inc.	Springfld	09-Mar-05	Resurfacing	Missouri DOT	$2,481,279.51

14-029-510	O	APAC-Missouri, Inc.	Columb,MO	10-Dec-04	Resurfacing	Missouri DOT	$2,160,591.42

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-262	O	APAC-Missouri, Inc.	Columb,MO	08-Mar-06	Resurfacing	Missouri DOT	$2,154,845.44

14-030-113	O	APAC-Missouri, Inc.	Columb,MO	09-Sep-05	Resurfacing	Missouri DOT	$2,106,700.62

14-030-078	O	APAC-Missouri, Inc.	Columb,MO	10-Jun-05	Resurfacing	Missouri DOT	$1,777,184.05

14-030-096	O	APAC-Missouri, Inc.	Columb,MO	12-Aug-05	New Construction	Missouri DOT	$1,774,273.32

14-026-444	O	APAC-Kansas, Inc.	Sugar Crk	14-Nov-03	New Construction	Missouri DOT	$1,762,550.69

14-029-535	O	APAC-Missouri, Inc.	Columb,MO	06-Apr-05	Resurfacing	Missouri DOT	$1,689,810.89

14-029-536	O	APAC-Missouri, Inc.	Columb,MO	06-Apr-05	New Construction	Missouri DOT	$1,684,167.88

14-029-519	O	APAC-Missouri, Inc.	Columb,MO	02-Feb-05	Resurfacing	Missouri DOT	$1,631,329.08

14-037-263	O	APAC-Missouri, Inc.	Columb,MO	08-Mar-06	New Construction	Missouri DOT	$1,501,944.39

14-028-727	O	APAC-Missouri, Inc.	Springfld	10-Mar-04	Resurfacing	Missouri DOT	$1,489,009.24

14-026-221	O	APAC-Kansas, Inc.	Overland	21-Jun-05	Resurfacing	Missouri DOT	$1,458,567.63

14-037-264	O	APAC-Missouri, Inc.	Columb,MO	08-Mar-06	Resurfacing	Missouri DOT	$1,400,831.67

14-037-256	O	APAC-Missouri, Inc.	Columb,MO	07-Feb-06	New Construction	Missouri DOT	$1,364,968.33

14-037-247	O	APAC-Missouri, Inc.	Columb,MO	09-Nov-05	Resurfacing	Missouri DOT	$1,336,761.43

14-026-220	O	APAC-Kansas, Inc.	Overland	21-Jun-05	Resurfacing	Missouri DOT	$1,248,614.77

14-030-090	O	APAC-Missouri, Inc.	Columb,MO	08-Jul-05	Resurfacing	Missouri DOT	$1,205,369.82

14-028-735	O	APAC-Missouri, Inc.	Columb,MO	14-Apr-04	Resurfacing	Missouri DOT	$1,190,868.68

14-029-530	O	APAC-Missouri, Inc.	Springfld	09-Mar-05	Resurfacing	Missouri DOT	$1,154,064.93

14-037-248	O	APAC-Missouri, Inc.	Columb,MO	09-Nov-05	Resurfacing	Missouri DOT	$1,058,057.04

14-037-261	O	APAC-Missouri, Inc.	Columb,MO	08-Mar-06	Resurfacing	Missouri DOT	$1,037,915.85

14-037-168	O	Kansas City Div., APAC-Kansas	Overland	09-Nov-05	Resurfacing	Missouri DOT	$959,923.80

14-037-245	O	APAC-Missouri, Inc.	Columb,MO	09-Nov-05	New Construction	Missouri DOT	$957,304.77

14-037-246	O	APAC-Missouri, Inc.	Columb,MO	09-Nov-05	Resurfacing	Missouri DOT	$766,599.70

14-037-169	O	Kansas City Div., APAC-Kansas	Overland	09-Nov-05	Resurfacing	Missouri DOT	$552,359.25

14-038-507	O	APAC-Missouri, Inc.	Columb,MO	14-Jul-06	New Construction	Missouri DOT	$542,144.92

14-037-249	O	APAC-Missouri, Inc.	Columb,MO	02-Dec-05	New Construction	Missouri DOT	$363,939.44

14-037-242	O	APAC-Missouri, Inc.	Columb,MO	27-Oct-05	Right-of-Way or Encroachment	Missouri DOT	$354,000.00

14-037-260	O	APAC-Missouri, Inc.	Columb,MO	08-Mar-06	Resurfacing	Missouri DOT	$327,062.80

14-037-524	O	APAC-Missouri, Inc.	Columb,MO	12-Apr-06	New Construction	Missouri DOT	$323,601.23

14-037-176	O	Kansas City Div., APAC-Kansas	KS City	15-Mar-06	New Construction	Missouri DOT	$294,997.60

14-037-529	O	APAC-Missouri, Inc.	Columb,MO	10-May-06	Resurfacing	Missouri DOT	$263,255.00

14-037-258	O	APAC-Missouri, Inc.	Columb,MO	27-Feb-06	Supply Bond	Missouri DOT	$16,435.00

14-037-259	O	APAC-Missouri, Inc.	Columb,MO	27-Feb-06	Supply Bond	Missouri DOT	$7,425.00

14-037-257	O	APAC-Missouri, Inc.	Columb,MO	27-Feb-06	Supply Bond	Missouri DOT	$6,000.00

14-029-505	O	APAC-Missouri, Inc.	Columb,MO	11-Nov-05	Right-of-Way or Encroachment	Missouri DOT	$5,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-173	O	Limpus Quarries	Harrison	20-Feb-06	Supply Bond	Missouri Highways & Transportation Commission	$11,340.00

14-037-528	O	APAC-Missouri, Inc.	Springfld	04-May-06	Class B - Excavation	Missouri State University	$86,965.00

14-028-456	O	APAC-Mississippi, Inc.	Columbus	06-Apr-06	Utility Deposit	Monroe County Electric Power Assoc., Mississippi	$14,000.00

14-030-556	O	APAC-Southeast, Inc.	Montgmry	23-Aug-05	New Construction	Montgomery County Commission, Alabama	$1,884,919.55

14-029-004	O	APAC-Atlantic, Inc.	Manassas	09-Jul-04	New Construction	Moore Brothers Company, Inc.	$10,885,261.19

14-028-410	O	APAC-Atlantic, Inc.	Manassas	03-Mar-04	New Construction	Moore Brothers Company, Inc.	$4,018,085.44

14-000-050-0217	O	APAC-Georgia, Inc.	Greenv’l	15-Sep-00	New Construction	Morgan Corp	$3,177,639.84

14-000-040-1907	O	APAC-Atlantic, Inc.	Concord	11-Apr-03	New Construction	Morgan Corporation	$2,548,900.00

14-030-579	O	APAC-Southeast, Inc.	Dothan	05-Dec-05	New Construction	Mrs. Willie Kathryn Roney	$252,954.50

14-000-030-0144	O	Wilkerson-Maxwell	KS City	08-Aug-01	New Construction	N.R. Hamm Contractors, Inc.	$7,626,347.50

14-030-667	O	Coastal Carolina Division	Kinston	12-Aug-05	Resurfacing	New Hanover Airport Authority, North Carolina	$1,180,614.35

14-026-460	O	APAC-Southeast, Inc.	Savannah	13-Jul-06	Resurfacing	New Riverside LLC	$2,088,832.15

14-029-732	O	APAC-Southeast, Inc.	Peachtree	10-Oct-05	Resurfacing	Newnan-Coweta County Airport Authority (Georgia)	$703,265.55

14-037-348	O	Coastal Carolina Division	Kinston	19-Apr-06	Right-of-Way or Encroachment	North Carolina DOT & E.Bryan English Builders Inc.	$21,863.25

14-029-442	O	APAC-Atlantic, Inc.	Asheville	19-Oct-04	New Construction	North Carolina DOT (Aberdeen)	$14,781,014.72

14-029-482	O	Thompson-Arthur Division	Greensbor	11-Jul-05	Resurfacing	North Carolina DOT (Aberdeen)	$1,159,842.70

14-037-145	O	Thompson-Arthur Division	Greensbor	06-Feb-06	New Construction	North Carolina DOT (Aberdeen)	$684,951.35

14-038-588	O	APAC-Atlantic, Inc.	Concord	26-Jun-06	New Construction	North Carolina DOT (Albemarle)	$485,983.30

14-000-040-1414	O	APAC-Carolina, Inc. (NC)	Asheville	06-Aug-01	Resurfacing	North Carolina DOT (Greensboro)	$34,762,625.23

14-000-040-1100	O	Thompson-Arthur Paving Company	Greensbor	10-Aug-99	New Construction	North Carolina DOT (Greensboro)	$33,518,001.84

14-000-040-1531	O	Papco/Central Division	Concord	16-Jan-02	New Construction	North Carolina DOT (Greensboro)	$23,311,462.12

14-000-040-1863	O	Thompson-Arthur Paving Company	Greensbor	24-Jul-02	New Construction	North Carolina DOT (Greensboro)	$22,160,302.83

14-000-040-1526	O	Thompson-Arthur Paving Company	Greensbor	17-Dec-01	New Construction	North Carolina DOT (Greensboro)	$20,158,690.59

14-000-040-0152	O	Barrus Construction Company	Kinston	08-Nov-00	New Construction	North Carolina DOT (Greensboro)	$17,020,141.89

14-000-040-1518	O	Thompson-Arthur Paving Company	Greensbor	11-Oct-01	New Construction	North Carolina DOT (Greensboro)	$15,795,435.70

14-000-040-1752	O	APAC-Carolina, Inc. (NC)	Asheville	02-Oct-02	Resurfacing	North Carolina DOT (Greensboro)	$5,994,737.48

14-000-040-1709	O	Barrus Construction Company	Kinston	14-Jan-03	Resurfacing	North Carolina DOT (Greensboro)	$3,798,303.26

14-000-040-1428	O	APAC-Carolina, Inc. (NC)	Asheville	10-Dec-01	Resurfacing	North Carolina DOT (Greensboro)	$2,929,916.89

14-000-040-1876	O	Papco/Central Division	Asheville	17-Oct-02	Resurfacing	North Carolina DOT (Greensboro)	$2,553,326.01

14-000-040-1489	O	Papco/Central Division	Concord	20-Mar-01	Resurfacing	North Carolina DOT (Greensboro)	$1,974,345.65

14-000-040-1771	O	APAC-Carolina, Inc. (NC)	Asheville	10-Mar-03	Resurfacing	North Carolina DOT (Greensboro)	$1,583,482.49

14-027-057	O	Barrus Construction Company	Kinston	08-Aug-05	Right-of-Way or Encroachment	North Carolina DOT (Greensboro)	$5,000.00

14-026-939	O	Thompson-Arthur Division	Greensbor	13-Aug-03	New Construction	North Carolina DOT (Raleigh)	$101,558,741.04

14-028-938	O	APAC-Atlantic, Inc.	Asheville	02-Sep-04	Resurfacing	North Carolina DOT (Raleigh)	$23,998,232.19

14-029-777	O	Coastal Carolina Division	Kinston	03-Jun-05	Resurfacing	North Carolina DOT (Raleigh)	$19,774,993.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-028-772	O	Coastal Carolina Division	Kinston	09-Mar-04	New Construction	North Carolina DOT (Raleigh)	$19,730,898.88

14-029-757	O	Coastal Carolina Division	Kinston	07-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$17,973,381.72

14-029-756	O	Coastal Carolina Division	Kinston	07-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$17,604,876.48

14-029-458	O	APAC-Atlantic, Inc.	Asheville	12-Jan-05	New Construction	North Carolina DOT (Raleigh)	$16,829,234.79

14-029-284	O	Coastal Carolina Division	Kinston	02-Sep-04	Resurfacing	North Carolina DOT (Raleigh)	$15,539,443.42

14-028-483	O	Thompson-Arthur Division	Greensbor	14-Jan-04	New Construction	North Carolina DOT (Raleigh)	$13,730,763.71

14-029-459	O	APAC-Atlantic, Inc.	Asheville	12-Jan-05	New Construction	North Carolina DOT (Raleigh)	$13,596,751.71

14-028-482	O	Thompson-Arthur Division	Greensbor	14-Jan-04	New Construction	North Carolina DOT (Raleigh)	$11,830,780.21

14-026-944	O	Thompson-Arthur Division	Greensbor	19-Sep-03	New Construction	North Carolina DOT (Raleigh)	$9,215,000.00

14-026-272	O	Coastal Carolina Division	Kinston	15-Jul-03	New Construction	North Carolina DOT (Raleigh)	$8,420,361.51

14-026-304	O	Harrison Construction Company	Alcoa	06-Oct-03	Resurfacing	North Carolina DOT (Raleigh)	$7,133,419.39

14-030-677	O	Coastal Carolina Division	Kinston	07-Oct-05	Resurfacing	North Carolina DOT (Raleigh)	$6,874,434.75

14-038-576	O	Thompson-Arthur Division	Greensbor	12-May-06	Resurfacing	North Carolina DOT (Raleigh)	$6,293,416.97

14-029-285	O	Coastal Carolina Division	Kinston	02-Sep-04	Resurfacing	North Carolina DOT (Raleigh)	$6,005,113.73

14-029-674	O	APAC-Atlantic, Inc.	Concord	08-Feb-05	Resurfacing	North Carolina DOT (Raleigh)	$5,995,000.00

14-028-779	O	Coastal Carolina Division	Kinston	02-Apr-04	Resurfacing	North Carolina DOT (Raleigh)	$5,606,174.08

14-028-929	O	APAC-Atlantic, Inc.	Asheville	08-Jul-04	Resurfacing	North Carolina DOT (Raleigh)	$5,214,834.74

14-029-454	O	Thompson-Arthur Division	Greensbor	12-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$5,001,971.51

14-028-783	O	Coastal Carolina Division	Kinston	07-May-04	Resurfacing	North Carolina DOT (Raleigh)	$4,802,728.10

14-037-394	O	APAC-Atlantic, Inc.	Asheville	08-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$4,286,850.00

14-037-158	O	Thompson-Arthur Division	Greensbor	08-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$4,173,734.46

14-028-513	O	APAC-Atlantic, Inc.	Asheville	12-Feb-04	Resurfacing	North Carolina DOT (Raleigh)	$4,170,951.24

14-029-778	O	Coastal Carolina Division	Kinston	03-Jun-05	Resurfacing	North Carolina DOT (Raleigh)	$3,649,000.00

14-037-151	O	Thompson-Arthur Division	Greensbor	06-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$3,624,915.67

14-029-762	O	Coastal Carolina Division	Kinston	07-Feb-05	Resurfacing	North Carolina DOT (Raleigh)	$3,220,339.85

14-000-040-1906	O	APAC-Atlantic, Inc.	Greensbor	11-Apr-03	Resurfacing	North Carolina DOT (Raleigh)	$3,045,703.42

14-029-678	O	APAC-Atlantic, Inc.	Asheville	08-Apr-05	Resurfacing	North Carolina DOT (Raleigh)	$2,978,256.36

14-029-758	O	Coastal Carolina Division	Kinston	07-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$2,942,743.15

14-028-957	O	Thompson-Arthur Division	Greensbor	12-Mar-04	Resurfacing	North Carolina DOT (Raleigh)	$2,918,186.46

14-028-784	O	Coastal Carolina Division	Kinston	07-May-04	Resurfacing	North Carolina DOT (Raleigh)	$2,812,166.40

14-029-773	O	Coastal Carolina Division	Kinston	06-May-05	Resurfacing	North Carolina DOT (Raleigh)	$2,699,769.80

14-028-928	O	Harrison Construction Company	Alcoa	13-Jul-04	Resurfacing	North Carolina DOT (Raleigh)	$2,622,811.34

14-029-455	O	Thompson-Arthur Division	Greensbor	12-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$2,426,314.90

14-000-040-1388	O	Harrison Construction Company	Alcoa	13-Mar-01	Resurfacing	North Carolina DOT (Raleigh)	$2,386,540.75

14-037-144	O	Thompson-Arthur Division	Greensbor	24-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$2,314,291.19

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-165	O	Thompson-Arthur Division	Greensbor	12-May-06	New Construction	North Carolina DOT (Raleigh)	$2,279,317.04

14-029-461	O	APAC-Atlantic, Inc.	Concord	12-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$2,220,123.50

14-029-456	O	Thompson-Arthur Division	Greensbor	12-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$2,207,700.15

14-029-672	O	Harrison Div., APAC-Tennessee	Alcoa	07-Feb-05	Resurfacing	North Carolina DOT (Raleigh)	$2,189,006.53

14-030-306	O	Harrison Div., APAC-Tennessee	Alcoa	03-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$2,186,984.04

14-029-675	O	APAC-Atlantic, Inc.	Asheville	18-Mar-05	Resurfacing	North Carolina DOT (Raleigh)	$2,128,758.33

14-030-309	O	APAC-Atlantic, Inc.	Asheville	08-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$2,117,363.07

14-028-925	O	APAC-Atlantic, Inc.	Asheville	25-Jun-04	New Construction	North Carolina DOT (Raleigh)	$2,098,923.19

14-030-308	O	APAC-Atlantic, Inc.	Asheville	07-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$2,074,464.42

14-028-966	O	Thompson-Arthur Division	Concord	09-Apr-04	New Construction	North Carolina DOT (Raleigh)	$2,015,213.12

14-028-771	O	Coastal Carolina Division	Kinston	09-Mar-04	Resurfacing	North Carolina DOT (Raleigh)	$1,943,357.10

14-028-955	O	Thompson-Arthur Division	Greensbor	12-Mar-04	Resurfacing	North Carolina DOT (Raleigh)	$1,894,663.85

14-030-305	O	Harrison Div., APAC-Tennessee	Alcoa	03-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$1,766,871.47

14-037-149	O	Thompson-Arthur Division	Greensbor	06-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$1,702,454.28

14-029-676	O	APAC-Atlantic, Inc.	Asheville	18-Mar-05	Resurfacing	North Carolina DOT (Raleigh)	$1,691,839.11

14-028-941	O	Thompson-Arthur Division	Concord	12-Feb-04	Resurfacing	North Carolina DOT (Raleigh)	$1,677,926.00

14-029-475	O	Thompson-Arthur Division	Greensbor	08-Jun-05	New Construction	North Carolina DOT (Raleigh)	$1,656,872.19

14-037-150	O	Thompson-Arthur Division	Greensbor	06-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$1,458,898.89

14-029-465	O	Thompson-Arthur Division	Greensbor	10-Feb-05	New Construction	North Carolina DOT (Raleigh)	$1,410,426.29

14-029-776	O	Coastal Carolina Division	Kinston	03-Jun-05	Resurfacing	North Carolina DOT (Raleigh)	$1,400,636.76

14-030-304	O	Harrison Div., APAC-Tennessee	Alcoa	03-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$1,378,973.67

14-030-307	O	APAC-Atlantic, Inc.	Asheville	07-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$1,232,388.17

14-029-447	O	Thompson-Arthur Division	Greensbor	10-Dec-04	Resurfacing	North Carolina DOT (Raleigh)	$1,213,078.21

14-029-462	O	APAC-Atlantic, Inc.	Concord	12-Jan-05	Resurfacing	North Carolina DOT (Raleigh)	$1,197,690.50

14-028-936	O	APAC-Atlantic, Inc.	Asheville	07-Sep-04	Resurfacing	North Carolina DOT (Raleigh)	$1,149,944.00

14-028-926	O	APAC-Atlantic, Inc.	Asheville	25-Jun-04	Resurfacing	North Carolina DOT (Raleigh)	$1,145,326.79

14-037-347	O	Coastal Carolina Division	Kinston	19-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$1,142,794.50

14-030-310	O	APAC-Atlantic, Inc.	Asheville	30-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$1,089,350.00

14-037-346	O	Coastal Carolina Division	Kinston	19-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$1,084,129.25

14-028-940	O	APAC-Atlantic, Inc.	Asheville	20-Sep-04	Resurfacing	North Carolina DOT (Raleigh)	$1,054,803.00

14-029-485	O	Thompson-Arthur Division	Greensbor	09-Aug-05	New Construction	North Carolina DOT (Raleigh)	$1,007,451.45

14-030-685	O	Coastal Carolina Division	Kinston	06-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$980,736.00

14-037-399	O	APAC-Atlantic, Inc.	Asheville	20-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$973,825.00

14-030-311	O	APAC-Atlantic, Inc.	Asheville	07-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$969,861.16

14-037-345	O	Coastal Carolina Division	Kinston	19-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$940,075.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-690	O	Coastal Carolina Division	Kinston	21-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$895,323.50

14-037-396	O	APAC-Atlantic, Inc.	Asheville	13-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$855,493.89

14-037-343	O	Coastal Carolina Division	Kinston	24-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$838,237.85

14-030-312	O	APAC-Atlantic, Inc.	Asheville	07-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$835,850.60

14-030-686	O	Coastal Carolina Division	Kinston	10-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$831,910.30

14-037-342	O	Coastal Carolina Division	Kinston	24-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$793,497.00

14-030-687	O	Coastal Carolina Division	Kinston	10-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$696,734.00

14-037-395	O	APAC-Atlantic, Inc.	Asheville	13-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$681,784.54

14-037-360	O	Coastal Carolina Division	Kinston	05-Jul-06	Resurfacing	North Carolina DOT (Raleigh)	$672,990.00

14-030-683	O	Coastal Carolina Division	Kinston	16-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$657,470.60

14-030-681	O	Coastal Carolina Division	Kinston	27-Jan-06	New Construction	North Carolina DOT (Raleigh)	$633,633.25

14-038-582	O	APAC-Atlantic, Inc.	Concord	01-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$519,360.30

14-030-689	O	Coastal Carolina Division	Kinston	10-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$498,344.00

14-030-688	O	Coastal Carolina Division	Kinston	10-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$468,577.00

14-037-159	O	APAC-Atlantic, Inc.	Concord	20-Mar-06	Resurfacing	North Carolina DOT (Raleigh)	$404,371.85

14-030-314	O	APAC-Atlantic, Inc.	Asheville	11-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$396,701.40

14-037-397	O	Harrison Div., APAC-Tennessee	Alcoa	15-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$355,558.07

14-030-684	O	Coastal Carolina Division	Kinston	16-Feb-06	Resurfacing	North Carolina DOT (Raleigh)	$333,759.10

14-037-398	O	APAC-Atlantic, Inc.	Asheville	19-Jun-06	Resurfacing	North Carolina DOT (Raleigh)	$328,571.15

14-038-581	O	Thompson-Arthur Division	Greensbor	23-May-06	New Construction	North Carolina DOT (Raleigh)	$270,710.00

14-037-392	O	APAC-Atlantic, Inc.	Asheville	22-May-04	Resurfacing	North Carolina DOT (Raleigh)	$259,760.50

14-037-344	O	Coastal Carolina Division	Kinston	06-Apr-06	Resurfacing	North Carolina DOT (Raleigh)	$138,561.50

14-030-679	O	Coastal Carolina Division	Kinston	23-Nov-05	Resurfacing	North Carolina DOT (Raleigh)	$122,265.00

14-037-359	O	Coastal Carolina Division	Kinston	05-Jul-06	New Construction	North Carolina DOT (Raleigh)	$112,400.00

14-026-274	O	Coastal Carolina Division	Kinston	07-Aug-06	Highway Use/Excess Weight	North Carolina DOT (Raleigh)	$100,000.00

14-026-275	O	Coastal Carolina Division	Kinston	08-Aug-06	Highway Use/Excess Weight	North Carolina DOT (Raleigh)	$100,000.00

14-026-276	O	Coastal Carolina Division	Kinston	07-Aug-06	Highway Use/Excess Weight	North Carolina DOT (Raleigh)	$100,000.00

14-037-164	O	Thompson-Arthur Division	Greensbor	01-May-06	Right-of-Way or Encroachment	North Carolina DOT (Raleigh)	$75,000.00

14-037-154	O	APAC-Atlantic, Inc.	Greensbor	21-Feb-06	Right-of-Way or Encroachment	North Carolina DOT (Raleigh)	$50,000.00

14-029-787	O	Coastal Carolina Division	Kinston	01-Aug-05	Right-of-Way or Encroachment	North Carolina DOT (Raleigh)	$15,000.00

14-038-578	O	APAC-Atlantic, Inc.	Danville	11-May-06	Right-of-Way or Encroachment	North Carolina DOT (Raleigh)	$10,000.00

14-037-147	O	Thompson-Arthur Division	Greensbor	06-Feb-06	Resurfacing	North Carolina DOT (Winston-Salem)	$60,000.00

14-037-148	O	Thompson-Arthur Division	Greensbor	06-Feb-06	Resurfacing	North Carolina DOT (Winston-Salem)	$40,000.00

14-037-146	O	Thompson-Arthur Division	Greensbor	06-Feb-06	Resurfacing	North Carolina DOT (Winston-Salem)	$40,000.00

14-030-530	O	APAC-Texas, Inc.	Dallas	14-Jun-06	Resurfacing & Maintenance	North Texas Tollway Authority	$5,692,486.80

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-531	O	APAC-Texas, Inc.	Dallas	14-Jun-06	Resurfacing & Maintenance	North Texas Tollway Authority	$5,274,444.20

14-026-005	O	APAC-Oklahoma, Inc.	Tulsa	01-Mar-06	Closure Performance	Oklahoma Department of Environmental Quality	$837,054.80

14-025-996	O	Arkhola Sand & Gravel	Ft Smith	25-Aug-05	Reclamation	Oklahoma Department of Mines	$64,250.00

14-025-983	O	APAC-Oklahoma, Inc.	Tulsa	24-Apr-06	Reclamation	Oklahoma Department of Mines	$60,000.00

14-000-045-0244	O	APAC-Oklahoma, Inc.	Shawnee	14-Sep-00	New Construction & Maintenance	Oklahoma DOT	$15,733,592.41

14-000-045-0249	O	APAC-Oklahoma, Inc.	Shawnee	16-Jan-01	New Construction & Maintenance	Oklahoma DOT	$7,465,182.22

14-000-045-0277	O	APAC-Oklahoma, Inc.	Shawnee	08-Nov-02	New Construction	Oklahoma DOT	$7,408,182.24

14-029-877	O	APAC-Oklahoma, Inc.	Tulsa	15-Feb-05	Resurfacing	Oklahoma DOT	$6,393,739.58

14-029-874	O	APAC-Oklahoma, Inc.	Tulsa	15-Feb-05	New Construction	Oklahoma DOT	$5,627,613.97

14-026-314	O	APAC-Oklahoma, Inc.	Tulsa	09-Apr-04	New Construction	Oklahoma DOT	$5,025,053.93

14-029-878	O	APAC-Oklahoma, Inc.	Tulsa	15-Feb-05	New Construction	Oklahoma DOT	$3,916,056.24

14-028-643	O	APAC-Oklahoma, Inc.	Tulsa	14-Jun-04	New Construction	Oklahoma DOT	$3,883,410.20

14-028-543	O	APAC-Oklahoma, Inc.	Tulsa	08-Dec-03	Resurfacing	Oklahoma DOT	$3,276,934.83

14-029-568	O	APAC-Oklahoma, Inc.	Tulsa	10-Sep-04	New Construction	Oklahoma DOT	$3,214,306.48

14-030-384	O	APAC-Oklahoma, Inc.	Tulsa	09-Nov-05	New Construction	Oklahoma DOT	$2,798,751.91

14-000-045-0281	O	APAC-Oklahoma, Inc.	Shawnee	12-Mar-03	Resurfacing	Oklahoma DOT	$2,420,431.10

14-030-355	O	APAC-Oklahoma, Inc.	Tulsa	05-Aug-05	Resurfacing & Maintenance	Oklahoma DOT	$1,919,154.00

14-037-303	O	APAC-Oklahoma, Inc.	Tulsa	07-Dec-05	New Construction	Oklahoma DOT	$1,906,891.16

14-029-969	O	APAC-Oklahoma, Inc.	Tulsa	10-Mar-05	Resurfacing	Oklahoma DOT	$1,288,131.45

14-026-110	O	APAC-Oklahoma, Inc.	Shawnee	16-Apr-03	New Construction	Oklahoma DOT	$1,245,485.53

14-038-678	O	APAC-Oklahoma, Inc.	Tulsa	09-Jun-06	New Construction	Oklahoma DOT	$611,142.68

14-038-692	O	APAC-Oklahoma, Inc.	Tulsa	17-Jul-06	Resurfacing & Maintenance	Oklahoma DOT	$154,700.00

14-038-691	O	APAC-Oklahoma, Inc.	Tulsa	17-Jul-06	Resurfacing & Maintenance	Oklahoma DOT	$110,484.00

14-030-011	O	APAC-Oklahoma, Inc.	Tulsa	21-Jun-05	Resurfacing & Maintenance	Oklahoma Transportation Authority	$12,057,251.81

14-029-979	O	APAC-Oklahoma, Inc.	Tulsa	29-Mar-05	Resurfacing & Maintenance	Oklahoma Transportation Authority	$6,534,640.50

14-038-661	O	APAC-Oklahoma, Inc.	Tulsa	05-Apr-06	Resurfacing & Maintenance	Oklahoma Turnpike Authority	$5,587,041.75

14-038-668	O	APAC-Oklahoma, Inc.	Tulsa	09-May-06	Resurfacing & Maintenance	Oklahoma Turnpike Authority	$4,290,000.00

14-028-606	O	APAC-Southeast, Inc.	Wtr Haven	01-Apr-04	Resurfacing & Maintenance	Orlando-Orange County Expressway Authority	$9,328,532.72

14-026-987	O	APAC-Southeast, Inc.	Wtr Haven	25-Aug-03	Resurfacing	Orlando-Orange County Expressway Authority	$1,716,371.04

14-000-010-0427	O	APAC-Florida, Inc.	Greenv’l	15-Mar-00	New Construction	Overstreet Electric Company, Inc.	$1,080,299.00

14-026-914	O	APAC-Southeast, Inc.	Medley	30-Sep-05	License & Permit	Palm Beach County, Florida	$2,000.00

14-026-340	O	APAC-Southeast, Inc.	Sarasota	20-Dec-04	New Construction	Palmer Ranch Holdings, Inc.	$2,624,811.15

14-028-614	O	APAC-Southeast, Inc.	Tampa	18-Jun-04	New Construction	Pasco County Commissioners, Florida	$2,500,644.08

14-037-336	O	Shears Division, APAC-Kansas	Hutchinsn	25-Feb-06	Resurfacing	Pavers, Inc. (Kansas)	$17,065.00

14-037-160	O	APAC-Atlantic, Inc.	Danville	12-Apr-06	Resurfacing	Person County, North Carolina	$616,484.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-458	O	APAC-Southeast, Inc.	Dothan	14-Mar-06	Resurfacing	Pike County Board of Education (Alabama)	$498,000.00

14-030-669	O	Coastal Carolina Division	Kinston	16-Aug-05	New Construction	Pitt-Greenville Airport Authority	$1,059,831.65

14-038-583	O	APAC-Atlantic, Inc.	Danville	12-Jun-06	Resurfacing	Pittsylvania County Supervisor, Virginia	$1,457,648.30

14-028-750	O	APAC-Southeast, Inc.	Wtr Haven	25-May-05	New Construction	Polk County Commissioners, Florida	$5,053,000.00

14-028-623	O	APAC-Southeast, Inc.	Wtr Haven	01-Nov-04	Resurfacing	Polk County Commissioners, Florida	$3,000,000.00

14-026-490	O	APAC-Texas, Inc.	Beaumont	05-Apr-04	Resurfacing	Port of Beaumont, Texas	$85,500.00

14-029-904	O	APAC-Atlantic, Inc.	Manassas	08-Jun-05	New Construction	Prince William County Supervisors	$7,222,451.50

14-026-716	O	APAC-Southeast, Inc.	Wtr Haven	02-Jun-06	Utility Deposit	Progress Energy	$26,045.00

14-026-717	O	APAC-Southeast, Inc.	Tampa	02-Jun-06	Utility Deposit	Progress Energy	$6,615.00

14-029-406	O	APAC-Southeast, Inc.	Huntsvill	05-Oct-04	Resurfacing	Pryor Field Regional Airport Authority (Alabama)	$1,806,497.73

14-038-854	O	APAC-Southeast, Inc.	Huntsvill	14-Jul-06	Resurfacing	Pryor Field Regional Airport Authority (Alabama)	$133,030.99

14-037-530	O	APAC-Missouri, Inc.	Columb,MO	12-May-06	Class B - Excavation	Public Water Supply District #2	$151,142.93

14-030-471	O	APAC-Southeast, Inc.	Peachtree	21-Mar-06	New Construction	R. W. Smith Company	$30,529.80

14-030-682	O	Coastal Carolina Division	Kinston	25-Jan-06	New Construction	R.E. Goodson Construction Company, Inc.	$16,972,589.50

14-026-022	O	APAC-Southeast, Inc.	Ft Myers	01-Mar-05	New Construction	R.E. Jacobs Group, Inc.	$2,167,631.13

14-026-696	O	APAC-Southeast, Inc.	Birminghm	28-Apr-04	Resurfacing	Racon, Inc.	$1,639,515.69

14-030-226	O	Shears Division, APAC-Kansas	Salina	19-Jul-06	Resurfacing	Reece Construction Company, Inc. (Kansas)	$315,681.10

14-030-417	O	Shears Division, APAC-Kansas	Hays	30-Nov-05	New Construction	Reece Construction Company, Inc. (Kansas)	$64,610.00

14-030-629	O	APAC-Southeast, Inc.	Wtr Haven	24-Feb-06	Resurfacing & Maintenance	Reedy Creek Improvement District, Florida	$1,997,000.00

14-029-480	O	APAC-Atlantic, Inc.	Greensbor	27-Jun-05	New Construction	Reedy Fork East, LLC	$1,796,833.15

14-030-692	O	McClinton-Anchor	Fayett-AR	06-Dec-05	Class B - Excavation	Reeves Family Limited Partnership-PGRIV	$1,215,295.15

14-037-353	O	Coastal Carolina Division	Kinston	11-May-06	New Construction	Richmond County, North Carolina	$624,748.25

14-029-058	O	Harrison Div., APAC-Tennessee	Alcoa	28-Apr-06	Attachment/Garnishment	Rivers Run Properties, Inc.	$53,000.00

14-029-690	O	APAC-Atlantic, Inc.	Asheville	05-Aug-05	Resurfacing	Robins & Morton Group	$1,821,933.00

14-030-710	O	McClinton-Anchor	Fayett-AR	14-Jul-06	Maintenance	Rogers Water Utilities, Arkansas	$762,195.89

14-030-699	O	McClinton-Anchor	Fayett-AR	15-Mar-06	Maintenance	Rogers Water Utilities, Arkansas	$328,696.00

14-030-298	O	APAC-Atlantic, Inc.	Asheville	08-Sep-05	Resurfacing	Rutherford County, North Carolina	$1,215,112.00

14-027-075	O	Coastal Carolina Division	Kinston	28-Oct-03	Resurfacing	S.T. Wooten Corporation	$3,432,403.30

14-030-395	O	APAC-Southeast, Inc.	Birminghm	01-May-06	New Construction	Saint Clair County Commission, Alabama	$716,968.99

14-037-441	O	APAC-Southeast, Inc.	Jacksonvl	13-Jan-06	New Construction	Saint Johns County, Florida	$6,448,027.69

14-030-023	O	APAC-Southeast, Inc.	Jacksonvl	21-Mar-05	Resurfacing	Saint Johns County, Florida	$1,281,428.45

14-026-079	O	Shears Division, APAC-Kansas	Salina	04-Aug-05	Resurfacing	Salina Airport Authority	$4,213,529.65

14-030-225	O	Shears Division, APAC-Kansas	Salina	12-Jul-06	New Construction	Saline County, Kansas	$325,825.00

14-030-268	O	APAC-Southeast, Inc.	Augusta	03-Oct-05	Resurfacing	Saluda County Government, South Carollina	$281,626.54

14-029-424	O	APAC-Southeast, Inc.	Pensacola	22-Oct-04	New Construction	Santa Rosa Island Authority	$2,793,949.60

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-029-921	O	APAC-Southeast, Inc.	Sarasota	03-May-06	New Construction	Sarasota Board of County Commissioners	$7,434,361.84

14-029-920	O	APAC-Southeast, Inc.	Sarasota	03-May-06	Resurfacing & Maintenance	Sarasota Board of County Commissioners	$1,767,672.38

14-029-922	O	APAC-Southeast, Inc.	Sarasota	26-May-06	Resurfacing	Sarasota Board of County Commissioners	$935,106.01

14-026-362	O	APAC-Southeast, Inc.	Sarasota	03-Oct-05	Reclamation	Sarasota Board of County Commissioners	$109,200.00

14-026-363	O	APAC-Southeast, Inc.	Sarasota	26-Nov-05	Reclamation	Sarasota Board of County Commissioners	$10,000.00

14-030-385	O	Shears Division, APAC-Kansas	Hutchinsn	09-Nov-05	New Construction	Sedgwick County Commissioners, Kansas	$69,350.00

14-028-607	O	APAC-Southeast, Inc.	Wtr Haven	01-Apr-04	Resurfacing	Seminole County Commissioners, Florida	$3,284,503.00

14-030-472	O	APAC-Southeast, Inc.	Fortson	30-Mar-06	New Construction	Shannon,Strobel & Weaver Constructors & Engineers	$1,777,429.60

14-030-473	O	APAC-Southeast, Inc.	Atlanta	03-Apr-06	New Construction	Skanska USA Building, Inc.	$228,807.00

14-000-020-1076	O	APAC-Florida, Inc.	Medley	24-Jan-03	Resurfacing	Solo Construction	$3,743,890.90

14-026-775	O	APAC-Atlantic, Inc.	Darlingto	17-Nov-05	Reclamation	South Carolina Department of Health & Envir Contol	$87,000.00

14-026-756	O	APAC-Atlantic, Inc.	Maj Proj	08-May-03	New Construction & Maintenance	South Carolina DOT	$53,647,249.00

14-028-791	O	APAC-Southeast, Inc.	Mac Div	10-Feb-04	New Construction	South Carolina DOT	$24,750,434.94

14-029-715	O	APAC-Southeast, Inc.	Savannah	25-Apr-05	New Construction	South Carolina DOT	$16,130,583.35

14-000-050-0576	O	APAC-Georgia, Inc.	Mac Div	01-May-00	New Construction	South Carolina DOT	$13,631,642.35

14-000-050-0554	O	APAC-Georgia, Inc.	Mac Div	28-Jul-00	Resurfacing	South Carolina DOT	$12,441,728.53

14-029-824	O	APAC-Atlantic, Inc.	Darlingto	16-Aug-05	Resurfacing	South Carolina DOT	$12,427,400.03

14-000-050-0588	O	APAC-Georgia, Inc.	Augusta	30-Apr-03	Resurfacing	South Carolina DOT	$8,015,871.07

14-028-473	O	Thompson-Arthur Division	Concord	30-Dec-03	New Construction	South Carolina DOT	$7,459,639.35

14-029-834	O	APAC-Atlantic, Inc.	Darlingto	25-Jan-06	Resurfacing	South Carolina DOT	$4,722,461.60

14-029-818	O	APAC-Atlantic, Inc.	Darlingto	01-Jun-05	Resurfacing	South Carolina DOT	$4,032,850.80

14-000-050-0698	O	APAC-Carolina, Inc. (SC)	Darlingto	07-Apr-03	Resurfacing	South Carolina DOT	$4,031,518.71

14-029-309	O	APAC-Atlantic, Inc.	Darlingto	02-Nov-04	Resurfacing	South Carolina DOT	$3,313,217.65

14-029-302	O	APAC-Atlantic, Inc.	Concord	14-Sep-04	Resurfacing	South Carolina DOT	$3,252,583.15

14-026-948	O	Thompson-Arthur Division	Concord	25-Sep-03	Resurfacing	South Carolina DOT	$3,180,535.77

14-029-303	O	APAC-Atlantic, Inc.	Darlingto	14-Sep-04	Resurfacing	South Carolina DOT	$3,173,228.41

14-026-763	O	APAC-Atlantic, Inc.	Darlingto	07-Nov-03	Resurfacing	South Carolina DOT	$3,049,284.20

14-029-838	O	APAC-Atlantic, Inc.	Darlingto	25-Apr-06	New Construction	South Carolina DOT	$2,782,301.13

14-029-291	O	APAC-Atlantic, Inc.	Darlingto	23-Jun-04	Resurfacing	South Carolina DOT	$2,739,653.14

14-026-767	O	APAC-Atlantic, Inc.	Darlingto	14-Nov-03	Resurfacing	South Carolina DOT	$2,399,858.26

14-026-762	O	APAC-Atlantic, Inc.	Darlingto	05-Nov-03	Resurfacing	South Carolina DOT	$2,244,529.03

14-028-439	O	APAC-Southeast, Inc.	Savannah	06-Feb-04	Resurfacing	South Carolina DOT	$2,197,837.99

14-029-822	O	APAC-Atlantic, Inc.	Darlingto	03-Aug-05	Resurfacing	South Carolina DOT	$2,153,440.47

14-000-050-0704	O	APAC-Carolina, Inc. (SC)	Darlingto	14-May-03	Resurfacing	South Carolina DOT	$2,109,993.46

14-029-837	O	APAC-Atlantic, Inc.	Darlingto	25-Apr-06	New Construction	South Carolina DOT	$2,104,971.35

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-026-769	O	APAC-Atlantic, Inc.	Darlingto	15-Dec-03	Resurfacing	South Carolina DOT	$2,088,994.28

14-029-314	O	APAC-Atlantic, Inc.	Darlingto	25-Mar-05	Resurfacing	South Carolina DOT	$2,040,194.51

14-029-308	O	APAC-Atlantic, Inc.	Darlingto	02-Nov-04	Resurfacing	South Carolina DOT	$1,952,749.45

14-026-783	O	APAC-Southeast, Inc.	Greenv’l	22-Oct-04	New Construction	South Carolina DOT	$1,933,507.20

14-029-311	O	APAC-Atlantic, Inc.	Kinston	03-Nov-04	Resurfacing	South Carolina DOT	$1,910,958.52

14-029-825	O	APAC-Atlantic, Inc.	Darlingto	17-Aug-05	Resurfacing	South Carolina DOT	$1,876,224.75

14-029-828	O	APAC-Atlantic, Inc.	Darlingto	21-Nov-05	Resurfacing	South Carolina DOT	$1,734,196.32

14-029-816	O	APAC-Atlantic, Inc.	Darlingto	01-Jun-05	Resurfacing	South Carolina DOT	$1,647,861.41

14-029-312	O	APAC-Atlantic, Inc.	Kinston	01-Dec-04	Resurfacing	South Carolina DOT	$1,636,789.71

14-029-292	O	APAC-Atlantic, Inc.	Darlingto	23-Jun-04	Resurfacing	South Carolina DOT	$1,505,191.39

14-026-409	O	APAC-Southeast, Inc.	Augusta	19-Jan-04	Resurfacing	South Carolina DOT	$1,424,472.96

14-029-819	O	APAC-Atlantic, Inc.	Darlingto	29-Jul-05	Resurfacing	South Carolina DOT	$1,386,878.86

14-029-307	O	APAC-Atlantic, Inc.	Darlingto	02-Nov-04	Resurfacing	South Carolina DOT	$1,353,297.83

14-026-771	O	APAC-Atlantic, Inc.	Darlingto	15-Dec-03	Resurfacing	South Carolina DOT	$1,337,681.59

14-029-817	O	APAC-Atlantic, Inc.	Darlingto	01-Jun-05	Resurfacing	South Carolina DOT	$1,153,905.05

14-026-779	O	APAC-Atlantic, Inc.	Darlingto	25-May-04	Resurfacing	South Carolina DOT	$1,082,184.87

14-029-313	O	APAC-Atlantic, Inc.	Kinston	05-Jan-05	Resurfacing	South Carolina DOT	$1,055,551.64

14-038-627	O	APAC-Atlantic, Inc.	Darlingto	06-Jun-06	Resurfacing	South Carolina DOT	$638,655.12

14-029-833	O	APAC-Atlantic, Inc.	Darlingto	25-Jan-06	Resurfacing	South Carolina DOT	$564,730.35

14-029-840	O	APAC-Atlantic, Inc.	Darlingto	25-Apr-06	Resurfacing	South Carolina DOT	$479,329.39

14-038-626	O	APAC-Atlantic, Inc.	Darlingto	11-May-06	Resurfacing	South Carolina DOT	$338,279.12

14-029-839	O	APAC-Atlantic, Inc.	Darlingto	25-Apr-06	Resurfacing	South Carolina DOT	$304,974.06

14-029-827	O	APAC-Atlantic, Inc.	Darlingto	20-Oct-05	Resurfacing	South Carolina DOT	$291,382.35

14-029-835	O	APAC-Atlantic, Inc.	Darlingto	13-Feb-06	New Construction	South Carolina DOT	$287,043.14

14-029-829	O	APAC-Atlantic, Inc.	Darlingto	10-Jan-06	Resurfacing	South Carolina DOT	$256,515.15

14-029-832	O	APAC-Atlantic, Inc.	Darlingto	25-Jan-06	Resurfacing	South Carolina DOT	$50,169.96

14-030-641	O	Buster Paving Div., APAC-Texas	Brashear	05-Apr-06	New Construction	Southern Pavers, Inc. (Arkansas)	$1,029,215.60

14-030-712	O	McClinton-Anchor	Fayett-AR	21-Jul-06	Maintenance	Springdale Water & Sewer Commission (Arkansas)	$176,456.01

14-030-693	O	McClinton-Anchor	Fayett-AR	08-Dec-05	Maintenance	Springdale Water & Sewer Commission (Arkansas)	$170,000.00

14-030-548	O	APAC-Southeast, Inc.	Birminghm	12-Aug-06	Reclamation	State of Alabama (Industrial Relations)	$62,500.00

14-029-019	O	APAC-Southeast, Inc.	Dothan	18-Feb-06	Reclamation	State of Alabama (Industrial Relations)	$20,600.00

14-029-020	O	APAC-Southeast, Inc.	Dothan	18-Feb-06	Reclamation	State of Alabama (Industrial Relations)	$13,300.00

14-029-022	O	APAC-Southeast, Inc.	Dothan	12-Apr-06	Reclamation	State of Alabama (Industrial Relations)	$12,500.00

14-029-625	O	APAC-Southeast, Inc.	Dothan	18-Feb-06	Reclamation	State of Alabama (Industrial Relations)	$12,150.00

14-027-024	O	APAC-Southeast, Inc.	Dothan	18-Feb-06	Reclamation	State of Alabama (Industrial Relations)	$7,500.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-029-021	O	APAC-Southeast, Inc.	Dothan	12-Apr-06	Reclamation	State of Alabama (Industrial Relations)	$5,000.00

14-028-708	O	APAC-Southeast, Inc.	Montgmry	27-Feb-06	Reclamation	State of Alabama (Industrial Relations)	$2,250.00

14-029-018	O	APAC-Southeast, Inc.	Dothan	18-Feb-06	Reclamation	State of Alabama (Industrial Relations)	$2,100.00

14-030-024	O	APAC-Southeast, Inc.	Andalusia	23-Mar-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-677	O	APAC-Southeast, Inc.	Huntsvill	06-Mar-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-704	O	APAC-Southeast, Inc.	Montgmry	03-Feb-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-705	O	APAC-Southeast, Inc.	Montgmry	22-Jan-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-671	O	APAC-Southeast, Inc.	Birminghm	22-Feb-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-701	O	APAC-Southeast, Inc.	Montgmry	06-Dec-05	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-702	O	APAC-Southeast, Inc.	Montgmry	06-Dec-05	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-703	O	APAC-Southeast, Inc.	Montgmry	06-Dec-05	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-672	O	APAC-Southeast, Inc.	Birminghm	06-Feb-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-674	O	APAC-Southeast, Inc.	Birminghm	22-Feb-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-700	O	APAC-Southeast, Inc.	Montgmry	28-Feb-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-673	O	APAC-Southeast, Inc.	Birminghm	25-Feb-05	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-030-551	O	APAC-Southeast, Inc.	Birminghm	17-Aug-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-027-018	O	APAC-Southeast, Inc.	Fortson	01-May-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-028-679	O	APAC-Southeast, Inc.	Anniston	23-Mar-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-029-037	O	APAC-Southeast, Inc.	Montgmry	21-Mar-06	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-027-037	O	APAC-Alabama, Inc.	Dothan	10-Apr-05	Weighmaster’s Bond	State of Alabama (Industrial Relations)	$1,000.00

14-037-454	O	APAC-Southeast, Inc.	Huntsvill	07-Mar-06	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-030-046	O	APAC-Alabama, Inc.	Andalusia	20-May-05	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-030-589	O	APAC-Southeast, Inc.	Birminghm	09-Jan-06	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-030-027	O	APAC-Southeast, Inc.	Birminghm	29-Mar-05	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-030-032	O	APAC-Southeast, Inc.	Huntsvill	01-May-05	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-030-045	O	APAC-Alabama, Inc.	Andalusia	20-May-05	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-029-607	O	APAC-Southeast, Inc.	Birminghm	25-Oct-04	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-029-633	O	APAC-Southeast, Inc.	Birminghm	14-Feb-05	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-030-017	O	APAC-Southeast, Inc.	Andalusia	09-Mar-05	Notary Public	State of Alabama (Notary Commissions)	$10,000.00

14-025-936	O	APAC-Tennessee, Inc.	Memphis	30-Oct-05	Reclamation	State of Arkansas	$2,582,000.00

14-025-928	O	McClinton-Anchor	Fayett-AR	13-Sep-05	Reclamation	State of Arkansas	$253,000.00

14-029-092	O	Arkhola Div, APAC-Arkansas	Ft Smith	27-Jul-06	Reclamation	State of Arkansas	$119,900.00

14-026-209	O	Wilkerson-Maxwell	KS City	30-Jun-06	Contractor’s License/Tax	State of Arkansas	$10,000.00

14-026-831	O	APAC-Missouri, Inc.	Springfld	15-Mar-06	Contractor’s License/Tax	State of Arkansas	$10,000.00

14-028-879	O	APAC-Arkansas, Inc.	Ft Smith	17-Apr-06	Contractor’s License/Tax	State of Arkansas	$10,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-028-874	O	McClinton-Anchor	Fayett-AR	18-Mar-05	Contractor’s License/Tax	State of Arkansas	$10,000.00

14-028-875	O	APAC-Tennessee, Inc.	Memphis	18-Mar-05	Contractor’s License/Tax	State of Arkansas	$10,000.00

14-025-919	O	APAC-Arkansas, Inc.	Fayett-AR	09-Aug-04	Right-of-Way or Encroachment	State of Arkansas	$5,000.00

14-030-696	O	APAC-Arkansas, Inc.	Fayett-AR	18-Jan-06	Notary Public	State of Arkansas (Notary)	$7,500.00

14-030-695	O	APAC-Arkansas, Inc.	Fayett-AR	11-Jan-06	Notary Public	State of Arkansas (Notary)	$7,500.00

14-028-711	O	APAC-Southeast, Inc.	Jacksonvl	12-Jan-06	Special Fuel/Motor Fuel Tax	State of Florida, Motor Carrier Compliance Office	$10,000.00

14-026-438	O	Reno Construction Company	Overland	06-Sep-05	Closure Performance	State of Kansas	$2,321,646.69

14-026-452	O	Reno Construction Company	Overland	11-May-06	Reclamation	State of Kansas	$59,100.00

14-000-005-4914	O	APAC-Kansas, Inc.	Hutchinsn	19-Sep-02	Notary Public	State of Kansas	$7,500.00

14-000-005-1502	O	Reno Construction Company	Overland	06-Feb-03	Notary Public	State of Kansas	$7,500.00

14-029-882	O	APAC-Kansas, Inc.	Hutchinsn	25-Feb-05	Notary Public	State of Kansas (Notary Public)	$7,500.00

14-038-660	O	APAC-Kansas, Inc.	Hutchinsn	31-Mar-06	Notary Public	State of Kansas (Notary Public)	$7,500.00

14-026-306	O	APAC-Kansas, Inc.	Hutchinsn	11-Mar-04	Notary Public	State of Kansas (Notary Public)	$7,500.00

14-028-590	O	APAC-Kansas, Inc.	Hutchinsn	11-Mar-04	Notary Public	State of Kansas (Notary Public)	$7,500.00

14-029-866	O	APAC-Kansas, Inc.	Hutchinsn	03-Jan-05	Notary Public	State of Kansas (Notary Public)	$7,500.00

14-030-420	O	Shears Division, APAC-Kansas	Hays	01-May-06	Resurfacing	State of Kansas, Division of Purchases	$185,000.00

14-037-315	O	APAC-Kansas, Inc.	Hutchinsn	31-Jan-06	Supply Bond	State of Kansas, Division of Purchases	$157.75

14-025-890	O	APAC-Mississippi, Inc.	Jackson	14-Sep-05	Contractor’s License/Tax	State of Mississippi (Notary)	$200,000.00

14-028-457	O	APAC-Mississippi, Inc.	Columbus	28-Apr-06	Reclamation	State of Mississippi (Notary)	$82,500.00

14-025-873	O	APAC-Mississippi, Inc.	Jackson	21-Jul-06	Reclamation	State of Mississippi (Notary)	$12,000.00

14-025-882	O	APAC-Mississippi, Inc.	Jackson	09-Aug-05	Special Fuel/Motor Fuel Tax	State of Mississippi (Notary)	$10,000.00

14-000-005-0439	O	APAC-Mississippi, Inc.	Jackson	06-Jan-03	Notary Public	State of Mississippi (Notary)	$5,000.00

14-025-860	O	APAC-Mississippi, Inc.	Jackson	15-Apr-03	Notary Public	State of Mississippi (Notary)	$5,000.00

14-029-246	O	APAC-Mississippi, Inc.	Jackson	30-Jan-05	Notary Public	State of Mississippi (Notary)	$5,000.00

14-030-164	O	APAC-Mississippi, Inc.	Columbus	11-Jan-06	Notary Public	State of Mississippi (Notary)	$5,000.00

14-030-154	O	APAC-Mississippi, Inc.	Jackson	06-Oct-05	Notary Public	State of Mississippi (Notary)	$5,000.00

14-030-161	O	APAC-Mississippi, Inc.	Jackson	11-Nov-05	Notary Public	State of Mississippi (Notary)	$5,000.00

14-029-257	O	APAC-Mississippi, Inc.	Jackson	11-Apr-05	Notary Public	State of Mississippi (Notary)	$5,000.00

14-030-169	O	APAC-Mississippi, Inc.	Vicksburg	06-Mar-06	Notary Public	State of Mississippi (Notary)	$5,000.00

14-025-883	O	APAC-Mississippi, Inc.	Jackson	19-Aug-05	Reclamation	State of Mississippi (Notary)	$2,200.00

14-000-075-0584	O	Reno Construction Company	Sugar Crk	24-Jan-03	New Construction	State of Missouri	$12,526,453.07

14-028-537	O	APAC-Missouri, Inc.	Columb,MO	10-Feb-06	Reclamation	State of Missouri	$437,500.00

14-025-782	O	Limpus Quarries	Harrison	06-Aug-06	Reclamation	State of Missouri	$158,000.00

14-037-534	O	APAC-Missouri, Inc.	Springfld	05-Jun-06	Resurfacing	State of Missouri	$106,450.00

14-025-781	O	Limpus Quarries	Harrison	28-Jul-06	Reclamation	State of Missouri	$97,500.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-025-917	O	McClinton-Anchor	Fayett-AR	30-Jul-06	Reclamation	State of Missouri	$70,500.00

14-030-115	O	APAC-Missouri, Inc.	Springfld	29-Sep-05	Notary Public	State of Missouri	$10,000.00

14-037-252	O	APAC-Missouri, Inc.	Columb,MO	20-Dec-05	Notary Public	State of Missouri	$10,000.00

14-026-215	O	APAC-Kansas, Inc.	KS City	21-Jun-04	Notary Public	State of Missouri	$10,000.00

14-029-320	O	APAC-Missouri, Inc.	Columb,MO	16-Mar-04	Notary Public	State of Missouri	$10,000.00

14-029-516	O	APAC-Missouri, Inc.	Columb,MO	21-Jan-05	Notary Public	State of Missouri	$10,000.00

14-000-005-4018	O	APAC-Missouri, Inc.	Columb,MO	18-Nov-02	Notary Public	State of Missouri	$10,000.00

14-025-947	O	McClinton-Anchor	Fayett-AR	01-Jan-06	Miscellaneous Tax	State of Missouri	$5,000.00

14-037-254	O	APAC-Missouri, Inc.	Columb,MO	26-Jan-06	Notary Public	State of Missouri (Notary)	$10,000.00

14-037-518	O	APAC-Missouri, Inc.	Columb,MO	26-Mar-06	Notary Public	State of Missouri (Notary)	$10,000.00

14-026-262	O	Coastal Carolina Division	Kinston	26-Jun-06	Reclamation	State of North Carolina	$500,000.00

14-026-842	O	Thompson-Arthur Paving Company	Greensbor	28-Jun-06	Mining Leases & Misc.	State of North Carolina	$500,000.00

14-026-398	O	Harrison Construction Company	Alcoa	22-Jun-06	Mining Leases & Misc.	State of North Carolina	$500,000.00

14-038-586	O	APAC-Atlantic, Inc.	Greensbor	15-Jun-06	Resurfacing	State of North Carolina	$315,773.00

14-026-937	O	Thompson-Arthur Division	Kinston	21-Sep-05	Reclamation	State of North Carolina	$183,300.00

14-026-933	O	Thompson-Arthur Division	Fayette-C	20-Jul-06	Reclamation	State of North Carolina	$81,000.00

14-026-746	O	APAC-Carolina, Inc. (NC)	Fayette-C	01-May-06	Reclamation	State of North Carolina	$58,200.00

14-028-946	O	Thompson-Arthur Division	Kinston	29-Mar-06	Reclamation	State of North Carolina	$22,800.00

14-028-945	O	Thompson-Arthur Division	Kinston	04-Mar-06	Reclamation	State of North Carolina	$18,800.00

14-028-944	O	Thompson-Arthur Division	Kinston	23-Feb-06	Reclamation	State of North Carolina	$4,200.00

14-030-005	O	APAC-Oklahoma, Inc.	Tulsa	10-Jun-05	Notary Public	State of Oklahoma (Notary Public Division)	$1,000.00

14-028-544	O	APAC-Oklahoma, Inc.	Tulsa	01-Dec-03	Notary Public	State of Oklahoma (Notary Public Division)	$1,000.00

14-028-545	O	APAC-Oklahoma, Inc.	Tulsa	01-Dec-03	Notary Public	State of Oklahoma (Notary Public Division)	$1,000.00

14-025-999	O	Arkhola Sand & Gravel	Ft Smith	04-Dec-05	Reclamation	State of Oklahoma (Public Safety)	$185,250.00

14-025-994	O	APAC-Oklahoma, Inc.	Tulsa	29-Jun-06	Reclamation	State of Oklahoma (Public Safety)	$160,000.00

14-025-992	O	APAC-Oklahoma, Inc.	Tulsa	01-Jul-06	Reclamation	State of Oklahoma (Public Safety)	$154,865.00

14-025-998	O	Arkhola Sand & Gravel	Ft Smith	01-Oct-05	Reclamation	State of Oklahoma (Public Safety)	$94,500.00

14-025-993	O	APAC-Oklahoma, Inc.	Tulsa	01-Jul-06	Reclamation	State of Oklahoma (Public Safety)	$75,000.00

14-025-995	O	APAC-Oklahoma, Inc.	Tulsa	25-Jun-06	Reclamation	State of Oklahoma (Public Safety)	$60,000.00

14-026-002	O	APAC-Oklahoma, Inc.	Tulsa	15-Mar-06	Reclamation	State of Oklahoma (Public Safety)	$50,595.00

14-026-003	O	APAC-Oklahoma, Inc.	Tulsa	22-Sep-05	Highway Use/Excess Weight	State of Oklahoma (Public Safety)	$10,000.00

14-026-856	O	Shawnee Division	Shawnee	20-May-06	Highway Use/Excess Weight	State of Oklahoma (Public Safety)	$5,000.00

14-026-104	O	APAC-Texas, Inc.	Brashear	18-Feb-06	Highway Use/Excess Weight	State of Oklahoma (Public Safety)	$5,000.00

14-025-929	O	McClinton-Anchor	Fayett-AR	08-Sep-05	Highway Use/Excess Weight	State of Oklahoma (Public Safety)	$5,000.00

14-026-211	O	Wilkerson-Maxwell	KS City	31-Jan-06	Highway Use/Excess Weight	State of Oklahoma (Public Safety)	$5,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-000-005-1626	O	APAC-Tennessee, Inc.	Memphis	30-Oct-02	Notary Public	State of Tennessee	$10,000.00

14-028-385	O	APAC-Tennessee, Inc.	Alcoa	01-Sep-04	Notary Public	State of Tennessee	$10,000.00

14-026-622	O	APAC-Tennessee, Inc.	Knoxville	04-May-05	Notary Public	State of Tennessee	$10,000.00

14-029-166	O	APAC-Mississippi, Inc.	Columbus	10-Jun-04	Notary Public	State of Tennessee	$10,000.00

14-028-375	O	APAC-Tennessee, Inc.	Alcoa	13-Jun-04	Notary Public	State of Tennessee	$10,000.00

14-026-614	O	APAC-Tennessee, Inc.	Knoxville	24-May-04	Notary Public	State of Tennessee	$10,000.00

14-000-005-2912	O	APAC-Tennessee, Inc.	Knoxville	30-Sep-02	Notary Public	State of Tennessee	$10,000.00

14-000-005-1628	O	APAC-Tennessee, Inc.	Memphis	26-Nov-02	Notary Public	State of Tennessee	$10,000.00

14-000-005-1627	O	APAC-Tennessee, Inc.	Memphis	06-Nov-02	Notary Public	State of Tennessee	$10,000.00

14-029-059	O	APAC-Tennessee, Inc.	Memphis	15-May-06	Weighmaster’s Bond	State of Tennessee	$5,000.00

14-029-055	O	APAC-Tennessee, Inc.	Memphis	03-Feb-06	Notary Public	State of Tennessee, Secretary of State (Notary)	$10,000.00

14-026-630	O	APAC-Tennessee, Inc.	Knoxville	03-May-06	Notary Public	State of Tennessee, Secretary of State (Notary)	$10,000.00

14-029-054	O	APAC-Tennessee, Inc.	Memphis	03-Feb-06	Notary Public	State of Tennessee, Secretary of State (Notary)	$10,000.00

14-030-575	O	APAC-Southeast, Inc.	Medley	22-Nov-05	New Construction	Stiles Construction Company	$831,387.00

14-037-525	O	APAC-Missouri, Inc.	Springfld	24-Apr-06	Resurfacing	Stone County Commission, Missouri	$300,000.00

14-037-391	O	APAC-Atlantic, Inc.	Asheville	19-May-06	New Construction	Summers-Taylor, Inc.	$1,758,971.10

14-037-340	O	Shears Division, APAC-Kansas	Hutchinsn	01-Mar-06	New Construction	Sumner County Commissioners, Kansas	$2,560,794.27

14-030-179	O	APAC-Mississippi, Inc.	Jackson	06-Jun-06	Resurfacing	Sunflower County Supervisors, Mississippi	$1,237,564.34

14-030-632	O	APAC-Southeast, Inc.	Wtr Haven	19-Apr-06	Utility Deposit	Tampa Electric Company	$24,000.00

14-028-595	O	APAC-Southeast, Inc.	Tampa	18-Sep-05	Utility Deposit	Tampa Electric Company	$22,700.00

14-030-595	O	APAC-Southeast, Inc.	Tampa	18-Jul-06	Utility Deposit	Tampa Electric Company	$16,950.00

14-028-596	O	APAC-Southeast, Inc.	Tampa	18-Sep-05	Utility Deposit	Tampa Electric Company	$15,650.00

14-037-401	O	APAC-Atlantic, Inc.	Asheville	28-Jun-06	Resurfacing	Taylor & Murphy Construction Company, Inc.	$10,714,764.00

14-037-491	O	APAC-Tennessee, Inc.	Knoxville	05-Jun-06	New Construction	Tennessee Board of Regents	$584,181.00

14-029-045	O	APAC-Tennessee, Inc.	Memphis	17-Aug-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-188	O	APAC-Mississippi, Inc.	Jackson	14-Jul-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-185	O	APAC-Tennessee, Inc.	Knoxville	30-Jun-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-186	O	APAC-Tennessee, Inc.	Knoxville	30-Jun-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-863	O	APAC-Tennessee, Inc.	Alcoa	12-Jun-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-160	O	APAC-Tennessee, Inc.	Memphis	30-Jun-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-161	O	APAC-Tennessee, Inc.	Memphis	30-Jun-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-184	O	APAC-Tennessee, Inc.	Knoxville	30-Jun-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-177	O	APAC-Tennessee, Inc.	Memphis	18-Feb-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-029-049	O	APAC-Tennessee, Inc.	Memphis	28-Mar-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-159	O	APAC-Tennessee, Inc.	Memphis	24-Apr-06	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-028-389	O	APAC-Tennessee, Inc.	Alcoa	07-Oct-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-165	O	APAC-Tennessee, Inc.	Memphis	06-Sep-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-195	O	APAC-Mississippi, Inc.	Columbus	22-Sep-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-028-383	O	APAC-Tennessee, Inc.	Alcoa	24-Aug-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-028-384	O	APAC-Tennessee, Inc.	Alcoa	24-Aug-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-028-388	O	APAC-Tennessee, Inc.	Alcoa	07-Oct-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-963	O	Harrison Construction Company	Alcoa	09-Aug-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-964	O	Harrison Construction Company	Alcoa	09-Aug-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-970	O	APAC-Tennessee, Inc.	Alcoa	10-Sep-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-962	O	APAC-Tennessee, Inc.	Alcoa	25-Jul-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-959	O	APAC-Tennessee, Inc.	Alcoa	23-Jul-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-960	O	APAC-Tennessee, Inc.	Alcoa	23-Jul-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-961	O	APAC-Tennessee, Inc.	Alcoa	25-Jul-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-396	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-403	O	Harrison Construction Company	Alcoa	30-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-404	O	Harrison Construction Company	Alcoa	30-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-393	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-394	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-395	O	Harrison Construction Company	Alcoa	21-Jun-04	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-388	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-389	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-392	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-385	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-386	O	Harrison Construction Company	Alcoa	05-Jun-04	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-026-387	O	Harrison Construction Company	Alcoa	21-Jun-05	Weighmaster’s Bond	Tennessee Department of Agriculture	$5,000.00

14-029-167	O	APAC-Tennessee, Inc.	Memphis	20-Jul-04	Resurfacing	Tennessee DOT	$1,915,860.50

14-030-262	O	APAC-Tennessee, Inc.	Alcoa	31-Mar-06	Resurfacing	Tennessee DOT	$1,542,500.86

14-029-793	O	APAC-Tennessee, Inc.	Knoxville	01-Mar-05	Resurfacing	Tennessee DOT	$1,265,257.65

14-030-261	O	APAC-Tennessee, Inc.	Alcoa	08-Mar-06	Resurfacing	Tennessee DOT	$1,147,548.84

14-037-416	O	APAC-Tennessee, Inc.	Alcoa	17-May-06	Resurfacing	Tennessee DOT	$1,080,022.75

14-037-418	O	APAC-Tennessee, Inc.	Alcoa	26-Jun-06	Resurfacing	Tennessee DOT	$872,905.49

14-029-062	O	APAC-Tennessee, Inc.	Memphis	27-Jun-06	New Construction	Tennessee DOT	$808,119.00

14-029-056	O	APAC-Tennessee, Inc.	Memphis	03-Apr-06	Resurfacing	Tennessee DOT	$750,632.63

14-030-259	O	APAC-Tennessee, Inc.	Alcoa	20-Feb-06	New Construction	Tennessee DOT	$283,085.75

14-030-263	O	APAC-Tennessee, Inc.	Alcoa	31-Mar-06	Resurfacing	Tennessee DOT	$247,987.47

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-026-196	O	APAC-Tennessee, Inc.	Nashville	05-Nov-05	Right-of-Way or Encroachment	Tennessee DOT	$15,000.00

14-029-792	O	Harrison Div., APAC-Tennessee	Alcoa	20-Jan-05	New Construction	Tennessee National LLC	$2,151,632.19

14-030-253	O	APAC-Tennessee, Inc.	Alcoa	01-Aug-05	New Construction	Tennessee National LLC	$2,015,542.14

14-029-791	O	Harrison Div., APAC-Tennessee	Alcoa	20-Jan-05	New Construction	Tennessee National LLC	$1,937,587.00

14-030-254	O	APAC-Tennessee, Inc.	Alcoa	14-Sep-05	New Construction	Tennessee National LLC	$1,436,923.03

14-030-264	O	APAC-Tennessee, Inc.	Alcoa	17-Apr-06	New Construction	Tennessee National LLC	$650,093.73

14-029-072	O	APAC-Texas, Inc.	Dallas	20-Sep-04	Weighmaster’s Bond	Texas Department of Agriculture	$2,500.00

14-029-073	O	APAC-Texas, Inc.	Dallas	22-Sep-04	Weighmaster’s Bond	Texas Department of Agriculture	$2,500.00

14-029-074	O	APAC-Texas, Inc.	Dallas	22-Sep-04	Weighmaster’s Bond	Texas Department of Agriculture	$2,500.00

14-026-488	O	APAC-Texas, Inc.	Beaumont	21-Nov-03	New Construction	Texas DOT	$24,780,295.50

14-028-893	O	APAC-Texas, Inc.	Brashear	20-Apr-04	New Construction	Texas DOT	$17,025,108.36

14-029-665	O	APAC-Texas, Inc.	Brashear	21-Feb-06	New Construction	Texas DOT	$15,508,323.26

14-026-500	O	APAC-Texas, Inc.	Beaumont	09-Feb-05	Resurfacing	Texas DOT	$11,643,744.88

14-029-660	O	APAC-Texas, Inc.	Brashear	13-Jul-05	New Construction	Texas DOT	$9,549,633.68

14-029-948	O	APAC-Texas, Inc.	Beaumont	13-Sep-05	New Construction	Texas DOT	$8,379,064.30

14-029-085	O	APAC-Texas, Inc.	Dallas	01-Jul-05	Resurfacing	Texas DOT	$7,870,575.92

14-029-949	O	APAC-Texas, Inc.	Beaumont	01-Dec-05	Resurfacing	Texas DOT	$5,906,499.26

14-029-945	O	APAC-Texas, Inc.	Beaumont	11-Aug-05	Resurfacing	Texas DOT	$5,590,403.55

14-029-645	O	APAC-Texas, Inc.	Brashear	05-Nov-04	New Construction	Texas DOT	$4,936,808.77

14-029-082	O	APAC-Texas, Inc.	Dallas	04-Jun-05	New Construction	Texas DOT	$4,734,356.63

14-029-942	O	APAC-Texas, Inc.	Beaumont	01-Jun-05	Resurfacing	Texas DOT	$4,455,462.54

14-026-509	O	APAC-Texas, Inc.	Dallas	05-Jun-03	Resurfacing	Texas DOT	$3,880,412.80

14-030-518	O	APAC-Texas, Inc.	Dallas	06-Apr-06	Resurfacing	Texas DOT	$3,821,629.86

14-030-517	O	APAC-Texas, Inc.	Dallas	06-Apr-06	Resurfacing	Texas DOT	$3,821,387.20

14-029-641	O	APAC-Texas, Inc.	Brashear	05-Nov-04	New Construction	Texas DOT	$3,261,100.45

14-030-526	O	APAC-Texas, Inc.	Dallas	07-Jun-06	Resurfacing	Texas DOT	$2,934,426.55

14-029-081	O	APAC-Texas, Inc.	Dallas	15-Apr-05	Resurfacing	Texas DOT	$2,885,038.80

14-029-078	O	APAC-Texas, Inc.	Dallas	07-Apr-05	Resurfacing	Texas DOT	$2,791,796.98

14-029-076	O	APAC-Texas, Inc.	Dallas	23-Dec-04	New Construction & Maintenance	Texas DOT	$2,676,159.23

14-030-524	O	APAC-Texas, Inc.	Dallas	07-Jun-06	New Construction	Texas DOT	$2,622,637.70

14-030-519	O	APAC-Texas, Inc.	Dallas	10-Apr-06	New Construction	Texas DOT	$2,439,943.72

14-028-909	O	APAC-Texas, Inc.	Brashear	26-Jul-04	New Construction	Texas DOT	$2,212,467.06

14-029-089	O	APAC-Texas, Inc.	Dallas	09-Sep-05	New Construction	Texas DOT	$2,151,212.06

14-029-071	O	APAC-Texas, Inc.	Dallas	14-Sep-04	Resurfacing & Maintenance	Texas DOT	$1,662,820.53

14-026-095	O	APAC-Texas, Inc.	Brashear	03-Oct-03	New Construction	Texas DOT	$1,562,683.74

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-030-522	O	APAC-Texas, Inc.	Dallas	06-May-06	Resurfacing	Texas DOT	$1,560,919.93

14-030-516	O	APAC-Texas, Inc.	Dallas	27-Feb-06	New Construction & Maintenance	Texas DOT	$1,546,444.72

14-028-901	O	APAC-Texas, Inc.	Brashear	16-Jun-04	New Construction	Texas DOT	$1,525,558.19

14-029-944	O	APAC-Texas, Inc.	Beaumont	10-Aug-05	New Construction	Texas DOT	$1,505,379.97

14-030-528	O	APAC-Texas, Inc.	Dallas	10-May-06	Resurfacing	Texas DOT	$1,349,365.50

14-029-642	O	APAC-Texas, Inc.	Brashear	05-Nov-04	New Construction	Texas DOT	$1,265,704.42

14-029-090	O	APAC-Texas, Inc.	Dallas	12-Oct-05	Resurfacing	Texas DOT	$1,162,307.50

14-029-947	O	APAC-Texas, Inc.	Beaumont	09-Sep-05	New Construction	Texas DOT	$1,060,328.75

14-026-495	O	APAC-Texas, Inc.	Beaumont	09-Jun-04	Resurfacing	Texas DOT	$871,241.53

14-026-491	O	APAC-Texas, Inc.	Beaumont	07-Apr-04	Resurfacing	Texas DOT	$777,195.65

14-029-950	O	APAC-Texas, Inc.	Beaumont	08-May-06	New Construction	Texas DOT	$776,757.22

14-026-494	O	APAC-Texas, Inc.	Beaumont	10-May-04	Resurfacing	Texas DOT	$767,606.00

14-026-101	O	APAC-Texas, Inc.	Brashear	19-Feb-04	New Construction	Texas DOT	$529,518.98

14-029-951	O	APAC-Texas, Inc.	Beaumont	10-May-06	Resurfacing	Texas DOT	$450,794.35

14-030-527	O	APAC-Texas, Inc.	Dallas	07-Jun-06	Financial Guaranty	Texas DOT	$293,442.66

14-028-894	O	APAC-Texas, Inc.	Brashear	27-Apr-04	New Construction	Texas DOT	$283,066.35

14-026-489	O	APAC-Texas, Inc.	Beaumont	04-Mar-04	Resurfacing	Texas DOT	$264,376.02

14-030-525	O	APAC-Texas, Inc.	Dallas	07-Jun-06	Financial Guaranty	Texas DOT	$262,263.77

14-029-661	O	APAC-Texas, Inc.	Brashear	17-Aug-05	New Construction	Texas DOT	$250,853.00

14-030-523	O	APAC-Texas, Inc.	Dallas	06-May-06	Financial Guaranty	Texas DOT	$156,092.00

14-029-087	O	APAC-Texas, Inc.	Ft Worth	24-Aug-05	Resurfacing & Maintenance	Texas DOT	$144,157.38

14-030-529	O	APAC-Texas, Inc.	Dallas	10-Jun-06	Financial Guaranty	Texas DOT	$134,936.55

14-029-952	O	APAC-Texas, Inc.	Beaumont	10-May-06	Release of Retainage	Texas DOT	$45,076.43

14-029-662	O	APAC-Texas, Inc.	Brashear	01-Sep-05	Highway Use/Excess Weight	Texas DOT	$9,000.00

14-028-408	O	APAC-Atlantic, Inc.	Manassas	11-Feb-04	New Construction	Tidewater Skanska, Inc.	$14,572,926.14

14-026-781	O	APAC-Southeast, Inc.	Greenv’l	29-Jan-04	New Construction	Tidewater Skanska, Inc.	$11,368,420.00

14-029-464	O	APAC-Atlantic, Inc.	Charlot	28-Jan-05	New Construction	Tidewater Skanska, Inc.	$7,402,159.50

14-000-040-1224	O	Barrus Construction Company	Kinston	12-Jul-01	New Construction	Tidewater Skanska, Inc.	$1,569,383.50

14-030-158	O	APAC-Mississippi, Inc.	Jackson	15-Nov-05	Resurfacing	Tishomingo County Supervisors, Mississippi	$427,842.84

14-038-580	O	APAC-Atlantic, Inc.	Danville	23-May-06	Resurfacing	Town of Altavista, Virginia	$177,239.00

14-000-020-1059	O	APAC-Florida, Inc.	Medley	31-Jul-02	Resurfacing	Town of Bay Harbor Islands, Florida	$2,605,288.50

14-037-452	O	APAC-Southeast, Inc.	Huntsvill	28-Feb-06	New Construction	Town of Brilliant, Alabama	$64,999.73

14-037-142	O	Thompson-Arthur Division	Greensbor	14-Oct-05	Resurfacing	Town of Elon College, North Carolina	$216,787.50

14-030-678	O	Coastal Carolina Division	Kinston	26-Oct-05	Resurfacing	Town of Hope Mills, North Carolina	$257,524.50

14-038-579	O	Thompson-Arthur Division	Greensbor	23-May-06	New Construction	Town of Kernersville, North Carolina	$1,173,727.60

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-341	O	Coastal Carolina Division	Kinston	22-Mar-06	Resurfacing	Town of Kure Beach, North Carolina	$243,962.10

14-030-313	O	APAC-Atlantic, Inc.	Asheville	11-Apr-06	Resurfacing	Town of Montreat, North Carolina	$65,504.75

14-038-577	O	APAC-Atlantic, Inc.	Greensbor	12-May-06	Resurfacing	Town of Pulaski, Virginia	$302,498.07

14-037-351	O	Coastal Carolina Division	Kinston	08-May-06	Resurfacing	Town of Smithfield, North Carolina	$153,005.60

14-030-421	O	Shears Division, APAC-Kansas	Hays	02-May-06	Resurfacing	Trego County, Kansas	$33,966.00

14-026-780	O	Coastal Carolina Division	Darlingto	02-Jun-04	Resurfacing	U.S. Constructors, Inc.	$1,261,075.40

14-026-206	O	Wilkerson-Maxwell	KS City	31-Dec-05	License & Permit	Unified Government of Wyandotte Co & Kansas City	$5,000.00

14-030-176	O	APAC-Mississippi, Inc.	Jackson	28-Apr-06	Resurfacing	United States Department of Agriculture Forest Svc	$39,143.58

14-025-817	O	MacDougald Construction	Mac Div	25-May-06	Closure Performance	United States Environmental Protection Agency	$2,203,181.55

14-025-816	O	MacDougald Construction	Mac Div	25-May-06	Closure Performance	United States Environmental Protection Agency	$39,616.00

14-029-235	O	APAC-Mississippi, Inc.	Jackson	28-Sep-04	New Construction	United States of America (Camp Shelby)	$7,850,396.50

14-027-080	O	Coastal Carolina Division	Kinston	09-Jan-04	Resurfacing	United States of America (Cherry Point)	$3,182,929.00

14-029-277	O	Coastal Carolina Division	Kinston	13-Aug-04	Resurfacing	United States of America (Fort Bragg)	$1,844,100.00

14-030-671	O	Coastal Carolina Division	Kinston	22-Aug-05	Resurfacing	United States of America (Fort Bragg)	$1,040,944.43

14-037-355	O	Coastal Carolina Division	Kinston	02-Jun-06	Resurfacing	United States of America (Fort Bragg)	$552,457.13

14-030-676	O	Coastal Carolina Division	Kinston	03-Oct-05	Resurfacing	United States of America (Fort Bragg)	$275,478.49

14-030-566	O	APAC-Southeast, Inc.	Dothan	23-Sep-05	Resurfacing	United States of America (Fort Rucker)	$1,250,000.00

14-029-091	O	Arkhola Sand & Gravel	Ft Smith	01-May-06	Mining Leases & Misc.	United States of America (Indian Affairs-Muskogee)	$10,000.00

14-029-691	O	APAC-Southeast, Inc.	Mac Div	27-Sep-04	New Construction	United States of America (Louisville)	$4,800,000.00

14-030-492	O	APAC-Southeast, Inc.	Pensacola	27-Feb-06	New Construction	United States of America (NAS Pensacola)	$2,088,184.06

14-030-495	O	APAC-Southeast, Inc.	Pensacola	24-Mar-06	New Construction	United States of America (NAS Pensacola)	$340,403.27

14-029-438	O	APAC-Southeast, Inc.	Pensacola	29-Sep-05	Resurfacing	United States of America (NAS Pensacola)	$194,721.74

14-029-439	O	APAC-Southeast, Inc.	Pensacola	29-Sep-05	Resurfacing	United States of America (NAS Pensacola)	$126,230.00

14-030-499	O	APAC-Southeast, Inc.	Pensacola	25-May-06	Class B - Excavation	United States of America (NAS Pensacola)	$101,905.31

14-030-496	O	APAC-Southeast, Inc.	Pensacola	24-Mar-06	New Construction	United States of America (NAS Pensacola)	$44,827.49

14-030-494	O	APAC-Southeast, Inc.	Pensacola	23-Mar-06	New Construction	United States of America (NAS Pensacola)	$41,121.36

14-030-496	O	APAC-Southeast, Inc.	Pensacola	24-Mar-06	New Construction	United States of America (NAS Pensacola)	$38,536.28

14-030-493	O	APAC-Southeast, Inc.	Pensacola	23-Mar-06	New Construction	United States of America (NAS Pensacola)	$32,759.37

14-030-500	O	APAC-Southeast, Inc.	Pensacola	14-Jun-06	Class B - Excavation	United States of America (NAS Pensacola)	$29,811.01

14-028-617	O	APAC-Southeast, Inc.	Wtr Haven	16-Aug-04	New Construction	United States of America (Patrick AFB)	$1,602,975.22

14-030-608	O	APAC-Southeast, Inc.	Wtr Haven	04-Oct-05	Resurfacing	United States of America (Patrick AFB)	$188,152.23

14-030-609	O	APAC-Southeast, Inc.	Wtr Haven	06-Oct-05	Resurfacing	United States of America (Patrick AFB)	$66,000.00

14-030-303	O	APAC-Tennessee, Inc.	Alcoa	16-Dec-05	Resurfacing	United States of America (Sevierville, TN)	$15,039,853.09

14-030-585	O	APAC-Southeast, Inc.	Huntsvill	12-Jan-06	Class B - Excavation	Universal Construction Company (Alabama)	$5,275,182.00

14-030-554	O	APAC-Southeast, Inc.	Huntsvill	22-Aug-05	New Construction	Universal Construction Company (Alabama)	$2,948,878.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-000-055-0503	O	Ballenger Paving Co Inc	Greenv’l	06-Jul-00	Resurfacing	Universal Construction Company (Alabama)	$2,015,119.00

14-030-565	O	APAC-Southeast, Inc.	Huntsvill	22-Sep-05	Class B - Excavation	Universal Construction Company (Alabama)	$1,660,252.00

14-037-532	O	APAC-Missouri, Inc.	Columb,MO	24-May-06	Resurfacing	University of Missouri-Columbia	$1,056,880.00

14-038-705	O	APAC-Southeast, Inc.	Atlanta	16-Jun-06	New Construction	University System of Georgia Board of Regents	$83,970.00

14-030-116	O	APAC-Southeast, Inc.	Greenv’l	30-Aug-05	New Construction	US Group, Inc.	$3,778,076.00

14-029-823	O	Coastal Carolina Division	Kinston	28-Oct-05	Resurfacing	US Group, Inc.	$1,036,491.70

14-038-690	O	Shears Division, APAC-Kansas	Hutchinsn	13-Jul-06	New Construction	USD #465, Winfield, Kansas	$613,318.00

14-030-625	O	APAC-Southeast, Inc.	Wtr Haven	27-Dec-05	New Construction & Maintenance	Viera Company & Brevard County Commissioners	$14,539,503.82

14-037-519	O	APAC-Missouri, Inc.	Columb,MO	22-Mar-06	Resurfacing	Village of Renick, Missouri	$109,628.60

14-000-065-0544	O	APAC-Virginia, Inc.	Manassas	18-Jul-02	New Construction	Virginia DOT	$15,186,546.60

14-000-065-0545	O	APAC-Virginia, Inc.	Manassas	18-Jul-02	New Construction	Virginia DOT	$8,085,236.89

14-000-065-0548	O	APAC-Virginia, Inc.	Stephensn	15-Aug-02	New Construction	Virginia DOT	$5,117,261.94

14-030-192	O	APAC-Atlantic, Inc.	Manassas	20-Jun-06	Resurfacing	Virginia DOT	$3,443,296.40

14-037-153	O	APAC-Atlantic, Inc.	Danville	21-Feb-06	Resurfacing	Virginia DOT	$3,093,170.40

14-029-896	O	APAC-Atlantic, Inc.	Manassas	14-Feb-05	Resurfacing	Virginia DOT	$3,074,009.04

14-029-467	O	APAC-Atlantic, Inc.	Danville	23-Feb-05	Resurfacing	Virginia DOT	$2,500,220.69

14-029-895	O	APAC-Atlantic, Inc.	Manassas	14-Feb-05	Resurfacing	Virginia DOT	$2,371,938.68

14-029-899	O	APAC-Atlantic, Inc.	Manassas	14-Feb-05	Resurfacing	Virginia DOT	$2,293,746.37

14-029-898	O	APAC-Atlantic, Inc.	Manassas	14-Feb-05	Resurfacing	Virginia DOT	$1,999,878.43

14-029-471	O	APAC-Atlantic, Inc.	Danville	08-Mar-05	Resurfacing	Virginia DOT	$1,995,831.91

14-029-897	O	APAC-Atlantic, Inc.	Manassas	14-Feb-05	Resurfacing	Virginia DOT	$1,671,110.84

14-029-900	O	APAC-Tennessee, Inc.	Alcoa	23-Feb-05	Resurfacing	Virginia DOT	$1,613,460.95

14-029-915	O	APAC-Atlantic, Inc.	Manassas	28-Feb-06	Resurfacing	Virginia DOT	$1,505,353.98

14-029-470	O	APAC-Atlantic, Inc.	Danville	08-Mar-05	Resurfacing	Virginia DOT	$1,372,724.12

14-038-585	O	APAC-Atlantic, Inc.	Danville	15-Jun-06	Right-of-Way or Encroachment	Virginia DOT	$800,000.00

14-037-156	O	APAC-Atlantic, Inc.	Danville	24-Feb-06	Resurfacing	Virginia DOT	$421,664.80

14-037-155	O	APAC-Atlantic, Inc.	Danville	24-Feb-06	Resurfacing	Virginia DOT	$403,680.89

14-029-914	O	APAC-Atlantic, Inc.	Manassas	28-Feb-06	New Construction	Virginia DOT	$397,630.11

14-028-366	O	APAC-Tennessee, Inc.	Knoxville	03-Feb-06	Weighmaster’s Bond	Virginia DOT	$10,000.00

14-029-907	O	APAC-Atlantic, Inc.	Manassas	21-Jun-06	Right-of-Way or Encroachment	Virginia DOT	$10,000.00

14-028-999	O	APAC-Atlantic, Inc.	Midlothia	21-Apr-04	Resurfacing	VMS, Inc.	$2,422,940.79

14-028-964	O	APAC-Atlantic, Inc.	Greensbor	29-Mar-04	Resurfacing	VMS, Inc.	$1,775,685.00

14-000-065-0510	O	APAC-Virginia, Inc.	Manassas	21-Mar-02	New Construction	W.C. English, Inc.	$1,139,874.80

14-030-449	O	APAC-Southeast, Inc.	Atlanta	16-Sep-05	New Construction	W.G. Yates & Sons Construction Co & FedEx Ground	$2,197,003.00

14-030-271	O	APAC-Southeast, Inc.	Augusta	19-Jun-06	New Construction	W.H. Bass, Inc.	$757,320.00

ALL OPEN APAC SURETY BONDS

AS OF AUGUST 16, 2006

Bond Number	Open/Final	Principal	Location	Executed	Classification	Obligee	Bond Amount
14-037-393	O	APAC-Atlantic, Inc.	Asheville	26-May-06	Resurfacing	Wal-Mart Stores, Inc. (North Carolina)	$1,413,011.47

14-000-025-0152	O	MacDougald Warren	GA Div.	24-Jan-97	Maintenance	Wal-Mrt Stores, Inc.	$30,000.00

14-029-423	O	APAC-Southeast, Inc.	Pensacola	22-Oct-04	New Construction	Walton County Commissioners, Florida	$1,714,862.75

14-030-498	O	Gulf Coast Division, APAC-SE	Pensacola	31-Mar-06	Resurfacing	Walton County Commissioners, Florida	$502,879.80

14-030-186	O	APAC-Mississippi, Inc.	Vicksburg	14-Jul-06	Resurfacing	Warren County Supervisors, Mississippi	$663,512.15

14-026-603	O	APAC-Atlantic, Inc.	Manassas	03-Sep-06	Financial Guaranty	West Virginia Division of Labor	$265,000.00

14-000-077-0023	O	APAC-Virginia, Inc.	Stephensn	06-Oct-00	New Construction	West Virginia DOT, Division of Highways	$7,753,885.20

14-000-077-0019	O	APAC-Virginia, Inc.	Stephensn	25-Oct-99	New Construction	West Virginia DOT, Division of Highways	$5,918,956.99

14-000-077-0021	O	APAC-Virginia, Inc.	Stephensn	17-Mar-00	New Construction	West Virginia DOT, Division of Highways	$5,194,129.09

14-028-396	O	APAC-Atlantic, Inc.	Stephensn	01-Jan-06	Highway Use/Excess Weight	West Virginia DOT, Division of Highways	$4,000.00

14-037-459	O	APAC-Southeast, Inc.	Jacksonvl	24-Mar-06	Resurfacing	Westfield Insurance Company	$6,681,637.83

14-029-908	O	APAC-Atlantic, Inc.	Manassas	16-Jun-05	New Construction	Whiting Turner Contracting Company	$2,522,523.30

14-038-680	O	Shears Division, APAC-Kansas	Hutchinsn	14-Jun-06	New Construction	Wild West World, LLC & City of Park City, Kansas	$651,815.90

14-030-392	O	APAC-Southeast, Inc.	Birminghm	13-Oct-05	New Construction	Winston Contracting, LLC	$320,751.16

14-026-726	O	APAC-Southeast, Inc.	Tampa	17-May-06	Utility Deposit	Withlacoochee River Electric Cooperative	$3,800.00

14-037-312	O	APAC-Oklahoma, Inc.	Tulsa	05-Jan-06	Resurfacing	Wittwer Construction Company, Inc.	$4,017,045.28

14-029-679	O	Harrison Div., APAC-Tennessee	Alcoa	21-Apr-05	Resurfacing	Wright Bros Construction Company, Inc.	$3,021,425.00

14-025-880	O	APAC-Mississippi, Inc.	Jackson	21-Aug-05	Utility Deposit	Yazoo City Public Service Commission	$16,000.00

14-030-183	O	APAC-Mississippi, Inc.	Vicksburg	28-Jun-06	Resurfacing	Yazoo County Supervisors	$258,150.00

14-028-445	O	APAC-Mississippi, Inc.	Green, MS	26-Feb-06	Utility Deposit	Yazoo Valley Electric Power Association, MS	$13,000.00

14-029-943	O	APAC-Texas, Inc.	Beaumont	02-Jun-05	Resurfacing	Zachry Construction Corporation	$183,765.00

14-028-741	O	APAC-Southeast, Inc.	Tampa	24-Mar-05	Maintenance	ZEP Construction, Inc.	$1,111,611.00

Schedule 5.16(a):

Certain Contracts

1)	See the contracts listed under Category 3 of Schedule 3.17(b).

2)	See the contracts listed under Category 2 of Schedule 3.17(b).

Schedule 5.18:

No Use of the Ashland Name

Ashland Paving And Construction, Inc.

Ashland Construction Communications Company

News Release

FOR ADDITIONAL INFORMATION:
Media Relations:	Investor Relations:
Jim Vitak	Daragh Porter
(614) 790-3715	(859) 815-3825
jevitak@ashland.com	dlporter@ashland.com

FOR IMMEDIATE RELEASE August 28, 2006

Ashland Inc. closes sale of APAC

to Oldcastle Materials, Inc.

COVINGTON, Ky. - Ashland Inc. (NYSE: ASH) today completed the closing of its previously announced agreement to sell the stock of its wholly owned subsidiary, Ashland Paving And Construction, Inc. (“APAC”), to Oldcastle Materials, Inc. The sale price of $1.30 billion is subject to adjustments for changes in working capital and certain other accounts from Sept. 30, 2005, until closing. After-tax proceeds, pre-adjustment, are estimated to total $1.25 billion.

“Today, Ashland completed a major step in our multiyear transformation into a diversified chemical company,” said James J. O’Brien, Ashland’s chairman and chief executive officer. “We will now focus on growing our businesses, both organically and through acquisitions, while establishing a top-quartile cost structure, in order to generate long-term value for Ashland’s shareholders.”

Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four wholly owned divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

Fortune 500 is a registered trademark of Time Inc.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland’s operating performance and expectations about the APAC transaction, including those statements that refer to the expected benefits of the transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. The risks, uncertainties and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the transaction, and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland’s Form 10-K, as amended, for the fiscal year ended Sept. 30, 2005, filed with the SEC and available on Ashland’s Investor Relations website at www.ashland.com/investors or the SEC’s website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

ASHLAND INC. AND CONSOLIDATED SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma financial statements are based upon the historical financial statements of Ashland and its consolidated subsidiaries, adjusted to reflect the disposition of Ashland Paving And Construction, Inc. (name changed to APAC Holdings, Inc. on August 22, 2006) (together with its wholly owned subsidiaries, “APAC”). The following unaudited condensed consolidated pro forma financial statements of Ashland should be read in conjunction with the related notes and with the historical consolidated financial statements of Ashland and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of APAC as if it occurred on June 30, 2006, while the unaudited condensed pro forma statements of consolidated income give effect to the disposition as if it occurred at the beginning of each fiscal period presented. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Ashland management believes are reasonable.

The unaudited condensed consolidated pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of APAC closed on June 30, 2006 for the unaudited condensed pro forma consolidated balance sheet or at the beginning of each fiscal period presented for the unaudited condensed pro forma statements of consolidated income. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges. Readers should not rely on the unaudited condensed consolidated pro forma financial statements as being indicative of the historical operating results that Ashland would have achieved or any future operating results or financial position that it will experience after the transaction closes.

Ashland Inc. and Consolidated Subsidiaries

Unaudited Condensed Pro Forma Consolidated Balance Sheet

June 30, 2006

		(a)
(In millions except per share data)	Historical	Sale of APAC	Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$363	$1,335	$1,698
Available-for-sale securities	621	—	621
Accounts receivable	1,805	(374)	1,431
Allowance for doubtful accounts	(46)	9	(37)
Inventories	625	(106)	519
Deferred income taxes	96	(14)	82
Other current assets	153	(95)	58

	3,617	755	4,372

INVESTMENTS AND OTHER ASSETS
Goodwill and other intangibles	710	(411)	299
Asbestos insurance receivable (noncurrent portion)	446	—	446
Deferred income taxes	182	56	238
Other noncurrent assets	464	(21)	443

	1,802	(376)	1,426

PROPERTY, PLANT AND EQUIPMENT
Cost	3,463	(1,470)	1,993
Accumulated depreciation, depletion and amortization	(1,949)	888	(1,061)

	1,514	(582)	932

	$6,933	$(203)	$6,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$18	$—	$18
Trade and other payables	1,420	(249)	1,171
Income taxes	48	53	101

	1,486	(196)	1,290
NONCURRENT LIABILITIES
Long-term debt (less current portion)	70	—	70
Employee benefit obligations	417	(36)	381
Reserves of captive insurance companies	182	—	182
Asbestos litigation reserve (noncurrent portion)	592	—	592
Other long-term liabilities and deferred credits	385	(75)	310

	1,646	(111)	1,535
STOCKHOLDERS’ EQUITY	3,801	104	3,905

	$6,933	$(203)	$6,730

Common Shares Outstanding (in thousands)	71,094		71,094
Book Value Per Common Share Outstanding	$53.47		$54.93

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries

Unaudited Condensed Pro Forma Statement of Consolidated Income

Nine Months Ended June 30, 2006

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma
Revenues
Sales and operating revenues	$7,378	$(2,053)	$5,325
Equity income	9	(1)	8
Other income	49	(30)	19

	7,436	(2,084)	5,352

Costs and expenses
Cost of sales and operating expenses	6,217	(1,798)	4,419
Selling, general and administrative expenses	948	(157)	791

	7,165	(1,955)	5,210

Operating income	271	(129)	142
Loss on the MAP Transaction	(2)	—	(2)
Net interest and other financing income	29	—	29

Income from continuing operations before income taxes	298	(129)	169
Income tax (expense) benefit	(90)	48	(42)

Income from continuing operations	$208	$(81)	$127

Earnings per share from continuing operations
Basic	$2.91		$1.77
Diluted	$2.87		$1.75

Average common shares outstanding (in thousands)
Basic	71,426		71,426
Diluted	72,433		72,433

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries

Unaudited Condensed Pro Forma Statement of Consolidated Income

Year Ended September 30, 2005

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma
Revenues
Sales and operating revenues	$9,270	$(2,539)	$6,731
Equity income	531	(6)	525
Other income	59	(20)	39

	9,860	(2,565)	7,295

Costs and expenses
Cost of sales and operating expenses	7,823	(2,278)	5,545
Selling, general and administrative expenses	1,291	(212)	1,079

	9,114	(2,490)	6,624

Operating income	746	(75)	671
Gain on the MAP Transaction (c)	1,284	—	1,284
Loss on early retirement of debt (c)	(145)	—	(145)
Net interest and other financial costs	(82)	—	(82)

Income from continuing operations before income taxes	1,803	(75)	1,728
Income tax benefit (c)	202	28	230

Income from continuing operations	$2,005	$(47)	$1,958

Earnings per share from continuing operations
Basic	$27.50		$26.85
Diluted	$26.86		$26.23

Average common shares outstanding (in thousands)
Basic	72,922		72,922
Diluted	74,652		74,652

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries

Unaudited Condensed Pro Forma Statement of Consolidated Income

Year Ended September 30, 2004

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma

Revenues
Sales and operating revenues	$8,301	$(2,525)	$5,776
Equity income	432	(19)	413
Other income	48	(22)	26

	8,781	(2,566)	6,215

Costs and expenses
Cost of sales and operating expenses	6,948	(2,227)	4,721
Selling, general and administrative expenses	1,171	(203)	968

	8,119	(2,430)	5,689

Operating income	662	(136)	526
Net interest and other financial costs	(114)	—	(114)

Income from continuing operations before income taxes	548	(136)	412
Income tax (expense) benefit	(150)	49	(101)

Income from continuing operations	$398	$(87)	$311

Earnings per share from continuing operations
Basic	$5.69		$4.44
Diluted	$5.59		$4.36

Average common shares outstanding (in thousands)
Basic	69,938		69,938
Diluted	71,217		71,217

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries

Unaudited Condensed Pro Forma Statement of Consolidated Income

Year Ended September 30, 2003

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma

Revenues
Sales and operating revenues	$7,566	$(2,400)	$5,166
Equity income	301	(9)	292
Other income	45	—	45

	7,912	(2,409)	5,503

Costs and expenses
Cost of sales and operating expenses	6,390	(2,201)	4,189
Selling, general and administrative expenses	1,256	(225)	1,031

	7,646	(2,426)	5,220

Operating income	266	17	283
Net interest and other financial costs	(128)	—	(128)

Income from continuing operations before income taxes	138	17	155
Income tax expense	(44)	(8)	(52)

Income from continuing operations	$94	$9	$103

Earnings per share from continuing operations
Basic	$1.37		$1.51
Diluted	$1.37		$1.50

Average common shares outstanding (in thousands)
Basic	68,422		68,422
Diluted	68,680		68,680

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASHLAND INC. AND CONSOLIDATED SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a) These adjustments reflect the disposition of APAC for $1.3 billion, plus estimated additional proceeds of $35 million for changes in specified balance sheet items (primarily working captial accounts), the final amount of which will be determined subsequent to closing. The adjustments also reflect the accrual of estimated income taxes payable of $53 million and fees of $12 million related to the disposition, the retention of certain employee benefit and variable pay liabilities by Ashland, an estimated net $22 million after-tax gain on the associated pension and postretirement welfare plan curtailment, and the reversal of net deferred tax liabilities, resulting in a net gain of $104 million.

(b) These adjustments eliminate the operating results of APAC as if the transaction occurred at the beginning of the fiscal period presented. The amounts eliminated do not include allocations of corporate expenses included in Selling, General and Administrative Expenses and the related combined 39% U.S. federal (35%) and state (4%, net of federal deductions) statutory income tax benefits of such expenses. These corporate expenses were $34 million, $45 million, $42 million and $40 million for the nine months ended June 30, 2006 and the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003, respectively. In accordance with a consensus of the Emerging Issues Task Force (EITF 87-24), allocations of general corporate overhead may not be allocated to discontinued operations for financial statement presentation.

(c) “MAP Transaction” refers to the June 30, 2005 transfer of Ashland’s 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland’s maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion. Ashland used a substantial portion of the proceeds of the MAP Transaction to retire most of its debt and certain other financial obligations. The gain on the MAP Transaction and the loss on early retirement of debt, net of their respective tax effects, increased net income by $1,531 million, or $20.51 per share, for the year ended September 30, 2005.

Created by 10K Wizard        www.10KWizard.com        Source: ASHLAND INC., 8-K, August 28, 2006